As filed with the Securities and Exchange Commission on June 28, 2019

Registration No. 333-228387

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BRIVISION (HOLDING) CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	5084	26-0014658
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(845) 291-1291

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Howard Doong

Chief Executive Officer

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(845) 291-1291- telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay Kaplowitz, Esq.	Louis Taubman, Esq.
David Manno, Esq.	Guillaume de Sampigny, Esq.
Huan Lou, Esq.	Hunter Taubman Fischer & Li LLC
Sichenzia Ross Ference LLP	1450 Broadway, 26th Floor
1185 Avenue of Americas, 37th Floor	New York, New York 10018
New York, NY 10036	(917) 512-0827- telephone
(212) 930-9700 – telephone

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price(6)	Amount of Registration Fee(3)
Shares of Series A Convertible Preferred Stock, $0.001 par value per share			$7.00	$23,000,000	$2,787.60
Shares of Common Stock, par value $0.001 per share, issuable upon conversion of the Series A Convertible Preferred Stock (4)			N/A	N/A	N/A
Underwriter Warrants (5)			N/A	N/A	N/A
Shares of Common Stock, par value $ .001 per share underlying Underwriter Warrants	—	$	N/A	$1,610,000	$195.13
Total Registration Fee				$24,610,000	$2,982.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Series A Convertible Preferred Stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.
(2)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the proposed maximum aggregate offering price.
(3)	The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities and includes the additional securities to be sold should the Underwriter exercise its option to increase the maximum number of securities to be offered, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The registration fee has been paid.
(4)	No fee pursuant to Rule 457(i) under the Securities Act.
(5)	We have agreed to issue warrants, exercisable in whole or in part, commencing on the closing date of the offering contemplated in this registration statement and expiring on the five-year anniversary thereof, representing 7% of the number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock issued in the offering (the “Underwriter Warrants”) to Boustead Securities LLC (the “Underwriter”). The Underwriter Warrants are exercisable at a per share strike price equal to the Series A Convertible Preferred Stock public offering price. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Underwriter Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.” In accordance with Rule 457(g) under the Securities Act, because the shares of Common Stock underlying the Underwriter Warrants are registered hereby, no separate registration fee is required with respect to the Underwriter Warrants registered hereby.
(6)	Includes the additional securities to be sold should the Underwriter exercise its option to increase the maximum number of securities to be offered

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 28, 2019

PRELIMINARY PROSPECTUS

Minimum Offering: 1,428,571 Shares of Series A Convertible Preferred Stock

Convertible into 1,428,571 Shares of Common Stock

Maximum Offering: 2,857,143 Shares of Series A Convertible Preferred Stock

Convertible into 2,857,143 Shares of Common Stock

Increased Maximum Offering: 3,285,714 Shares of Series A Convertible Preferred Stock

Convertible into 3,285,714 Shares of Common Stock

This is a “best efforts” public offering of securities of American BriVision (Holding) Corporation (referred to herein as “we”, “us”, “our”, “ABVC”, “Registrant”, or the “Company”). We are selling a minimum of 1,428,571 and a maximum of 2,857,143 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate of $10,000,000 dollars at minimum and $20,000,000 dollars at maximum, with the underwriter’s option to increase the maximum offering to an aggregate of 3,285,714 shares of Series A Convertible Preferred Stock at any time during the term of this offering.

Subject to the laws of Nevada, we will pay cumulative dividends on the Series A Convertible Preferred Stock on each anniversary from the date of original issue for a period of four calendar years. We will reserve twenty percent (20%) of the fund raised from this offering (the “Dividend Reserve”) in an escrow account (the “Escrow Account”) maintained by Sutter Securities Clearing, LLC (the “Escrow Agent”) and distribute five percent (5%) of the Dividend Reserve in cash at each anniversary for four years to each holder of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock will rank senior to our outstanding common stock, par value $0.001 (the “Common Stock”) with respect to dividend rights, rights upon liquidation, dissolution or winding up in the amount of accrued but unpaid dividend. Holders of the Series A Convertible Preferred Stock will have the same voting rights as our Common Stock holders. Each share of Series A Convertible Preferred Stock is initially convertible at any time at the option of the holder into one share of Common Stock and automatically converts into one share of Common Stock on the four-year anniversary of its issuance.

Our Common Stock is quoted on the OTC Markets under the symbol “ABVC.” On June 20, 2019, the last reported sale price per share of our Common Stock was $13.00. The recent market price of our Common Stock set forth herein will not be used to determine the offering price of the Series A Convertible Preferred Stock. There is no established public market for the Series A Convertible Preferred Stock. The offering price of the Series A Convertible Preferred Stock will be arbitrarily determined and will not necessarily bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price is determined through negotiations with the underwriters. The underwriters and the Company have set $7.00 per share for the offering price, which will be finalized prior to closing of the offering. We intend to list both our Common Stock and Series A Convertible Preferred Stock on the Nasdaq Stock Market (“Nasdaq”). The Common Stock will be traded under the same symbol and the Series A Convertible Preferred Stock will be traded under the symbol “[●]”, subject to Nasdaq approval. Currently there is no established public trading market for either our Common Stock or Series A Convertible Preferred Stock and the prices quoted on the OTCQB may not be indicative of the market price of our Common Stock or Series A Convertible Preferred Stock on Nasdaq. If the application to Nasdaq is approved, trading of our Common Stock and Series A Convertible Preferred Stock is expected to begin within five (5) days after the date of issuance of the Series A Convertible Preferred Stock registered herein. We cannot assure you that either of our application to list the Common Stock or Series A Convertible Preferred Stock will be approved; however, we will not complete this offering without a listing approval letter of our Series A Convertible Preferred Stock and Common Stock from Nasdaq.

Boustead Securities, LLC (“Boustead” or the “Underwriter”) has agreed to act as our exclusive underwriter to offer shares of Series A Convertible Preferred Stock to prospective investors on a best efforts basis. The Underwriter is not purchasing any shares of Series A Convertible Preferred Stock offered by us and is required to sell at least $10,000,000 of Series A Convertible Preferred Stock in the offering for this offering to close. In connection with the sale of the Series A Convertible Preferred Stock, Boustead will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or “Securities Act,” and the compensation of Boustead will be deemed to be underwriting commissions.

The offering will terminate at the earlier of (i) the date at which $23,000,000 of Series A Convertible Preferred Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effectiveness of this Registration Statement. Until the offering terminates, the proceeds of the offering will be held in the offering deposit account (“Offering Deposit Account”) and FinTech Clearing, LLC will serve as the Deposit Account Agent.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Number of Shares of Series A Convertible Preferred Stock Offered by Us	Public Offering Price per Share	Total Initial Public Offering Price	Underwriting Commissions (1)	Proceeds to Our Company Before Expenses and Dividend Reserve
Minimum	1,428,571	$7.00	$10,000,000	$700,000	$9,300,000
Maximum	2,857,143	$7.00	$20,000,000	$1,400,000	$18,600,000
Increased Maximum	3,285,714	7.00	$23,000,000	$1,610,000	21,390,000

Delivery of the shares of our Series A Convertible Preferred Stock is expected to be made on or about , 2019. We have granted the Underwriter an option to increase the maximum offering to 3,285,714 shares of Series A Convertible Preferred Stock during the term of the offering.

(1) We have agreed to issue warrants, exercisable in whole or in part, commencing on the closing date of the offering contemplated in this registration statement and expiring on the five-year anniversary thereof, representing 7% of the number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock issued in the offering to the Underwriter. For a description of other terms of the Underwriter Warrants and a description of the other compensation to be received by the Underwriter, please see “Underwriting” beginning on page 113.

The date of this prospectus is ______, 2019

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We and our Underwriter have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless the context otherwise requires, the terms “ABVC,” “we,” “us” and “our” in this prospectus refer to American BriVision (Holding) Corporation, and “this offering” refers to the offering contemplated in this prospectus.

i

PROSPECTUS CONVENTIONS

Except where the context otherwise requires and for purposes of this prospectus only:

“Common Stock” is the Common Stock of American BriVision (Holding) Corporation, par value US$0.001 per share;

“Series A Convertible Preferred Stock” is the Series A convertible preferred stock of American BriVision (Holding) Corporation, par value US$0.001 per share;

“APR” or “annual percentage rate” refers to the annual rate that is charged to borrowers, including a fixed interest rate and a transaction fee rate, expressed as a single percentage number that represents the actual yearly cost of borrowing over the life of a loan;

The terms “we,” “us,” “our,” “the Company,” “our Company” or “ABVC” refers to American BriVision (Holding) Corporation, a Nevada corporation, and all of the Subsidiaries as defined herein unless the context specifies;

The “Board” or “Board of Directors” refers to the board of directors of the Company including the new directors appointed as a result of the Merger which closed on February 8, 2019;

“Subsidiary” or “Subsidiaries,” refer to American BriVision Corporation, sometimes referred to as “BriVision”, BioLite Holding, Inc. or BioLite and BioKey, Inc. or BioKey;

American BriVision Corporation refers to a Delaware corporation and wholly-owned subsidiary of ABVC;

BioLite means BioLite Holding, Inc. refers to a Nevada corporation and a wholly-owned subsidiary of ABVC;

BioKey means BioKey, Inc. refers to a California corporation and wholly-owned subsidiary of ABVC;

BioLite Acquisition Corp. or Merger Sub 1 refers to a Nevada corporation, which was a direct wholly-owned subsidiary of ABVC prior to the completion of the Mergers;

BioKey Acquisition Corp. or Merger Sub 2, refers to a California corporation, which was a direct wholly-owned subsidiary of ABVC prior to the completion of the Mergers;

The Merger Agreement means the Agreement and Plan of Merger dated as of January 31, 2018, pursuant to which the Company, BioLite, BioKey, Merger Sub 1, and Merger Sub 2 completed a business combination on February 8, 2019 where ABVC acquired BioLite and BioKey via the issuance of additional shares of Common Stock to the shareholders of BioLite and BioKey;

“China”, “mainland China” and “P.R.C.” refer to the People’s Republic of China, excluding Taiwan, Hong Kong or Macau for purposes of this prospectus;

“R.O.C.” or “Taiwan” refers to Taiwan, the Republic of China;

All references to “NTD” and “New Taiwan Dollars” are to the legal currency of R.O.C.; and

All references to “U.S. dollars”, “dollars”, and “$” are to the legal currency of the U.S.

This prospectus specifies certain NTD amounts and in parenthesis the approximate U.S. dollar amounts at the exchange rate on the date of this prospectus. The conversion rates regarding NTD and U.S. dollars are subject to change and, therefore, we can provide no assurance that U.S. dollar amounts specified in this prospectus will not change.

For clarification, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We have not, directly or indirectly, sponsored or participated in the publication of any of such materials. We believe that such information and estimates are reasonable and reliable. We also assume the information extracted from publications of third-party sources has been accurately reproduced. We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

ii

MERGERS

As disclosed in a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2018, as amended from time to time, the Company, BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of the Company (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of the Company (“Merger Sub 2”) were in the process of completing a business combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018 where ABVC would acquire BioLite and BioKey via the issuance of additional shares of Common Stock of ABVC to the shareholders of BioLite and BioKey.

On February 8, 2019, the parties of the Merger Agreement consummated the merger transactions. Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of the Company on February 8, 2019. The Company issued an aggregate of 104,558,777 shares (prior to the stock reverse split) of Common Stock as consideration to the shareholders of BioLite and BioKey pursuant to the registration statement (the “Registration Statement on S-4”) on Form S-4 Amendment No. 3 filed with the SEC on January 16, 2019 which became effective by operation of law on or about February 5, 2019.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Company Overview

ABVC is a clinical stage biopharmaceutical company focused on utilizing its licensed technology to (i) further the development of pharmaceutical products with focuses on cancer and central nervous system (“CNS”) indications and medical devices for eye indications, (ii) seek regulatory approvals for their drug and medical device candidates, (iii) after receiving necessary regulatory approval, collaborate with selected pharmaceutical companies to commercialize such pharmaceutical products in various markets, and (iv) provide pharmaceutical and nutraceutical services. ABVC’s business model includes the following stages: 1) engaging qualified medical research institutions to conduct clinical trials of translational drug candidates for Proof of Concept (“POC”) on behalf of the Company; 2) retaining ownership of the research results by the Company, and 3) out-licensing the research results and data to qualified pharmaceutical companies that will develop its research results to commercially ready pharmaceutical products. The Company currently concentrates on, among other things, clinical research and development of six new drug candidates and one Class III medical device, which collectively constitute its primary business operations and research projects. As of the date of this prospectus, the Company has not generated substantial revenue from its research and development of new drugs and medical devices. The six new drug candidates were licensed from BioLite, Inc. (“BioLite Taiwan”), a company formed in Taiwan that is a subsidiary of BioLite Holding, Inc. (“BioLite”), a wholly-owned subsidiary of the Company. The six new drug candidates under our development are named as follows: ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 for the treatment of Pancreatic Cancer, ABV-1702 to treat Myelodysplastic syndromes, and ABV-1601 Depression in Cancer Patients. The Class III medical device was licensed from and codeveloped with BioFirst Corporation (“BioFirst”), a company formed under the laws of Taiwan, and a related party to the Company. The internal name of ABVC’s Class III medical device is ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage. ABV-1701 is being co-developed by the Company and BioFirst and the research data, intellectual property and licensing revenue generated from the collaboration will be shared equally between the Company and BioFirst. The Company and BioFirst have the sole license to develop and commercialize ABV-1701 by the end of 2030.

BioLite is a clinical stage pharmaceutical company focused on translational research of botanical and natural active pharmaceutical ingredients (“API”) based products in the fields of central nervous system, oncology/ hematology and autoimmune diseases. Because BioLite believes natural substances have many healing powers, BioLite focuses its research resources to the development of botanical products, which include plant materials, algae, macroscopic fungi and combinations thereof. BioLite mostly uses traditional cultivation, fermentation and purification techniques, excluding genetic modifications, to process the active natural constituents of its drug candidates. Its operational activities primarily focus on researching and developing novel botanical and natural drugs utilizing scientific methodology and approaches in compliance with the procedures and protocols prescribed by the U.S. Food and Drug Administration (the “FDA”). BioLite’s primary operations are located in Taiwan.

BioKey, Inc., a California corporation and wholly-owned subsidiary of the Company, (“BioKey”), is a specialty pharmaceutical company that has two main business lines: i) platform-based control release technology of active pharmaceutical ingredients and ii) integrated pharmaceutical services, such as clinical research contracting services, generic drug development, drug manufacturing and related pharmaceutical consulting. BioKey’s core expertise is the application of its proprietary oral control release technology to develop generic and branded pharmaceuticals and nutraceuticals. BioKey has four abbreviated new drug applications (“ANDA”s) approved by the FDA and more than ten generic and ANDA product candidates in the pipeline. In addition, BioKey provides integrated pharmaceutical services, including analytical services and pharmaceutical and nutraceutical product development and manufacturing.

Upon closing of the Mergers on February 8, 2019, both BioLite and BioKey have become two wholly-owned subsidiaries of ABVC and became integrated into our three strategic business units (“SBUs”), which are the New Drug Development SBU, the Innovative Medical Devices SBU and the CDMO SBU. The following chart illustrates the current corporate structure of ABVC:

American BriVision (Holding) Corporation
(a Nevada company)
100%
100%
100%
BioLite Holding, Inc.
(a Nevada company)
BioKey, Inc.
(a California company)
American BriVision Corporation
(a Delaware company)
100%
BioLite BVI, Inc.
(a British Virgin Islands company)
70%
BioLite, Inc.
(a Taiwan company)

Our Mission

We devote our resources to building a sophisticated biotech company and becoming a pioneer in the biopharmaceutical industry in the U.S. and Taiwan with a global vision. Dr. Howard Doong, our Chief Executive Officer, and Dr. Tsung-Shann Jiang, the founder and majority shareholder of the Company, understand the challenges and opportunities of the biotech industry in Taiwan and the U.S. ABVC’s mission is to provide therapeutic solutions to significant unmet medical needs and to improve health and quality of human life by developing innovative botanical drugs to treat central nervous system (“CNS”), oncology/ hematology and eye diseases.

Recent Developments

Collaborative Agreement

On July 24, 2017, American BriVision Corporation (“BriVision”), a wholly-owned subsidiary of ABVC, entered into an agreement with BioFirst (the “BioFirst Agreement”), pursuant to which BioFirst granted BriVision the global license to co-develop ABV-1701 Vitreous Substitute for Vitrectomy for medical use. BioFirst is a related party to ABVC because BioFirst and YuanGene Corporation (“YuanGene”), ABVC’s controlling shareholder, are under the common control of the controlling beneficiary shareholder of YuanGene.

According to the BioFirst Agreement, ABVC and BriVision agreed to co-develop and commercialize ABV-1701 with BioFirst and ABVC agreed to pay BioFirst $3,000,000 in cash or Common Stock on or before September 30, 2018 in two installments. BioFirst is also entitled to receive 50% of the future net licensing income or net sales profit when ABV-1701 is sublicensed or commercialized. As of the date of this prospectus, BioFirst and ABVC are negotiating the per share price of the Common Stock to be issued to BioFirst as payment under the BioFirst Agreement.

On May 26, 2017, BriVision entered into a co-development agreement (the “ABVC-Rgene Co-development Agreement”) with Rgene Corporation (“Rgene”) to co-develop and commercialize in the global markets three new drug products that originate from Maitake Combination Therapy. The three drugs licensed from BriVision to Rgene are ABV-1507 HER-2/neu Positive Breast Cancer Combination Therapy, ABV-1703 Pancreatic Cancer Combination Therapy and ABV-1527 Ovarian Cancer Combination Therapy. Rgene shall prepare the IND applications for the Phase II trials of ABV-1507 HER-2/neu Positive Breast Cancer Combination Therapy and ABV-1527 Ovarian Cancer Combination Therapy.

Pursuant to the ABVC-Rgene Co-development Agreement, Rgene was to pay to the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017 in three installments. The payment is for the compensation of BriVision’s past research before the ABVC-Rgene Co-development Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this ABVC-Rgene Co-development Agreement. In addition to the $3,000,000 payment, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, BriVision delivered all research, technical, data and development data to Rgene. Since both Rgene and ABVC are related parties controlled by a controlling beneficiary shareholder of YuanGene, who is also the controlling beneficiary shareholder of the Company, ABVC has recorded the full amount of $3,000,000 in connection with the ABVC-Rgene Co-development Agreement as additional paid-in capital during the year ended September 30, 2017. BriVision and Rgene agreed that Rgene should pay BriVision $450,000 in cash and the rest in Rgene’s stock. As of the date of this prospectus, ABVC received $450,000 in cash and $2,550,000 worth of shares of Rgene’s Common Stock at a per share price of 50NTD (equivalent to $1.62 USD).

Research Results

On May 23, 2019, the Company announced the Phase II clinical study results of ABV-1504 for Major Depression Disorder (“MDD”). The clinical study results showed that PDC-1421, the active pharmaceutical ingredient of ABV-1504, met the pre-specified primary endpoint of the Phase II clinical trial and significantly improved the symptoms of MDD.

The Phase II clinical study was a randomized, double-blind, placebo-controlled, multi-center trial, in which 60 adult patients with confirmed moderate to severe MDD were treated with PDC-1421 in either low dose (380 mg) or high dose (2 x 380 mg) compared with placebo administration, three times a day for six weeks. PDC-1421 high dose (2 x 380 mg) met the pre-specified primary endpoint by demonstrating a highly significant 13.2-point reduction in the Montgomery-Åsberg Depression Rating Scale (MADRS) total score by Intention-To-Treat (ITT) analysis, averaged over the 6-week treatment period (overall treatment effect) from baseline, as compared to 9.2-point reduction of the placebo group. By Per-Protocol (PP) analysis, PDC-1421 showed a dose dependent efficacy toward MDD in which high dose (2 x 380 mg) gave 13.4-point reduction in MADRS total score from baseline and low dose (380 mg) gave 10.4-point reduction as compared to a 8.6-point in the placebo group. The treatment in both PDC-1421 low dose (380 mg, TID) and high dose (2 x 380 mg, TID) were found safe and well tolerated with no serious adverse events and responsive to MDD. The Company has decided to use the high dose formular in the Phase III clinical trial of ABV-1504.

Strategy

Key elements of our business strategy include:

●	Focusing on completing the Phase I study of ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage, which we expect to generate revenues in the future.

●	Focusing on licensing ABV-1504 for the treatmnt of major depressive disorder after the succssful completion of its Phase II clinical trials.

●	Continuing translational medical research form lab research accomplishments for POC clinical trials, which are Phase I and Phase II trials. Major product pipeline includes six investigational new drugs, the INDs of all of which have been approved by the FDA and one Class III medical device, the clinical trial of which is being conducted in Australia. The seven products are comprised of the following: ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 to the treatment of Pancreatic Cancer, ABV-1702 to treat Myelodysplastic syndromes, and ABV-1601 Depression in Cancer Patients, as well as a medical device, ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage.

●	Out licensing drug candidates and medical device candidates to major pharmaceutical companies for phase III and pivotal clinical trials, as applicable, and further marketing if approved by the FDA.

We plan to augment our core research and development capability and assets by conducting Phase I and II clinical trials for investigational new drugs and medical devices in the fields of CNS, Hematology/Oncology and Ophthalmology.

Our management team has extensive experiences across a wide range of new drug and medical device development and we have in-licensed new drug and medical device candidates from large research institutes and universities in both the U.S. and Taiwan. Through an assertive product development approach, we expect that we will build a substantial portfolio of Oncology/ Hematology, CNS and Ophthalmology products. We believe the initial two phases of clinical trials add great value to investigational new drug development. Because we primarily focus on Phase I and II research of new drug candidates and out license the post-Phase-II products to pharmaceutical companies, we do not expect to devote substantial efforts and resources to building the disease-specific distribution channels. We expect to continue this strategy which we believe has been effective for the past ten years of our operations.

Material Risks and Challenges

We face substantial competition from a great many established and emerging pharmaceutical and biotech companies that develop, distribute or sell therapeutics to treat the same indications that our drug candidates are designed to treat. Our current and potential competitors include large pharmaceutical and biotechnology companies, and specialty pharmaceutical and generic drug companies. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experience in the marketing, commercialization, discovery, development and regulatory approvals of products, which could place us at a significant competitive disadvantage or deny our marketing exclusivity rights. Typically, our competitors will most likely have more capital resources to support their products than we do. In addition, you should carefully consider the risks described under the “Risk Factors” section beginning on page 11 before investing in us. Some of these risks are:

●	Risk associated with our profitability including, but not limited to:

○	We have never generated revenue and will continue to be unprofitable in the foreseeable future.

●	Risk associated with clinical trials and the development of our products, including but not limited to:

○	Clinical trials are expensive and time consuming, and their outcome is uncertain;

○	Our clinical trials could be delayed or unsuccessful, and we may not be able to obtain regulatory approval for any of our drug candidates when expected, or at all;

○	We may experience delays in our clinical trials that could adversely affect our business and operations;

○	We rely on third parties to conduct our preclinical studies and clinical trials and if such third parties do not meet our deadlines or otherwise conduct the studies as required, we may be delayed in progressing, or ultimately may not be able to progress, our drug candidates to clinical trials;

○	We may not be able to secure and maintain research institutions to conduct our future trials;

○	We may not be able to secure co-developers or partners to further post-Phase II clinical trials and eventually commercialize our drug candidates;

○	We may need to prioritize the development of our most promising candidates at the expense of the development of other products; and

○	Physicians, patients, third-party payors or others in the medical community may not be receptive to our products, and we may not generate any future revenue from the sale or licensing of our products.

●	Risks associated with intellectual property including but not limited to:

○	We may not be successful in obtaining or maintaining patent or other relating rights necessary to the development of our drug candidates in the pipeline;

○	The intellectual property rights underlying our exclusive licensing rights may expire or be terminated due to lack of maintenance;

●	Risks associated with competition and manufacturing including, but not limited to:

○	We face competition from entities that have developed or are developing products for our target disease indications, including companies developing novel treatments and technologies similar to ours; and

○	We depend primarily upon a sole supplier of our key extract for three drug candidates and could incur significant costs and delays if we are unable to promptly find a replacement for such supplier if the supplier fails to deliver the extract pursuant to our orders.

●	Risks associated with government regulations including without limitation:

○	If we do not obtain the necessary governmental approvals, we will be unable to sub-license or commercialize our pharmaceutical products; and

○	Even if we obtain regulatory approval for a drug candidate, our products may remain subject to regulatory scrutiny.

●	Risk associated with our Series A Convertible Preferred Stock, Common Stock, and this Offering including without limitation:

○	The market prices and trading volumes of the Common Stock and Series A Convertible Preferred Stock may be volatile and may be affected by economic conditions beyond our control;

○	There is no established trading market for either our Common Stock or Series A Convertible Preferred Stock and such market may never develop;

○	There may be arbitrage opportunities due to the trading price differences of the Common Stock and Series A Convertible Preferred Stock;

○	Investors purchasing shares of the Series A Convertible Preferred Stock will suffer immediate and substantial dilution; and

○	Currency fluctuations may adversely affect the prices of our Common Stock.

These and other risks described in this prospectus could materially and adversely impact our business, financial condition, operating results and cash flow, which could cause the trading price of our Common Stock to decline and could result in a loss of your investment.

Corporate Information

ABVC was incorporated under the laws of the State of Nevada on February 6, 2002. BriVision was incorporated in the State of Delaware on July 21, 2015. BioLite was incorporated in the State of Nevada on July 27, 2016. BioKey was incorporated in the State of California on November 20, 2000. BriVision, BioLite and BioKey are three operating Subsidiaries wholly owned by the Company.

Our principal executive office is located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. Our telephone number at our principal executive office is (845) 291-1291. Our corporate website of BriVision is http://www.ambrivis.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

Assumed offering price per share of Series A Convertible Preferred Stock	We currently estimate that the public offering price will be US$7.00 per share (“Public Offering Price”).

Series A Convertible Preferred Stock offered by us	A minimum of 1,428,571 shares of Series A Convertible Preferred Stock on a “best-efforts” basis up to a maximum of 2,857,143 shares of Series A Convertible Preferred Stock on a “best efforts” basis at an anticipated offering price of $7.00 per share. If we do not raise the aggregate minimum offering amount of $10,000,000, we will not conduct a closing of our offering and will return to investors all amounts previously deposited by them in escrow, without interest or deduction. Prior to the closing of our offering, all funds delivered as payment for the securities offering hereby shall be deposited in a non-interest bearing escrow account (“Escrow Account”) at Pacific Mercantile Bank maintained by FinTech Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for the investors in the offering. We have granted the Underwriter an option, exercisable at any time during the term of this offering, to increase the maximum size of the offering to 3,285,714 shares of Series A Convertible Preferred Stock

Shares of Common Stock outstanding immediately before and after this offering without giving effect to the conversion (the “Conversion”) of any Series A Convertible Preferred Stock*	17,694,289 shares of Common Stock as of June 20, 2019, after the stock reverse split effective on May 8, 2019 and the issuance of shares of Common Stock pursuant to the Registration Statement on Form S-4 which became effective on or about February 5, 2019.

Shares of Series A Convertible Preferred Stock outstanding immediately before this offering	None.

Shares of Series A Convertible Preferred Stock outstanding immediately after this offering without giving effect to the Conversion	1,428,571 shares at minimum, 2,857,143 shares at maximum and 3,285,714 shares if the Underwriter exercises its option to increase the maximum offering amount. Each share of Series A Convertible Preferred Stock is initially convertible at any time at the option of the holder into one share of Common Stock and automatically converts into one share of Common Stock on its four-year anniversary of the original issuance.

Gross Proceeds	US$10,000,000 at minimum, $20,000,000 at maximum and $23,000,000 if the Underwriter exercises its option to increase the maximum offering amount.

Underwriter Warrants	We have agreed to issue to the Underwriter warrants to purchase up to a total of up to 230,000 shares of Common Stock (equal to 7% of the increased maximum number of shares of Common Stock convertible from the Series A Preferred Stock sold in this offering assuming the Underwriter exercised its option to increase the maximum size of the offering) and to also register herein such underlying shares. The warrants will be exercisable, in whole or in part, commencing on the closing date of the offering contemplated in this registration statement and expiring on the five-year anniversary of the effective date of this registration statement, and shall be exercisable at a price equal to the Public Offering Price.

Term of Our Offering	The Series A Convertible Preferred Stock is being offered by the Company for a period of one hundred and eighty (180) days commencing on the date of this prospectus. If the minimum amount of the Company’s offering is not raised within such period, all subscription funds in the Offering Deposit Account will be returned to the investors promptly without interest or deduction of any fees. The Company’s offering may close or terminate, as the case may be, on the earlier of (i) the date at which the Increased Maximum Amount of Series A Convertible Preferred Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effective date of this prospectus, or the expiration date. The Company’s offering shall not be closed unless our Comon Stock and Series A Convertible Preferred Stock are listed on the Nasdaq Stock Market.

Offering Deposit Account	The gross proceeds from the sale of the shares of the Series A Convertible Preferred Stock in this offering will be deposited in a non-interest bearing escrow account maintained by the deposit account agent, Fintech Clearing, LLC (the “Deposit Account Agent”). The Deposit Account Agent is affiliated with the Underwriter, as the Deposit Account Agent is under the same indirect common ownership as the Underwriter. All checks will be deposited directly into the Offering Deposit Account and all wire transfers will be wired directly to the Offering Deposit Account at Pacific Mercantile Bank. The funds will be held in escrow until the Deposit Account Agent has advised us and the Underwriter that it has received a minimum of $10,000,000, the minimum offering, in cleared funds. If we do not receive the minimum of $10,000,000 by [●], 2019, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to [●], 2019, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $10,000,000 by [●], 2019. No interest will be paid either to us or to you. See “Underwriting — Deposit Account Agent and Deposit of Offering Proceeds.”

Use of proceeds	We plan to use the net proceeds we will receive from this offering for general corporate purposes, including without limitation, investment in product research and development, sales and marketing activities, technology infrastructure, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. See “Use of Proceeds” on page 34 for more information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks relating to investing in our Series A Convertible Preferred Stock and Common Stock. You should carefully consider these risks before deciding to invest in our Series A Convertible Preferred Stock.

Listing	We intend to have the Common Stock listed on the Nasdaq under the symbol “ABVC” and Series A Convertible Preferred Stock under the symbol [“●”] However, we cannot assure you that either of our Common Stock or Series A Convertible Preferred Stock will be listed on the Nasdaq. We will not complete this offering without a listing approval letter of our Series A Convertible Preferred Stock and Common Stock from the Nasdaq.

*	The number of shares of Common Stock outstanding immediately after this offering, as set forth in the table above excludes shares of Common Stock issuable upon the exercise of the Underwriter Warrants.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma data presented herein reflects events that are directly attributable to the described transactions, factually supportable, and as it relates to the unaudited pro forma condensed consolidated combined statement of operations, expected to have a continuing impact. The unaudited pro forma data presented herein also reflects certain assumptions which management believes are reasonable. Such pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or consolidated financial position of the combined company that would have been recorded had the Merger been completed as of the dates presented, and they should not be taken as representative of the expected future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the operations of the combined company. Additionally, the unaudited pro forma condensed consolidated combined statement of operations does not include non-recurring charges or credits, and the related tax effects, which result directly from the Mergers.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET DATA
AS OF DECEMBER 31, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$40,044	$636,666	$186,644	-		$863,354
Restricted cash and cash equivalents	16,093	-	-	-		16,093
Accounts receivable, net	-	43,204	-	-		43,204
Accounts receivable - related parties, net	-	147,848	-	-		147,848
Other receivable	-	-	39,005	-		39,005
Due from related parties	40,000	-	79,287	(59,810)	{f}	59,477
Inventory	-	-	1,318	-		1,318
Prepaid expense and other current assets	136	-	223,759	-		223,895
Total Current Assets	96,273	827,718	530,013	(59,810)		1,394,194

Property and equipment, net	-	58,150	510,066			568,216
Goodwill, net	-	-	-	43,531,445	{e}	43,531,445
Long-term investments	-	-	3,488,169			3,448,169
Deferred tax assets	-	-	1,347,995			1,347,995
Security Deposits	-	10,440	27,418			37,858
Total Assets	$96,273	$896,308	$5,903,661	$43,471,635		$50,367,877

LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	-	-	899,250	-		899,250
Long-term bank loan - current portion	-	-	39,835	-		39,835
Notes payable	-	-	510,447	-		510,447
Accrued expenses and other current liabilities	555,449	83,026	687,709	-		1,326,184
Due to related parties	4,462,775	-	3,341,005	(58,684)	{f}	7,745,096
Convertible notes payable, current portion	300,000	-	-			300,000
Convertible notes payable - related parties, current portion	250,000	-	-			250,000
Total Current Liabilities	5,568,224	83,026	5,478,246	(58,684)		11,070,812

Long-term bank loan	-	-	15,257	-		15,257
Tenant security deposit	-	2,880	-	-		2,880
Convertible notes payable	-	-	-	-		-
Convertible notes payable - related parties	250,000	-	-	-		250,000
Accrued interest	27,467	-	-	-		27,467

Total Liabilities	5,845,691	85,906	5,493,503	(58,684)		11,366,416

Equity
Preferred stock	-	18,633,097	-	(18,633,097)	{c}	-
Common stock (Pre - reverse stock split)	213,927	774,293	4,121	(4,121)	{a}	318,486
				74,998	{a}
				(771,793)	{b}
				7,428	{b}
				22,133	{c}
Additional paid-in capital	13,914,556	82,265	10,862,995	(70,877)	{a}	59,018,959
(Pre - reverse stock split)				(82,265)	{e}
				44,312,285	{e}
				(10,000,000)	{g}
Stock subscription receivable	-	(1,667)	-	1,667	{e}	-
Accumulated deficit	(19,877,901)	(18,677,586)	(11,445,109)	18,677,586	{e}	(12,209,446)
				6,817,848	{g}
				2,295,716	{h}
				10,000,000	{g}
Other comprehensive income	-	-	670,541	(14,689)	{g,h}	655,852
Treasury stock	-	-	-	(6,750,000)	{g}	(9,100,000)
				(2,350,000)	{h}
Total Stockholders’ equity (deficit)	(5,749,418)	810,402	92,548	43,530,319		38,683,851
Noncontrolling interest	-	-	317,610	-		317,610
Total Equity	(5,749,418)	810,402	410,158	43,530,319		39,001,461

Total Liabilities and Equity	$96,273	$896,308	$5,903,661	$43,471,635		50,367,877

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined

Revenues	$-	$510,197	$6,956			$517,153

Cost of revenues	-	4,809	185,280			190,089

Gross profit	-	505,388	(178,324)			327,064

Operating expenses
Selling, general and administrative expenses	695,148	669,322	893,570			2,258,040
Research and development expenses	669,668	430,917	319,053			1,419,638
Stock based compensation	28,800	-	-			28,800
Total operating expenses	1,393,616	1,100,239	1,212,623			3,706,478

Loss from operations	(1,393,616)	(594,851)	(1,390,947)			(3,379,414)

Other income (expense)
Interest income	93	4,598	5,119			9,810
Interest expense	(155,930)	-	(306,821)			(462,751)
Rental income	-	-	11,924			11,924
Impairment loss	-	-	(63,663)			(63,663)
Investment loss	(549)	-	(395,476)			(396,025)
Gain/Loss on foreign exchange changes	-	-	7,307			7,307
Gain/Loss on investment in equity securities	(2,549,451)	-	(192,463)			(2,741,914)
Other income (expense)	-	630	(5,154)			(4,524)
Total other income (expenses)	(2,705,837)	5,228	(939,227)			(3,639,836)

Loss before provision for income tax	(4,099,453)	(589,623)	(2,330,174)			(7,019,250)

Provision for income tax (benefit)	1,850	800	(366,947)			(364,297)

Net loss	(4,101,303)	(590,423)	(1,963,227)			(6,654,953)

Net loss attributable to noncontrolling interests	-	-	489,151			489,151

Net loss attributable to ABVC and subsidiaries	(4,101,303)	(590,423)	(1,474,067)			(7,144,104)
Foreign currency translation adjustment	-	-	86,786			86,786
Comprehensive Income (Loss)	$(4,101,303)	$(590,423)	$(1,560,862)			$(7,230,890)

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. This could cause the market price of our Common Stock to decline and could cause you to lose all or part of your investment.

Risks Related to the Company’s Business

The Company is a development stage biopharmaceutical company and is thus subject to the risks associated with new businesses in that industry.

The Company acquired the sole licensing rights to develop and commercialize for therapeutic purposes six compounds from BioLite and the right to co-develop with BioFirst a medical device (collectively the “ABVC Pipeline Products”). As such, the Company is a clinical stage biopharmaceutical company with operations that generate unsubstantial revenues. The Company is establishing and implementing many important functions necessary to operate a business, including the clinical research and development of the ABVC Pipeline Products, further establishment of the Company’s managerial and administrative structure, accounting systems and internal financial controls. Before the Mergers, the Company faced costs, uncertainties, delays and difficulties frequently encountered by pre-revenue stage biopharmaceutical companies. Upon completion of the Mergers and full integration of BioLite and BioKey into the Company, the Company will have limited revenue and remain unprofitable for an indefinite period of time.

Accordingly, you should consider the Company’s prospects in light of the risks and uncertainties that a pharmaceutical company with a limited operating history and revenue faces. In particular, potential investors should consider that there are significant risks that the Company will not be able to:

●	implement or execute its current business plan, or generate profits;

●	attract and maintain a skillful management team;

●	raise sufficient funds in the capital markets or otherwise to effectuate its business plan;

●	determine that the processes and technologies that it has developed are commercially viable; and/or

●	enter into contracts with commercial partners, such as licensors and suppliers.

If any of the above risks occurs, the Company’s business may fail, in which case you may lose the entire amount of your investment in the Company. The Company cannot assure that any of its efforts in business operations will be successful or result in the timely development of new products, or ultimately produce any material revenue and profits.

In addition, after the Mergers, as a pre-profit biopharmaceutical company, the Company needs to transition from a company with a research and development focus to a company capable of supporting commercial activities. The Company may not be able to reach such transition point or make such a transition, which would have affect our business, financial condition, results of operations and prospects.

If the Company fails to raise additional capital, its ability to implement its business model and strategy could be compromised.

The Company has limited capital resources and operations. The CDMO Unit generates limited amount of revenue that could partially support the operations of the Company. To date, its operations have been funded partially from the proceeds from financings or loans from its shareholders and management. From time to time, we may seek additional financing to provide the capital required to expand our production facilities, research and development (“R&D”) initiatives and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements.

If the Company does not raise sufficient capital to fund its ongoing development activities, it is likely that it will be unable to carry out its business plans, including R&D development and expansion of production facilities. The Company may not be able to obtain additional financing on terms acceptable, or at all. Even if the Company obtains financing for near term operations and product development, the Company may require additional capital beyond the near term. If the Company is unable to raise capital when needed, its business, financial condition and results of operations would be materially adversely affected, and it could be forced to reduce or discontinue our operations.

The Company has no history in obtaining regulatory approval for, or commercializing, any new drug candidate.

With limited operating history, the Company has never obtained regulatory approval for, or commercialized, any new drug candidate. It is possible that the FDA may refuse to accept our planned New Drug Application (or “NDA”) for any of the six drug products for substantive review, or may conclude after review of our data that our application is insufficient to obtain regulatory approval of the new drug candidates or the medical device. Although our CDMO strategic business department has experience in obtaining abbreviated new drug application (or “ANDA”) approvals, the processes and timelines of obtaining an NDA approval and ANDA approval can differentiate substantially. If the FDA does not accept or approve our planned NDA for our product candidates, it may require that we conduct additional clinical, preclinical or manufacturing validation studies, which may be costly. Depending on the FDA required studies, approval of any NDA or application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have. Any delay in obtaining, or inability to obtain, regulatory approvals of any of our drug candidate will prevent us from sublicensing such product. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA. If any of these outcomes occurs, we may be forced to abandon our planned NDA for such drug candidate, which materially adversely affects our business and could potentially cause us to cease operations. We face similar regulatory risks in a foreign jurisdiction.

Our growth is dependent on our ability to successfully develop, acquire or license new drugs.

Our growth is supported by continuous investment in time, resources and capital to identify and develop new products or new formulations for the market via geographic expansion and market penetration. If we are unable to either develop new products on our own or acquire licenses for new products from other parties, our ability to grow revenues and market share will be adversely affected. In addition, we may not be able to recover our investment in the development of new drugs and medical devices, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development. Similarly, there is no assurance that we can successfully secure such rights from third parties on an economically feasible basis.

Our current products have certain side effects. If the side effects associated with our current or future products are not identified prior to their marketing and sale, we may be required to withdraw such products from the market, perform lengthy additional clinical trials or change the labeling of our products, any of which could adversely impact our growth.

The Company researches and develops the following six drug products and one medical device: ABV-1501, ABV-1504, ABV-1505, ABV-1701, ABV-1702, ABV-1601 and ABV-1703. Each of these seven products may cause serious adverse effects to their users. For example, the API of ABV-1501, ABV-1702 and ABV-1703 is Maitake mushroom extract. Side effects, or adverse events, associated with Maitake mushroom extract include blood bilirubin increase, lymphocyte count decrease, neutrophil count decrease, platelet count decrease, white blood cell decrease, headache, and hyperglycemia. Serious adverse events (collectively, the “SAE”) associated with this compound include leukocytosis, platelet count decrease, eye disorders, abdominal pain, gastrointestinal disorders, aphonia, lung infection, muscle weakness right-sided, confusion, edema cerebral, stroke, dyspnea, wheezing, and pruritus.

ABV-1504 and ABV-1505 have the same API, “Radix Polygala”, which is known as Polygala tenuifolia Willd or PDC-1421 Capsule (“Polygala tenuifolia Willd”). Side effects, or adverse events, associated with ABV-1504 and ABV-1505, coming from administration of the trial medicine or examination procedure such as the procedure of taking blood (fainting, pain and/or bruising), may lead to gastrointestinal disorders (abdominal fullness and constipation), nervous system disorders (drowsiness, sleepiness, and oral ulcer). In addition, long-term use may cause miscarriages.

As of the date of this prospectus, the Company is processing Phase I clinical trial of ABV-1701 and is not aware of any serious side effects associated therewith. However, new serious side effects of ABV-1701 may be uncovered as the clinical trials continue.

The occurrence of any of those adverse events would harm our future sales of these medicines and substantially increase the costs and expenses of marketing these medicines, which in turn could cause our revenues and net income to decline. In addition, the reputation and sales of our future medicines could be adversely affected due to the severe side effects discovered.

We may be subject to product liability claims in the future, which could divert our resources, cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent business risk of exposure to product liability claims in the event that the uses of our products are alleged to have caused adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that receive regulatory approval for commercial sale. Furthermore, although we have not historically experienced any problems associated with claims by users of our products, we do not currently maintain product liability insurance and there could be no assurance that we are able to acquire product liability insurance with terms that are commercially feasible.

We face an inherent risk of product liability claims as a result of the clinical testing of our products and potentially commercially selling any products that we may develop. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidate. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidates or products that we may develop;

●	injury to our reputation and significant negative media attention;

●	withdrawal of clinical trial participants;

●	significant costs to defend resulting litigation;

●	substantial monetary awards to trial participants or patients;

●	loss of revenue;

●	reduced resources of our management to pursue our business strategy; and

●	the inability to commercialize any products that we may develop.

We currently have insurance policies to cover liabilities under the clinic trials but do not maintain general liability insurance; and even if we have a general liability insurance in the future, this insurance may not fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. We would need to increase our insurance coverage if and when we begin selling any product candidate that receives marketing approval. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidate, which could adversely affect our business, financial condition, results of operations and prospects.

We have conducted, and may in the future conduct, clinical trials for certain of our product candidates at sites outside the United States, and the FDA may not accept data from trials conducted in such locations.

We have conducted and may in the future choose to conduct one or more of our clinical trials outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The trial population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the trials also complied with all applicable U.S. laws and regulations. There can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any of our clinical trials that we determine to conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and delay or permanently halt our development of the product candidate.

In addition, the conduct of clinical trials outside the United States could have a significant impact on us. Risks inherent in conducting international clinical trials include:

●	foreign regulatory requirements that could restrict or limit our ability to conduct our clinical trials;

●	administrative burdens of conducting clinical trials under multiple foreign regulatory schema;

●	foreign exchange fluctuations; and

●	diminished protection of intellectual property in some countries.

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA and comparable non-U.S. regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our product candidates.

We are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable non-U.S. regulatory authorities impose similar restrictions. We may never receive such approvals. We must complete extensive preclinical development and clinical trials to demonstrate the safety and efficacy of our product candidate in humans before we will be able to obtain these approvals.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. Any inability to successfully complete preclinical and clinical development could result in additional costs to us and impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. In addition, if (1) we are required to conduct additional clinical trials or other testing of our product candidate beyond the trials and testing that we contemplate, (2) we are unable to successfully complete clinical trials of our product candidate or other testing, (3) the results of these trials or tests are unfavorable, uncertain or are only modestly favorable, or (4) there are unacceptable safety concerns associated with our product candidate, we, in addition to incurring additional costs, may:

●	be delayed in obtaining marketing approval for our product candidates;

●	not obtain marketing approval at all;

●	obtain approval for indications or patient populations that are not as broad as we intended or desired;

●	obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing or other requirements; or

●	be required to remove the product from the market after obtaining marketing approval.

Even if any of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third party payors and others in the medical community necessary for commercial success and the market opportunity for the product candidate may be smaller than we estimate.

We have never completed a new drug or new medical device FDA application process from Phase I to FDA approval and commercialization. Even if our products are approved by the appropriate regulatory authorities for marketing and sale, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third party payors and others in the medical community. For example, physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

The potential market opportunities for our products are difficult to estimate precisely. Our estimates of the potential market opportunities are predicated on many assumptions, including industry knowledge and publications, third party research reports and other surveys. While we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain and the reasonableness of these assumptions has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our products could be smaller than our estimates of the potential market opportunities.

We may seek to enter into collaborations with third parties for the development and commercialization of our product candidates. If we fail to enter into such collaborations, or such collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.

We may seek third-party collaborators for development and commercialization of our products. Our likely collaborators for any marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, non-profit organizations, government agencies, and biotechnology companies. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our products will pose the following risks to us:

●	collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not pursue development and commercialization of our product candidate or may elect not to continue or renew development or commercialization programs based on preclinical or clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidate if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidate or that result in costly litigation or arbitration that diverts management attention and resources; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaborative agreements may not lead to development or commercialization of our product candidate in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

ABVC, through BioLite, may not be able to receive the full amounts available under the collaboration agreement by and between BioLite, Inc. and BioHopeKing, which could increase its burden to seek additional capital to fund the business operations.

In February and December 2015, BioLite, Inc., a subsidiary of BioLite, entered into a total of three collaboration agreements with BioHopeKing to jointly develop ABV-1501 for TNBC (or BLI-1401-2 as used by BioLite internally) and ABV-1504 for MDD (or BLI-1005 as used by BioLite internally) in most Asian countries and BLI-1006, which has been later replaced with BLI-1008 for ADHD in Asia, excluding Japan. ABVC and BioLite are co-developing ABV-1501 for TNBC and ABV-1504 for MDD pursuant to the Collaboration Agreement and its Addendum entered by and between BriVision and BioLite Taiwan where ABVC and BriVision are responsible for the clinical trials of such two new drug candidates. In accordance with the terms of the BioHopeKing Collaboration Agreement for ABV-1501 or BLI-1401-2 and the Addendum thereto, BioLite shall receive payments of a total of $10 million in cash and equity of BioHopeKing or equity securities owned by it at various stages on a schedule dictated by BioLite’s achievements of certain milestones and twelve per cent (12%) of net sales of the drug products when ABV-1501 or BLI-1401-2 is approved for sale in the licensed territories. If BioLite fails to reach any of the milestones in a timely manner, it may not receive the rest of the payments from BioHopeKing. As a result of BioLite’s potential inability to receive the full payments under those collaboration agreements with BioHopeKing, ABVC may have to seek other sources of financing to fund its operation activities.

ABVC and its Subsidiaries may not be successful in establishing and maintaining additional strategic partnerships, which could adversely affect ABVC’s ability to develop and commercialize products, negatively impacting its operating results.

In addition to ABVC’s current collaboration with BioHopeKing for selected Asian markets, a part of its strategy is to evaluate and, as deemed appropriate, enter into additional partnerships in the future with major biotechnology or pharmaceutical companies. ABVC’s products may prove to be difficult to effectively license out as planned. Various regulatory, commercial and manufacturing factors may impact ABVC’s ability to seek co-developers of or grow revenues from licensing out any of the six products in the pipeline, none of which has been fully licensed out. Specifically, ABVC may encounter difficulty by virtue of:

●	its inability to effectively identify and align with commercial partners in the U.S. to collaborate the development of ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 to the treatment of Pancreatic Cancer, ABV-1601 to treat Depression in Cancer Patients and ABV-1702 to treat Myelodysplastic syndromes and ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage;

●	its inability to secure appropriate contract research organizations (“CRO”s) to conduct data analysis, lab research and FDA communication; and

●	its inability to effectively continue clinical studies on and secure positive research results of all of our investigational new drugs to attract additional commercial collaborators outside the U.S.

ABVC faces significant competition in seeking appropriate partners for its therapeutic candidates, and the negotiation process is time-consuming and complex. In order for ABVC to successfully partner its autoimmune, CNS and hematology therapeutic candidates, potential partners must view these medicinal candidates as economically valuable in markets they determine to be attractive in light of the terms that ABVC is seeking and compared to other available products for licensing by other companies. Even if ABVC is successful in its efforts to establish new strategic partnerships, the terms that ABVC agrees upon may not be favorable, and it may not be able to maintain such strategic partnerships if, for example, development or approval of an autoimmune therapeutic is delayed or sales of an approved product are disappointing. Any delay in entering into new strategic partnership agreements related to any of ABVC’s therapeutic candidates could delay the development and commercialization of such candidates and reduce its competitiveness even if it reaches the market.

If ABVC fails to establish and maintain additional strategic partnerships or collaboration related to its therapeutic candidates that have not been fully licensed, it will bear all of the risk and costs related to the development of any such drug candidate, and it may need to seek additional financing, hire additional employees and otherwise develop expertise for which it has not budgeted. This could negatively affect the development of any incompletely partnered new drug candidates.

ABVC’s licensors may choose to terminate any of the license agreements with ABVC. As a result, ABVC’s research and development of the new drug candidate which contains the underlying API may be terminated abruptly.

If ABVC’s Subsidiary BioLite materially breaches any license agreements it has with Yukiguni Maitake Co. (“Yukiguni”), Medical and Pharmaceutical Industry Technology and Development Center (“MPITDC”) or Industrial Technology Research Institute (“ITRI”), or any of such license agreement terminates unexpectedly, BioLite may not be able to continue its research and development of the new drug candidate which contains the underlying API whose license has been terminated. Pursuant to the Yukiguni License Agreement, if BioLite fails to meet the milestone sales requirement or submit certain applications to the appropriate health authorities on a schedule prescribed therein, Yukiguni shall have the right to terminate the Yukiguni License Agreement. If the Yukiguni License Agreement is terminated involuntarily, BioLite will be forced to discontinue its new drug development of ABV-1702, ABV-1502 and ABV-1501 and terminate the collaboration agreements relating to the three new drug candidates. The termination of the right to use the underlying API will materially disrupt the operations of ABVC. Pursuant to the license agreement between BioLite Taiwan and ITRI, if BioLite Taiwan fails to complete the research submission milestones according to the schedule set forth therein without reasons or with reasons unstatisfied with ITRI, ITRI shall have the right to terminate the license agreement with BioLite Taiwan without refund to BioLite Taiwan. BioLite Taiwan and BioLite have submitted the IND for PDC-1421 and subsequently conducted Phase II clinical trials of two drug candidiates developed from PDC-1421 according to the schedule listed in the license agreement between BioLite Taiwan and MPITDC.

ABVC’s Subsidiary BioLite depends on one supplier for the API of ABV-1702, ABV-1502 and ABV-1501 and any failure of such supplier to deliver sufficient quantities of the API that meets its quality standard could have a material adverse effect on its research of these three drug candidates.

Currently BioLite relies primarily on Yukiguni, a Japanese supplier, to provide Yukiguni Maitake Extract 404, the API which is contained in ABV-1702, ABV-1502 and ABV-1501, three of the six drug candidates in BioLite’s oncology/hematology portfolio. It has entered into the Yukiguni License Agreement, among other things, for the delivery of Yukiguni Maitake Extract 404, which is patented in Japan and China. BioLite agrees to fulfill its demand of the Yukiguni Maitake Extract 404 by purchasing first from Yukiguni respecting the therapeutic products and Yukiguni represents that it will provide sufficient quantities of such API that meets cGMP standards. If the supplies of Yukiguni Maitake Extract 404 were interrupted for any reason, BioLite’s research and development activities of these three drug candidates could be delayed. These delays could be extensive and expensive, especially in situations where a substitution is not readily available.

Although BioLite may negotiate with other vendors that could provide Yukiguni Maitake Extract 404, it cannot guarantee that it will be able to find such vendors. Failure to obtain adequate supplies of high quality Yukiguni Maitake Extract 404 in a timely manner could have a disruptive effect on ABVC and BioLite’s research and development activities of ABV-1702, ABV-1502 and ABV-1501, resulting in a material adverse effect on the Company’s business, financial condition and results of operations.

With respect to generic drugs, ABVC ’s sales and marketing functionare currently very limited and ABVC currently relies on third parties to promote its products to physicians in the U.S. and rely on its foreign partners with respect to marketing and distribution of its generic drugs outside the U.S. Failure to maintain commercial marketing and sales partners or attract qualified marketing and sales personnel will have material adverse effects on the results of the Company’s operations.

ABVC has marketing personnel to develop clientele for its CDMO business line but does not have marketing and sales human capital for its generic drug products. ABVC heavily relies on third parties to promote its products to physicians in the U.S. and rely on its foreign partners to conduct marketing and sales outside the U.S. ABVC will need to maintain its commercial marketing and sales partners and attract others or be in a position to afford qualified or experienced marketing and sales personnel to market its generic drug products. Failure to maintain commercial marketing and sales partners or attract qualified marketing and sales personnel will have material adverse effects on the results of the Company’s operations.

ABVC may use hazardous chemicals and biological materials in its business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

ABVC’s research and development may involve the controlled use of hazardous materials, including chemicals and biological materials. ABVC cannot eliminate the risk of accidental contamination or discharge and any resulting injury from these materials. ABVC may be sued for any injury or contamination that results from its use or the use by third parties of these materials, and its liability may exceed any insurance coverage and its total assets. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these hazardous materials and specified waste products, as well as the discharge of pollutants into the environment and human health and safety matters. Although ABVC makes its best efforts to comply with environmental laws and regulations despite the associated high costs and inconvenience, ABVC cannot guarantee that it will not mishandle any hazardous materials in the future. If it fails to comply with these requirements or any improper handling of hazardous materials occurs, it could incur substantial costs, including civil or criminal fines and penalties, clean-up costs or capital expenditures for control equipment or operational changes necessary to achieve and maintain compliance. In addition, ABVC cannot predict the impact on its business of new or amended environmental laws or regulations or any changes in the way existing and future laws and regulations are interpreted and enforced.

The facilities where the samples of drug candidates are manufactured need to be maintained and monitored in compliance with the good manufacturing practice standards, the failure of such maintenance could contaminate the results of our clinical trials and adversely affect our operations.

ABVC’s Subsidiary BioKey operates a laboratory facility that is a certified good manufacturing practice facility (“cGMP”) and some of its contract clinical trial service providers use cGMP facilities to conduct clinical studies. ABVC cannot be certain that ABVC or its present or future contract manufacturers or suppliers will be able to comply with cGMPs regulations and other FDA regulatory requirements. Failure to comply with these requirements may result in, among other things, total or partial suspension of production activities, failure of the FDA to grant approval for marketing, and withdrawal, suspension, or revocation of marketing approvals.

Risks Related to Intellectual Property

Pharmaceutical patents and patent applications involve highly complex legal and factual questions, which, if determined adversely to the Company, could negatively impact its respective licensors’ patent position and interrupt its research activities.

The patent positions of pharmaceutical companies and research institutions can be highly uncertain and involve complex legal and factual questions. The interpretation and breadth of claims allowed in some patents covering pharmaceutical compositions may be uncertain and difficult to determine, and are often affected materially by the facts and circumstances that pertain to the patented compositions and the related patent claims. The standards of the U.S. Patent and Trademark Office, or USPTO, are sometimes uncertain and could change in the future. Consequently, the issuance and scope of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. U.S. patents and patent applications may also be subject to interference proceedings, and U.S. patents may be subject to re-examination proceedings, post-grant review and/or inter parties review in the USPTO. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office, which could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, re-examination, post-grant review, inter parties review and opposition proceedings may be costly. Accordingly, rights under any issued patents may not provide the Company with sufficient protection against competitive products or processes.

In addition, changes in or different interpretations of patent laws in the U.S. and foreign countries may permit others to use discoveries of the Company or to develop and commercialize their new drug candidates without providing any compensation thereto, or may limit the number of patents or claims the Company can obtain. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending the intellectual property rights of the Company.

If the Company fails to obtain and maintain patent protection and trade secret protection of its respective products, the Company could lose their competitive advantages and competition it faces would increase, reducing any potential revenues and adversely affecting its ability to attain or maintain profitability.

Developments in patent law could have a negative impact on the Company’s Licensors’ patent positions and the Company’s business.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability and any such changes could have a negative impact on the Company’s business.

In addition, the Leahy-Smith America Invents Act, or the America Invents Act, which was signed into law in 2011, includes a number of significant changes to U.S. patent law. These changes include a transition from a “first-to-invent” system to a “first-to-file” system, changes the way issued patents are challenged, and changes the way patent applications are disputed during the examination process. These changes may favor larger and more established companies that have greater resources to devote to patent application filing and prosecution. The USPTO has developed regulations and procedures to govern the full implementation of the America Invents Act, and many of the substantive changes to patent law associated with the America Invents Act, and, in particular, the first-to-file provisions, became effective on March 16, 2013. Substantive changes to patent law associated with the America Invents Act may affect the Company, BioLite and BioKey’s ability to obtain patents, and if obtained, to enforce or defend them. Accordingly, it is not clear what, if any, impact the America Invents Act will ultimately have on the cost of prosecuting the Company’s patent applications, its ability to obtain patents based on its discoveries and its ability to enforce or defend its patents.

If the Company is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed, respectively.

In addition to patent protection, because the Company operates in the highly technical field of discovery and development of therapies, it relies in part on trade secret protection in order to protect its proprietary technology and processes. However, trade secrets are difficult to protect. The Company has entered into confidentiality and non-disclosure agreements with its employees, consultants, outside scientific and commercial collaborators, sponsored researchers, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties any confidential information developed by the party or made known to the party by the Company during the course of the party’s relationship therewith. These agreements also generally provide that inventions conceived by the party in the course of rendering services to the Company will be ABVC’s exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to the Company.

In addition to contractual measures, the Company tries to protect the confidential nature of its proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for the Company. The Company’s security measures may not prevent an employee or consultant from misappropriating its trade secrets and providing them to a competitor, and recourse it takes against such misconduct may not provide an adequate remedy to protect the Company’s interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Trade secrets may be independently developed by others in a manner that could prevent legal recourse by the Company. If the Company’s confidential or proprietary information, such as the trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, its competitive position could be harmed.

Third parties may assert that the Company’s employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

The Company might employ individuals who were previously employed at universities or other biopharmaceutical companies, including its competitors or potential competitors. Although through certain non-disclosure covenants and employment agreements with its officers and employees, the Company tries to ensure that its employees and consultants do not use the proprietary information or know-how of others in the work for the Company, the Company may be subject to claims that it or its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If the Company fails in defending any such claims, in addition to paying monetary damages, the Company may lose valuable intellectual property rights or personnel. Even if the Company is successful in defending against such claims, litigation could result in substantial costs and be a distraction to the Company’s management and other employees.

ABVC’s ability to compete may decline if it does not adequately protect its proprietary rights or if it is barred by the intellectual property rights of others.

ABVC’s commercial success depends on obtaining and maintaining proprietary rights to its drug candidates as well as successfully defending these rights against third-party challenges. ABVC obtains its rights to use and research certain proprietary information to further develop the drug candidates primarily from three institutions, MPITDC, ITRI and Yukiguni (collectively the “Licensors”). These three institutions own the intellectual property rights in the products that have been licensed to us and may prosecute new patents of the drug candidates that are invented or discovered within the licensed scope of use under the respective license agreements. ABVC will only be able to protect its new drug candidates from unauthorized use by third parties to the extent that its valid and enforceable patents, or effectively protected trade secrets and know-how, cover them.

ABVC’s ability to obtain new patent protection for its new drug candidates is uncertain due to a number of factors, including that:

●	ABVC may not have been the first to make the inventions covered by pending patent applications or issued patents;

●	ABVC may not have been the first to file patent applications for its new drug candidates;

●	others may independently develop identical, similar or alternative products or compositions and uses thereof;

●	ABVC’s disclosures in patent applications may not be sufficient to meet the statutory requirements for patentability;

●	any or all of ABVC’s pending patent applications may not result in issued patents;

●	ABVC may not seek or obtain patent protection in countries that may eventually provide a significant business opportunity;

●	any patents issued to ABVC may not provide a basis for commercially viable products, may not provide any competitive advantages, or may be successfully challenged by third parties;

●	ABVC’s methods may not be patentable;

●	ABVC’s licensors may successfully challenge that ABVC’s new patent application fall outside the licensed use of the products; or

●	others may design around ABVC’s patent claims to produce competitive products which fall outside of the scope of its patents.

Even if ABVC has or obtains new patents covering its new drug candidates, ABVC may still be barred from making, using and selling them because of the patent rights of others. Others may have filed, and in the future may file, patent applications covering products that are similar or identical to ABVC. There are many issued U.S. and foreign patents relating to therapeutic products and some of these relate to ABVC’s new drug candidates. These could materially affect ABVC’s ability to develop its drug candidates. Because patent applications can take many years to issue, there may be currently pending applications unknown to ABVC that may later result in issued patents that its new drug candidates may infringe. These patent applications may have priority over patent applications filed by ABVC.

The Company and its respective licensors may not be able to enforce their intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to pharmaceuticals and medical devices. This could make it difficult for the Company and its respective licensors to stop the infringement of some of the Licensors’ patents, or the misappropriation of their other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, the Company and its licensors have chosen in the past and may choose in the future not to seek patent protection in certain countries, and as a result the Company will not have the benefit of patent protection in such countries. Moreover, the Company may choose in the future not to seek patent protection in certain countries, and as a result it will not have the benefit of patent protection in such countries.

Proceedings to enforce the Company’s and its licensors’ patent rights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of the businesses. Accordingly, the efforts to protect the Company’s intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the U.S. and foreign countries may affect the Company’s ability to obtain adequate protection for its technology and the enforcement of intellectual property.

Regulatory Risks Relating to Biopharmaceutical Development Business

The Company is subject to various government regulations.

The manufacture and sale of human therapeutic and diagnostic products in the U.S. and foreign jurisdictions are governed by a variety of statutes and regulations. These laws require approval of manufacturing facilities, controlled research and testing of products and government review and approval of a submission containing manufacturing, preclinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to current PIC/S Guide to Good Manufacturing Practice for Medicinal products during production and storage, and control of marketing activities, including advertising and labeling.

The products the Company is currently developing will require significant development, preclinical and clinical testing and investment of substantial funds prior to its commercialization. The process of obtaining required approvals can be costly and time-consuming, and there can be no assurance that future products will be successfully developed and will prove to be safe and effective in clinical trials or receive applicable regulatory approvals. Markets other than the U.S. have similar restrictions. Potential investors and shareholders should be aware of the risks, problems, delays, expenses and difficulties which we may encounter in view of the extensive regulatory environment which controls our business.

The Company cannot be certain that it will be able to obtain regulatory approval for, or successfully commercialize, any of its current or future product candidates.

The Company may not be able to develop any current or future product candidates. The Company’s new drug candidates will require substantial additional clinical development, testing, and regulatory approval before the commencement of commercialization. The clinical trials of the Company’s drug candidates are, and the manufacturing and marketing of our new drug candidates will be subject to extensive and rigorous review and regulation by numerous government authorities in the U.S. and in other countries where the Company intend to test and, if approved, market any new drug candidate. Before obtaining regulatory approvals for the commercial sale of any product candidate, the Company must demonstrate through pre-clinical testing and clinical trials that the product candidate is safe and effective for use in each target indication. This process can take many years and may include post-marketing studies and surveillance, which will require the expenditure of substantial resources. Of the large number of drugs in development in the U.S., only a small percentage successfully completes the FDA regulatory approval process and is commercialized. Accordingly, even if the Company is able to obtain the requisite financing to continue to fund its development and clinical programs, it cannot assure the investors that any of the product candidates will be successfully developed or commercialized.

The Company is not permitted to market a therapeutic product in the U.S. until it receives approval of an NDA or ANDA, for that product from the FDA, or in any foreign countries until they receive the requisite approval from such countries. Obtaining approval of an NDA is a complex, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval of any product candidate for many reasons, including, among others:

●	Unable to demonstrate that a product candidate is safe and effective to the satisfaction of the FDA;

●	the results of the Company’s clinical trials may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

●	the FDA may not approve the formulation of any product candidate;

●	the CROs, that BioLite or the Company retains to conduct its clinical trials may take actions outside of its control that materially adversely impact its clinical trials;

●	delays in patient enrollment, variability in the number and types of patients available for clinical trials, and lower-than anticipated retention rates for patients in clinical trials;

●	the FDA may find the data from pre-clinical studies and clinical trials insufficient to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks, such as the risk of drug abuse by patients or the public in general;

●	the FDA may disagree with the interpretation of data from the Company’s pre-clinical studies and clinical trials;

●	the FDA may not accept data generated at the Company’s clinical trial sites;

●	if an NDA, if and when submitted, is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional pre-clinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

●	the FDA may require development of a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval or post-approval; or

●	the FDA may change its approval policies or adopt new regulations.

These same risks apply to applicable foreign regulatory agencies from which the Company, through BioLite, may seek approval for any of our new drug candidates.

Any of these factors, many of which are beyond the Company’s control, could jeopardize its ability to obtain regulatory approval for and successfully market any new drug candidate. As a result, any such setback in the Company’s pursuit of initial or additional regulatory approval would have a material adverse effect on its business and prospects.

If the Company does not successfully complete pre-clinical and Phase I and II clinical development, it will be unable to receive full payments under their respective collaboration agreements, find future collaborators or partners to take the drug candidates to Phase III clinical trials. Even if the Company successfully completes all Phase I and II clinical trials, those results are not necessarily predictive of results of additional trials that may be needed before an NDA for Phase III trials may be submitted to the FDA. Although there are a large number of drugs in development in the U.S. and other countries, only a very small percentage result in commercialization, and even fewer achieve widespread physician and consumer acceptance following the regulatory approval.

In addition, the Company may encounter delays or drug candidate rejections based on new governmental regulations, future legislative or administrative actions, or changes in FDA policy or interpretation during the period of product development. If the Company obtains required regulatory approvals, such approvals may later be withdrawn. Delays or failures in obtaining regulatory approvals may result in:

●	varying interpretations of data and commitments by the FDA and similar foreign regulatory agencies; and

●	diminishment of any competitive advantages that such drug candidates may have or attain.

Furthermore, if the Company fails to comply with applicable FDA and other regulatory requirements at any stage during this regulatory process, the Company may encounter or be subject to:

●	delays or termination in clinical trials or commercialization;

●	refusal by the FDA or similar foreign regulatory agencies to review pending applications or supplements to approved applications;

●	product recalls or seizures;

●	suspension of manufacturing;

●	withdrawals of previously approved marketing applications; and

●	fines, civil penalties, and criminal prosecutions.

The Company faces substantial competition from companies with considerably more resources and experience than the Company has, which may result in others discovering, developing, receiving approval for, or commercializing products before or more successfully than the Company.

The Company competes with companies that research, develop, manufacture and market already-existing and new pharmaceutical products in the fields of CNS, hematology/oncology and autoimmune. The Company anticipates that it will face increased competition in the future as new companies enter the market with new drugs and/or technologies and/or their competitors improve their current products. One or more of their competitors may offer new drugs superior to the Company’s and render the Company’s drugs uneconomical. A lot of the Company’s current competitors, as well as many of its respective potential competitors, have greater name recognition, more substantial intellectual property portfolios, longer operating histories, significantly greater resources to invest in new drug development, more substantial experience in product marketing and new product development, greater regulatory expertise, more extensive manufacturing capabilities and the distribution channels to deliver products to customers. If the Company is not able to compete successfully, it may not generate sufficient revenue to become profitable. The Company’s ability to compete successfully will depend largely on its ability to:

●	successfully commercialize its drug candidates with commercial partners;

●	discover and develop new drug candidates that are superior to other products in the market;

●	with its collaborators, obtain required regulatory approvals;

●	attract and retain qualified personnel; and

●	obtain patent and/or other proprietary protection for its product candidates.

Established pharmaceutical companies devote significant financial resources to discovering, developing or licensing novel compounds that could make the Company’s products and product candidates obsolete. Our competitors may obtain patent protection, receive FDA approval, and commercialize medicines before we do. Other companies are or may become engaged in the discovery of compounds or botanical materials that may compete with the drug candidates the Company is developing.

The Company competes with a large number of well-established pharmaceutical companies that may have more resources than the Company does in developing therapeutics in the fields of CNS, oncology/hematology and ophthalmology.

Any new drug candidate the Company is developing or commercializing that competes with a currently-approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and/or safety in order to address price competition and be commercially successful. If the Company is not able to compete effectively against its current and future competitors, its business will not grow and its financial condition and operations will suffer.

Risks Relating to Doing Business Outside the United States

Because part of ABVC’s pharmaceutical research and development is conducted outside of the U.S., the Company is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect the Company’s revenue and cost of doing business in Taiwan.

ABVC collaborates with partners whose primary place of business is in Taiwan, Republic of China and the Company has certain key employees in Taiwan. Foreign economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operation of the Company’s business outside of the U.S. may have a material adverse effect on the Company’s business, financial condition and results of operations, including:

●	international economic and political changes;

●	the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;

●	changes in, or impositions of, legislative or regulatory requirements regarding the pharmaceutical industry;

●	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;

●	difficulties in achieving headcount reductions due to unionized labor and works councils;

●	restrictions on transfers of funds and assets between jurisdictions; and

●	China- Taiwan geo-political instability.

As the Company continues to operate its business globally, its success will depend in part, on its ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect the Company’s business, financial condition and results of operations.

The Company may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (“FCPA”) and Chinese anti-corruption law.

The Company is subject to the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments, foreign government officials and political parties by U.S. persons as defined by the statute for purposes of obtaining or retaining businesses. The Company may have agreements with third parties who may make sales in mainland China and the U.S., during the process of which the Company may be exposed to corruption. Activities in Taiwan create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of the Company, because these parties are not always subject to the Company’s control.

Although the Company believes to date it has complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, the existing safeguards and any future improvements may prove to be less than effective and any of the Company’s employees, consultants or agents may engage in corruptive conduct for which the Company might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions against the Company and individuals and therefore could negatively affect the Company’s business, operating results and financial condition. In addition, the Taiwanese government may seek to hold the Company liable as a successor for FCPA violations committed by companies in which the Company invests or acquires.

If the Company becomes directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matters. Any unfavorable results from the investigations could harm our business operations, this offering and our reputation.

Recently, U.S. public companies that have substantially all of their operations in China, have been subjects of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal control over financial accountings, inadequate corporate governance and ineffective implementation thereof and, in many cases, allegations of fraud. As a result of enhanced scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effects the sector-wide investigations will have on the Company. If the Company becomes a subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company will have to expend significant resources to investigate such allegations and defend the Company. If such allegations were not proven to be baseless, the Company would be severely hampered and the price of the stock of the Company could decline substantially. If such allegations were proven to be groundless, the investigation might have significantly distracted the attention of the Company’s management.

International operations expose the Company to currency exchange and repatriation risks, and the Company cannot predict the effect of future exchange rate fluctuations on its business and operating results.

The Company has business operations in Taiwan and collaborative activities in the U.S. and Japan. Substantial amounts of revenues are received and expenses are incurred in New Taiwan Dollars and U.S. dollars. Thus, the Company has exposure to currency fluctuations. The Company cannot assure you that the effect of currency exchange fluctuations will not materially affect its revenues and net income in the future.

ABVC’s business could be adversely affected by changes in the U.S. presidential administration.

A new U.S. presidential administration came to power in January 2017 and President Trump has taken certain efforts to impose importation tariffs from certain countries such as China and Mexico which could affect the cost of certain ABVC’s product components and the sales of certain ABVC’s products and services. In addition, the Trump Administration has and will appoint and employ many new secretaries, directors and the like into positions of authority in the U.S. Federal government dealing with the pharmaceutical and healthcare industries that may potentially have a negative impact on the prices and the regulatory pathways for certain pharmaceuticals, nutritional supplements and health care products such as those developed, marketed or sold by ABVC and its licensees. Such changes in the regulatory pathways could adversely affect and or delay ABVC’s ability to develop, market and sell their products in the U.S.

Risks Related to the Company’s Financial Condition

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

We are subject to a number of risks associated with our indebtedness, including: 1) we must dedicate a portion of our cash flows from operations to pay debt service costs, and therefore we have less funds available for operations and other purposes; 2) it may be more difficult and expensive to obtain additional funds through financings, if available at all; 3) we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and 4) if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments. As of December 31, 2018 (on a pro forma basis as if the Mergers were closed then) and March 31, 2019, our outstanding current liabilities were approximately $11 million and $12.4 million, respectively, which consisted primarily of advances due to related parties.

Our disclosure controls and procedures were not effective as of March 31, 2019 and as a result of such we do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. The ineffective disclosure controls and procedures may lead to restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market prices for our Series A Convertible Preferred Stock and Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We maintain disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed by us in the reports we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that the information is accumulated and communicated to our management, including our Chief Executive Officer and interim Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. We performed an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and interim Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this prospectus. Based on their evaluation, our management, including our Chief Executive Officer and interim Chief Financial Officer, concluded that our disclosure controls and procedures were not effective as of March 31, 2019.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures is also based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock without stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing stockholders.

We intend to issue Series A Convertible Preferred Stock which has senior dividend rights than Common Stock in this offering. We may create any additional series of preferred stock and issue such shares in the future although we do not have any present intention of doing so.

Our independent auditors have issued an audit opinion for our company, which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

Our auditors have issued a going concern opinion regarding our company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such we may have to cease operations and investors could lose part or all of their investment in our company.

Our internal computer systems, or those of our third-party contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of security measures, our internal computer systems and those of our third-party contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we do not believe that we have experienced any such system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a loss of clinical trial data for our new drug candidates which could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or new drug candidates, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of our product candidates could be delayed.

This offering is being conducted on a “best efforts” basis and as a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

This offering is on a “best efforts” basis and requires a Minimum Amount of $10,000,000 to be raised. We need to reserve 20% of the funds raised in this offering in escrow for the distribution of dividend to holders of Series A Convertible Preferred Stock. If we only raise the Minimum Amount, we will only receive $7,300,000 in proceeds before expenses and we may not be able to fund our operations for a period of time as desired, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose its, his or her entire investment.

Investors’ funds will be placed in escrow during the offering period and investors will not have use of their funds during the offering period.

The Underwriter is offering the Series A Convertible Preferred Stock on a best efforts basis. No commitment by anyone exists to purchase all or any part of the shares offered hereby. Those investor’s funds deposited will be held in escrow pending closing of this offering and such funds may be escrowed for as long as one hundred and eighty (180) days. Investors will not have use of any funds deposited for the shares during the offering period. See “Underwriting.”

There is no public market for the Series A Convertible Preferred Stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for our Series A Convertible Preferred Stock and no assurance can be given that an active trading market will develop for the Series A Convertible Preferred Stock or, if one does develop, that it will be maintained. In the absence of a public trading market, an investor may be unable to liquidate his investment in our company. The Public Offering Price of this offering is not indicative of future market prices.

The stock market in general may experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock and the Series A Convertible Preferred Stock. Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock or Series A Convertible Preferred Stock is low.

We intend to list both our Common Stock and Series A Convertible Preferred Stock on Nasdaq. We cannot assure you that either of our application to list the Common Stock or Series A Convertible Preferred Stock will be approved; however, we will not complete this offering without a listing approval letter of our Series A Convertible Preferred Stock and Comon Stock from Nasdaq. The liquidity of the trading market, if any, and future trading prices of the Series A Convertible Preferred Stock will depend on many factors, including, among other things, the market price of our Common Stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the Series A Convertible Preferred Stock will be subject to disruptions which may have a negative effect on the holders of the Series A Convertible Preferred Stock, regardless of our operating results, financial performance or prospects.

The share price of our Common Stock is volatile, the trading price of our Series A Convertible Preferred Stock could be volatile, and both may be influenced by numerous factors, some of which are beyond our control.

There is currently only a limited public market for our Common Stock, which is listed on the OTCQB Market, and there can be no assurance that a trading market will develop further or be maintained for either our Common Stock or Series A Convertible Preferred Stock in the future. The trading price of our Common Stock is likely to be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	the new drug candidates we acquire for commercialization;

●	the product candidates we seek to pursue, and our ability to obtain rights to develop those product candidates;

●	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

●	actual or anticipated adverse results or delays in our pre-clinical studies and clinical trials;

●	our failure to get any of our new drug candidates approved;

●	unanticipated serious safety and environmental concerns related to the use and research activities of any of our new drug candidates;

●	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

●	conditions or trends in the healthcare, biotechnology and pharmaceutical industries;

●	introduction of new products offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our ability to maintain an adequate rate of growth and manage such growth;

●	issuances of debt or equity securities by us;

●	sales of our securities by us or our stockholders in the future, or the perception that such sales could occur;

●	trading volume of our Common Stock or Series A Convertible Preferred Stock;

●	ineffectiveness of our internal control over financial reporting or disclosure controls and procedures;

●	general political and economic conditions in U.S. and other countries and territories where we conduct our business;

●	effects of natural or man-made catastrophic events; and

●	adverse regulatory decisions;

●	additions or departures of key scientific or management personnel;

●	changes in laws or regulations applicable to our product candidates, including without limitation clinical trial requirements for approvals;

●	disputes or other developments relating to patents and other proprietary rights and our ability to obtain protection for our products;

●	our dependence on third parties, including CROs and scientific and medical advisors;

●	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

●	actual or anticipated variations in quarterly operating results;

●	failure to meet or exceed the estimates and projections of the investment community;

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stocks of small-cap healthcare, biotechnology and pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

The automatic conversion feature may not adequately compensate holders of Series A Convertible Preferred Stock and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the four-year anniversary of issuance, each share of Series A Convertible Preferred Stock automatically converts into one share of Common Stock. See “Description of Securities.” If the Common Stock price is less than the price paid for each share of Series A Convertible Preferred Stock, the value of the Series A Convertible Preferred Stock will be less than the price paid for the Series A Convertible Preferred Stock excluding the dividends.

Our ability to pay dividends is limited by the requirements of Nevada law.

Our ability to pay dividends on the Series A Convertible Preferred Stock is limited by the laws of Nevada. Under applicable Nevada law, we, as a Nevada corporation, generally may not make a distribution if i) we would not be able to pay our debts as they become due in the usual course of business, or ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we will have Dividend Reserve in escrow upon closing of this offering, we cannot guarantee that we can distribute such dividend when due under the laws of Nevada.

Dividends on the Series A Convertible Preferred Stock will be taxable.

Income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates are generally subject to tax at preferential rates.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

Any trading market for our Common Stock and Series A Convertible Prferred Stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading prices for our Common Stock and/ or Series A Convertible Preferred Stock could be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Common Stock and/ or Series A Convertible Preferred Stock could decrease, which might cause our stock price and any trading volume to decline.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plan or otherwise, could result in dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that we will need significant additional capital in the future to continue our planned operations. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, including issuance of equity securities pursuant to any future stock incentive plan to our officers, directors, employees and non-employee consultants for their services to us, investors in a prior transaction may be materially diluted by subsequent sales. Additionally, any such sales may result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to those of holders of our Common Stock. Further, any future sales of our Common Stock by us or resales of our Common Stock by our existing stockholders could cause the market price of our Common Stock to decline. Any future grants of options, warrants or other securities exercisable or convertible into our Common Stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our Common Stock.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

ABVC Bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Our Common Stock may be subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our Common Stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

●	the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our drug candidates;

●	the potential market opportunities for commercializing our drug candidates;

●	our expectations regarding the potential market size and the size of the patient populations for our drug candidates, if approved for commercial use, and our ability to serve such markets;

●	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

●	our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

●	the implementation of our business model and strategic plans for our business and drug candidates;

●	the initiation, cost, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

●	the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

●	timing and receipt or payments of licensing and milestone revenues, if any;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	regulatory developments in the United States and foreign countries;

●	the performance of our third party suppliers and manufacturers;

●	our ability to maintain and establish collaborations or obtain additional funding;

●	the success of competing therapies that are currently or may become available;

●	our ability to continue as a going concern;

●	our financial performance; and

●	developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 15, 2019, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $9.3 million at minimum, $18.6 million at maximum, and $21.39 million at the increased maximum from the sale of Series A Preferred Stock, after deducting underwriting commissions and the estimated offering expenses payable by us. We will reserve $2 million at minimum, $4 million at maximum and $4,600,000 at the increased maximum in escrow for the distribution of dividends to the holders of Series A Preferred Stock. After deducting the Dividend Reserve and underwriting discounts and commission, we estimate that we will receive proceeds from this offering of approximately $7.3 million at minimum, $14.6 million at maximum and $16.79 million at the increased maximum. These estimates are based upon an assumed public offering price of US$7.00 per share, the price shown on the front cover page of this prospectus.

A $1.00 increase (decrease) in the assumed public offering price of $7.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $1.4 million at minimum, $2.9 million at maximum and $3.3 million at the increased maximum, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting commissions and offering expenses.

We plan to use the net proceeds of this offering for the business development purposes, which may include but not limited to research and development (“R&D”) activities for our six drug candidates and one medical device candidate, marketing, repayment of certain loans, and general working capital. The loans that we intend to repay from the net proceeds of the offering are the credit line (the “Cathay Bank Credit Line”) owed by us to Cathay Bank and three convertible notes (the “Convertible Notes”) purchased by three investors in the aggregate amount of $800,000. As of the date of this prospectus, we drew $1,000,000 under the Cathay Bank Credit Line and expect to use the full credit line of $1,000,000 before the closing of this offering. The Cathay Bank Credit Line provides for a revolving line of credit in the principal amount of $1,000,000 with a maturity date (the “Maturity Date”) of January 1, 2020 and bears an interest rate equal to the sum of one percent (1%) and the prime rate as published in the Wall Street Journal (the “Index”) and the accrued interest are payable each month from February 1, 2019. The Cathay Bank Credit Line is fully disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2019. As of the date of this prospectus, the Company issued three Convertible Notes that bear an interest rate of 8% per annum for a period of 18 months and may be converted into our Common Stock at the option of the holder at a conversion price equal to the lower of i) $2.00 per share subject to adjustment and ii) 80% of the offering price of any completed equity offering of the Company in an amount exceeding $500,000. One of the holders of the Convertible Note is Keypoint Inc., an entity under control of the Company’s controlling shareholders. As of the date of this prospectus, the principal amount outstanding under Keypoint Inc.’s Convertible Note was $250,000. The Form D related to the offering of the Convertible Notes was filed with the SEC on July 27, 2018.

The following chart provides the approximate distribution of proceeds from this offering in the event that we are able to raise $10 million, $15 million, $20 million and $23 million.

Use of Proceeds	Capital Raised	$10,000,000	$15,000,000	$20,000,000	$23,000,000
Dividend Reserve		$2,000,000	$3,000,000	$4,000,000	$4,600,000
Net proceeds after deduction of underwriting discounts and Dividend Reserve		$7,300,000	$10,950,000	$14,600,000	$18,400,000
R&D expenses	Estimated cost	$1,000,000 (for six months)	$2,530,000 (for twelve months)	$4,065,000 (for eighteen months)	$8,146,000
ABV-1701 Vitargus pilot production line	Estimated cost	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Loan repayment	Estimated cost	$1,800,000	$1,800,000	$1,800,000	$1,800,000
Marketing and management expenses	Estimated cost	$ 600,000 (for six months)	$2,100,000 (for twelve months)	$3,600,000 (for eighteen months)	$3,600,000
General working capital	Estimated cost	$1,619,000	$1,239,000	$2,854,000	$2,854,000
Estimated Total Cost		$7,019,000	$9,669,000	$14,319,000	$18,400,000

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory compliance, the progress of our clinical trials, our licensing development, the progress of any our collaborative or strategic partners, the credit environment in Taiwan and the competitive environment for our new drug candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never paid our holders of Common Stock any cash dividends, and currently intend to retain future earnings, if any, to finance the expansion of its business. As a result, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends to the holders of our Common Stock will be at the discretion of our Board of Directors.

We will pay cumulative dividends from the Dividend Reserve on the Series A Convertible Preferred Stock at each anniversary from the date of original issue for a period of four calendar years. We will distribute five percent (5%) of the Dividend Reserve in cash at each anniversary of this offering for four years to each holder of Series A Convertible Preferred Stock. The distribution of dividends on our Series A Convertible Preferred Stock is subject to the laws of Nevada. Section 78.288 of the Revised Nevada Statute provides that no distribution may be made if, after giving it effect, i) a company would not be able to pay its debts as they become due in the usual course of business or ii) the company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. As a result of such, our distribution of dividend to Series A Convertible Preferred Stock is subject to the limitations set forth in Section 78.288 of the Revised Nevada Statute.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2019. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis; and

●	on a pro forma as adjusted basis to reflect the sale by us of 1,428,571 shares at minimum, 2,857,143 shares at maximum, and 3,285,714 shares at the increased maximum of Series A Convertible Preferred Stock in this offering at a public offering price of $7.00 per share, after deducting underwriting commissions and estimated offering expenses.

You should consider this table in conjunction with “Description of Securities” on page 107 and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

As of March 31, 2019

					Pro Forma
		Pro Forma		Increased	As Adjusted		Increased
	Actual	Minimum	Maximum	Maximum	Minimum	Maximum	Maximum
Cash and cash equivalents	$981,341	$10,981,341	20,981,341	23,981,341	8,281,341	15,581,341	17,771,341
Shareholders’ equity:
Share capital:
Share of Series A Convertible Preferred Stock, $.0001 par value per share, 20,000,000 shares authorized, 0 shares issued and outstanding, actual; share of Series A Convertible Preferred Stock issued and outstanding, $.0001 par value per share, 20,000,000 shares authorized, 1,428,571 shares at minimum, 2,857,143 shares at maximum, and 3,285,714 at the increased maximum issued and outstanding, pro forma; share of Series A Convertible Preferred Stock, $.0001 par value per share, 20,000,000 shares authorized, 1,428,571 shares at minimum, 2,857,143 shares at maximum, and 3,285,714 shares at the issued and outstanding, pro forma as adjusted	-	1,389	2,778	3,286	1,389	2,778	3,286
Share of Common Stock, $.001 par value per share, 20,000,000 shares authorized, 17,693,625 shares issued and outstanding, actual; share of Common Stock, $.001 par value per share, 20,000,000 shares authorized, 17,693,625 shares issued and outstanding, pro forma; share of Common Stock, $.001 par value per share, 20,000 shares authorized, 17,693,625 shares issued and outstanding, pro forma as adjusted	17,694	17,694	17,694	17,694	17,694	17,694	17,694
Additional paid-in capital	15,680,674	25,679,285	35,677,896	38,677,388	22,979,285	30,277,896	32,467,388
Accumulated deficit	(13,001,117)	(13,001,117)	(13,001,117)	(13,001,117)	(13,001,117)	(13,001,117)	(13,001,177)
Other comprehensive income	640,439	640,439	640,439	640,439	640,439	640,439	640,439
Treasury stock	(9,100,000)	(9,100,000)	(9,100,000)	(9,100,000)	(9,100,000)	(9,100,000)	(9,100,000)
Noncontrolling interest	235,964	235,964	235,964	235,964	235,964	235,964	235,964
Total shareholders’ equity(deficit)	(5,526,346)	4,473,654	14,473,654	17,473,654	1,773,654	9,073,654	11,263,654

Total capitalization	$7,450,191	$17,450,191	$27,450,191	30,450,191	$14,750,191	$22,050,191	24,240,191

DILUTION

If you invest in our Series A Convertible Preferred Stock, your interest will be diluted to the extent of the difference between the public offering price per share of our Series A Convertible Preferred Stock and the pro forma as adjusted net tangible book value per share of our Series A Convertible Preferred Stock immediately after this offering. The pro forma net tangible book value of our Common Stock as of March 31, 2019 was $ (5.53) million, or $ (0.31) per share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of outstanding Common Stock.

After giving effect to the receipt of the net proceeds from our sale of 1,428,571 shares at minimum, 2,857,143 shares at maximum, and 3,285,714 at the increased maximum of Series A Convertible Preferred Stock in this offering at an assumed public offering price of $ 7.00 per share, as set forth on the cover page of this prospectus, after deducting underwriting discounts, Dividend Reserve and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31,2019 would have been $1.77 million at minimum, $9.07 million at maximum, or $11.26 million at the increased maximum, or $0.10 per share at minimum, $0.51 per share at maximum, or $0.64 per share at the increased maximum. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.41 per share at minimum, $0.82 per share at maximum, or $0.95 per share at the increased maximum to existing stockholders and an immediate dilution of $0.01 per share at minimum, $0.07 per share at maximum, or $0.10 per share at the increased maximum to new investors purchasing Series A Convertible Preferred Stock at a conversion ratio of 1:1 in this offering.

The following table illustrates this dilution on a per share basis to new investors:

	Per Share		Increased
	Minimum	Maximum	Maximum
Assumed public offering price per share	$7.00	7.00	7.00
Net tangible book value per share as of March 31, 2019	$0.31	0.31	0.31
Pro forma net tangible book value per share of Common Stock	$0.25	0.82	0.99
Pro forma net tangible book value per share, after giving effect to this offering	$0.23	0.71	0.83
Amount of dilution in pro forma net tangible book value per share of Series A Convertible Preferred Stock to new investors in this Offering	$0.09	0.44	0.54

A $1.00 increase (decrease) in the assumed public offering price of $7.00 per share of Series A Convertible Preferred Stock, which is set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $0.06 (0.06) per share at minimum, $0.12 (0.12) per share at maximum, and or $0.14 (0.14) per share at the increased maximum and the dilution to new investors by $0.05 (0.05) per share at minimum, $0.10 (0.10) per share at maximum, and or $0.11 (0.11) per share at the increased maximum, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting commissions and estimated expenses payable by us. Similarly, each increase (decrease) of one million shares in the number of shares of Series A Convertible Preferred Stock offered by us would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $0.35 (0.38) per share at minimum, $0.30 (0.34) per share at maximum, and or $0.28 (0.29) per share at the increased maximum, and the dilution to new investors by $0.26 (0.28) per share at minimum, $0.23 (0.24) per share at maximum and or $0.21 (0.23) per share at the increased maximum, assuming the assumed public offering price remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a clinical stage biopharmaceutical company focused on development of new drugs and medical devices in the fields of oncology, ophthalmology and central nervous system. We operate our business through our wholly owned subsidiaries, American BriVision Corporation (“BriVision”), a Delaware corporation, with a focus on medical device development, BioLite Holding Inc. (“BioLite”), a Nevada corporation, with the key business of new drug development, and BioKey Inc. (BioKey”), a California corporation, a contract service organization.

The Company currently concentrates on clinical research and development of six new drug candidates and one Class III medical device, which collectively constitute its primary business operations and research projects. BriVision was incorporated in 2015 in the State of Delaware. It currently focuses on the development of ABV-1701 Vitreous Substitute for Vitrectomy. BioLite was formed in July 2016 under the laws of Nevada. Through BioLite, we conduct clinical research and trials of six new drug candidates which were licensed from BioLite, Inc. (“BioLite Taiwan”), a company formed in Taiwan that is a subsidiary of BioLite. The six new drug candidates under our development are named as follows: ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 for the treatment of Pancreatic Cancer, ABV-1702 to treat Myelodysplastic syndromes and ABV-1601 Depression in Cancer Patients. BioKey was formed under the laws of California in November 2000. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. BioKey provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase I through phase III) and commercial manufacturing. It also licenses out its technologies and initiates joint research and development processes to other biotechnology, pharmaceutical, and nutraceutical companies.

As a clinical stage biopharmaceutical company, we utilize our licensed technology to (i) further the development of pharmaceutical products with focuses on oncology, ophthalmology and central nervous system indications, (ii) target patients that may potentially respond to such pharmaceutical products and (iii) obtain regulatory approvals for and commercialize such pharmaceutical products in various markets. The business model of the Company includes the following steps and stages: 1) engaging medical research institutions, such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center, to coordinate clinical trials of translational medicine for Proof of Concept (“POC”) on behalf of the Company; 2) retaining ownership of the research results developed by the Company, and 3) out-licensing the research results and data to pharmaceutical companies who will further develop and commercialize the products.

From its inception, the Company has not generated substantial revenue from its medical device and new drug development. For the three months ended March 31, 2019, the Company generated $212,242 in revenue, mainly from its CDMO business unit.

Closing of the Mergers

On January 31, 2018, the Company, BioLite, BioKey, BioLite Acquisition Corp., a Nevada company and direct wholly-owned subsidiary of Parent (“Merger Sub 1”), and BioKey Acquisition Corp., a California company and direct wholly-owned subsidiary of Parent (“Merger Sub 2”) entered into a definitive Agreement and Plan of Merger, providing for the acquisition of BioLite and BioKey by ABVC, which we refer to as the “Merger Agreement.”

On February 8, 2019 (the “Closing Date”), the Company closed the transactions contemplated under the Merger Agreement (the “Closing”), pursuant to which BioLite merged with Merger Sub 1 with BioLite as the surviving corporation, which we refer to as the “BioLite Merger,” and BioKey merged with Merger Sub 2 with BioKey as the surviving corporation, which is referred as the “BioKey Merger.” On the Closing Date, BioLite filed the Article of Merger of the BioLite Merger with the State of Nevada, pursuant to which BioLite became a wholly-owned subsidiary of the Company. On the same day, BioKey filed the Agreement of Merger of the BioKey Merger with the State of California, pursuant to which BioKey became a wholly-owned subsidiary of the Company. In addition, in accordance with the terms of the Merger Agreement and as consideration for the acquisition of BioLite and BioKey, the Company issued 1.82 shares of its Common Stock, par value $0.001 per share, for each share of BioLite’s common stock to each BioLite shareholder and one share of ABVC’s Common Stock for each share of BioKey’s capital stock to each BioKey equity holder. The Company issued an aggregate of approximately 104,558,777 shares of Common Stock to both BioLite shareholders and BioKey shareholders under a registration statement on Form S-4 (File Number 333-226285), which became effective by operation of law on or about February 5, 2019.

Following the Closing, the Company operates as a single entity with three relatively separate but integrated special business units (“SBU”s), which are 1) the New Drug Development SBU, including the new drug pipeline products from BioLite and the patented controlled release drug delivery technology from BioKey, 2) the Innovative Medical Devices SBU, currently focusing on the development of Vitargus, a new invention of a biocompatible vitreous substitute for the treatment of retinal detachment and vitreous hemorrhage, and 3) the CDMO SBU, providing contract services for pharmaceutical companies in the U. S. and as abroad to develop and manufacture new drug products in BioKey’s good manufacturing practice (“GMP”) facility and prepare studies to obtain ANDAs to launch certain new pharmaceutical products in the U.S. While each of these SBUs is operated independently of one another, they report to the same management team and supervised by the board of directors (the “Board”) of the Company and share common resources and functions, including, but not limited to, administration, accounting, human resources, research and development, business development, legal, manufacturing facilities, and office and laboratory spaces. The Board has representatives from each board of directors of BioLite, BioKey and ABVC. The Board consists of the following members: Eugene Jiang, Dr. Tsang Ming Jiang, Dr. Ming-Fong Wu, Norimi Sakamoto, Yen-Hsin Chou, Dr. Tsung-Shann (T.S.) Jiang, Dr. Chang-Jen Jiang, Dr. Shin-Yu Miao, Yoshinobu Odaira, Shih-Chen Tzeng, and Dr. Hwalin Lee.

Common Stock Reverse Split

On March 12, 2019, the Board by unanimous written consent in lieu of a meeting approved to i) effect a stock reverse split at the ratio of 1-for-18 (the “Reverse Split”) of both the authorized Common Stock of the Company and the issued and outstanding Common Stock and ii) to amend the articles of incorporation of the Company to reflect the Reverse Split. The Board approved and authorized the Reverse Split without obtaining approval of the Company’s shareholders pursuant to Section 78.207 of Nevada Revised Statutes.

On May 3, 2019, the Company filed a certificate of amendment to the Company’s articles of incorporation (the “Amendment”) to effect the Reverse Split with the Secretary of State of the State of Nevada. The Reverse Split took effect on May 8, 2019.

Collaborative Agreements

Collaborative agreements with BHK

(i) On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (“BHK”) entered into a co-development agreement (the “BHK Co-Development Agreement”) pursuant to which BioLite Taiwan, a subsidiary of the Company, is collaborating with BHK to research, develop and commercialize BLI-1401-2 (Botanical Drug) Triple Negative Breast Cancer (TNBC) Combination Therapy (BLI-1401-2 Products) in Asian countries excluding Japan. The development costs shall be shared 50/50 between BHK and BioLite Taiwan. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

On July 27, 2016, BioLite Taiwan and BHK agreed to amend the payment terms of the milestone payment in an aggregate amount of $10 million based on the following schedule:

●	Upon the signing of the BHK Co-Development Agreement: $1 million, or 10% of total payment

●	Upon the first Investigational New Drug (IND) submission and BioLite Taiwan delivering all data to BHK according to FDA requirement: $1 million, or 10% of total payment

●	At the completion of first phase II clinical trial: $1 million, or 10% of total payment

●	At the initiation of phase III of clinical trial research: $3 million, or 30% of total payment

●	Upon the New Drug Application (NDA) submission: $4 million, or 40% of total payment

In December 2015, BHK paid a non-refundable upfront cash payment of $1 million, or 10% of $10,000,000, pursuant to the BHK Co-Development Agreement. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this cash receipt as collaboration revenue when all research, technical, and development data was delivered to BHK in 2015. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this collaborative agreement.

In August 2016, the Company received the second milestone payment of NT$31,649,000, approximately equivalent to $1 million, and recognized collaboration revenue for the year ended December 31, 2016.

As of the date of this propsectus, the Company has not completed the first phase II clinical trial.

In addition to the milestone payments, BioLite Taiwan is entitled to receive royalties on 12% of BHK’s net sales related to BLI-1401-2 Products. As of March 31, 2019 and December 31, 2018, the Company had not earned any royalties under the BHK Co-Development Agreement.

(ii) On December 9, 2015, BioLite Taiwan entered into another two collaborative agreements (the “BHK Collaborative Agreements”), pursuant to which BioLite Taiwan is collaborating with BHK to co-develop and commercialize BLI-1005 for “Targeting Major Depressive Disorder” (BLI-1005 Products) and BLI-1006 for “Targeting Inflammatory Bowel Disease” (BLI-1006 Products) in Asia excluding Japan. The development costs shall be shared 50/50 between BHK and BioLite Taiwan. The BHK Collaborative Agreements will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan. On May 18, 2018, BioLite Taiwan and BHK amended the BHK Collaborative Agreements to replace the drug candidate from BLI-1006 to BLI-1008 for ADHD.

In 2015, BioLite Taiwan recognized a cash receipt in a total of NT$50 million, approximately equivalent to $1.6 million, as collaboration revenue when all research, technical, and development data was delivered to BHK. BioLite Taiwan concluded that the deliverables were considered separate units of accounting as the delivered items had value to the customer on a standalone basis and recognized this payment as collaboration revenue when all research, technical, data and development data was delivered to BHK. The cash receipt was for the compensation of past research efforts and contributions made by BioLite Taiwan before the BHK Collaborative Agreements were signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in the BHK Collaborative Agreements.

In addition to the total of NT$50 million, approximately equivalent to $1.60 million, BioLite Taiwan is entitled to receive 50% of the future net licensing income or net sales profit. As of March 31, 2019 and 2018, the Company had not earned any royalties under the BHK Collaborative Agreements.

Co-Development agreement with Rgene Corporation, a related party

On May 26, 2017, American BriVision Corporation (“BriVision”), a wholly-owned subsidiary of the Company, entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene Corporation (“Rgene”), a related party under control by a controlling beneficiary shareholder of YuanGene Corporation who also controls the Company. Pursuant to the Co-Dev Agreement, BriVision and Rgene agreed to co-develop and commercialize ABV-1507 HER2/ neu Positive Breast Cancer Combination Therapy, ABV-1511 Pancreativc Cancer Combination Therapy and ABV-1527 Ovary Cancer Combination Therapy. Under the terms of the Co-Dev Agreement, Rgene had to pay BriVision $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the Co-Dev Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this Co-Dev Agreement. Besides of $3,000,000, BriVision is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, BriVision delivered all research, technical, data and development data to Rgene. Since both Rgene and BriVision are related parties and controlled by a controlling beneficiary shareholder of Yuangene Corporation who is also the controlling beneficiary shareholder of the Company, BriVision has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017. During the year ended December 31, 2017, BriVision received $450,000 in cash. On August 23, 2018, BriVision and Rgene agreed and acknowledged in an Addendum to the Co-Dev Agreement that the remaining balance of the licensing fee owed to BriVision could be paid in stock of Rgene of the equivalent value of $2,550,000. On December 24, 2018, BriVision received the remaining balance of $2,550,000 in the form of newly issued shares of Rgene’s common stock, at the price of NT$50 (approximately equivalent to $1.60 per share), for an aggregate number of 1,530,000 shares, which accounted for equity method long-term investment as of December 31, 2018. During the year ended December 31, 2018, BriVision recognized investment loss of $549. On December 31, 2018, BriVision determined to fully write off this investment based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee, adverse changes in market conditions and the regulatory or economic environment, changes in the operating structure of Rgene, additional funding requirements, and Rgene’s ability to remain in business. However, all projects that have been initiated and scheduled will be continuously managed and supported by BriVision and Rgene.

Collaborative agreement with BioFirst Corporation, a related party

On July 24, 2017, BriVision entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst Corporation (“BioFirst”), pursuant to which BioFirst granted BriVision the global licensing right for medical use of the product (the “Product”): BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of Yuangene Corporation and the Company is one of the directors and Common Stock shareholders of BioFirst.

Pursuant to the BioFirst Collaborative Agreement, BriVision will co-develop and commercialize the Product with BioFirst and pay BioFirst a total amount of $3,000,000 in cash or stock of BriVision before September 30, 2018. The amount of $3,000,000 was in connection with the compensation for BioFirst’s past research efforts and contributions made by BioFirst before the BioFirst Collaborative Agreement was signed and it does not relate to any future commitments made by BioFirst and BriVision in this BioFirst Collaborative Agreement. In addition, BioFirst is entitled to receive 50% of the future net licensing income or net sales profit, if any, and any development cost shall be equally shared by both BriVision and BioFirst.

On September 25, 2017, BioFirst delivered all research, technical data and development data to BriVision. No payment has been made by BriVision as of the date of this prospectus. The Company determined to fully expense the entire amount of $3,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence, the entire amount of $3,000,000 was fully expensed as research and development expense during the year ended September 30, 2017 of the Company on a consolidated basis.

Loan Agreement

Cathay United Bank

On June 28, 2016, BioLite Taiwan and Cathay United Bank entered into a one-year bank loan agreement (the “Cathay United Loan Agreement”) in an amount of NT$7,500,000, equivalent to $243,000. The term started June 28, 2016 with maturity date at June 28, 2017. The loan balance bears interest at a floating rate of prime rate plus 1.15%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. On September 6, 2017, BioLite Taiwan extended the Cathay United Loan Agreement for one year, which was due on September 6, 2018, with the principal amount of NT$7,500,000, equivalent to $243,000. On October 1, 2018, BioLite Taiwan extended the Cathay United Loan Agreement with the same principal amount of NT$7,500,000, equivalent to $243,0050 for one year, which is due on September 6, 2019. As of March 31, 2019 and December 31, 2018, the effective interest rates per annum were 2.22%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personally guaranteed by the chairman of BioLite Taiwan.

CTBC Bank

On June 12, 2017 and July 19, 2017, BioLite Taiwan and CTBC Bank entered into short-term saving secured bank loan agreements (the “CTBC Loan Agreements”) in an amount of NT$10,000,000, equivalent to $324,000, and NT$10,000,000, equivalent to $324,000, respectively. Both two loans with the same maturity date at January 19, 2018. In February 2018, BioLite Taiwan combined two loans and extended the loan contract with CTBC for one year. On January 18, 2019, BioLite Taiwan and CTBC Bank agreed to extend the loan with a new maturity date, which is July 18, 2019. The loan balances bear interest at a fixed rate of 1.63% per annum. The loan is secured by the money deposited in a savings account with the CTBC Bank. This loan is also personally guaranteed by the chairman of BioLite Taiwan and BioFirst.

Cathay Bank

During the three months ended March 31, 2019, the Company received a loan in aggregate of $1,000,000 from Cathay Bank pursuant to a business loan agreement (the “Loan Agreement”) entered by and between the Company and Cathay Bank on January 8, 2019 and a promissory note (the “Note”) executed by the Company on the same day. The Loan Agreement provides for a revolving line of credit in the principal amount of $1,000,000 with a maturity date (the “Maturity Date”) of January 1, 2020. The Note executed in connection with the Loan Agreement bears an interest rate (the “Regular Interest Rate”) equal to the sum of one percent (1%) and the prime rate as published in the Wall Street Journal (the “Index”). Pursuant to the Note, the Company shall pay the entire outstanding principal plus accrued unpaid interest on the Maturity Date and may prepay portion or all of the Note before the Maturity Date without penalty. If the Company defaults on the Note, the default interest rate shall become five percent (5%) plus the Regular Interest Rate.

In connection with the Note and Loan Agreement, on January 8, 2019, each of Dr. Tsung Shann Jiang and Dr. George Lee executed a commercial guaranty (the “Guaranty”) to guaranty the loans for the Company pursuant to the Loan Agreement and Note, severally and individually, in the amount not exceeding $500,000 each until the principal amount of the Note and accrued interest is fully paid and satisfied. Dr. Tsung Shann Jiang is a director and the Chief Strategy Officer of the Company, the Chairman and Chief Executive Officer of BioLite, a subsidiary of the Company. Dr. George Lee serves as the Chairman of the board of directors of BioKey, another subsidiary of the Company.

In addition, on January 8, 2019, each of the Company and BriVision signed a commercial security agreement (the “Security Agreement”) to secure the loans under the Loan Agreement and the Note. Pursuant to the Security Agreements, each of the Company and BriVision (each, a “Grantor”, and collectively, the “Grantors”) granted security interest in the collaterals as defined therein, comprised of almost all of the assets of each Grantor, to secure such loans for the benefit of Cathay Bank.

Revenue Generation

Most of our licensed products are still under development and trial stage. During the three months ended March 31, 2019 and 2018, we generated $212,242 and $0 in revenues, respectively, primarily from the CDMO business unit.

Research and Development

During the three months ended March 31, 2019 and 2018, we spent approximately $421,956 and $248,111 on research and development, respectively, which consisted primarily of research and development and payroll expenses. Such payroll expenses were settled in both cash and common stock issued by the Company.

Critical Accounting Policies and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Fiscal Year

The Company changed its fiscal year from the period beginning on October 1st and ending on September 30th to the period beginning on January 1st and ending on December 31st, beginning January 1, 2018. All references herein to a fiscal year prior to December 31, 2017 refer to the twelve months ended September 30th of such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Inventory

Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Forward Stock Split

On March 21, 2016, the Board of Directors and the majority of the shareholders of the Company approved an amendment to the Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of our authorized shares of common stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016. As a result, all shares outstanding for all periods have been retroactively restated to reflect Company’s 1 to 3.141 forward stock split.

Reverse Stock Split

On March 12, 2019, the Board of Directors by unanimous written consent in lieu of a meeting approved resolutions to i) effect a reverse stock split at the ratio of 1-for-18 (the “Reverse Split”) of both the authorized Common Stock and the issued and outstanding Common Stock and ii) to amend the Articles of Incorporation to reflect the Reverse Split. The Board of Directors approved and authorized the Reverse Split without obtaining approval of the Company’s shareholders pursuant to Section 78.207 of Nevada Revised Statutes. On May 3, 2019, the Company filed a certificate of amendment to the Company’s Articles of Incorporation (the “Amendment”) to effect the Reverse Split with the Secretary of State of Nevada. The Financial Industry Regulatory Authority (“FINRA”) informed the Company that the Reverse Split was effective on May 8, 2019. Unless specified otherwise, all shares and related financial information in this propsectus reflect this 1-for-18 reverse stock split.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, restricted cash, accounts receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s short-term bank loan, convertible notes payable, and accrued interest approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of the Company’s long-term bank loan approximates fair value because the interest rates approximate market rates that the Company could obtain for debt with similar terms and maturities.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of March 31, 2019 and December 31, 2018, the Company’s cash and cash equivalents amounted to $981,341 and $226,688, respectively. Some of the Company’s cash deposits are held in financial institutions located in Taiwan where there is currently regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

Restricted Cash Equivalents

Restricted cash equivalents primarily consist of cash held in a reserve bank account in Taiwan. As of March 31, 2019 and December 31, 2018, the Company’s restricted cash equivalents amounted to $16,093.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes.

Goodwill

The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate the carrying value may not be recoverable. In testing goodwill for impairment, the Company may elect to utilize a qualitative assessment to evaluate whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment indicates that goodwill impairment is more likely than not, the Company performs a two-step impairment test. The Company tests goodwill for impairment under the two-step impairment test by first comparing the book value of net assets to the fair value of the reporting units. If the fair value is determined to be less than the book value or qualitative factors indicate that it is more likely than not that goodwill is impaired, a second step is performed to compute the amount of impairment as the difference between the estimated fair value of goodwill and the carrying value. The Company estimates the fair value of the reporting units using discounted cash flows. Forecasts of future cash flows are based on our best estimate of future net sales and operating expenses, based primarily on expected category expansion, pricing, market segment share, and general economic conditions.

The Company completed the required testing of goodwill for impairment as of March 31, 2019, and determined that goodwill was impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial sales volume increases, which are highly uncertain. Furthermore, the Company anticipates future cash flows indicate that the recoverability of goodwill is not reasonably assured.

Research and Development Expenses

The Company accounts for R&D costs in accordance with FASB ASC 730, “Research and Development” (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables.

For its CDMO business unit, the Company accounts for R&D costs in accordance with ASC 730. Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Stock-based Compensation

The Company measures expenses associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the consolidated financial statements on a straight-line basis over the requisite service period in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Total employee stock-based compensation expenses were $0 for the three months ended March 31, 2019 and 2018, respectively.

The Company accounted for stock-based compensation to non-employees in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” and FASB ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. Total non-employee stock-based compensation expenses were $8,550 and $5,626 for the three months ended March 31, 2019 and 2018, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which allows the recognition and measurement of deferred tax assets to be based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Under FASB ASC Topic 740 “Income Taxes”, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefits recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer satisfied. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalty or interest relating to income taxes has been incurred for the three months ended March 31, 2019 and 2018, respectively. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). In accordance with this guidance, the Company’s financial results reflect provisional amounts for those specific income tax effects of the 2017 Tax Act for which the accounting under ASC Topic 740 is incomplete but a reasonable estimate could be determined. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that the Company may take. The Company is continuing to gather additional information to determine the final impact.

For the three months ended March 31, 2019 and 2018, the Company’s income tax expense amounted $0 and $0, respectively.

Loss Per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. Diluted earnings per share excludes all dilutive potential shares if their effect is anti-dilutive.

Commitments and Contingencies

The Company has adopted ASC Topic 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU 2018-13 will have on its financial statements.

Limited Operating History; Need for Additional Capital

We have no assurance that future financing will be available to us on acceptable terms, or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

If we are unable to raise additional capital to maintain our operations in the future, we may be unable to carry out our full business plan or we may be forced to cease operations.

The following discussion and analysis should be read in conjunction with the unaudited financial statements of the Company for the period ended March 31, 2019 and 2018 and accompanying notes that appear in this prospectus and the financial statements included in this Registration Statement.

Results of Operations

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, but we cannot guarantee that we will be able to achieve the same.

Results of Operations — Year Ended December 31, 2018 Compared to Year Ended December 31, 2017.

The following table presents, for the period indicated, our consolidated statements of operations information, prior to the closing the Mergers.

	Year Ended December 31,
	2018	2017

Revenues	$-	$-

Cost of revenues	-	-

Gross profit (loss)	-	-

Operating expenses
Selling, general and administrative expenses	695,148	811,685
Research and development expenses	669,668	3,171,665
Stock based compensation expenses	28,800	155,400
Total operating expenses	1,393,616	4,138,750

Loss from operations	(1,393,616)	(4,138,750)

Other income(expenses)
Interest income	93	180
Interest expense	(155,930)	(103,460)
Investment Loss	(549)	-
Loss on investment in equity securities	(2,549,451)	-
Total other income (expenses)	(2,705,837)	103,280

Loss from continuing operations before provision income tax	(4,099,453)	(4,242,030)

Provision income tax	1,850	830

Net Loss	$(4,101,303)	(4,242,860)

Revenues. We did not generate any revenue during the year ended December 31, 2018 and 2017. As such, we did not incur any cost associated with revenues during the same periods.

Operating Expenses. Our operating expenses were $1,393,616 for the year ended December 31, 2018 as compared to $4,138,750 for the year ended December 31, 2017. The decrease in operating expenses in the amount of $2,745,134 or (66.33)% in the year ended December 31, 2018 was primarily caused by the decrease in research and development expense, which was operating at a normal rate in 2018, after the Company has established meaningful collaborative agreements with strategic partners, such as BioFirst.

Loss on investment in equity securities. The loss on investment in equity securities was $2,549,451 for the year ended December 31, 2018 as compared to $0 for the year ended December 31, 2017. The increase of expenses by $2,549,451 was attributable to the other-than temporary impairment on equity investment for Rgene due to the operating performance and adverse changes in market conditions of Rgene. However, all projects that have been initiated and scheduled will be continuously managed and supported by the Company and Rgene.

Net Loss. As a result of the above factors, the net loss was $4,101,303 and $4,242,860 for the years ended December 31, 2018 and 2017. The decrease of net loss in the year ended December 31, 2018 as compared to the same period ended December 31, 2017 was in an amount of $141,557 or by (3.34)%.

Liquidity and Capital Resources

Working Capital Summary

	As of December 31, 2018 ($)	As of December 31, 2017 ($)

Current Assets	96,273	2,643,332
Current Liabilities	5,568,224	4,400,247
Working Capital (Deficit)	(5,471,951)	(1,756,915)

Cash Flows

	Years Ended
	December 31,
	2018	2017

Cash Flows Used in Operating Activities	$(630,195)	$(1,485,313)
Cash Flows Provided by Financing Activities	593,000	1,560,000
Net (Decrease) Increase in Cash During Period	$(37,195)	$74,687

Cash Flow from Operating Activities

During the years ended December 31, 2018 and 2017, the net cash used in operating activities were $630,195 and $1,485,313, respectively, reflecting a decrease of $855,118 or (57.57)%. Such decrease was primarily caused by the recognition of loss on investment in equity securities and the change in accrued expenses and due to related parties during the year ended December 31, 2018.

Cash Flow from Investing Activities

There was no net cash used or generated from investing activities during the years ended December 31, 2018 and 2017.

Cash Flow from Financing Activities

During the year ended December 31, 2018 and 2017, net cash generated from financing activities was 593,000 and $1,560,000, respectively. The decrease of $967,000 or (61.99)% in net cash generated from financing activities was because the Company borrowed less money from related parties and also made repayments for outstanding loans in the fiscal year of 2018.

Critical Accounting Policy and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Going Concern Consideration

We have incurred losses since its inception resulting in an accumulated deficit of $19,877,901 and $15,776,598 as of December 31, 2018 and 2017, respectively, and net loss of $4,101,303 during the fiscal year ended December 31, 2018. These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months.

We expect to finance operations primarily through capital contributions from the principal shareholders and other sources. Our continuing operation depends on the success of our financing, including both debt and equity.

Off-Balance Sheet Arrangements

As of December 31, 2018, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Results of Operations — Three Months Ended March 31, 2019 Compared to March 31, 2018.

The following table presents, for the three months indicated, our consolidated statements of operations information.

	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)

Revenues	$212,242	$-

Cost of revenues	1,499	-

Gross profit	210,743	-

Operating expenses
Selling, general and administrative expenses	510,803	420,462
Research and development expenses	421,956	248,111
Stock based compensation	8,550	5,626
Total operating expenses	941,309	674,199

Loss from operations	(730,566)	(674,199)

Other income (expense)
Interest income	189	1,150
Interest expense	(129,886)	(106,854)
Rental income, net	(3,891)	3,066
Gain (loss) on foreign exchange changes	(3)	7,515
Gain (loss) on investment in equity securities	(66,205)	(38,567)
Other income (expense)	(500)	(15)
Total other income (expenses)	(200,296)	(133,705)

Loss before provision for income tax (benefit)	(930,862)	(807,904)

Provision for income tax (benefit)	(57,545)	(94,282)

Net loss	$(873,317)	$(713,622)
Net loss attributable to noncontrolling interests	(81,646)	(112,235)
Net loss attributable to ABVC and subsidiaries	(791,671)	(601,387)
Foreign currency translation adjustment	(86,786)	64,994
Comprehensive Income (Loss)	$(878,457)	$(536,393)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.05)	$(0.05)
Weighted average number of common shares outstanding
Basic and diluted	14,965,665	11,599,911

Revenues. We generated $212,242 and $0 in revenues; $1,499 and $0 in cost of revenues for the three months ended March 31, 2019 and 2018, respectively.

Operating Expenses. Our operating expenses were $941,309 for the three months ended March 31, 2019 as compared to $674,199 for the three months ended March 31, 2018. The increase in operating expenses was primarily caused by R&D expenses that were scheduled for existing drug candidates research.

Interest Expense. The interest expense was $129,886 for the three months ended March 31, 2019 as compared to $106,854 for the three months ended March 31, 2018. The increase in interest expense is primarily due to interest incurred on the new business loan from Cathay Bank.

Net Loss. The net loss was $873,317 for the three months ended March 31, 2019 compared to $713,622 for the three months ended March 31, 2018. The increase in net loss was primarily caused by professional services fees and R&D expenses.

Liquidity and Capital Resources

Working Capital

	As of March 31, 2019 ($)	As of December 31, 2018 ($)
	(Unaudited)	(Unaudited)
Current Assets	$1,527,182	$566,476
Current Liabilities	12,435,155	10,987,786
Working Capital (deficit)	$(10,907,793)	$(10,421,310)

Cash Flows

	Three Months Ended
	March 31,
	2019	2018
	(Unaudited)
Cash Flows Used in Operating Activities	$(599,528)	$(525,510)
Cash Flows Used in Investing Activities	(17,801)	-
Cash Flows Provided by Financing Activities	1,373,791	349,737
Effect of exchange rate changes on cash and cash equivalents	(1,809)	(40)
Net (Decrease) Increase in Cash During Period	$754,653	$(175,813)

Cash Flow from Operating Activities

During the three months ended March 31, 2019 and 2018, the net cash used in operating activities were $599,528 and $525,510, respectively. The increase in the amount of $74,018 is primarily due to net loss of operations.

Cash Flow from Investing Activities

During the three months ended March 31, 2019 and 2018, the Company spent $17,801 and $0 in investing activities, respectively. The decrease in the amount of $17,801 was due to company stock buyback from a previous employee.

Cash Flow from Financing Activities

During the three months ended March 31, 2019 and 2018, the net cash provided by financing activities was $1,373,791 and $349,737, respectively, reflecting an increase of $1,024,054. The increase in the net cash provided by financing activities was primarily attributed to the loan in the total amount of $1,000,000 from Cathay Bank.

Off-Balance Sheet Arrangements

As of March 31, 2019, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

BIOLITE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the restated Consolidated Financial Statements and related notes included elsewhere in this prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Overview

BioLite is a clinical stage pharmaceutical company focused on translational research of botanical and natural API-based products in the fields of central nervous system, oncology/ hematology and autoimmune diseases. Because we believe natural substances have many healing powers, BioLite focuses its research resources to the development of botanical products, which include plant materials, algae, macroscopic fungi and combinations thereof. We mostly use traditional cultivation, fermentation and purification techniques, excluding genetic modifications, to process the active natural constituents of our drug candidates. The operational activities primarily focus on researching and developing novel botanical and natural drugs utilizing scientific methodology and approaches in compliance with the procedures and protocols prescribed by the FDA. The names of all of our medicinal products are in an alphanumeric form, starting with “BLI” which stands for “BioLite” and followed by Arabic numbers. For example, BLI-1005 is the name of one of our products that is intended to treat certain types of depression. BioLite seeks to add value to new drug development by taking pre-clinical stage new drug candidates to Phase II and proving the concept of the new drug candidates. As a result of the consummation of the Mergers, BioLite became a wholly-owned subsidiary of the Company on February 8, 2019.

BioLite’s research and development team is devoted primarily to preclinical studies, Phase I and II clinical trials of new drug candidates in its fields with goals of translating pharmacology-related research results and theories to medicinal drug candidates that are ready for clinical trials on a large scale, such as Phase III trials, and future commercialization. BioLite acquires licenses from universities, government and other research institutes to further preclinical research in order to select new drug candidates for clinical trials, including Phase I and Phase II. BioLite currently focuses on the areas of CNS, oncology/ hematology and autoimmune, where it is seeking to build a portfolio of novel therapeutics that serve large unmet medical needs. As part of the business strategy, BioLite plans to cooperate with well-established pharmaceutical companies in the U.S. and other countries with major medicinal markets to further develop and commercialize the products in its portfolio for which we receive positive clinical trial results from Phase II trials.

CNS

BioLite acquired exclusive global rights to develop and license two investigational new drugs to treat central nervous system diseases, both of which are based on novel formulas of extracts from Chinese, Korean and Japanese herbs that have shown promise in treating insomnia, anxiety and other mental disorders. BioLite has successfully completed the stage 1, Phase II study of BLI-1005, a novel capsule product to treat MDD. BioLite is in the process of recruiting sixty patients to carry out the stage 2, Phase II trial of BLI-1005. BLI-1005 is intended to treat MDD and we believe that it offers multiple advantages over currently available antidepressants. In addition, BioLite received from the FDA an approval on the IND application of BLI-1008 for the treatment of ADHD in January 2016 and is scheduled to commence the Phase II trial in the foruth quarter of 2018, subject to the availability of sufficient funds. BLI-1005 and BLI-1008 are two indications deriving from the same API, PDC-1421, as a result of which, BLI-1008 shares the BLI-1005 Phase I clinical trial results. The Phase I clinical trial results of both drug candidates showed no serious adverse events and none of the trial subjects, namely healthy volunteers displayed any signs of suicidal intention or behavior. Suicidal intention and behaviors measure suicidal risks which are related to possibility of serious adverse effects. BioLite has a hypothesis that BLI-1005 and BLI-1008 may be less susceptible to drug abuse and dependence because we think both drug candidates will be classified as non-stimulants which are known for low abuse tendency or dependence.

Oncology/ Hematology

BioLite currently has exclusive global rights to develop four innovative botanical drugs, BLI- 1301 to treat Myelodysplastic syndromes (“MDS”), BLI-1401-1 designed to treat solid tumors, BLI-1401-2 for the treatment of TNBC and BLI-1501 intended to treat chronic lymphocytic leukemia (“CLL”), all of which constitute our oncology/hematology portfolio. Each of the four investigational new drugs is designed to be used as part of a combination therapy for its targeted cancer because our research results indicate each of the four drugs’ ability to improve cancer patients’ immunity and counter the various types of side effects, respectively, caused by the traditional therapies, such as chemotherapies.

MDS are a group of cancers in which immature blood cells in the bone marrow do not mature and therefore do not become healthy blood cells. We have received from the FDA an IND approval to conduct Phase II trial of BLI- 1301 to treat MDS and plan to start such trial in the fourth quarter of 2018 subject to the sufficiency of working capital. A MDS is a relatively rare type of leukemia. If BioLite can prove to the FDA that our BLI-1301 has sufficient potential to treat MDS, BioLite may receive an orphan drug designation for it. Currently BioLite is processing the application for such orphan drug designation for BLI- 1301, which was initiated in 2014.

BioLite received the FDA IND approval for BLI-1401-2 for the treatment of TNBC in March 2016. We are currently co-developing BLI-1501 candidate with Memorial Sloan Kettering Cancer Center (“MSKCC”) to conduct preclinical studies. Through collaboration with BHK, BioLite and we are preparing the FDA IND applications for the Phase II clinical trials of BLI-1401-1 and conducting the early stage preclinical studies of BLI-1501.

Autoimmune

BioLite has a focused pipeline of investigational drugs that are designed for the treatment of autoimmune diseases, including BLI-1006 to treat inflammatory bowel disease (“IBD”) and BLI-1007 for rheumatoid arthritis (“RA”). BioLite has received the exclusive global rights on these two autoimmune products from the Industrial Technology Research Institute in Taiwan which holds patents on both drug candidates in certain Asian, North American and European countries. BioLite is preparing the IND Phase I application for BLI-1006. BioLite is currently conducting preclinical studies of BLI-1007.

In the future, BioLite will look to acquire and conduct clinical research on additional investigational botanical new drugs to further the FDA clearance process. BioLite’s management team’s prior experience has involved screening pre-clinical products, compliance with FDA procedures and identifying co-developers to continue the FDA process and commercialize new drugs.

Key Factors Affecting BioLite’s Results of Operations

BioLite’s core operation activities include research and development of botanic new drug candidates with focuses on preclinical development, Phase I and Phase II clinical trials and license-in and license-out collaboration with research institutions and respected biotech companies, respectively. Any research results or regulatory results have substantial impacts on our operation results and financial performance. In addition, the relationships with BioLite’s licensors, CROs or third party researchers and collaborators are critical to the success of our business operations.

Critical Accounting Policies and Significant Judgments and Estimates

Segment Reporting — BioLitefollows the provisions of ASC Topic 280, “Segment Reporting”, which establishes standards for reporting information about operating segments, which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of BioLite’s reportable segments. ASC Topic 280, “Segment Reporting,” also requires disclosures about products or services, geographic areas, and major customers. BioLite’s management reporting structure provided for only one segment in 2018 and 2017. Accordingly, no separate segment information is presented.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk — BioLite’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash. BioLite places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. BioLite does not enter into financial instruments for hedging, trading, or speculative purposes. Concentration of credit risk with respect to accounts receivables is limited due to the wide variety of customers and markets in which BioLite transacts business, as well as their dispersion across many geographical areas. BioLite performs ongoing credit evaluations of its customers and generally does not require collateral, but does require advance deposits on certain transactions.

Cash and Cash Equivalents — BioLite considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash Equivalents — Restricted cash equivalents primarily consist of cash held in a reserve bank account associated with short-term bank loans.

Accounts Receivable, Receivable from Collaboration Partners, and Other Receivable — Accounts receivable, receivable from collaboration partners, and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable, receivable from collaboration partners, and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that BioLite will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Inventory — Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. BioLite periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence. As of December 31, 2018 and 2017, the allowance for slow-moving inventory was $180,387 and $0, respectively.

Property and Equipment — Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Estimated Life in Years
Buildings and leasehold improvements	5 ~ 50
Machinery and equipment	5 ~ 6
Office equipment	3 ~ 6

Impairment of Long-Lived Assets —BioLite has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by BioLite be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. BioLite evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist.

Fair Value Measurements — FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of BioLite. Unobservable inputs are inputs that reflect BioLite’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that BioLite has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of BioLite, such as cash and cash equivalents, restricted cash, accounts receivable, other receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of BioLite’s short-term bank loan and notes payable approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of BioLite’s long-term bank loan approximates fair value because the interest rates approximate market rates that BioLite could obtain for debt with similar terms and maturities.

Long-term Equity Investment — BioLite acquires these equity investments to promote business and strategic objectives. BioLite accounts for non-marketable equity and other equity investments for which BioLite does not have control over the investees as:

●	Equity method investments when BioLite has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of BioLite’s non-marketable equity investments, and therefore BioLite considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. BioLite’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment — BioLite’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. We also consider specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. We record other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on our assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. BioLite records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of non-marketable equity investments were $33,532 and $4,277,708 for the years ended December 31, 2018 and 2017, respectively.

Post-retirement and post-employment benefits — BioLite adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, BioLite makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. BioLite has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $19,486 and $26,263 for the years ended December 31, 2018 and 2017, respectively. Other than the above, BioLite does not provide any other post-retirement or post-employment benefits.

Revenue Recognition — During the fiscal year 2018, BioLite adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for BioLite’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on BioLite’s review of existing collaborative agreements as of January 1, 2018, BioLite concluded that the adoption of the new guidance did not have a significant change on BioLite’s revenue during all periods presented.

Pursuant to ASC 606, BioLite recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that BioLite expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that BioLite determines is within the scope of ASC 606, BioLite performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) BioLite satisfies a performance obligation. BioLite only applies the five-step model to contracts when it is probable that BioLite will collect the consideration BioLite is entitled to in exchange for the goods or services BioLite transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, BioLite assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. BioLite then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The following are examples of when BioLite recognizes revenue based on the types of payments BioLite receives.

Merchandise Sales — BioLite recognizes net revenues from dietary supplements product sales when customers obtain control of BioLite’s products, which typically occurs upon delivery to customer. Product revenues are recorded at the net sales price, or “transaction price,” which includes applicable reserves for variable consideration, including discounts, allowances, and returns.

Trade discount and allowances: BioLite generally provides invoice discounts on product sales to its customers for prompt payment. BioLite estimates that, based on its experience, its customers will earn these discounts and fees, and deducts the full amount of these discounts and fees from its gross product revenues and accounts receivable at the time such revenues are recognized.

Product returns: BioLite estimates the amount of each product that will be returned and deducts these estimated amounts from its gross revenues at the time the revenues are recognized. BioLite’s customers have the right to return unopened packages, subject to contractual limitations.

To date, product allowance and returns have been minimal and, based on its experience, BioLite believes that returns of its products will continue to be minimal.

Collaborative Revenues — BioLite recognizes collaborative revenues generated through collaborative research, development and/or commercialization agreements. The terms of these agreements typically include payment to BioLite related to one or more of the following: nonrefundable upfront license fees, development and commercial milestones, partial or complete reimbursement of research and development costs, and royalties on net sales of licensed products. Each type of payments results in collaborative revenues except for revenues from royalties on net sales of licensed products, which are classified as royalty revenues. To date, we have not received any royalty revenues. Revenue is recognized upon satisfaction of a performance obligation by transferring control of a good or service to the collaboration partners.

As part of the accounting for these arrangements, BioLite applies judgment to determine whether the performance obligations are distinct, and develop assumptions in determining the stand-alone selling price for each distinct performance obligation identified in the collaboration agreements. To determine the stand-alone selling price, BioLite relies on assumptions which may include forecasted revenues, development timelines, reimbursement rates for R&D personnel costs, discount rates and probabilities of technical and regulatory success.

BioLite had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of BioLite’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, BioLite’s experience in conducting clinical development, regulatory and manufacturing activities. BioLite reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(i)	Nonrefundable upfront payments

If a license to BioLite’s intellectual property is determined to be distinct from the other performance obligations identified in an arrangement, BioLite recognizes revenue from the related nonrefundable upfront payments based on the relative standalone selling price prescribed to the license compared to the total selling price of the arrangement. The revenue is recognized when the license is transferred to the collaboration partners and the collaboration partners who are able to use and benefit from the license. To date, the receipt of nonrefundable upfront fees was solely for the compensation of past research efforts and contributions made by BioLite before the collaborative agreements entered into and it does not relate to any future obligations and commitments made between BioLite and the collaboration partners in the collaborative agreements.

(ii)	Milestone payments

BioLite is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of BioLite’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of BioLite’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by BioLite of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to BioLite, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, BioLite recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(iii)	Multiple Element Arrangements

BioLite evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, BioLite considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. BioLite also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

BioLite recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 606 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, BioLite recognizes revenue from the combined unit of accounting over BioLite’s contractual or estimated performance period for the undelivered elements, which is typically the term of BioLite’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then BioLite recognizes revenue under the arrangement on a straight-line basis over the period BioLite is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then BioLite recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, BioLite evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either BioLite’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. BioLite evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, BioLite is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. BioLite recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 606. Based on those criteria, BioLite considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation of Deferred Tax Assets — A valuation allowance is recorded to reduce our deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If BioLite determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, BioLite’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of our deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, BioLite determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 13 of our Financial Statements for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

BioLite applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to BioLite’s liability for income taxes. Any such adjustment could be material to BioLite’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2018 and 2017, management considered that BioLite had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Share-Based Compensation — BioLite accounts for its stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation, which establishes accounting for stock-based awards granted to employees for services and requires companies to expense the estimated fair value of these awards over the requisite service period. BioLite recognizes share-based compensation expense for share-based compensation awards granted to its employees and officers. Compensation expense for share-based compensation awards granted is based on the grant date fair value estimate for each award as determined by its board of directors. BioLite recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally one to two years. As share-based compensation expense recognized is based on awards ultimately expected to vest, such expense is reduced for estimated forfeitures. During the years ended December 31, 2018 and 2017, BioLite did not record any employee stock-based compensation expenses.

BioLite estimates the fair value of stock-based compensation awards at the date of grant using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the fair value of the underlying Common Stock, expected term of the option, expected volatility of the price of its Common Stock, risk-free interest rates, and the expected dividend yield of our Common Stock. The assumptions used in BioLite’s option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, BioLite’s stock-based compensation expense could be materially different in the future.

These assumptions and estimates are as follows:

●	Fair value of the underlying Common Stock. Because BioLite’s stocks are not publicly traded, the assumptions used in the valuation model are based on future expectations combined with management judgment. In the absence of a public trading market, the board of directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our Common Stock as of the date of each option grant, including the following factors:

a) contemporaneous valuations performed by unrelated third-party specialists;

b) the lack of marketability of its Common Stock;

c) BioLite’s actual operating and financial performance, and current business conditions and projections;

d) BioLite’s hiring of key personnel and the experience of our management;

e) BioLite’s history and the timing of the introduction of new products and services;

In valuing the Common Stock, the fair value of the underlying Common Stock was determined by using the value indications under a combination of valuation approaches, including a discounted cash flow analysis under the income approach, market approaches, and the latest round of equity financing at grant date

●	Expected term. The expected term represents the period that the stock-based compensation awards are expected to be outstanding. Since BioLite did not have sufficient historical information to develop reasonable expectations about future exercise behavior, it used the simplified method to compute expected term, which represents the average of the time-to-vesting and the contractual life.

●	Expected volatility. As BioLite does not have a trading history for its Common Stock, the expected stock price volatility for its Common Stock was estimated by taking the mean standard deviation of stock prices for selected companies in biotechnogy industry listed in Taiwan’s stock markets.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the options.

●	Expected dividend yield. BioLite has never declared or paid any cash dividends and do not presently plan to declare or pay cash dividends in the foreseeable future. Consequently, we used an expected dividend yield of zero.

The valuations are highly complex and subjective. Following the completion of this offering, Common Stock valuations will no longer be necessary as BioLite will rely on market prices to determine the fair value of its Common Stock.

Foreign-currency Transactions — For BioLite’s subsidiaries in Taiwan, the foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment — The accounts of BioLite Taiwan were maintained, and its financial statements were expressed, in New Taiwan Dollar (“NT$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NT$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income as a component of stockholders’ equity.

Research and Development — BioLite accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where BioLite enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables. Research and development expense was $319,053 and $256,682 for the years ended December 31, 2018 and 2017, respectively.

Promotional and Advertising Costs — Promotional and advertising costs are classified as selling and general and administrative expenses, and are expensed as incurred. Promotional and advertising expenses consist primarily of the costs of designing, producing, and distributing materials promoting BioLite and its products, including its corporate website. Promotional and advertising costs were $419 and $842 for the years ended December 31, 2018 and 2017, respectively.

Statement of Cash Flows — Cash flows from BioLite’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. In November 2016, the FASB issued ASU 2016-18, Restricted Cash , which requires amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the total beginning and ending amounts for the periods shown on the statement of cash flows. BioLite adopted ASU 2016-18 in the fourth quarter of 2018 and the impact on its consolidated financial statements is not material as BioLite's restricted cash balances are immaterial.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. BioLite has reported the components of comprehensive income in its statements of operations and comprehensive income (loss).

Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption. For the comparative periods prior to adoption, the Company presented the disclosures which were required under ASC 840.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash. This ASU requires changes in restricted cash during the period to be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. If cash, cash equivalents and restricted cash are presented in more than one line item on the balance sheet, the new guidance requires a reconciliation of the total in the statement of cash flows to the related captions in the balance sheet. This guidance was effective for annual and interim periods of public entities beginning after December 15, 2017. The amendments in this ASU are applied retrospectively to all periods presented. BioLite adopted this guidance in the fourth quarter of 2018. The adoption of this ASU increased BioLite’s beginning and ending cash balances within its consolidated statements of cash flows. The adoption had no other material impacts to its consolidated statements of cash flows and had no impact on its results of operations or financial position.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (ASU 2018-02), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. BioLite does not expect the adoption of this standard to have a material effect on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. BioLite is currently evaluating the effect, if any, that the ASU will have on its financial statements.

In November 2018, the FASB issued ASU 2018-18, Collaborative arrangements (Topic 808): Clarifying the interaction between Topic 808 and Topic 606. ASU 2018-18 clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer and precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. For public business entities, these amendments are effective for fiscal years beginning after December 2019, and interim periods therein. Early adoption is permitted, including adoption in any interim period, for entities that have adopted ASC 606. BioLite is currently evaluating the impact that ASU 2018-18 will have on its consolidated financial statements.

Results of Operations- Year Ended December 31, 2018 compared to Year Ended December 31, 2017

The following tables set forth a summary of BioLite’s results of operations for the periods indicated. This information should be read together with BioLite’s financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	2018	2017
Net revenue
Merchandise sales	$6,324	$940
Merchandise sales-related parties	632	2,256
Total net revenue	6,956	3,196

Cost of revenue
Merchandise sales	4,893	2,249
Inventory valuation reserve	180,387	-
Subtotal	185,280	2,249

Gross profit	(178,324)	947

Operating expenses
Research and development expenses	319,053	256,682
Selling, general and administrative expenses	893,570	1,735,931
Total operating expenses	1,212,623	1,992,613

Loss from operations	(1,390,947)	(1,991,666)

Other income (expense)
Interest income	5,119	7,207
Interest expense	(306,821)	(222,060)
Rental income	11,924	11,814
Investment loss	(395,476)	(34,139)
Gain (loss) on foreign exchange changes	7,307	(409,170)
Loss on investment in equity securities	(256,126)	(4,443,876)
Other income (expenses)	(5,154)	51,574
Total other income (expenses)	(939,227)	(5,038,650)
Loss before income taxes	(2,330,174)	(7,030,316)
Provision for income taxes (benefit)	(366,947)	(360,395)
Net loss	(1,963,227)	(6,669,921)
Net loss attributable to noncontrolling interests, net of tax	489,151	1,621,650
Net loss attributable to BioLite Holding, Inc.	(1,474,076)	(5,048,271)
Foreign currency translation adjustment	(86,786)	695,573
Comprehensive Loss	$(1,560,862)	$(4,352,698)

Revenue

For the year ended December 31, 2018, BioLite had total revenue of $6,956 compared to the total revenue of $3,196 for the year ended December 31, 2017, representing an increase of $3,760, or 117.6%. BioLite’s revenue increased in an insignificant amount during the fiscal year of 2018 mainly because the increased demand from our clients.

Cost of Revenue

Total cost of revenue, which comprised mainly cost of merchandise sales and inventory valuation reserve, was $185,280 for the year ended December 31, 2018 as compared to $2,249 for the year ended December 31, 2017, reflecting an increase of $183,031 or 8138%. The significant year-to-year increase in cost of revenue was driven by the increase in inventory valuation reserve on inventories.

Operating Expenses

The following table sets forth the breakdown of BioLite’s operating expenses for the years ended December 31, 2018 and 2017, respectively:

	2018	2017
Operating expenses:
Research and development expenses	$319,053	$256,682
Selling, general and administrative expenses	893,570	1,735,931
	$1,212,623	$1,992,613

Research and development costs consist of clinical trials, sponsored research, and miscellaneous expenditures in laboratories. Research and development expenses were $319,053 and $256,682 during the years ended December 31, 2018, and 2017, which represents an increase of $62,371 or 24%. Such increase was primarily attributable to payments to our in-licensing collaborative partners for on-going projects and for patent and licensing fees.

BioLite incurred $893,570 in selling, general and administrative expenses for the fiscal year of 2018 as compared to $1,735,931 during the fiscal year of 2017. The amounts of operating expenses for the year of 2018 decreased by $842,361 or (49)% from that of 2017 primarily because of the decrease in payroll and payroll related expenses, professional service fees, rent expenses, and entertainment expenses during the year ended December 31, 2018.

Other income and expense

The following table sets forth the breakdown of our other income for the years ended December 31, 2018 and 2017, respectively:

	2018	2017
Other income (expense)
Interest income	$5,119	$7,207
Interest expense	(306,821)	(222,060)
Rental income	11,924	11,884
Investment loss	(395,476)	(34,139)
Gain (Loss) on foreign exchange changes	7,307	(409,170)
Loss on investment in equity securities	(256,126)	(4,443,876)
Other income (expenses)	(5,154)	51,574
Total other income (expenses)	$(939,227)	$(5,038,650)

Other income or expenses

BioLite incurred interest expenses in the amounts of $306,821 and $222,060 during the years ended December 31, 2018 and 2017, respectively, which reflected an increase of $84,761, or 38%. Such increase was due to the convertible notes issued in the fiscal year of 2018.

BioLite recognized investment loss of $395,476 and $34,139 during the years ended December 31, 2018 and 2017, respectively, which represented an increase of $361,337, or 1058% in loss on disposition of equity securities. During the year ended December 31, 2018, Biolite sold 552,000 shares of common stock of BioHopeKing at prices ranging from NT$25, equivalent $0.82, to NT$32, equivalent $1.05, to two directors of BioHopeKing and 25 individuals, resulting in a recognition of investment loss of $395,476 for the same period.

BioLite’s position on loss on investment in equity securities substantially decreased, from $4,443,876 in 2017 to $256,126 in 2018, representing a decrease of $4,187,750, or 94%. This decrease in loss on investment was primarily attributable to that BioLite recognized the other-than-temporary impairments of non marketable equity investments of $4,277,708 during the year ended December 31, 2017.

Net loss

As a result of the above, BioLite’s net loss for the year ended December 31, 2018 was $1,963,227 as compared to a net loss of $6,669,921 for the year ended December 31, 2017, which reflects a substantial decrease in net loss in the amount of $4,706,694 or (71)%. The decrease in net loss was due to the reasons described above.

Cash Flows

The following table summarizes BioLite’s cash flows for the year ended December 31, 2018 and 2017:

	2018	2017
Net Cash Used In Operating Activities	(270,336)	(1,683,497)
Net Cash Used In Investing Activities	(156,372)	(7,708,126)
Net Cash Provided By Financing Activities	303,864	9,325,297
Effect of exchange rate changes on cash and cash equivalents	(4,016)	8,979
Net increase (decrease) in cash and cash equivalents	(126,860)	(57,347)
Cash and cash equivalents, beginning balance	313,504	370,851
Cash and cash equivalents, ending balance	$186,644	$313,504

Operating activities

Net cash used in operating activities was $270,336 for the year ended December 31, 2018, which reflected a decline of $1,413,161 or 84% from cash used in operating activities of $1,683,497 for the year ended December 31, 2017. The decrease was mainly due to the decreased net loss and loss on investment in equity securities, and the increased in accrued expenses and other current liabilities and due to related parties.

Investing activities

Net cash used in investing activities for the year ended December 31, 2018 was $156,372, which reflected a substantial decrease of $7,551,754 or 98% as compared to net cash used in investing activities of $7,708,126 for the year ended December 31, 2017. The decrease in net cash used in investing activities primarily because BioLite made more equity investments in collaborative partners in Asia during the year ended December 31, 2017.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2018 was $303,864, which was a substantial decrease of $9,021,433 or 97%, from net cash provided by financing activities of $9,325,297 for the year ended December 31, 2017. The decrease in net cash provided by financing activities was mainly attributable to that BioLite didn’t issue additional shares for cash in 2018.

BIOKEY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

BioKey was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. BioKey provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase I through phase III) and commercial manufacturing. BioKey also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

BioKey’s headquarters and GMP facility are located at 44370 Old Warm Springs Blvd., Fremont, CA, 94538.

BioKey’s customers include new drug development companies, research institutions and nutraceutical companies in the United States, Taiwan, China and other Asian countries. BioKey has a handful of clients that count for the majority of its revenue.

BioKey became a wholly-owned subsidiary of BioKey upon the closing of the Mergers on February 8, 2019.

Business Segments

BioKey has primarily three business lines which provide complementary solutions to the market. Each has a different customer focus and “go to market” approach. They are:

●	Controlled- release platforms and ANDA applications: provides various control-released platforms to both new and generic drug products to make the drug administration process smooth and convenient.

●	Generic drug development: processes ANDA for drugs whose patents are expiring or expired and uses third-party distributors to sell the generic drugs that are approved by the FDA.

●	Contract development & manufacturing organization (the “CDMO”): provides contracting, developing and manufacturing services to new drug development companies and research institutions.

Results of Operations — Fiscal Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

The following table presents, for the period indicated, BioKey’s statements of operations information.

	For The Years Ended December 31,
	2018	2017

Revenues	$510,197	$983,218

Cost of revenues	4,809	17,312

Gross profit (loss)	505,388	965,906

Operating expenses
Selling, general and administrative expenses	669,322	767,504
Research and development expenses	430,917	497,947
Total operating expenses	1,100,239	1,265,451

Loss from operations	(594,851)	(299,545)

Other income(expenses)
Interest income	4,598	6,742
Other income	630	459
Total other income	5,228	7,201

Loss before provision income tax	(589,623)	(292,344)

Provision income tax	800	800

Net Loss	$(590,423)	$(293,144)

Revenues. BioKey generated revenue of $510,197 and $983,218 during the years ended December 31, 2018 and 2017, respectively, which reflected a decrease of $473,021 or 48%. Such decrease was primarily due to the substantial business changes of two of BioKey’s major customers, which resulted in significantly less demand of BioKey’s CDMO services. Such changes were beyond BioKey’s control and BioKey intends to focus more on its own product development and simultaneously strengthen its marketing and sales with respect to its contracting services. However, there is no assurance that BioKey or the new management of the combined entity will be able to increase the revenue of the CDMO in the future.

Cost of Revenues. BioKey incurred costs of revenues in the amounts of $4,809 and $17,312 during the years ended December 31, 2018 and 2017. Costs of revenues of BioKey consist primarily of purchase of materials, outsourced services, and logistics expenses. The cost of revenues decreased by $12,503 or 72% from the fiscal year of 2017 to the fiscal year of 2018 because BioKey reduced the outsourcing activities and provided more services in-house to increase the efficiency and save overall costs.

Gross Profit. As a result of the changes in revenues and cost of revenues, BioKey’s gross profit decreased from $965,906 for the year ended December 31, 2017 to $505,388 for the year ended December 31, 2018, which represents a decrease of approximately $460,518 or 48%.

Operating Expenses. BioKey’s operating expenses consist of research and development expenses and selling, general and administrative expenses for the years ended December 31, 2018 and 2017. BioKey incurred $430,917 and $497,947 in research and development expenses for the years ended December 31, 2018 and 2017, respectively. There was no substantial change in the research and development expenses during the fiscal years of 2018 and 2017. BioKey incurred $669,322 and $767,504 in selling, general and administrative expenses for the years ended December 31, 2018 and 2017, respectively, which reflected a decrease of $98,182 or 12.8%. Such decrease was mainly attributable to the reduction of the senior management’s salaries in 2018, partially offset by the increase in professional service fees.

Net Loss. The net loss was $590,423 and $293,144 for the years ended December 31, 2018 and 2017, respectively. The increase in net loss was due to the reasons described above.

Working Capital Summary

	As of December 31, 2018 ($)	As of December 31, 2017 ($)

Current Assets	827,718	1,418,789
Current Liabilities	83,026	79,757
Working Capital	744,692	1,339,032

Cash Flows

	Years Ended
	December 31,
	2018	2017

Cash flows used in operating activities	$(552,469)	$(240,071)
Cash flows used in investing activities	(46,262)	(7,794)
Cash flows provided by financing activities	10,000	-
Net decrease in cash and cash equivalents	$(588,731)	$(247,865)

Cash Flows from Operating Activities

Net cash used in operating activities was $552,469 and $240,071 during the years ended December 31, 2018 and 2017, respectively, representing an increase of $312,398, or 130%. This increase was primarily driven by the operating loss during the year ended December 31, 2018.

Cash Flows from Investing Activities

Net cash used in investing activities was $46,262 during the year ended December 31, 2018 compared to $7,794 in the comparable period of 2017, representing an increase of $38,468, or 493%. This increase was primarily driven by purchasing additional equipment for operational use.

Cash Flows from Financing Activities

Net cash provided by financing activities was $10,000 during the year ended December 31, 2018 compared to $0 in the comparable period of 2017, representing an increase of $10,000 or 100%. The increase in net cash provided by financing activities was due to the issuance of common stocks of BioKey for cash.

Contractual Obligations

BioKey leases its main office in Fremont, California, under operating leases expiring on February 28, 2021. The monthly rent is approximately $23,600. BioKey also leases office equipment with monthly payment of approximately $220 expiring on August 31, 2019. The total rent expenses were $278,961 and $274,978 for the years ended December 31, 2018 and 2017, respectively.

Future minimum lease payments under BioKey’s operating leases are as follows:

As of December 31,	Amount
2019	304,726
2020	310,239
2021	51,910
Total	$666,875

Liquidity and Capital Resources

As of December 31, 2018 and December 31, 2017, BioKey had cash totaling approximately $636,666 and $1,225,397, respectively. Net cash used in operating activities totaled approximately $552,469 and $240,071 for the years ended December 31, 2018 and 2017, respectively. Net loss totaled approximately $590,423 and $293,144 for the years ended December 31, 2018 and 2017, respectively. Total current assets were $827,718 and $1,418,789 as of December 31, 2018 and December 31, 2017, respectively. Total current liabilities were $83,026 and $79,757 as of December 31, 2018 and December 31, 2017, respectively. Accordingly, BioKey had working capital of $744,692and $1,339,032 as of December 31, 2018 and December 31, 2017, respectively.

Off-Balance Sheet Arrangements

As of December 31, 2018, BioKey did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

A summary of BioKey’s significant accounting policies is as follows:

Basis of presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, BioKey considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable and other receivable: Accounts receivable and other receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable and other receivable is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that BioKey will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Property and equipment: Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Laboratory and manufacturing equipment	2 ~5 years
Office equipment	3 years
Leasehold improvement	3 ~8 years
Furniture and fixtures	8~15 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

Impairment of long-lived assets: BioKey reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, BioKey would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Revenue recognition: During fiscal year 2018, BioKey adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for BioKey’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on BioKey’s review of existing contracts as of January 1, 2018, BioKey concluded that the adoption of the new guidance did not have a significant change on BioKey’s revenue during all periods presented.

Pursuant to ASC 606, BioKey recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that BioKey expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that BioKey determines is within the scope of ASC 606, BioKey performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) BioKey satisfies a performance obligation. BioKey only applies the five-step model to contracts when it is probable that BioKey will collect the consideration BioKey is entitled to in exchange for the goods or services BioKey transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, BioKey assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. BioKey then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Generally, BioKey's performance obligations are transferred to customers at a point in time, typically upon delivery.

BioKey currently only has one major revenue source, which is research and development activities services.

Revenues related to research and development and regulatory activities are recognized when the related services or activities are performed, in accordance with the contract terms. BioKey typically has only one performance obligation at the inception of a contract, which is to perform research and development services. BioKey may also provide its customers with an option to request that BioKey provides additional goods or services in the future, such as active pharmaceutical ingredient, API, or IND/NDA/ANDA/510K submissions. BioKey evaluates whether these options are material rights at the inception of the contract. If BioKey determines an option is a material right, BioKey will consider the option a separate performance obligation.

If BioKey is entitled to reimbursement from its customers for specified research and development expenses, BioKey accounts for the related services that it provides as separate performance obligations if it determines that these services represent a material right. BioKey also determines whether the reimbursement of research and development expenses should be accounted for as revenues or an offset to research and development expenses in accordance with provisions of gross or net revenue presentation. BioKey recognizes the corresponding revenues or records the corresponding offset to research and development expenses as it satisfies the related performance obligations.

BioKey then determines the transaction price by reviewing the amount of consideration BioKey is eligible to earn under the contracts, including any variable consideration. Under the outstanding contracts, consideration typically includes fixed consideration and variable consideration in the form of potential milestone payments. At the start of an agreement, BioKey’s transaction price usually consists of the payments made to or by BioKey based on the number of full-time equivalent researchers assigned to the project and the related research and development expenses incurred. BioKey does not typically include any payments that BioKey may receive in the future in its initial transaction price because the payments are not probable. BioKey would reassess the total transaction price at each reporting period to determine if BioKey should include additional payments in the transaction price.

BioKey receives payments from its customers based on billing schedules established in each contract. Upfront payments and fees may be recorded as advance from customers upon receipt or when due, and may require deferral of revenue recognition to a future period until BioKey performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the right of BioKey to consideration is unconditional. BioKey does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customers and the transfer of the promised goods or services to the customers will be one year or less.

Advertising costs: Advertising costs are expensed as incurred. The total advertising and marketing expenses were $0 for the years ended December 31, 2018 and 2017.

Research and development: BioKey accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where BioKey enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Income taxes: BioKey accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that BioKey recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized. BioKey provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position.

Valuation of deferred tax assets: A valuation allowance is recorded to reduce its deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If BioKey determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, BioKey’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, BioKey determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. In determining the need for a valuation allowance, management reviewed both positive and negative evidence pursuant to the requirements of ASC Topic 740. At December 31, 2018, management concluded that it is more likely than not that BioKey would not realize benefits of its net deferred tax assets. BioKey will continue to evaluate the need for a valuation allowance in future periods based upon the criteria as provided for under ASC Topic 740.

BioKey applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to BioKey’s liability for income taxes. Any such adjustment could be material to BioKey’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2018 and 2017, management considered that BioKey had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Concentration of credit risks:

Cash and cash equivalents: BioKey maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2018 and 2017, BioKey had $342,063 and $963,763 in excess of FDIC insured limits, respectively. BioKey has not experienced any losses in such accounts.

Customers: BioKey performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral.

For the year ended December 31, 2018, Two customers who accounted for more than 10% of BioKey’s total net sales revenues, representing approximately 38.8% and 15% of total net sales revenues, and 0% and 0% of accounts receivable in aggregate at December 31, 2018, respectively:

Customer	Net sales for the year 2018	Accounts receivable balance as of December 31, 2018
A	$167,596	$-
B	$64,746	$-

For the year ended December 31, 2017, five customers who accounted for more than 10% of BioKey’s total net sales revenues, representing approximately 28%, 15%, 14%, 10%, and 10% of total net sales revenues, and 0%, 8%, 0%, 1%, and 69% of accounts receivable in aggregate at December 31, 2017, respectively:

Customer	Net sales for the year 2017	Accounts receivable balance as of December 31, 2017
A	$273,966	$-
B	$150,450	$15,950
C	$141,674	$-
D	$98,000	$2,300
E	$88,085	$134,312	*

* Related party transactions (See Note 3).

Suppliers: BioKey currently is not entering any significant purchase agreements with suppliers for the years ended December 31, 2018 and 2017.

Fair value measurements: FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of BioKey. Unobservable inputs are inputs that reflect BioKey’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that BioKey has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of BioKey, such as cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and advance from customers, approximate fair value due to their relatively short maturities.

Stock-based compensation: BioKey accounts for its stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation, which establishes accounting for stock-based awards granted to employees for services and requires companies to expense the estimated fair value of these awards over the requisite service period. BioKey estimates the fair value of all awards granted using the Black-Scholes valuation model. Key inputs and assumptions include the expected term of the option, stock price volatility, risk-free interest rate, dividend yield, stock price and exercise price. Many of the assumptions require significant judgment and any changes could have a material impact in the determination of stock-based compensation expense. BioKey elected an accounting policy to record forfeitures as they occur. BioKey recognizes employee stock-based compensation expense based on the fair value of the award on the date of the grant. The compensation expense is recognized over the vesting period under the straight-line method. During the years ended December 31, 2018 and 2017, BioKey did not record any employee stock-based compensation expenses.

BioKey accounts for options awards granted to nonemployee consultants and directors under ASC 505 Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of BioKey’s common stock at the earlier of the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. Awards granted to nonemployees are remeasured to fair value at each period end date until vested and expensed on a straight-line basis over the vesting period. During the years ended December 31, 2018 and 2017, the stock-based compensation expenses to non-employee consultants were $833 and $0, respectively.

Profit sharing plan: BioKey has a 401 (k) profit sharing plan for employees who have reached the age of twenty-one and have completed one year of eligibility service. BioKey’s contribution is based on management’s discretion. In addition, BioKey may make a nonelective contributions to the plan. The amount of the nonelective contribution is determined by its Board of Directors on an annual basis. Total contributions that BioKey made to the plan were $0 for the years ended December 31, 2018 and 2017.

Recently issued accounting pronouncements: In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for BioKey beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. BioKey is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While BioKey is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. BioKey is continuing to gather additional information to determine the final impact.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This new standard simplifies the accounting for share-based payments granted to nonemployees for goods and services. The standard supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. As such, among others, the measurement date for nonemployee awards would generally be the grant date same as the measurement date for employee equity awards and for performance-based awards, an entity is required to recognize any cost on the basis of the probable outcome of the performance conditions using the grant-date fair value of the award. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. BioKey is continuing to gather additional information to determine the final impact and expects to adopt this guidance when effective.

On August 28, 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement. This standard changes the fair value measurement disclosure requirements of ASC 820. The new standard eliminated certain disclosures, added new disclosures with regard to unrealized gains or losses included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements, as well as modified certain disclosure. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted. The ASU requires application of the prospective method of transition for the aforementioned new disclosure requirements and for modified disclosure with regard to measurement uncertainty while all other amendments made by the ASU must be applied retrospectively to all periods presented. BioKey is in the process of assessing the impact of this standard on its financial statements.

Changes and disagreements with accountants on accounting and financial disclosure

As of December 31, 2018, BioKey had no changes in and disagreements with accountants on accounting and financial disclosure.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

BUSINESS

Overview

The Industry

The biotechnology industry focuses on developing breakthrough products and technologies to combat various types of diseases through efficient industrial manufacturing process. Such industry is an important business sector in the world’s economies and plays a key role in human health. Biotechnology companies generally require large amounts of capital investment for their research & development activities. It may take up to tens of years to develop and commercialize a new drug or a new medical device. American BriVision (Holding) Corporation (“we” or the “Company”) is an early stage biotechnology company with a pipeline of six new drugs and one medical device under development, all of which are licensed from related parties of the Company.

Business Overview

We are a clinical stage biopharmaceutical company focused on utilizing our licensed technology to (i) further the development of pharmaceutical products with focuses on cancer and central nervous system indications, (ii) target patients that may potentially respond to such pharmaceutical products and (iii) obtain regulatory approvals for and commercialize such pharmaceutical products in various markets. Our business model includes the following steps and stages: 1) engaging medical research institutions, such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center, to conducting clinical trials of translational medicine for Proof of Concept (“POC”) on behalf of the Company; 2) retaining ownership of the research results by the Company, and 3) out-licensing the research results and data to pharmaceutical companies who will develop the products. We currently have no revenue generated from clinical research and development of six new drugs and one medical device, which is our primary business operations. Currently, we concentrate on the research and development of six new drugs licensed to us by BioLite Inc. (“BioLite Taiwan”), a subsidiary of the Company. The six new drugs are ABV- 1501 Triple Negative Breast Cancer, ABV-1504 Major Depressive Disorder, ABV-1505 Attention Deficit Hyperactivity Disorder and Maitake Combination Therapy, ABV-1703 for the treatment of Pancreatic Cancer, ABV-1702 to treat Myelodysplastic syndromes and ABV-1601 Treating Depression in Cancer Patients. In addition, we are licensed to research and develop a medical device, ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage, a new medical device licensed from BioFirst Corporation, (“BioFirst”). BioFirst is a related party of the Company because a controlling beneficiary shareholder of YuanGene Corporation and the Company is one of the directors and primary shareholder of BioFirst.

Consummation of the Mergers

As disclosed in a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2018, as amended from time to time, the Company, BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of the Company (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of the Company (“Merger Sub 2”) were in the process of completing business combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018 where ABVC would acquire BioLite and BioKey via issuing additional shates of Common Stock to the shareholders of BioLite and BioKey.

As disclosed on a current report on Form 8-k filed with the SEC on February 14, 2019, on February 8, 2019, the parties to the Merger Agreement consummated the merger transactions contemplated thereunder. Pursuant to the terms of the Merger Agreement, BioLite and BioKey have become two wholly-owned subsidiaries of the Company on February 8, 2019. The Company issued an aggregate of approximately 104,558,777 shares of its Common Stock as consideration to the shareholders of BioLite and BioKey pursuant to the registration statement (the “Registration Statement on S-4”) on Form S-4, as amended, which became effective by operation of law on or about February 5, 2019.

Our Compounds Licensed from BioLite

We are currently co-developing six new drug candidates with BioLite and BioLite Taiwan. Below is the description of each of the six new drug candidates.

I.	ABV- 1501 Triple Negative Breast Cancer - Combination therapy for Triple Negative Breast Cancer (“TNBC”)

●	ABV- 1501 is developed from BLI-1401-2 whose active pharmaceutical ingredient is Yukiguni Maitake Extract 404. MSKCC conducted the Phase I clinical trial of a polysaccharide extract from Grifola frondosa (Maitake mushroom), which is very similar to Yukiguni Maitake Extract 404. The Phase I trial focused on Grifola frondosa extract’s immunological effects on breast cancer patients. The results of the Phase I trial showed that oral administration of a polysaccharide extract from Maitake mushroom is associated with both immunologically stimulatory and inhibitory measurable effects in peripheral blood.

●	Our Investigational New Drug (“IND”) application of ABV-1501 for the Phase II clinical trials referenced with MSKCC Maitake and such Phase II IND was approved in March 2016 by the U.S. FDA.

●	We are currently collaborating with BHK and in the process to file clinical trial application to the Taiwan FDA (“TFDA”) for conducting this combination therapy trial in Taiwan.

II.	ABV-1504 Major Depressive Disorder (“MDD”)

We are developing and researching ABV-1504, a botanical reuptake inhibitor that targets norepinephrine. Prior to clinical trials, we, through BioLite Taiwan, conducted radioligand-binding assay tests on ABV-1504. Radioligand-binding assays are used to characterize the binding effects of a drug to its target receptor. In the case of ABV-1504, the receptors of radioligand-binding assays are norepinephrine, dopamine and serotonin. The radioligand-binding assay test on norepinephrine was conducted from May 3 to May 8, 2007 and the radioligand-binding assay test on dopamine and serotonin was administered from November 26 to December 5, 2007. The result of radioligand-binding assay to norepinephrine of ABV-1504was 2.102 μg/ml of IC50, which indicated ABV-1504’s high inhibitory efficiency on norepinephrine. The results of radioligand-binding assay to dopamine and serotonin were not as good as to norepinephrine, which indicated lower inhibitory efficiency. Because research has shown that norepinephrine inhibitors can alleviate the level of depression, our research team saw ABV-1504’s potential to treat depression and decided to commence the clinical trial process of ABV-1504.

In 2013, ABVC, through BioLite, successfully completed the Phase I clinical trial of ABV-1504. The primary objective of the Phase I study was to assess the safety profile of ABV-1504. The safety endpoint was assessed based on the results of physical examinations, vital signs, laboratory data, electrocardiograms (“ECG”), Columbia-Suicide Severity Rating Scale evaluation and a number of adverse events during the study period. We began recruiting healthy people as subjects for the Phase I trial in Taiwan on October 30, 2012. For the Phase I trial, we screened 85 healthy volunteers at the Taipei Veterans General Hospital and eventually enrolled 30 people as trial subjects. We divided the subjects into four cohort groups and administered ABV-1504oral capsules of 380 mg, 1140 mg, 2280 mg, and 3800 mg to the subjects in each cohort group, respectively. BioLite visited the first subject the first time on November 13, 2012 and the last subject the last time on July 5, 2013. During the said period, no subject had a serious adverse event nor discontinued the trial due to any adverse events. ABVC did not observe any clinically significant findings in physical examinations, vital signs, electrocardiogram, laboratory measurements, and C-SSRS throughout the treatment period. However, ABVC observed the following mild adverse events: two subjects with flatulence and one subject with constipation in the single-dose 380mg cohort of seven subjects; one subject with somnolence and one subject with stomatitis ulcer in the single-dose 2,280 mg cohort. Comparatively, two subjects with somnolence and one subject with stomatitis ulcer were observed in the placebo group of seven subjects. ABVC did not observe any suicidal ideation or behavior throughout the trial period. ABV-1504’s Phase I clinical trial results reflected that the oral administration of ABV-1504 to healthy volunteers was safe and well-tolerated at the dose levels of from 380 mg to 3,800 mg.

ABVC received an IND approval to proceed with the Phase II clinical trial of ABV-1504 from the F.D.A. in March 2014 and an IND approval of its Phase II trial from the Taiwan F.D.A. in June 2014. For the Phase II trial, BioLite administered oral capsules to 72 MDD patients (the trial subjects) in a randomized, double-blind study with a placebo control group to assess ABV-1504’s efficacy and safety profile, primarily in accordance with the Montgomery-Åsberg Depression Rating Scale (“MADRS”). ABVC via BioLite began recruiting Phase II subjects in March 2015 at the following study sites, Taipei Veterans General Hospital, Linkou Chang Gung Memorial Hospital, Taipei City Hospital-Songde Branch, Tri-Service General Hospital, Wan Fang Hospital and started recruiting MDD patients at Stanford Depression Research Clinic. The first five sites are in Taiwan and the last one is in the United States. The primary endpoint of the Phase II trial is to see changes of the subjects’ MADRS total scores from the baseline scores of the placebo subjects within the first six weeks. The secondary objectives of the Phase II trial are to evaluate the efficacy and safety profile of ABV-1504 on other rating scales with secondary endpoints of (i) demonstrating changes in MADRS total scores from baseline scores within the second to seventh weeks and (ii) showing changes in the total scores on Hamilton Rating Scale for Depression (HAM-D-17), Hamilton Rating Scale for Anxiety (HAM-A), Depression and Somatic Symptoms Scale (DSSS), Clinical Global Impression Scale (CGI) from the baseline scores in the second, fourth, sixth and seventh week. ABVC plans to measure the percentages of partial responders (subjects with a 25% to 50% decrease of total MADRS scores from the baseline score) and responders (subjects with 50% or more decrease of total MADRS scores from the baseline score) by the second, fourth, sixth and seventh week. Additionally, ABVC intends to monitor the subjects’ performance in accordance with the Safety Assessments and Columbia-Suicide Severity Rating Scale from the screening stage to each subject’s last visit as well as to analyze the differences in the mean changes of MADRS, HAM-D-17, HAM-A, DSSS, CGI and Columbia-Suicide Severity Rating Scale scores of the subjects administered with ABV-1504 and the placebo group in the second, fourth, sixth and seventh week.

As of the date of this propsectus, ABVC completed the Phase II study of ABV-1504. On May 23, 2019, the Company announced the Phase II clinical study results of ABV-1504. The clinical study results showed that PDC-1421, the active pharmaceutical ingredient of ABV-1504, met the pre-specified primary endpoint of the Phase II clinical trial and significantly improved the symptoms of MDD. The Phase II clinical study was a randomized, double-blind, placebo-controlled, multi-center trial, in which sixty (60) adult patients with confirmed moderate to severe MDD were treated with PDC-1421 in either low dose (380 mg) or high dose (2 x 380 mg) compared with placebo administration, three times a day for six weeks. PDC-1421 high dose (2 x 380 mg) met the pre-specified primary endpoint by demonstrating a highly significant 13.2-point reduction in the Montgomery-Åsberg Depression Rating Scale (MADRS) total score by Intention-To-Treat (ITT) analysis, averaged over the 6-week treatment period (overall treatment effect) from baseline, as compared to 9.2-point reduction of the placebo group. By Per-Protocol (PP) analysis, PDC-1421 showed a dose dependent efficacy toward MDD in which high dose (2 x 380 mg) gave 13.4-point reduction in MADRS total score from baseline and low dose (380 mg) gave 10.4-point reduction as compared to a 8.6-point in the placebo group.

The treatment in both PDC-1421 low dose (380 mg, TID) and high dose (2 x 380 mg, TID) were found safe and well tolerated with no serious adverse events and responsive to MDD. Based on the trial results as set forth above, the Company has decided to use the high dose formula for ABV-1504’s Phase III clinical trial.

III.	ABV-1505 Attention Deficit Hyperactivity Disorder (“ADHD”)

We, via BioLite, developed the ADHD indication from the same API of ABV-1504. Also ABV-1505 shares the similar pharmaceutical mechanism of action as ABV-1504 in as much as ABV-1505 shows the potential of increasing the level of norepinephrine in the human’s nervous system by inhibiting its reabsorption. Because of ABV-1505’s sufficient similarity with ABV-1504, in January 2016 the FDA approved our IND application to conduct ABV-1505’s Phase II clinical trial based on its pretrial research and Phase I trial results of ABV-1504.

For the Phase II trial, ABVC plans to recruit a maximum number of 105 ADHD patients as trial subjects in the United States, to whom ABVC intends to administer ABV-1505 oral capsules. ABVC together with its CROs designed a randomized, double-blind dose escalation study with a placebo-controlled group to assess the efficacy and safety profile of ABV-1505, primarily against the ADHD Rating Scale-IV (“ADHD-RS-IV”). The primary endpoint of the Phase II trial is a 40% or higher improvement on the ADHD-RS-IV from the respective baseline scores within a period of up to eight weeks. The secondary objective is to determine the efficacy and safety profile of ABV-1505 on other rating scales with secondary endpoints of (i) improvements of the total ADHD symptom scores from the respective baseline scores on the Conners’ Adult ADHD Rating Scale-Self Report: Short Version (“CAARS-S:S”) 18-Item for a treatment period of eight weeks at maximum;and (ii) achievement of scores of two or lower on both the Clinical Global Impression-ADHD- Severity (“CGI-ADHD-S”) and Clinical Global Impression-ADHD-Improvement (“CGI-ADHD-I”) from the subjects’ respective baseline scores. As of the date of this prospectus, ABVC was engaging with the Univesity of California San Fransisco (“UCSF”) for conducting the Phase II trial which consists of Part I and Part II. Part I clinical protocol, which is an open trial, has been approved by UCSF IRB Committee and the US FDA and will be initiated in the second quarter of 2019, subject to our financial resources. We cannot guaranty that ABVC will begin the Part I Phase II clinical study of ABV-1505 as planned.

IV.	ABV-1702 to treat Myelodysplastic syndromes (“MDS”)

Through BioLite, ABVC started the preparation for ABV-1702’s Phase II clinical trials after receiving its IND approval from the FDA in July 2016. ABVC plans to recruit fifty-two subjects in the United States who are diagnosed with either IPSS int-1, IPSS int-2 or high risk MDS or CMML and may take azacitidine as part of the subjects’ prescription. Azacitidine is an FDA-approved drug used to treat MDS. ABVC intends to administer ABV-1702 in the oral liquid form along with azacitidine. The Phase II trial is divided into two parts, where Part 1 is to determine the safety and recommended dose level (“RDL”) of ABV-1702 in combination with azacitidine and Part 2 is to determine whether ABV-1702 under the established RDL reduces bactericidal and fungicidal infection in the subjects’ respiratory systems. The primary endpoint of Part 1 Phase II trial is to assess the safety and RDL profile of ABV-1702 administered with azacitidine by measuring ABV-1702’s prohibited toxicity. The secondary endpoints of Phase II Part 1 are to determine the safety, time-to-first infection after first dose (Day 1) of the first azacitidine treatment cycle, reduction in treatment requirements and duration of infections, enhancement of immune responses, improvements of response rates, progression, and survival rates of the subjects under such ABV-1702 - azacitidine combination treatment. The primary endpoint of Part 2 of Phase II is to determine whether ABV-1702 under the established RDL reduces bactericidal and fungicidal infection risks in the subjects’ respiratory systems in combination with azacitidine as compared to the control group with incidence of infections and incidence/frequency of inpatient hospitalization due to infections. The secondary endpoints of Part 2 of Phase II are to determine the safety, time-to-first infection after first dose (Day 1) of the first azacitidine treatment cycle, reduction in required dosage and duration of infection, enhancement of immune responses, improvement of response rate, progression, and survival rates of the subjects under the trial conditions. In April 2016, BioLite submitted a letter to the FDA in response to its queries with additional information about the proposed Phase II trial.

As of the date of this prospectus, ABVC intends to commence the Phase II clinical trials of ABV-1702 in the fourth quarter of 2019 although neither BioLite nor ABVC can guaranty that the Phase II trial will be initiated as planned. Due to the scarcity of MDS cases, BioLite applied for the orphan drug designation for ABV-1702 or BLI-1301.

V.	ABV-1703 Pancreatic Cancer

ABVC developed a new indication for Pancreatic Cancer from Maitake Extract, which is named as ABV-1703 and out licensed it to Rgene for the preparation of its IND application with the FDA. On August 25, 2017, ABV-1703’s Phase II trial was approved by FDA. Pursuant to the ABVC-Rgene Co-development Agreement, ABVC is responsible for coordinating and conducting the clinical trials of ABV-1703 globally and Rgene is responsible for preparing the related FDA applications. As of the date of this prospectus, we are engaging Cedars-Sinai Medical Center in the U.S. to conduct the Phase II clinical trial and plan to initiate the Phase II trial in the fourth quarter of 2019. We plan to submit ABV-1703’s Phase II clinical trial IND to the Taiwan FDA after we commence the clinical trials in the United States. However, there is no guaranty that we would be able to launch the Phase II trials of ABV-1703 as planned in either the U.S. or Taiwan.

VI.	ABV-1601 Treating Depression in Cancer Patients

We developed the treatment of depression in cancer patient indication from the same API as ABV-1504. In addition, ABV-1601 shares the similar pharmaceutical mechanism of action of ABV-1504 in as much as ABV-1601 shows the potential of increasing the level of norepinephrine in human’s nervous system by inhibiting its reabsorption. Because of ABV-1601’s sufficient similarity with ABV-1504, the FDA approved our ABV-1601-001 clinical protocol under IND 112567 (the same IND as for ABV-1504) in December 2018.

For the Phase II trial, ABVC plans to recruit a maximum number of 54 cancer patients with depression, to whom ABVC intends to administer ABV-1601 oral capsules. ABVC is engaging the Principal Investigator at Cedars-Sinai Medical Center in the U.S. which designed a randomized, double-blind dose escalation study with a comparator-controlled group to assess the efficacy and safety profile of ABV-1601, primarily against Montgomery-Åsberg Depression Rating Scale (MADRS) total score. The primary endpoint of the Phase II trial is change in MADRS, Hospital Anxiety and Depression Scale (HADS), and subscales (HADS-A and HADS-D), and Clinical Global Impression Scale (CGI) total scores from baseline in patients taking PDC-1421 compared to the comparator. As of the date of this prospectus, the Part I of Phase II clinical protocol, which is an open trial, has been submitted to Cedars-Sinai Medical Center IRB Committee for review and approval.

VII.	ABV-1701 Vitreous Substitute for Vitrectomy and Collaboration Agreement with BioFirst

On July 24, 2017, BriVision, one of our wholly-owned subsidiaries entered into a collaboration agreement (the “BioFirst Agreement”) with BioFirst Corporation (“BioFirst”), a corporation incorporated under the laws of Taiwan, pursuant to which BioFirst granted BriVision the global license to co-develop BFC-1401 Vitreous Substitute for Vitrectom (“BFC-1401”) for medical purposes. BioFirst is a related party to the Company because BioFirst and Yuangene Corporation (“Yuangene”), the Company’s controlling shareholder, are under common control, being both controlled by the controlling beneficiary shareholder of Yuangene.

According to the BioFirst Agreement, we are to co-develop and commercialize BFC-1401 or ABV-1701 with BioFirst and are obligated to pay BioFirst $3,000,000 (the “Total Payment”) in cash or common stock of BriVision on or before September 30, 2018 in two installments. An upfront payment of $300,000, representing 10% of the Total Payment due under the Collaboration Agreement, was to be paid upon execution of the BioFirst Agreement. BriVision is entitled to receive 50% of the future net licensing income or net sales profit when ABV-1701 is sublicensed or commercialized. For more information about the BioFirst Agreement, please refer to the current report on Form 8-K filed on July 24, 2017. As of date of this prospectus, the Company has not made the payment of $3,000,000 to BioFirst.

On November 7, 2016, the application of Phase I clinical trial prepared and submitted by BioFirst was approved by the Human Research Ethics Committee, Australia (“HREC”), and on November 14, 2016, it was approved by the Therapeutic Goods Administration, Australia (“TGA”).

We successfully finished the Phase I clinical trial of ABV-1701 at Sydney Retina Clinic and Day Surgery, a clinic located in Sydney, Australia. This was the only site for this Phase I clinical trial. The trial started on November 17, 2016, and was completed with positive results in July 2018. The Protocol Title is “A Phase I, single center, safety and tolerability study of Vitargus in the treatment of Retinal Detachment.”

The primary endpoint of this Phase I clinical trial was to evaluate the safety and tolerability of a single intravitreal dose of Vitargus in patients as a vitreous substitute during vitrectomy surgery for retinal detachment. Intravitreal is a route of administration of a drug or other substance, in which the substance is delivered into the eyes. The secondary endpoint of this Phase I clinical trial is to assess retinal attachment and Virtagus degradation at day 90 and to assess best corrected visual acuity (“BVCA”) after vitrectomy surgery. BVCA refers to the best possible vision a person can achieve. The primary and second endpoints are required by HREC for the purpose of evaluation of our Phase I clinical trial application. We enrolled an aggregate number of 10 patient subjects in this trial. On November 17, 2016, we received the approval from the Data and Safety Monitoring Board for the first subject, and nine more subjects were enrolled thereafter. In this trial, Vitargus was injected into the vitreous cavity of vitrectomised eyes, whose vitreous gel was removed from the vitreous cavity after a vitrectomy surgery. As of the date of this prospectus, we were in the process of preparing the final clinical study report for the Phase I trial.

We are planning the pivotal study for ABV-1701 which is the next step after the successful completion of the Phase I clinical trial and the necessary step to obtain the Premarket Approval for this device. The pivotal study for ABV-1701 is designed to be a multi-nation and multi-site clinical trial involving several countries, including Australia, the U.S.A., Japan, Thailand, Taiwan, and the People’s Republic of China.

Co-development Agreement with Rgene

On May 26, 2017, BriVision entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene Corporation, a corporation incorporated under the laws of Taiwan (“Rgene”), to co-develop and commercialize in the global markets three new drug products that are ABV-1507 HER2/neu Positive Breast Cancer Combination Therapy, ABV-1511 Pancreatic Cancer Combination Therapy and ABV-1527 Ovary Cancer Combination Therapy.

Pursuant to the Co-Dev Agreement, Rgene had to pay to the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017 in three installments. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the Co-Dev Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this Co-Dev Agreement. Besides the $3,000,000 payment, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, the Company delivered all research, technical, data and development data to Rgene. Because both Rgene and the Company are related parties and under common control, being both controlled by a controlling beneficiary shareholder of Yuangene Corporation and the Company, the Company has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the fiscal year ended September 30, 2017. As of the date of this prospectus, the Company received $450,000 in cash and the remaining balance of $2,550,000 in the form of newly issued shares of Rgene’s common stock, at the price of NT$50 (approximately equivalent to $1.60 per share), for an aggregate number of 1,530,000 shares, which were accounted for as long-term investment as of December 31, 2018. For more information about the Co-Dev Agreement, please refer to the current report on Form 8-K we filed on May 30, 2017.

As of date of this prospectus, no net licensing income and/or net sales profit have occurred.

Control Release Technologies

ABVC through BioKey, has developed a proprietary control release system that may delay the release of drugs into human bodies at various controlled paces. ABVC has at least ten more drugs in the Company’s development pipeline, such as BK102 Metaxalone to treat skeletal muscle pain or injury and BK503 Clarithromycin XR for the purpose of treating bacterial infections. In addition to the existing development pipeline, ABVC is reviewing potential drug candidates for potential licensing and co-development opportunities. ABVC focuses on the drug candidates that meet one or more of the following criteria:

●	Niche market potential;

●	Reliable control of API sources with DMF (Drug Master File) readily in place;

●	Competitive pricing for the APIs;

●	High development barrier;

●	Strategic co-development with distributors; and

●	Feasible with the Company’s skill sets and facility capacity

NDA Products

BK501: ABVC, through BioKey, has developed a new controlled release dosage form of an immediate release antithrombotic drug which has high frequency of side effects. We are hoping that BK501 will vastly improve patient compliance by reducing side effects. Through this joint venture, ABVC will pass portion of the financial burden to our strategic alliance and expand its product market to Asia.

BK502: ABVC, through BioKey, has acquired the exclusive right to the U.S. patent application for BK502 from a Delaware corporation which has developed a novel multi-component anti-diabetes drug designed to significantly improve both blood glucose and lipid profiles. This product is based primarily on Metformin, an oral anti-hyperglycemic drug used in the management of non-insulin-dependent diabetes mellitus, currently marketed by Bristol-Myers Squibb under the trade name of Glucophage. Metformin lowers blood sugar by keeping the liver from making too much sugar. However, most type 2 diabetics have problems not only with blood sugar but also with high cholesterol and triglycerides. BK502 is designed to lower not only the blood sugar but also lower the fatty blood components—triglycerides and cholesterol in the patient.

ANDA Products

ABVC, through BioKey, has developed a proprietary control release systems that may delay the release of drugs at various controlled paces. ABVC, through BioKey, has at least ten more drugs in its development pipeline, such as BK503 Clarithromycin XR for the purpose of treating bacterial infections, BK504 XL for treating depression, and BK509 for lowering cholesterol. In addition to the existing developments in the pipeline, ABVC constantly reviews potential drug candidates for potential licensing and co-development opportunities. More candidates screened for the ANDA product pipeline include BK601 for obesity, BK602 for diabetes, BK603 for hypertension, and BK604 for Schizophrenia and bipolar disorder, etc.

CDMO Services

ABVC’s CDMO SBU provides a wide range of services, including API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (from Phase 1 through Phase 3) and commercial manufacturing of pharmaceutical products.

ABVC’s CDMO SBU provides a variety of regulatory services tailored to the needs of its customers, which include proofreading and regulatory review of submission documents related to formulation development, clinical trials, marketed products, generics, nutraceuticals and OTC products and training presentations. In addition to supporting ABVC’s new drug development, ABVC’s CDMO SBU submits INDs, NDAs, ANDAs, and DMFs to the FDA, on behalf of clients, in compliance with new electronic submission guidelines of the FDA. ABVC provides regulatory consulting services for the entire lifecycle of its clients’ drug development projects.

Analytical Services

ABVC’s analytical laboratory offers HPLC method development and validation, degradation studies, dissolution method development, cleaning validation and raw material testing. ABVC’s experienced chemists and developers adopt analytical assay methods with various columns (reversed phase, ion chromatography, and size exclusion) and UV and reflective index detectors to analyze pharmaceutical compounds that feature with or without chromophores. With respect to degradation studies, ABVC’s senior laboratory researchers conduct stressed sample degradation studies to determine potential degradants and impurity profiles. ABVC’s degradation studies generally involve identification process using diode array analysis of peak purity to develop a stability indicating chromatographic method. In addition, ABVC’s researchers and scientists help the clients to develop and perform dissolution profile studies for immediate release and extended release of finished products (tablets and capsules) in various media and pH buffer solutions such as simulated intestinal fluid (“SIF”), simulated gastric fluid (“SGF”), and acetate. ABVC provides its clients with services of developing and validating sensitive methods for swab samples and rinsing samples and total organic carbon to test and evaluate the cleanness of certain pharmaceutical equipment. ABVC’s laboratory has the capacity to use FT-IR to identify materials, such as APIs. ABVC’s laboratory may conduct basic physical/chemical testing according to various methods such as pH, turbidity, density, solubility profile over pH range, melting point, loss on drying, loss on ignition, viscosity and conductivity testing.

Product Development

ABVC provides services for formulation and process development of pharmaceutical products. ABVC supports its clients with FDA regulatory process, including sketches to ANDA, IND, and NDA filings. ABVC endeavors to satisfy the needs of its clients in a time-efficient and cost-saving manner. ABVC’s formulation and process development teams have deep scientific knowledge and extensive experience in this area. ABVC’s highly trained scientists and researchers endeavor to optimize the performance of its clients’ products, formulations and processes, using flexible scientific approaches, such as Design of Experiments (“DOE”) and Quality by Design (QbD).

GMP Manufacturing

ABVC owns a certified GMP manufacturing facility that is qualified to conduct clinical trials from Phase 1 to Phase 3 of drugs in oral solid dosage forms. ABVC’s cGMP manufacturing facility can manufacture the following forms of pharmaceutical products and processes for its clients: direct API or blend fill-in capsules, manual and automated encapsulation, wet granulation or tray drying process, tablet compression and coating process, packaging solid dosage forms for ANDA and IND submission.

ABVC’s GMP facility consists of the GMP suite, product development area, analytical laboratory, food processing area, caged area and receiving area. The facility was established in December 2008 and received its first drug manufacturing license in June 2009. ABVC’s current drug manufacturing license allows it to manufacture drugs thereon until the expiration of such license on December 2, 2019. ABVC plans to renew its drug manufacturing license in a timely manner before its expiration.

Market Opportunity and Growth Strategy/Business Plan

ABVC’s research and development department aims to translate the laboratory research results to new drug candidates ready for Phase III clinical trials together with its CDMO SBU. Botanical products may be classified as foods, dietary supplements, drugs, medical devices or cosmetics, depending on their “intended use.” There is a fine line separating drugs from foods and dietary supplements. We focus primarily on developing botanical drugs, which by definition are intended for use in the diagnosis, cure, mitigation or treatment of disease in humans. Together with ABVC’s strategic partners, it plans to market, distribute and sell its drug products internationally, in areas such as the United States, Canada and Japan. ABVC needs to have the drug candidates comply with the local authorities regulating drugs and foods, for example the FDA and the Taiwan Food and Drug Administration (“TFDA”), in order to market our drug products in the respective areas. Currently, a lot of countries follow the International Council for Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (the “ICH”) guidelines that are published by the European Medicines to provide guidance on quality and safety of pharmaceutical development and new drug commercialization among Japan, the United States and Europe. Based on ABVC’s new drug development experience, ABVC made a strategic decision to have its drug candidates go through the FDA process for new drug development first and then seek regulatory approvals on the FDA approved drugs from the authorities equivalent to the FDA in the jurisdictions where ABVC plans to market its new drug products.

Intellectual Property

The new drug candidates are dependent on, or are the subject of the following patents and patent applications.

No.	Status	Patent No.	Patent Starting Date	Patent Expiration Date	Patent Name	Territory	Patent Owner(1)(2)
1	granted	6911222	6/28/2005	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract, Part 1	The U.S.	MPITDC
2	granted	7175861	2/13/2007	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract, Part 2	The U.S.	MPITDC
3	granted	7179496	2/20/2007	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract, Part 3	The U.S.	MPITDC
4	granted	7223425	5/29/2007	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract, Part 4	The U.S.	MPITDC
5	granted	0001337647	1/31/2007	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	Italy	MPITDC
6	granted	CH693499	9/15/2003	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	Switzerland	MPITDC
7	granted	10220149	4/26/2007	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	Germany	MPITDC
8	granted	GB2383951	6/7/2006	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	United Kingdom	MPITDC
9	granted	4109907	6/6/2002	6/5/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	Japan	MPITDC
10	granted	FR2834643	7/18/2003	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	France	MPITDC
11	granted	I295576	4/11/2008	1/10/2022	Anti-depression Pharmaceutical Composition Containing Polygala Extract	Taiwan	MPITDC
12	granted	DE202007003503 U1	8/23/2007	9/20/2026	Novel Polygalatenosides and use thereof as an antidepressant agent	Germany	MPITDC
13	granted	7531519	5/12/2009	9/20/2026	Novel Polygalatenosides and use thereof as an antidepressant agent	The U.S.	MPITDC
14	granted	4620652	11/20/2006	11/19/2026	Novel Polygalatenosides and use thereof as an antidepressant agent	Japan	MPITDC
15	granted	I 314453	9/21/2006	9/20/2026	Novel Polygalatenosides and use thereof as an antidepressant agent	Taiwan	MPITDC
16	granted	I389713	3/21/2013	10/13/2030	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute (3)	Taiwan	NHRI
17	granted	US 8197849 B2	6/12/2012	8/30/2030	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	The U.S.	NHRI

18	granted	AU 2011/215775 B2	4/17/2014	2/9/2031	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	Australia	NHRI
19	granted	KR 10-1428898	8/4/2014	2/9/2031	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	Korea	NHRI
20	granted	CA 2786911 (C)	10/6/2015	2/10/2031	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	Canada	NHRI
21	granted	WO2011100469 A1	N/A(4)	N/A(4)	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	PCT	NHRI
22	granted	EP 2534200	4/8/2015	2/9/2031	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	European Union (Germany, United Kingdom, France, Switzerland, Spain, Italy)	NHRI
23	granted	特許第 5885349號	2/9/2011	2/9/2031	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute	Japan	NHRI
24	granted	ZL 201180005494.7	12/24/2014	2/9/2031	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute(3)	China	NHRI
25	granted	HK1178188	3/6/2015	6/21/2030	Cross-linked oxidized hyaluronic acid for use as a vitreous substitute(3)	Hong Kong (5)	NHRI

(1)	“MPITDC” stands for Medical and Pharmaceutical Industry Technology and Development Center, Taiwan.

(2)	“NHRI” stands for National Health Research Institutes, Taiwan.

(3)	The patent name is translated into English and the original patent name is written as “交联氧化透明质酸作为眼球玻璃体之替代物.”

(4)	The starting date and expiration date of patents under PTC are subject to the laws of the specific participating jurisdiction where the patent application is filed. We have subsequently submitted such patent to the jurisdictions listed in No.22 herein above.

(5)	NHRI has obtained standard patent in Hong Kong based on the registration of the patent (listed as No.24 herein) granted by the State Intellectual Property Office, People’s Republic of China.

Corporate History and Structure

ABVC was incorporated under the laws of the State of Nevada on February 6, 2002 and has three wholly-owned Subsidiaries: BriVision, BioLite Holding, Inc. and BioKey, Inc. BriVision was incorporated in July 2015 in the State of Delaware and is in the business of developing pharmaceutical products in North America.

BioLite Holding was incorporated under the laws of the State of Nevada on July 27, 2016, with 500,000,000 shares authorized, par value $0.0001. Its key Subsidiaries include BioLite BVI, Inc. (“BioLite BVI”) that was incorporated in the British Virgin Islands on September 13, 2016 and BioLite Inc. (“BioLite Taiwan”), a Taiwanese corporation that was founded in February 2006. BioLite Taiwan has been in the business of developing new drugs for over twelve years. Certain shareholders of BioLite Taiwan exchanged approximately 73% of equity securities in BioLite Taiwan for the Common Stock in BioLite Holding in accordance with a share purchase/ exchange agreement (the “Share Purchase/ Exchange Agreement”). As a result, BioLite Holding owns via BioLite BVI approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

Incorporated in California on November 20, 2000, BioKey has chosen to initially focus on developing generic drugs to ride the opportunity of the booming industry.

Upon closing of the Mergers on February 8, 2019, BioLite and BioKey became two wholly-owned subsidiaries of ABVC.

The following chart illustrates the corporate structure of ABVC:

Competition

The healthcare industry is highly competitive and subject to significant and rapid technological change as researchers learn more about diseases and develop new technologies and treatments. Significant competitive factors in our industry include product efficacy and safety; quality and breadth of an organization’s technology; skill of an organization’s employees and its ability to recruit and retain key employees; timing and scope of regulatory approvals; the average selling price of products; the availability of raw materials and qualified manufacturing capacity; manufacturing costs; intellectual property and patent rights and their protection; and our capabilities of securing competent collaborators. Market acceptance of our current products and product candidates will depend on a number of factors, including: (i) potential advantages over existing or alternative therapies or tests, (ii) the actual or perceived safety of similar classes of products, (iii) the effectiveness of sales, marketing, and distribution capabilities, and (iv) the scope of any approval provided by the FDA or foreign regulatory authorities.

We are a very small biopharmaceutical company compared to other companies that we are competing against. Our current and potential competitors include large pharmaceutical and biotechnology companies, and specialty pharmaceutical and generic drug companies. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experience in the marketing, commercialization, discovery, development and regulatory approvals of products, which could place us at a significant competitive disadvantage or deny us marketing exclusivity rights. Typically, our competitors will most likely have more capital resources to support their products than we do.

We anticipate that we will face intense and increasing competition when and as our new drug candidates enter the markets, as advanced technologies become available and as generic forms of currently branded products become available. Finally, the development of new treatment methods for the diseases we are targeting could render our products non-competitive or obsolete.

We cannot assure you that any of our new drug candidates that we successfully develop will be clinically superior or scientifically preferable to products developed or introduced by our competitors.

The following chart lists representative biopharmaceutical companies that research, develop, commercialize, distribute or sell drugs that are in competition with our drug candidates. Please be advised that this list does not necessarily include all competitors of ours.

Disease	Drug Name	Pharmaceutical Companies	Headquarters
Major Depressive Disorder	Cymbalta oral	Eli Lilly and Co., Inc.	IN
	Lexapro oral	Forest Laboratories, Inc.	NJ
		Pfizer Pharmaceuticals, Inc.	CT

Attention-Deficit	Adderall XR	Shire Development LLC	MA
Hyperactivity Disease	Ritalin	Novartis Pharmaceuticals Corporation	NJ
	Dexedrine	Amedra Pharmaceuticals LLC	PA

Myelodysplastic	Vidaza	Celgene Corporation	NJ
Syndromes	Dacogen	Astex Pharmaceuticals, Inc.	CA

Triple Negative Breast Cancer	Avastin	Genentech, Inc.	CA
	Erbitux (Cetuximab)	ImClone Systems Incorporated	NY

Pancreatic Cancer	Abraxane, Abraxis BioScience LLC	Los Angeles	CA
	Novartis Pharma Stein AG	Stein	Switzerland

Vitargus for the treatments	Alcon Laboratories, Inc.	Fort Worth	TX
of Retinal Detachment or Vitreous Hemorrhage	Arcadophta	Toulouse	France

Competitive Advantages

We believe that our drug candidates possess their respective competitive advantages over other therapeutic products that are currently available. However, due to limited information and resources, we cannot compare our drug candidates with all other drug candidates under development and research by other research institutions and/or biopharmaceutical companies.

The competitive advantages of our business model include:

1. Once we successfully complete POC of any product in the pipeline, we will seek strategic partners, such as respected pharmaceutical companies in the United States and boutique qualified clinics, to co-develop such mature product. In consideration for our licensing of the mature product, we expect to receive capital which we plan to use for our research and development of other products in the pipeline or selection of other new drugs or medical devices.

2. Sublicensing our products that pass Phase II clinic trials to other pharmaceutical companies saves us the time and resources to conduct Phase III clinical trials and provides a quicker return on our investment in our products.

3. We have new drug products related to central nervous system, cancers and autoimmune and one new medical device for vitreous substitutes under development. This development portfolio diversifies our research risks by focusing on three different medical fields.

We are currently negotiating with potential medical center partners regarding conducting clinical trials on certain compounds in our pipeline. However, we cannot provide any assurance that we will find a qualified medical center to conduct clinical trials of any of our new drug products or enter into a definitive licensing agreement with any pharmaceutical companies.

Government Regulations

While ABVC is developing pharmaceutical candidates as of the date of this prospectus, it may in the future acquire more proprietary technologies to expand its drug candidate portfolio. Currently, ABVC is focusing on the research and development ofseven therapeutic candidates in the fields of CNS, oncology/hematology and autoimmune, for which regulatory approval must be received before it can market and sell them. In addition, our c-GMP facility is subject to review by the FDA. Regulatory approval processes and FDA regulations for ABVC’s current and any future product candidates are discussed below.

Approval Process for Pharmaceutical Products

FDA Approval Process for Pharmaceutical Products

In the U.S., pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug and Cosmetic Act (the “FDC Act”), and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution. Pharmaceutical product development in the U.S. typically involves the performance of satisfactory nonclinical, also referred to as pre-clinical, laboratory and animal studies under the FDA’s Good Laboratory Practice, or GLP, regulation, the development and demonstration of manufacturing processes, which conform to FDA mandated current good manufacturing requirements, or cGMPs, including a quality system regulating manufacturing, the submission and acceptance of an IND application, which must become effective before human clinical trials may begin in the U.S., obtaining the approval of Institutional Review Boards, or IRBs, at each site where we plan to conduct a clinical trial to protect the welfare and rights of human subjects in clinical trials, adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought, and the submission to the FDA for review and approval of an NDA. Satisfaction of FDA requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product or disease.

Pre-clinical tests generally include laboratory evaluation of a product candidate, its chemistry, formulation, stability and toxicity, as well as certain animal studies to assess its potential safety and efficacy. Results of these pre-clinical tests, together with chemistry, manufacturing controls and analytical data and the clinical trial protocol, which details the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated, along with other requirements must be submitted to the FDA as part of an IND, which must become effective before human clinical trials can begin. The entire clinical trial and its protocol must be in compliance with what are referred to as good clinical practice, or GCP, requirements. The term, GCP, is used to refer to various FDA laws and regulations, as well as international scientific standards intended to protect the rights, health and safety of patients, define the roles of clinical trial sponsors and assure the integrity of clinical trial data.

An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the intended conduct of the trials and imposes what is referred to as a clinical hold. Pre-clinical studies generally take several years to complete, and there is no guarantee that an IND based on those studies will become effective, allowing clinical testing to begin. In addition to FDA review of an IND, each medical site that desires to participate in a proposed clinical trial must have the protocol reviewed and approved by an independent IRB or Ethics Committee, or EC. The IRB considers, among other things, ethical factors, and the selection and safety of human subjects. Clinical trials must be conducted in accordance with the FDA’s GCP requirements. The FDA and/or IRB may order the temporary, or permanent, discontinuation of a clinical trial or that a specific clinical trial site be halted at any time, or impose other sanctions for failure to comply with requirements under the appropriate entity jurisdiction.

Clinical trials to support NDAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap.

In Phase 1 clinical trials, a product candidate is typically introduced either into healthy human subjects or patients with the medical condition for which the new drug is intended to be used. The main purpose of the trial is to assess a product candidate’s safety and the ability of the human body to tolerate the product candidate. Phase 1 clinical trials generally include less than 50 subjects or patients.

During Phase 2 trials, a product candidate is studied in an exploratory trial or trials in a limited number of patients with the disease or medical condition for which it is intended to be used in order to: (i) further identify any possible adverse side effects and safety risks, (ii) assess the preliminary or potential efficacy of the product candidate for specific target diseases or medical conditions, and (iii) assess dosage tolerance and determine the optimal dose for Phase 3 trials.

Phase 3 trials are generally undertaken to demonstrate clinical efficacy and to further test for safety in an expanded patient population with the goal of evaluating the overall risk-benefit relationship of the product candidate. Phase 3 trials are generally designed to reach a specific goal or endpoint, the achievement of which is intended to demonstrate the candidate product’s clinical efficacy and adequate information for labeling of the approved drug.

The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the FDA’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs. Most applications for standard review drug products are reviewed within ten months; most applications for priority review drugs are reviewed within six months. Priority review can be applied to drugs that the FDA determines offer major advances in treatment, or provide a treatment where no adequate therapy exists. The review process for both standard and priority review may be extended by the FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission. The FDA may also refer applications for novel drug products, or drug products which present difficult questions of safety or efficacy, to an advisory committee — typically a panel that includes clinicians and other experts — for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured. The FDA will not approve the product unless compliance with cGMPs is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the indication studied.

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. As a condition of NDA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to help ensure that the benefits of the drug outweigh the potential risks.

REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Post-Approval Regulations

Even if a product candidate receives regulatory approval, the approval is typically limited to specific clinical indications. Further, even after regulatory approval is obtained, subsequent discovery of previously unknown problems with a product may result in restrictions on its use or even complete withdrawal of the product from the market. Any FDA-approved products manufactured or distributed by us are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse events or experiences. Further, drug manufacturers and their subcontractors are required to register their establishments with the FDA and state agencies, and are subject to periodic inspections by the FDA and state agencies for compliance with cGMPs, which impose rigorous procedural and documentation requirements upon us and our contract manufacturers. ABVC cannot be certain that ABVC or its present or future contract manufacturers or suppliers will be able to comply with cGMPs regulations and other FDA regulatory requirements. Failure to comply with these requirements may result in, among other things, total or partial suspension of production activities, failure of the FDA to grant approval for marketing, and withdrawal, suspension, or revocation of marketing approvals.

If the FDA approves one or more of our product candidates, ABVC must provide certain updated safety and efficacy information. Product changes, as well as certain changes in the manufacturing process or facilities where the manufacturing occurs or other post-approval changes may necessitate additional FDA review and approval. The labeling, advertising, promotion, marketing and distribution of a drug must be in compliance with FDA and Federal Trade Commission, or FTC, requirements which include, among others, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a warning letter directing us to correct deviations from regulatory standards and enforcement actions that can include seizures, fines, injunctions and criminal prosecution.

Foreign Regulatory Approval

Outside of the U.S., ABVC’s ability to market our product candidates will be contingent also upon its receiving marketing authorizations from the appropriate foreign regulatory authorities, whether or not FDA approval has been obtained. The foreign regulatory approval process in most industrialized countries generally encompasses risks similar to those ABVC will encounter in the FDA approval process. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from those required for FDA approval.

ABVC will be subject to additional regulations in other countries in which we market, sell and import our products, including Canada. ABVC or its distributors must receive all necessary approvals or clearance prior to marketing and/or importing our products in those markets.

Other Regulatory Matters

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in addition to the FDA, including, in the U.S., the Centers for Medicare & Medicaid Services, other divisions of the Department of Health and Human Services, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety &Health Administration, the Environmental Protection Agency and state and local governments. In the U.S., sales, marketing and scientific/educational programs must also comply with state and federal fraud and abuse laws. Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990 and more recent requirements in the Health Care Reform Law, as amended by the Health Care and Education Affordability Reconciliation Act, or ACA. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. The handling of any controlled substances must comply with the U.S. Controlled Substances Act and Controlled Substances Import and Export Act. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion and other activities are also potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive recordkeeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines, imprisonment or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, or refusal to allow a firm to enter into supply contracts, including government contracts. In addition, even if a firm complies with FDA and other requirements, new information regarding the safety or effectiveness of a product could lead the FDA to modify or withdraw product approval. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

Properties

During the fiscal years ended December 31, 2017 and 2018, ABVC leased its office at the address of 11 Sawyers Peak Drive, Goshen, NY 10924, which is approximately 1,000 square feet without rental expenses. On October 2, 2018, ABVC entered into a sublease agreement with BioKey pursuant to which ABVC leases one office, 110B, for a total rent of $800 per month, utilities included. ABVC and BioKey may terminate the sublease agreement with one month notice. ABVC and BriVision operate together at the office sublet from BioKey.

BioLite has its laboratories located in Hsinchu Biomedical Science Park, with an address of 20, Sec. 2, Shengyi Rd., 2nd Floor, Zhubei City, Hsinchu County 302, Taiwan (R.O.C.). BioLite rented its office from Lion Art Promotion Inc. (“LION”), a related party of BioLite and its lease is renewable annually. BioLite paid $37,592 for the years ended December 31, 2017, respectively. The lease from LION was terminated on March 31, 2018 and BioLite paid $9,553 for the twelve months ended December 31, 2018.

On January 1, 2015, BioLite Taiwan entered into a lease agreement with the National Science Park Administrative Office (Hsinchu City) under which it rents two dormitory buildings in Hsinchu City, Taiwan for a period of five years. The rent increases by a small percentage each year during the term of the lease agreement. During the fiscal years of 2018 and 2017, BioLite paid approximately $29,200 and $29,200, respectively, and for the three months ended March 31, 2019, BioLite Taiwan paid approximately $7,300 under the lease for the dormitories. In addition, BioLite Taiwan leases four spaces as its laboratories in Hsinchu City, Taiwan. BioLite Taiwan and the National Science Park Administrative Office (Hsinchu City) entered into four five-year term leases which commenced respectively on May 12, 2014, January 1, 2015, January 1, 2016 and January 1, 2016. The aggregate leasing area leased by BioLite Taiwan amounts to approximately 678 square meters (equivalent to approximately 7,298 square feet) on the second floor of the building. In the fiscal year of 2018 and 2017, BioLite incurred rental expenses relating the laboratory spaces in the amount of approximately $9,000 per month. One of the leases expired in May 2019 and BioLite Taiwan renewed the lease. BioLite and BioLite BVI operate together with BioLite Taiwan and share the office spaces.

BioKey is headquartered in Fremont, California. BioKey’s office lease will end on February 28, 2021 and the office occupies approximately 28,186 square feet. BioKey’s space consists of offices, research and production laboratories, and manufacturing facilities. BioKey has an option to extend the lease for its offices in Fremont a period of five years commencing February 28, 2021, and BioKey may exercise this option for 5 more years. The total BioKey’s rental expenses were $281,965 and $274,978 for the years ended December 31, 2018 and 2017, and $77,525 for the three months ended March 31, 2019.

This prospectus does not discuss any affiliates of the Company that is not controlled by the Company, such as BioFirst and BioFirst Australia, because affiliates not controlled by the Company do not appear in our combined and consolidated financial statements.

Legal Proceedings

From time to time ABVC and its Subsidiaries may become involved in legal proceedings and claims, or be threatened with other legal actions and claims, arising in the ordinary course of business relating to its intellectual property, product liability, regulatory compliance and/or marketing and advertising of its products. As of the date of this prospectus, ABVC and its Subsidiaries were not involved or threatened with any legal actions and regulatory proceedings.

Environment

ABVC seeks to comply with all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on ABVC’s capital expenditures, results of operations or competitive position.

Employees

As of the date of this prospectus, ABVC, including its Subsidiaries, had 38 employees, located in the U.S. and Taiwan. The following table sets forth the number of our employees by function:

Number of
Functional Area	Employees
Senior management	6
Research and development	12
International development	4
Public relations	4
Marketing	3
Internal control	3
Accounting	6
Total	38

ABVC believes that it maintains a good working relationship with its employees. ABVC offers its employees competitive benefits, including a pleasant and rewarding work environment, career-oriented training, and career growth opportunities. ABVC believes its employees are devoted to delivering superb services. ABVC did not experience any significant labor disputes.

MANAGEMENT

The following table lists the names, ages and positions as of the date of the prospectus of the individuals who serve as executive officers and directors of the Company after the completion of the Mergers:

Name	Age	Title
Eugene Jiang	31	Chairman of the Board and Interim Chief Financial Officer
Dr. Tsang Ming Jiang	57	Director
Dr. Ming-Fong Wu	42	Independent Director
Norimi Sakamoto	47	Independent Director
Yen-Hsin Chou	29	Independent Director
Dr. Tsung-Shann (T.S.) Jiang	64	Chief Strategy Officer and Director
Dr. Chang-Jen Jiang	62	Director
Dr. Shin-Yu Miao	55	Independent Director
Yoshinobu Odaira	70	Independent Director
Shih-Chen Tzeng	61	Independent Director
Dr. Hwalin Lee	83	Director
Dr. Howard Doong	60	Chief Executive Officer
Dr. Chi-Hsin (Richard) King	69	Chief Technology Officer

Set forth below is certain biographical information regarding each of our directors and executive officers as of the date of this prospectus.

Eugene Jiang, Chairman and interim CFO, served as our CEO and President from the Company’s inception in July 2015 until he resigned on September 15, 2017. He remains the Chairman of the Board. Mr. Jiang was appointed as our Interim Chief Financial Officer on May 9, 2018 while the Company is still conducting a search to secure a permanent CFO. From June 2015 until present, Mr. Jiang also serves as Director for BioLite Incorporation. He also serves as CEO for Genepro Investment Company since March 2010. Mr. Jiang obtained an EMBA degree from the University of Texas in Arrington in 2009 and in 2008, Mr. Jiang received a bachelor’s degree in Physical Education from Fu-Jen Catholic University.

Dr. Howard Doong, Ph. D. and M.D., CEO, was appointed as the Company’s new CEO on September 15, 2017. In addition to the position at the Company, Dr. Doong also serves as the CEO and Chief Scientific Officer (“CSO”) of LifeCode Biotechnology Company (“LifeCode”), a Taiwan company in the biotechnology business, since 2017. At the same time, he also serves as the CSO of Wuhan Frasergen Genomic Medicine Company (“Wuhan Frasergen Genomic”), a Chinese company in the biotechnology business, since 2016. He served as the CSO of Cold Spring Biotech Corporation, a Taiwan corporation in the biotechnology business from 2014 to 2016. He served as the CEO of iKnowledge-Care Bioscience Corp, a Taiwan company in the biotechnology business from 2014 to 2015. He served as the director of Taipei Veteran General Hospital-LilPao Laboratory of Cancer Genomic Medicine from 2012 to 2013. He served as the Vice President and director of Quality Assurance, TrimGen Corporation, a Maryland corporation in the biotechnology business from 2009 to 2011. Dr. Doong received his Ph.D. degree from University of Chicago, the Department of Organismal Biology and Anatomy and the Department of Surgery. He received his M.D and Ph.D. degree from Harvard-MIT Division of Health Sciences and Technology. He received his M.S. degree from the University of New Hampshire, Genetics Program and B.S. degree from Fu-Jen Catholic University, Taiwan, Department of Biology.

Dr. T.S. Jiang, Chief Strategy Officer and Director, was appointed as the Company’s Chief Strtaegy Officer on and elected as a director on our Board of Directors on February 8, 2019, the closing date of the Mergers. He has been the chairman of BioLite, Inc., a subsidiary of BioLite, Inc., since January 2010. Prior to BioLite, Dr. Jiang served as the president and/or chairman of multiple biotech companies in Taiwan, including PhytoHealth Corporation from 1998 to 2009 and AmCad BioMed Corporation from 2008 to 2009. In addition, Dr. Jiang is a director on various biotech associations, such as the Taiwan Bio Industry Organization (Taiwan) from 2006 to 2008 and the Chinese Herbs and Biotech Development Association in Taiwan from 2003 to 2006. Dr. Jiang was an assistant professor at University of Illinois from 1981 to 1987 and an associate professor at Rutgers, the State University of New Jersey from 1987 to 1990 and served as a professor at a few Taiwanese universities during a period from 1990 to 1993, such as National Taiwan University, National Cheng Kung University and Tunghai University. Dr. Jiang obtained his bachelor degree in Engineering and Chemical Engineering from National Taiwan University in Taiwan in 1976, masters and Ph.D. from Northwestern University in the U.S. in 1981 and Executive Master of Business Administration (“EMBA”) from National Taiwan University in Taiwan in 2007. As a successful entrepreneur, Dr. Jiang has developed and commercialized PG2 Lyo Injection, a new drug to treat cancer related fatigue. From 1998 to 2009, Dr. T. S. Jiang served as President of Phyto Health Corporation where he led a project team to develop PG2 Injectable. This product was extracted, isolated and purified from a type of Traditional Chinese Medicine. PG2 Injection was intended for cancer patients who had trouble recovering from severe fatigue. Dr. Jiang oversaw and managed the R&D department, daily corporate operations and business of Phyto Health Corporation when he was the President. PG2 Lyo Injection received approval on its NDA from Taiwan Food and Drug Administration in 2010 and later was launched into the Taiwan market in 2012. We believe that Dr. Jiang provides leadership and technological guidance on our strategic development and operations.

Dr. Chi-Hsin Richard King—Chief Scientific Officer

Effective September 15, 2017, the Board appointed Dr. Chi-Hsin Richard King as the CSO of the Company. Dr. Chi-Hsin Richard King, 69, served as the consultant at TaiGen Biotechnology Co. Ltd (“TaiGen”), a Taiwan company in the biotechnology business, from August 2016 to July 2017, the Senior Vice President at TaiGen from July 2008 to August 2016 and as the Vice President at Research and Development of TaiGen from June 2005 to July 2008. Dr. King served as the Director at Albany Molecular Research Inc. (“AMRI”), a New York corporation, from January 2003 to June 2005, the Assistant Director at Medicinal Chemistry Department of AMRI from January 2000 to December 2002 and the Assistant Director at Chemical Development Department of AMRI from August 1997 to January 2000. Dr. King received the Ph. D. degree of organic chemistry from University of Utah in March 1980, and B.S. degree of chemistry from National Taiwan Normal University in July 1972.

Dr. Tsang Ming Jiang, Director, was elected as a director on our Board of Directors on November 23, 2017. He has served as a technical director at the Industrial Technology Research Institute in Taiwan since January 2017. Prior to joining the Industrial Technology Research Institute as a technical director, Dr. Jiang worked at the Company as chief information officer from November 2016 to January 2017, Ericsson as engineering manager from 2013 to 2016 and the Industrial Technology Research Institute as deputy director from October 2011 to February 2013. In addition, Dr. Jiang worked at several other research institutes, including University of Alaska Fairbanks, National Taiwan University and Chung Cheng University, with his research interest in cloud computing and Internet security, especially in the areas of virtualization, software-defined data centers, SDN enabled networks and big data analytics. Dr. Jiang received his Bachelor of Science in electrical engineering in 1982 and Master of Science in electrical engineering in 1984, both from National Taiwan University, and his Ph.D. in electrical engineering and computer science from University of Illinois at Chicago in 1988. Dr. Tsang Ming Jiang is a brother of Dr. Tsung-Shann Jiang, who together with his wife collectively owns 80% of Lion Arts Promotion, Inc. which has approximately 69.3% of ownership interest in the Company through YuanGene Corporation, a wholly-owned subsidiary of Lion Arts Promotion, Inc.

Dr. Ming-Fong Wu, Director, was elected as a director on our Board of Directors on November 23, 2017. He currently is a senior physician at Taoyuan Hanqun Orthopedic Clinic and has been since 2012. Prior to Taoyuan Hanqun Orthopedic Clinic, Dr. Wu worked as a physician at various private and public hospitals and clinics, such as National Taiwan University Hospital. Dr. Wu graduated from National Taiwan University College of Medicine in 2000 and has obtained his license to practice medicine and orthopedist’s license in Republic of China.

Norimi Sakamoto, Director, was elected as a director on our Board of Directors on November 23, 2017, She currently serves with Shogun Maitake Canada Co., Ltd. as an executive officer and business development manager from 2015, with Shogun Maitake Odaira Enterprise Ltd as an executive officer from 2017, with Odaira Corporation Co., Ltd. as chief executive officer since 2014 and with MyLife Corporation as president and chief executive officer since 2012. Ms. Sakamoto started her career in 1997 with Sumitomo Corporation Hokkaido Co., Ltd. in Japan. Ms. Sakamoto received her Bachelor Degree of Arts in travel and tourism from Davis and Elkins College in 1993 and Master of Science in urban studies from the University of New Orleans in 1995.

Yen-Hsin Chou, Director, was elected as a director on our Board of Directors on November 23, 2017, She has served as a clerk at Mega Securities Co., Ltd. since 2011. Ms. Chou’s responsibilities primarily include selling various types of securities, including futures, funds and insurance, managing clients’ accounts and business development. Ms. Chou received a Bachelor Degree from Yuan Chi University School of Economics in 2011.

Dr. Chang-Jen Jiang, Director, was elected as a director on our Board of Directors on November 23, 2017. He has been an attending doctor at the department of pediatrics of Eugene Women and Children Clinic since 2008. Previously, Dr. Chang-Jen worked as an attending doctor at the department of pediatrics of Keelung Hospital, the Ministry of Health and Welfare in Taiwan from 1994 to 2008. Before his position at Keelung Hospital, he was a chief doctor at the department of pediatrics, hematology and oncology of Mackay Memorial Hospital in Taiwan for three years until 1994. Dr. Chang-Jen Jiang obtained his doctor of medicine degree (the Taiwanese equivalent degree of MD) from Taipei Medical University in Taiwan in 1982 and started his career in Mackay Memorial Hospital. We believe that the Company will benefit from Dr. Jiang’s knowledge in biology and experiences in medical practice.

Dr. Shin-Yu Miao, Director, was elected as a director on our Board of Directors on February 8, 2019. She has served as an associate professor at Ling Tung University Department of Applied Foreign Languages since 2004. She served as a lecturer from 1996 to 2004. Ms. Miao received her M.S. in Adult Education from the University of Manchester in 1995 and Ph.D. in Adult Education from the University of South Australia in 2004. We believe that Ms. Miao’s familiarity with biotech research centers will be a valuable resource for our drug development.

Yoshinobu Odaira, Director, was elected as a director on our Board of Directors on February 8, 2019 . He is an entrepreneur and has founded a number of Japanese agricultural companies, including Yukiguni Maitake, our licensing partner. In 1983, Mr. Odaira established Yukiguni Maitake, which became a public company in Japan in 1994. In 2015, Bain Capital Private Equity purchased Yukiguni Maitake through a tender offer. In addition to his success with Yukiguni Maitake, Mr. Odaira served as the CEO of Yukiguni Shoji Co., Ltd. since 1988 and the CEO of Odaira Shoji Co., Ltd. from 1989. In 2015, Mr. Odaira founded two new companies, Shogun Maitake Canada Co., Ltd. in Canada and Odaira Kinoko Research Co., Ltd. in Japan. Yoshinobu Odaira graduated from the Ikazawa Junior High School in 1963. We believe that we will benefit from Mr. Odaira’s successful business experience.

Shih-Chen Tzeng, Director, was elected as a director on our Board of Directors on February 8, 2019 . He has served as a sales manager at SinoPac Securities Corp. (“SinoPac Securities”), a well-established brokerage firm in Taiwan, since 2000. SinoPac Securities has fifty-eight (58) branch offices in Taiwan and subsidiaries in Hong Kong, Shanghai and London. Shih-Chen Tszeng graduated from Dam Kang University in 1978 with a bachelor degree in Accounting. We believe the Company will benefit from Ms. Tszeng’s knowledge and experience with the securities industries.

Dr. Hwalin Lee, Director, was elected as a director on our Board of Directors on February 8, 2019. He serves as the chairman of Phoeng Foundation since 2011. From 1986, Dr. Lee has been the chairman of the Chuan Lyu Foundation. From 1973 to 1989, Dr. Lee was the president of Deltan Corporation and prior to that he was senior research chemist at a couple of chemical companies. Dr. Hwalin Lee obtained a B.S. in pharmacy from National Taiwan University in 1957 and a Ph.D. in Pharmaceutical Chemistry from University of California, San Francisco in 1966. Dr. Lee qualifies as a director of the Company because he has extensive work experience in chemical companies and educational background in pharmaceutical chemistry.

Family Relationships

There are no family relationships among the executive officers and directors of the Company who are expected take office upon the consummation of the Mergers except that Dr. Tsang Ming Jiang, Dr. Tsung-Shann Jiang and Dr. Chang-Jen Jiang are brothers and Mr. Eugene Jiang is Dr. Tsung-Shann Jiang’s son.

Legal Proceedings

Involvement in Certain Legal Proceedings

During the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

The Company’s Board is in the process of establishing the audit committee, compensation committee and nominating and corporate governance committee.

Our board of directors may establish other committees to facilitate the management of our business.

Code of Ethics

We have not adopted a code of ethics.

Director Compensation

In this regard, it is expected that the Company will not provide compensation to non-employee directors which is in line with ABVC’s current practices.

While ABVC does not require directors and officers to own a specific minimum number of shares of ABVC’s Common Stock, it believes that each director and corporate officer should have a substantial personal investment in the Company. Directors and officers may not engage in short sales or put or call transactions with respect to ABVC securities. The Company plans to issue equity awards to all directors (non-employee and employee) for their service in the future. The Company believes that the future arrangements may align the interests of the Board of Directors with the long-term interests of the Company’s shareholders.

EXECUTIVE COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of us, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers. The following table provides information regarding the named executive officers of ABVC during the fiscal year ended December 31, 2017 and 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Howard Doong (1)	2018	100,000	-	-	-	-	-	-	100,000
	2017	33,333	-	-	-	-	-	-	33,333

Chun Mu Hung (2)	2018	14,434	-	-	-	-	-	-	14,434
	2017	13,333	-	-	-	-	-	-	13,333

Eugene Jiang (3)	2018	60,000	-	-	-	-	-	-	60,000
	2017	60,000	-	-	-	-	-	-	60,000

Kira Huang (4)	2018	-	-	-	-	-	-	-	-
	2017	40,500	-	-	-	-	-	-	40,500

(1)	Dr. Doong was appointed as the CEO on September 15, 2017.

(2)	Mr. Hung was appointed as the CFO, Secretary and Treasury on September 15, 2017 and resigned as the CFO, Secretary and Treasurer on May 4, 2018.

(3)	Mr. Jiang resigned as the CEO and President of the Company on September 15, 2017 and accepted the interim Chief Financial Officer position on May 9, 2018.

(4)	Ms. Huang resigned as the CFO, Secretary and Treasurer of the Company on September 15, 2017.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Grants of Plan-Based Awards

We adopted an Equity Incentive Plan on February 17, 2016 (the “2016 Plan”). In fiscal year 2016, the Company awarded 10,000 shares of Common Stock to each of five employees. Due to the forward split detailed in our 10-Q filed June 30, 2016, each of such employees has been awarded 31,410 shares of the Company’s Common Stock. As a result, an aggregate of 157,050 shares were granted to the employees pursuant to the 2016 Plan as of December 31, 2017 and an aggregate of 211,878 shares were granted to the former and current employees and consultants under the 2016 Plan as of the date of this prospectus.

We did not issue any additional securities under the 2016 Plan during the fiscal year of 2018. An aggregate of 157,050 shares were granted to the employees pursuant to the 2016 Plan as of December 31, 2018.

Option Exercises and Stock Vested

No options have been awarded by the Company as of December 31, 2018.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors as of December 31, 2018.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Agreements

We entered into an employment contract with Kira Huang on March 1, 2016 according to which, among other terms, Ms. Huang was required to perform duties and undertake the responsibilities in a professional manner as a Chief Financial Officer. Ms. Huang resigned from the position as CFO, Secretary and Treasurer on September 15, 2017 and terminated the employment agreement with the Company. We paid Ms. Huang $3,000 for each month of September and October 2017 for her continuous consulting services and thereafter have not had any outstanding obligations towards Ms. Huang under such employment agreement.

Dr. Howard Doong has entered into an employment agreements (the “Doong Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $100,000. As of December 31, 2017, we paid Mr. Doong 20,833 shares of the Company’s common stock at a per share price of $1.60 il lieu of cash compensation. Under the Doong Employment Agreement, Dr. Doong is employed as our CEO and President of the Company. We may terminate his employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary.

Mr. Chun Mu Hung has entered into an employment agreement with the Company, pursuant to which he shall receive an annual base salary of $40,000. On May 4, 2018, Mr. Hung resigned as the CFO, Secretary and Treasurer of the Company, effective immediately.

Dr. Chi-Hsin Richard King has entered into an employment agreements (the “King Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $50,000. As of December 31, 2017, we paid Mr. King 10,416 shares of the Company’s common stock at a per share price of $1.60 in lieu of cash compensation. Under the King Employment Agreement, Dr. King is employed as the CSO of the Company. We may terminate his employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary.

The completion of the Mergers did not trigger any termination payments as set forth in the various employment agreements stated above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 20, 2019 (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 44370 Old Warm Springs Blvd., Fremont, CA 94538. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of June 20, 2019, we had 17,694,289 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Howard Doong	18,403	*
Eugene Jiang (1)	1,146	*
Yen-Hsin Chou	1,014	*
Dr. Shin-Yu Miao (2)	56,214	*
Dr. Tsang-Ming Jiang (3)	395	*
Dr. Ming-Fong Wu	-	-
Norimi Sakamoto	-	-
Dr. Tsung-Shann Jiang (4)	6,771,759	38.27%
Dr. Chang-Jen Jiang	-	-
Yoshinobu Odaira	-	-
Shih-Chen Tzeng	-	-
Dr. Hwalin Lee	-	-
All officers and directors as a group (Twelve (12) persons)	6,848,930	38.71%
YuanGene Corporation (4)	8,194,048	46.31%

*       less than 1%.

(1)	Eugene Jiang held 1,146 shares of the Company’s common stock through his ownership in BioLite, Inc., which held 271,440 shares of the Company’s common stock.

(2)	Dr. Shin-Yu Miao held 659 shares of the Company’s common stock through her ownership in BioLite, Inc. and the rest through direct ownership. Dr. Shin-Yu Miao is not a control person of BioLite, Inc. and does not have voting power over her indirect ownership of the Common Stock of the Company of 659 shares.

(3)	Dr. Tsang-Ming Jiang held his shares of common stock in the Company through his ownership in BioLite, Inc.

(4)	Dr. Tsung-Shann Jiang held 6,555,238 shares of common stock through his ownership in YuanGene Corporation, 40,625 shares of the Company’s common stock through LionArts Promotion Inc., 116,905 shares through Rgene Corporation and 6,495 shares through BioLite, Inc.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED COMBINED

PRO FORMA FINANCIAL INFORMATION

Introduction

On January 31, 2018, American BriVision (Holding) Corporation (“ABVC”, the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with BioLite Holding, Inc. (“BioLite”), a Nevada corporation, BioKey, Inc. (“BioKey”), a California corporation, BioLite Acquisition Corp. (“Merger Sub 1”), a Nevada corporation and wholly-owned subsidiary of the Company, and BioKey Acquisition Corp. (“Merger Sub 2”), a California corporation and wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, on or before the closing of the Mergers, each issued and outstanding share of BioLite shall be converted into the right to receive one point eighty-two (1.82) validly issued, fully-paid and non-assessable shares of the Company and all shares of BioLite shall be cancelled and cease to exist. Also on or before the closing of the Mergers, each issued and outstanding share of BioKey shall be converted into the right to receive one (1) validly issued, fully-paid and non-assessable share of the Company and all shares of BioKey shall be cancelled and cease to exist. Simultaneously upon closing, BioLite and Merger Sub 1 shall merge together with Merger Sub 1’s articles of incorporation and bylaws as the surviving corporation’s (the “BioLite Surviving Corporation”) articles of incorporation and bylaws and all shares of Merger Sub 1 shall be converted into one share of Common Stock of the BioLite Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company. In addition, upon closing, BioKey and Merger Sub 2 shall merge together with Merger Sub 2’s articles of incorporation and bylaws as the surviving corporation’s (the “BioKey Surviving Corporation’s”) articles of incorporation and bylaws and all shares of Merger Sub 2 shall be converted into one share of Common Stock of the BioKey Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed consolidated combined financial statements reflect the combination of the historical consolidated results of ABVC and its subsidiaries, BioLite, and BioKey on a pro forma basis to give effect to the Merger Agreement.

The unaudited pro forma condensed consolidated combined balance sheet of the combined company is based on (i) the audited historical consolidated balance sheet of ABVC as of December 31, 2018, (ii) the audited historical balance sheet of BioLite as of December 31, 2018, and the (iii) the audited historical balance sheet of BioKey as of December 31, 2018, and includes pro forma adjustments as of the Mergers had occurred on December 31, 2018.

The unaudited pro forma condensed consolidated combined statement of operations of the combined company are based on the following details, and includes pro forma adjustments as of the Merger had occurred on January 1, 2018.

(i)	the unaudited historical consolidated statement of operations of ABVC for the year ended December 31, 2018.

(ii)	the audited historical statement of operations of BioLite for the year ended December 31, 2018.

(iii)	the audited historical statement of operations of BioKey for the year ended December 31, 2018.

The unaudited pro forma data presented herein reflects events that are directly attributable to the described transactions, factually supportable, and as it relates to the unaudited pro forma condensed consolidated combined statement of operations, expected to have a continuing impact. The unaudited pro forma data presented herein also reflects certain assumptions which management believes are reasonable. Such pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or consolidated financial position of the combined company that would have been recorded had the Merger been completed as of the dates presented, and they should not be taken as representative of the expected future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the operations of the combined company. Additionally, the unaudited pro forma condensed consolidated combined statement of operations does not include non-recurring charges or credits, and the related tax effects, which result directly from the Mergers.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$40,044	$636,666	$186,644	-		$863,354
Restricted cash and cash equivalents	16,093	-	-	-		16,093
Accounts receivable, net	-	43,204	-	-		43,204
Accounts receivable - related parties, net	-	147,848	-	-		147,848
Other receivable	-	-	39,005	-		39,005
Due from related parties	40,000	-	79,287	(59,810)	{f}	59,477
Inventory	-	-	1,318	-		1,318
Prepaid expense and other current assets	136	-	223,759	-		223,895
Total Current Assets	96,273	827,718	530,013	(59,810)		1,394,194

Property and equipment, net	-	58,150	510,066			568,216
Goodwill, net	-	-	-	43,531,445	{e}	43,531,445
Long-term investments	-	-	3,488,169			3,448,169
Deferred tax assets	-	-	1,347,995			1,347,995
Security Deposits	-	10,440	27,418			37,858
Total Assets	$96,273	$896,308	$5,903,661	$43,471,635		$50,367,877
LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	-	-	899,250	-		899,250
Long-term bank loan - current portion	-	-	39,835	-		39,835
Notes payable	-	-	510,447	-		510,447
Accrued expenses and other current liabilities	555,449	83,026	687,709	-		1,326,184
Due to related parties	4,462,775	-	3,341,005	(58,684)	{f}	7,745,096
Convertible notes payable, current portion	300,000	-	-			300,000
Convertible notes payable - related parties, current portion	250,000	-	-			250,000
Total Current Liabilities	5,568,224	83,026	5,478,246	(58,684)		11,070,812
Long-term bank loan	-	-	15,257	-		15,257
Tenant security deposit	-	2,880	-	-		2,880
Convertible notes payable	-	-	-	-		-
Convertible notes payable - related parties	250,000	-	-	-		250,000
Accrued interest	27,467	-	-	-		27,467

Total Liabilities	5,845,691	85,906	5,493,503	(58,684)		11,366,416
Equity
Preferred stock	-	18,633,097	-	(18,633,097)	{c}	-
Common stock	213,927	774,293	4,121	(4,121)	{a}	318,486
				74,998	{a}
				(771,793)	{b}
				7,428	{b}
				22,133	{c}
Additional paid-in capital	13,914,556	82,265	10,862,995	(70,877)	{a}	59,018,959
				(82,265)	{e}
				44,312,285	{e}
				(10,000,000)	{g}
Stock subscription receivable	-	(1,667)	-	1,667	{e}	-
Accumulated deficit	(19,877,901)	(18,677,586)	(11,445,109)	18,677,586	{e}	(12,209,446)
				6,817,848	{g}
				2,295,716	{h}
				10,000,000	{g}
Other comprehensive income	-	-	670,541	(14,689)	{g,h}	655,852
Treasury stock	-	-	-	(6,750,000)	{g}	(9,100,000)
				(2,350,000)	{h}
Total Stockholders’ deficit	(5,749,418)	810,402	92,548	43,530,319		38,683,851
Noncontrolling interest	-	-	317,610	-		317,610
Total Equity	(5,749,418)	810,402	410,158	43,530,319		39,001,461
Total Liabilities and Equity	$96,273	$896,308	$5,903,661	$43,471,635		50,367,877

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined

Revenues	$-	$510,197	$6,956			$517,153

Cost of revenues	-	4,809	185,280			190,089

Gross profit	-	505,388	(178,324)			327,064

Operating expenses
Selling, general and administrative expenses	695,148	669,322	893,570			2,258,040
Research and development expenses	669,668	430,917	319,053			1,419,638
Stock based compensation	28,800	-	-			28,800
Total operating expenses	1,393,616	1,100,239	1,212,623			3,706,478

Loss from operations	(1,393,616)	(594,851)	(1,390,947)			(3,379,414)

Other income (expense)
Interest income	93	4,598	5,119			9,810
Interest expense	(155,930)	-	(306,821)			(462,751)
Rental income	-	-	11,924			11,924
Impairment loss	-	-	(63,663)			(63,663)
Investment loss	(549)	-	(395,476)			(396,025)
Gain/Loss on foreign exchange changes	-	-	7,307			7,307
Gain/Loss on investment in equity securities	(2,549,451)	-	(192,463)			(2,741,914)
Other income (expense)	-	630	(5,154)			(4,524)
Total other income (expenses)	(2,705,837)	5,228	(939,227)			(3,639,836)

Loss before provision for income tax	(4,099,453)	(589,623)	(2,330,174)			(7,019,250)

Provision for income tax (benefit)	1,850	800	(366,947)			(364,297)

Net loss	(4,101,303)	(590,423)	(1,963,227)			(6,654,953)

Net loss attributable to noncontrolling interests	-	-	489,151			489,151

Net loss attributable to ABVC and subsidiaries	(4,101,303)	(590,423)	(1,474,067)			(7,144,104)
Foreign currency translation adjustment	-	-	86,786			86,786
Comprehensive Income (Loss)	$(4,101,303)	$(590,423)	$(1,560,862)			$(7,230,890)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.02)					$(0.03)
Weighted average number of common shares outstanding
Basic and diluted	213,884,105					214,156,988

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2018 is based on the audited consolidated balance sheet of ABVC, the audited consolidated balance sheet of BioLite, and the audited balance sheet of BioKey as if the Merger had occurred on December 31, 2018.

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2018 is based on the audited consolidated statement of operations of ABVC for the year ended December 31, 2018, the audited consolidated statement of operations of BioLite for the year ended December 31, 2018, and the audited statement of operations of BioKey for the year ended December 31, 2018, as if the Merger had occurred on December 31, 2018.

BioLite and the Company are related parties because the two companies are under common control by Dr. Tsung-Shann Jiang. BioKey is not a related party to the Company or BioLite.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the audited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of operations:

{a}	Reconciliation of ABVC common stock to be issued to BioLite shareholders:

BioLite Outstanding shares as of December 31, 2018	41,207,444
Exchange of each BioLite share of common stock outstanding as of December 31, 2018, for 1.82 shares of ABVC common stock	1.82
ABVC common stock to be issued to BioLite as a result of the Merger	74,997,548
Par value $0.001 per share of ABVC	$74,998

{b}	ABVC common stock to be issued to BioKey shareholders in exchange of BioKey’s common stock outstanding:

BioKey Outstanding shares as of December 31, 2018	7,428,134
Exchange of each BioKey share of common stock outstanding as of December 31, 2018, for one share of ABVC common stock	1
ABVC common stock to be issued to BioKey as a result of the Merger	7,428,134
Par value $0.001 per share of ABVC	$7,428

{c}	ABVC common stock to be issued to BioKey shareholders in exchange of BioKey’s preferred stock outstanding:

BioKey Outstanding shares as of December 31, 2018
7,000,000 shares of Series A	7,000,000
1,160,000 shares of Series B	1,160,000
13,973,097 shares of Series C	13,973,097
BioKey’s total shares of preferred stock outstanding as of December 31, 2018	22,133,097
Exchange of each BioKey share of preferred stock outstanding as of December 31, 2018, for one share of ABVC common stock	1
ABVC common stock to be issued to BioKey as a result of the Merger	22,133,097
Par value $0.001 per share of ABVC	$22,133

{d}	Common stock outstanding as of December 31, 2018 following the Merger:

ABVC common stock issued as of December 31, 2018	213,926,475
ABVC common stock held by BioLite pursuant to the BioLite Collaborative Agreement (see Note {g})	(3,487,500)
ABVC common stock held by BioLite for cash issuance (see Note {h})	(1,468,750)
ABVC common stock to be issued to BioLite as a result of the Merger	74,997,548
ABVC common stock to be issued to BioKey as a result of the Merger	29,561,231
Total common stock of the combined company outstanding following the Merger	313,529,004

{e}	Unless otherwise noted, adjustments to reflect the elimination of BioKey’s total equity, the estimated value of consideration to be paid in the Merger and to adjust, where required, the historical book values of BioKey’s assets and liabilities as of December 31, 2018 to the preliminary estimated fair value, in accordance with the acquisition method of accounting. The preliminary valuations were determined as of and, where applicable, are based on the bid-and-ask share price of ABVC common stock on the final day of trading, February 5, 2019. The fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of February 5, 2019.

Purchase consideration:
Common stock (1)		$44,341,847
Estimated Fair Value of Assets Acquired:
Cash and cash equivalents		$636,666
Accounts receivable		43,204
Accounts receivable - related parties		147,848
Property and equipment		58,150
Security deposits		10,440
Total assets acquired		$896,308
Estimated Fair Value of Liabilities Assumed:
Due to shareholders	$
Accrued expenses and other current liabilities		83,026
Tenant security deposit		2,880
Total liabilities assumed		$85,906
Total net assets acquired		$810,402
Goodwill as a result of the Merger		$43,531,445

(1)	29,561,231 shares of ABVC common stock to be issued to BioKey in connection with the Merger. Those shares were valued at $1.50 per share, the closing share price of ABVC on February 5, 2019.

{f}	As of December 31, 2018, BioLite had $59,810 due from ABVC; and ABVC had $58,684 due to BioLite. The difference was mainly due to the translation adjustment, which would be reflected in accumulated other comprehensive income in equity section.

{g}	Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation (“BriVision”) entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite, a related party, pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay: 25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by BriVision upon signing of that agreement. On May 6, 2016, BriVision and BioLite agreed to amend the BioLite Collaborative Agreement, and BriVision agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, BriVision agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its common stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of December 31, 2018 and, 2017, the first phase II clinical trial research had not been completed yet.

The aggregate number of shares of common stock of American BriVision Corporation issued to BioLite pursuant to the BioLite Collaborative Agreement was 3,487,500 shares, the value of which was $6,750,000. The unaudited pro forma adjustments were made as if the Merger occurred on December 31, 2018. As such, these shares of common stock of BriVision held by BioLite shall not be treated as outstanding shares, and shall be reflected as treasury shares. The corresponding long-term investment of BioLite has been written off in full amount, included in the accumulated deficit as of December 31, 2018. Such amount has been eliminated in the pro forma condensed balance sheet. Investment loss recognized as a result of the write-off amounted to $4,313,725 for the year ended December 31, 2018. Such amount has been eliminated in the pro forma condensed statement of operations.

American BriVision Corporation determined to fully expense the amount of $10,000,000 according to ASC 730-10-25-1. That amount was fully expensed as research and development expense during the year ended December 31, 2016 and included in the accumulated deficit of ABVC as of December 31, 2018. The aggregate amount of $10,000,000 was recorded and remained as additional paid-in capital on BioLite as of December 31, 2018. Such amount has been eliminated in the pro forma condensed balance sheet.

{h}	On August 26, 2016, ABVC issued 1,468,750 shares of common stock, par value $0.001 to BioLite pursuant to that certain Stock Purchase Agreement dated August 26, 2016. The purchase price per share was $1.60. The net proceeds to the Company from the sale of such shares were approximately $2,350,000. The unaudited pro forma adjustments were made as if the Merger occurred on December 31, 2018. As such, these shares of common stock of ABVC held by BioLite shall be treated be treated as outstanding shares, and shall be reflected as treasury shares. The corresponding long-term investment of BioLite has been written off in full amount, included in the accumulated deficit as of December 31, 2018. Such amount has been eliminated in the pro forma condensed balance sheet.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

Collaboration Agreement with BioLite, Inc.

On December 29, 2015, American BriVision Corporation entered into a Collaborative Agreement with BioLite Inc., a related party, pursuant to which BioLite granted the Company sole licensing rights for drug and therapeutic use of five products: BLI-1005 CNS-Major Depressive Disorder; BLI-1008 CNS-Attention Deficit Hyperactivity Disorder; BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1; BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer; and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in USA and Canada. Under the Collaborative Agreement, BriVision would be required to pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by the Company upon signing of that agreement. On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, and the Company agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, the Company agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its common stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of September 30, 2017, the first phase II clinical trial research has not completed yet.

On January 12, 2017, the Company entered into an Addendum (the “Addendum”) to the BioLite Collaborative Agreement which was previously entered into with BioLite. Pursuant to the Addendum, the Company and BioLite agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BioLite Collaborative Agreement (the “Sixth Product’) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada.

As of December 31, 2018 and 2017, the amount due to BioLite is $0 and $6,500,000 respectively.

Advances from BioLite

During the years ended December 31, 2018 and 2017, BioLite has advanced funds to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31, 2018 and 2017, the outstanding advance balance was $58,684 and $109,220, respectively. As of March 31, 2019, the outstanding advance balances in aggregate were $62,058.

Collaboration agreement with BioFirst Corporation

On July 24, 2017, American BriVision Corporation entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst Corporation (“BioFirst”), pursuant to which BioFirst granted BriVision the global licensing right for medical use of the product (the “Product”): BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of Yuangene Corporation who is the controlling shareholder of Brivision trhough the Company is one of the directors and common stock shareholders of BioFirst.

Pursuant to the BioFirst Collaborative Agreement, Brivision will co-develop and commercialize the Product with BioFirst and pay BioFirst in a total amount of $3,000,000 in cash or stock of Brivision before September 30, 2018. On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision. No payment has been made by Brivision as of the date of this prospectus.

Loan from BioFirst

On January 26, 2017, BriVision and BioFirst entered into a loan agreement for a total commitment (non-secured indebtedness) of $950,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The loan matured on February 2, 2019 and the parties extended the loan for another year until February 1, 2020. As of March 31, 2019 and December 31, 2018, the outstanding loan balance was $233,000 and $692,980, respectively, and accrued interest was $11,971 and $281, respectively. Interest expenses in connection with this loan were $11,710 and $9,500 for the three months ended March 31, 2019 and 2018, respectively.

Co-Development agreement with Rgene Corporation

On May 26, 2017, American BriVision Corporation entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene Corporation (“Rgene”), a related party controlled by the controlling beneficiary shareholder of YuanGene Corporation, who is the controlling shareholder of Brivision trhough the Company. Pursuant to Co-Dev Agreement, BriVision and Rgene agreed to co-develop and commercialize certain products that are included in the Sixth Product as defined in the Addendum. Under the terms of the Co-Dev Agreement, Rgene is to pay the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017.

On June 1, 2017, BriVision has delivered all research, technical, data and development data to Rgene. Since both Rgene and Brivision are related parties controlled by the controlling beneficiary shareholder of YuanGene Corporation who is the controlling shareholder of Brivision trhough the Company, Brivison has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017. As of the date of this report, Brivision has received $450,000 in cash and the remaining balance of $2,550,000 in the form of newly issued shares of Rgene’s common stock, at the price of NT$50 (approximately equivalent to $1.60 per share), for an aggregate number of 1,530,000 shares, which accounted for equity method long-term investment as of December 31, 2018.

AsianGene Related Transactions

AsianGene and ABVC are controlled by the same controlling beneficiary shareholder of Yuangene. During the year ended September 30, 2017, the Company entered an operating lease agreement with Asiangene for an office space in Taiwan for the period from October 1, 2016 to July 31, 2017. Rent expenses under this lease agreement amounted to $0 and $52,205 for the years ended December 31, 2018 and 2017, respectively.

In September 2017, AsianGene entered into an investment and equity transfer agreement (the “Investment and Equity Transfer Agreement”) with Everfront Biotech Inc. (“Everfront”), a third party. Pursuant to the Investment and Equity Transfer Agreement, Everfront agreed to purchase 2,000,000 common shares of the Company owned by AsianGene at $1.60 per share in a total amount of $3,200,000, of which $160,000 was due before September 15, 2017 and the remaining amount of $3,040,000 was due before December 15, 2017. As of June 30, 2018 and December 31, 2017, Everfront purchased 100,000 shares of ABVC’s common stock from AsianGene for an aggregate amount of $160,000 which was paid to AsianGene and AsianGene in return loaned such amount to ABVC for working capital purposes. On January 16, 2018, AsianGene and the Company entered into a loan agreement. Pursuant to the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to AsianGene. The loan was due on demand. As of March 31, 2019 and December 31, 2018, the outstanding loan balance was $160,000 and accrued interest was $17,600 and $12,866, respectively. Interest expenses in connection with this loan were $4,734 and $3,945 for the three months ended March 31, 2019 and 2018, respectively.

Convertible Notes

On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”). The Company received $250,000 which bears interest at 8% per annum. Interest expenses in connection with this Keypoint Note were $5,000 and $0 for the three months ended March 31, 2019 and 2018, respectively.

On August 25, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Odaira Note”) in the aggregate principal amount of $250,000 to Yoshinobu Odaira, a director of the Company (“Odaira”). The Company received $250,000 on November 29, 2018 which bears interest at 8% per annum. Interest expense in connection with this Odaira Note was $5,000 and $0 for the three months ended March 31, 2019 and 2018, respectively.

As of March 31, 2019, Mr. Tsung-Shann Jiang and his spouse Ms. Shu-Ling Jiang had advanced funds to the Company for working capital purposes. The advances bear interest at 1% per month (or equivalent to 12% per annum) and are due on demand. As of March 31, 2019, the outstanding advance balance was $157,140 and the accrued interest was $10,454.

As of March 31, 2019, Lion Arts Promotion Inc. (“LION”), LionGene Corporation (“LionGene”), and Mr. Tsung-Shann Jiang, Ms. Shu-Ling Jiang and Mr. Eugene Jiang (“the Jiangs”) have also advanced funds to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of March 31, 2019, the outstanding advance balances in aggregate were $926,395. Mr. Tsung-Shann Jiang and Ms. Shu-Ling Jiang are husband and wife. Eugene Jiang is the child of Mr. Jiang and Mrs. Jiang. LionGene and the Company are under common control of YuanGene. The chairperson of LION is Ms. Shu-Ling Jiang.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of:

●	20,000,000 shares of Common Stock, $0.001 par value per share; and

●	20,000,000 shares of preferred stock, $0.001 par value per share.

Our Common Stock may be issued for such consideration as may be fixed from time to time by our board of directors. Our board of directors may issue such shares of our Common Stock in one or more series, with such voting powers, shall be stated in the resolution or resolutions.

Common Stock

As of June 3, 2019, there were 17,694,156 shares of our Common Stock issued and outstanding giving the effect of the Merger. Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to prior distribution rights of preferred stock then outstanding. There are no conversions, redemptions or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of May 20, 2019, there is no preferred stock outstanding. Pursuant to the articles of incorporation of the Company, the Board of Directors is expressly granted the authority to issue preferred stock up to 20,000,000 shares and prescribe its designations.

The following description of preferred stock and the description of the terms of any particular series of preferred stock of the Company are not complete. The Company’s Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the Company’s Common Stock. These descriptions are qualified in their entirety by reference to the Company’s Articles of Incorporation, as amended, and the certificate of designation relating to each such series.

Series A Convertible Preferred Stock

The following summary of the material terms and provisions of our Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, including the certificate of designation filed with the State of Nevada on June 28, 2019.

Our board of directors intends to designate 4,500,000 shares of our authorized but unissued Preferred Stock as Series A Convertible Preferred Stock. When issued in accordance with this prospectus, the Series A Convertible Preferred Stock will be validly issued, fully paid and non-assessable. Our board of directors may authorize the issuance and sale of additional shares of Series A Convertible Preferred Stock from time to time.

Ranking

The Series A Convertible Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

●	senior to all classes or series of our Common Stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Convertible Preferred Stock;

●	on parity any class or series of our capital stock expressly designated as ranking on parity with the Series A Convertible Preferred Stock, none of which exists on the date hereof; and

●	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Convertible Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividend rights, holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when declared by us out of Dividend Reserve legally available for the payment of dividends, cumulative cash dividends at the rate of 5.0% of the Public Offering Price per annum.

Dividends on the Series A Convertible Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to holders on record annually in arrears commencing from the date of issuance of Series A Convertible Preferred Stock.

Dividends on the Series A Convertible Preferred Stock will accrue whether or not:

●	we have earnings;

●	there are funds legally available for the payment of those dividends; or

●	those dividends are authorized or declared.

Any dividend payment made on the Series A Convertible Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Convertible Preferred Stock will accumulate as of the dividend payment date on which they first become payable. Holders of shares of Series A Convertible Preferred Stock are also entitled to any dividend declared by the board of directors of the Company to the holders of our Common Stock, whether such dividend payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Convertible Preferred Stock as described above.

No dividends on Series A Convertible Preferred Stock will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Convertible Preferred Stock, holders of shares of Series A Convertible Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders only to the extent of the accrued but unpaid dividend at that time, after payment of or provision for our debts and other liabilities. If, upon our voluntary or involuntary liquidation, dissolution or winding up, we have assets legally available for distribution after payments of the aggregate accrued but unpaid dividend on Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock and Common Stock shall have the same liquidation preference with respect to such residual assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the accrued but unpaid dividend on all outstanding shares of Series A Convertible Preferred Stock, then holders of shares of Series A Convertible Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Conversion Rights

Each share of Series A Convertible Preferred Stock is initially convertible at any time at the option of the holders into one share of Common Stock and automatically converts into one share of Common Stock (the “Conversion Ratio”) on its four-year anniversary of issuance and without the payment of additional consideration by the holder thereof.

No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment. In lieu of delivering fractional shares, we will pay to the holder, to the extent permitted by law, an amount in cash equal to the current fair market value of such fractional share as determined in good faith by our Board.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Convertible Preferred Stock has no maturity date and we are not required to redeem the Series A Convertible Preferred Stock at any time. However, we may choose to convert all the outstanding shares of the Series A Convertible Preferred Stock into our Common Stock at the same Conversion Ratio at any time, provided that we have prepaid and distributed all the dividend accrued and to be accrued at the end of the four-year period since issuance thereof. Accordingly, the Series A Convertible Preferred Stock will remain outstanding until automatically converted to Common Stock on the four-year anniversary of issuance, unless the holders of the Series A Convertible Preferred Stock or we choose to convert the Series A Convertible Preferred Stock into the Common Stock. The Series A Convertible Preferred Stock is also not subject to any sinking fund.

Voting Rights

Holders of shares of the Series A Convertible Preferred Stock shall have the same voting rights as of the holders of our Common Stock.

Warrants and Options

As of June 3, 2019, we had no options or warrants of the Company outstanding giving the effect of the Mergers.

Transfer Agent

The transfer agent and registrar for our Common Stock is: Olde Monmouth Stock Transfer, Inc.; Address: 200 Memorial Pkwy, Atlantic Highlands, NJ 07716; Phone: (732) 872-2727; website:www.oldemonmouth.com.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our articles of incorporation and bylaws currently contain no provisions relating to these statutes, and unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Listing

We intend to have our Common Stock and the Series A Convertible Preferred Stock approved for listing on Nasdaq. We have applied for listing on Nasdaq of our Common Stock under the same symbol “ABVC” and will apply for listing on Nasdaq of the Series A Convertible Preferred Stock under the symbol of “___.” We will not consummate and close this offering without a listing approval letter of the Common Stock and Series A Convertible Preferred Stock from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on Nasdaq.

If any of our securities, such as Common Stock and Series A Convertible Preferred Stock, are listed on Nasdaq, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been very limited public market for our capital stock. Future sales of our Common Stock or the Series A Convertible Preferred Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of a substantial number of shares of our Common Stock or the Series A Convertible Preferred Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity-related capital at a time and price we deem appropriate.

Sales of Restricted Shares

Upon the closing of this offering, 1,428,571 shares at minimum, 2,857,143 shares at maximum, and 3,285,714 shares at the increased maximum, of Series A Convertible Preferred Stock on an as-converted basis will be outstanding. Of these shares, all of the shares of the Series A Convertible Preferred Stock sold in this offering, converted or not converted, will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

The remaining shares of Common Stock not registered under any registration statement, including the Registration Statement on S-4, held by existing stockholders will be deemed “restricted securities” as such term is defined under Rule 144. The restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below.

As a result of the lock-up agreements described below and the provisions of Rule 144 and Rule 701 under the Securities Act, all of the shares of our Common Stock (excluding the shares to be sold in this offering) will be available for sale in the public market upon the expiration of the lockup agreements, beginning 180 days after the date of this prospectus (subject to extension) and when permitted under Rule 144 or Rule 701.

Rule 144

In general, under Rule 144 as currently in effect, once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

Once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	one percent of the then outstanding shares of our Common Stock and the Series A Convertible Preferred Stock as converted, which will equal approximately 191,227shares at minimum, 205,513shares at maximum or 209,799 shates at the increased maximum immediately after this offering, based upon the number of shares of Common Stock outstanding as of June 3, 2019; and

●	the Nasdaq average weekly trading volume of our Common Stock and the Series A Convertible Preferred Stock as converted reported during the four calendar weeks preceding the filing of notice of the sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Employees, directors, officers, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written compensatory agreement in accordance with Rule 701 before the effective date of the registration statement are entitled to sell such shares 90 days after the effective date of the registration statement in reliance on Rule 144 without having to comply with the holding period requirement of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. However, all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

All of our directors and officers and existing beneficial owners of 5% or more of our outstanding Common Stock have agreed not to sell or otherwise transfer or dispose of any Common Stock for a period of one hundred and eighty (180) days from the date of this prospectus, subject to certain exceptions and extensions. See “Underwriting” for a description of these lock-up provisions.

UNDERWRITING

We expect to enter into an underwriting agreement with the Underwriter named therein with respect to the Series A Convertible Preferred Stock in our offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell a minimum offering amount of the Series A Convertible Preferred Stock and a maximum offering amount of the Series A Convertible Preferred Stock on a best efforts basis with the Underwriter having the discretion at any time during the offering period to increase the maximum amount of the offering by offering up to an additional 15% shares of Series A Convertible Preferred Stock. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific dollar amount of Series A Convertible Preferred Stock but will use its best efforts to sell the Series A Convertible Preferred Stock offered.

We do not intend to close this offering unless we sell at least a minimum number of shares, at the price per share set forth on the cover page of this prospectus, to result in sufficient proceeds to list the Series A Convertible Preferred Stock on Nasdaq. We intend to apply to list the Series A Convertible Preferred Stock on Nasdaq under the symbol “____”. Because this is a best efforts offering, the Underwriter does not have an obligation to purchase any securities, and, as a result, we may not be able to sell the minimum number of Series A Convertible Preferred Stock. Our exclusive engagement with the Underwriter with respect to this offering may terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of the Series A Convertible Preferred Stock is raised, or (ii) one hundred and eighty (180) days from the date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

We expect that delivery of the Series A Convertible Preferred Stock will be made to investors through the book-entry facilities of the Olde Monmouth Stock Transfer Co., Inc.

The underwriting agreement provides that the obligation of the Underwriter to sell the Series A Convertible Preferred Stock, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on Nasdaq, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The Underwriter is under no obligation to purchase any Series A Convertible Preferred Stock for its own account. Trading in the Series A Convertible Preferred Stock will commence within five days after the date of the initial issuance of the Series A Convertible Preferred Stock pursuant to this prospectus. As an offering on a best efforts basis, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Pursuant to an offering deposit account agent agreement to be entered by and among us, the Underwriter and the Deposit Account Agent until at least 1,428,571 shares of Series A Convertible Preferred Stock are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account with the Deposit Account Agent at Pacific Mercantile Bank and will be held by the Deposit Account Agent for such account. The Deposit Account Agent is affiliated with the Underwriter, as the Deposit Account Agent is under the same indirect common ownership as the Underwriter. The Underwriter and we shall require all investor checks for payment for the securities to be made payable to “FinTech Clearing, as Deposit Account Agent for the Investors in American Brivision (Holding) Corporation.” All subscription agreements and checks should be delivered to FinTech Clearing, LLC, Attention: Brian Park. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the Underwriter does not sell at least 1,428,571 shares of Series A Convertible Preferred Stock by the Termination Date, all funds will be returned promptly to subscribers without interest or deduction. If this Offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the shares of Series A Convertible Preferred Stock to purchasers. Unless purchasers instruct us otherwise, we will deliver the shares of Series A Convertible Preferred Stock electronically upon receipt of purchaser funds to the accounts of those purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, as soon as practical upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

Fees, Commissions and Expense Reimbursement

The Underwriter will receive an underwriting commission equal to 7% of the gross amount to be raised in this offering, between $700,000 in the case of the minimum offering amount, $1,400,000 in the case of the maximum offering amount, and $1,610,000 in the case of the increased maximum amount.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses.

	Initial Public Offering Price	Underwriting Commissions	Proceeds to Our Company Before Expenses
Minimum Offering Amount	$10,000,000	$700,000	$9,300,000
Maximum Offering Amount	$20,000,000	$1,400,000	$18,600,000
Increased Maximum Offering Amount	$23,000,000	$1,610,000	$21,390,000

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum or increased maximum amounts set forth above.

Our obligation to issue and sell Series A Convertible Preferred Stock to investors is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. An investor’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

Under the underwriting agreement, we would agree to reimburse the Underwriter’s reasonable out-of-pocket expenses incurred by the Underwriter in connection with this offering, including i) legal fees up to $75,000 ($25,000 of which have already been paid), ii) due diligence expenses up to $75,000 ($50,000 of which have already been paid), iii) road show, travel, platform on-boarding fees and other reasonable out-of-pocket expenses up to $50,000, and iv) $6,000 for background checks on Company’s officers, directors and major shareholders. The reimbursable accountable expenses shall not exceed $250,000 and shall be refundable to us the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C). We have advanced a total of $15,000 in accountable expenses as of the date hereof.

We have also agreed to grant to the Underwriter warrants covering a number of shares of Common Stock equal to seven percent of the aggregate number of shares underlying the Series A Convertible Preferred Stock being sold in the offering. The Underwriter Warrants will be exercisable, in whole or in part, during a period commencing on the date of issuance and will expire on the five-year anniversary of the effective date of our offering pursuant to FINRA Rule 5110(f)(2)(G)(i). The Underwriter Warrants will be exercisable at a price equal to the Public Offering Price. We will register the shares of Common Stock underlying the Underwriter Warrants and will file all necessary undertakings in connection therewith. The Underwriter Warrants may not be sold, transferred, assigned, pledged, hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the SEC’s declaration of effectiveness of our registration statement on Form S-1, of which this prospectus forms a part (in accordance with FINRA Rule 5110(g)(i)), except as may be permitted under FINRA Rule 5110(g)(2)A)(ii). The Underwriter Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of underlying shares at our expense, an additional demand registration at the Underwriter Warrants’ holders’ expenses, and unlimited “piggyback” registration rights at our expense for a period of three years after the effective date of the Offering pursuant to FINRA Rule 5110(f)(2)(G)(iv). The demand for registration may be made at any time one year after the effective date of the Offering but no later than three years the effective date of the Offering pursuant to FINRA Rule 5110(f)(2)(G)(v). We are registering the Underwriter Warrants and the shares of Common Stock underlying the Underwriter Warrants in this offering.

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the estimated commissions to the Underwriter and payment of the Underwriter’s expenses referred to above, will be approximately US$[●], all of which are payable by us.

The Underwriter intends to offer our to their retail customers only in states in which we are permitted to offer our Series A Convertible Preferred Stock. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the Nasdaq Capital Market are “covered securities.” If we were unable to meet the Nasdaq Capital Market’s listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet the Nasdaq Capital Market’s listing requirements.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Deposit Account Agent and Deposit of Offering Proceeds

The Underwriter and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the Underwriter for the sale of the Series A Convertible Preferred Stock to be promptly deposited in a non-interest bearing escrow account (“Offering Deposit Account”) at Pacific Mercantile Bank maintained by FinTech Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for the investors in the offering. The purpose of the Offering Deposit Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Underwriter from prospective purchasers of our offered Series A Convertible Preferred Stock and are delivered by the Underwriter to the Deposit Account Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Deposit Account Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the Underwriter. On the closing date for the offering, and presuming that all conditions to closing have been attained (i.e. Nasdaq approval and other conditions described herein) proceeds in the escrow account maintained by the Deposit Account Agent will be delivered to our company.

The Underwriter shall promptly deliver to the Deposit Account Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our Series A Convertible Preferred Stock by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Offering Deposit Account, the Underwriter shall inform the Deposit Account Agent about the subscription information for each prospective purchaser. Upon the Deposit Account Agent’s receipt of such monies, they shall be credited to the Deposit Account. All checks delivered to the Deposit Account Agent shall be made payable to “FinTech Clearing, LLC, as Deposit Account Agent for American Brivision (Holding) Corporation.” The Deposit Account Agent shall not be required to accept for credit to the Offering Deposit Account or for deposit into the Offering Deposit Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Offering Deposit Account until the Deposit Account Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Deposit Account Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Deposit Account Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors.

If we do not terminate this offering before the offering is terminated, all amounts will be promptly returned to the investors as described below. In the event of any dispute between us and the Underwriter, including whether and how funds are to be reimbursed, the Deposit Account Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for Series A Convertible Preferred Stock at the time of investment. Payment for the shares may be made by wire made payable to “FinTech Clearing, LLC, as Deposit Account Agent for American Brivision (Holding) Corporation.” The Underwriter will inform prospective investors of the anticipated date of closing.

Proceeds deposited in the Offering Deposit Account held by Deposit Account Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the date the offering is terminated. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the date the offering is terminated, all proceeds will be promptly returned by the Deposit Account Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Right of First Refusal

Until twelve (12) months from the closing of this public offering, the Underwriter shall have an irrevocable right of first refusal to act as lead or managing Underwriter, exclusive financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering), a public or private offering of securities (debt or equity), a merger, acquisition of another company or business, change of control, sale of substantially all assets, business combination, recapitalization or other similar transaction (regardless of whether we would be considered an acquiring party, a selling party or neither in such transaction). The Underwriter shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Lock-Up Agreements

Each of our directors, executive officers and existing beneficial owners of 5% or more of our outstanding Common Stock has agreed that, subject to certain exceptions, such director, executive officer or beneficial owner of 5% or more of our outstanding Common Stock will not, without the prior written consent of the Underwriter, during the 180-day period from the effectiveness of the registration statement on Form S-1:

●	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock; or

●	make any demand for or exercise any right with respect to, the registration of any Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock;

whether any such transaction described above is to be settled by delivery of Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise.

Prior to this Offering, there has been no established public market for our Common Stock and Series A Convertible Preferred Stock. The public offering price of the Series A Convertible Preferred Stock will be determined by negotiations between us and the Underwriter. In determining the public offering price of the Series A Convertible Preferred Stock, we and the Underwriter expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representatives;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

The estimated public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Series A Convertible Preferred Stock, or that the shares will trade in the public market at or above the public offering price.

Indemnification of Underwriters

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

Terms of the Offering

We are offering, on a best efforts basis, a minimum of approximately 1,428,571 shares, a maximum of approximately 2,857,143 shares of Series A Convertible Preferred Stock, with the Underwriter having the discretion at any time during the Offering period to increase the maximum amount of shares by up to an additional 15% shares of Series A Convertible Preferred Stock, bringing the increased maximum to approximatley 3,285,714 shares of the Series A Convertible Preferred Stock. The Offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number of dollar amount of Series A Convertible Preferred Stock but will use its best efforts to sell the Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock are being offered for a period not to exceed 180 days. If the minimum offering amount is not raised within 180 days from the date of this prospectus, all subscription funds from the Offering Deposit Account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) one hundred and eighty (180) days from the effective date of this registration statement, unless extended by the Company or the Underwriter (the “Termination Date”). If we can successfully raise at least the minimum offering amount within the offering period, the proceeds from the Offering will be released to us. On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares of Series A Convertible Preferred Stock being sold by us on such closing date;

●	we will cause to be delivered the Series A Convertible Preferred Stock being sold on such closing date in book-entry form; and

●	we will pay the Underwriter its commissions and expenses.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Application for Nasdaq Listing.

We have applied for listing on Nasdaq of our Common Stock under the same symbol “ABVC” and will apply for listing on Nasdaq of the Series A Convertible Preferred Stock under the symbol of “___.” We will not consummate and close this offering without a listing approval letter of the Common Stock and Series A Convertible Preferred Stock from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on Nasdaq.

If any of our securities, such as Common Stock and Series A Convertible Preferred Stock, are listed on Nasdaq, we will be subject to continued listing requirements and corporate governance standards. We expect the compliance with these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

LEGAL MATTERS

The validity of the securities being offered by this prospectus been passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Underwriter by Hunter Taubman Fischer & Li LLC.

EXPERTS

The consolidated financial statements of American BriVision (Holding) Corporation as of December 31, 2018 and 2017 included elsewhere in this prospectus have been audited by KCCW Accountancy Corp., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

American BriVision (Holding) Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of American BriVision (Holding) Corporation and subsidiaries (collectively “the Company”) as of December 31, 2018 and 2017, the related statement of operations, stockholders’ equity(deficit), and cash flows for the years ended December 31, 2018 and 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for the years ended December 31, 2018 and 2017, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that American BriVision (Holding) Corporation and subsidiaries will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has incurred losses from operations, has a working capital deficit, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.
We have served as the Company’s auditor since 2017.
Diamond Bar, California
April 4, 2019

KCCW Accountancy Corp.

3333 South Brea Canyon Rd. #206, Diamond Bar, CA 91765, USA

Tel: +1 909 348 7228 ● Fax: +1 909 895 4155 ● info@kccwcpa.com

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017

Assets
Current assets
Cash	$40,044	$93,332
Restricted cash and cash equivalents	16,093	-
Receivable from collaboration partners – related parties	-	2,550,000
Due from related parties	40,000	-
Prepaid expenses	136	-
Total Current Assets	96,273	2,643,332

Total Assets	$96,273	$2,643,332

Liabilities and Stockholders’ Deficit
Accrued expense	$555,449	$170,927
Due to related parties	4,462,775	4,229,320
Convertible notes payable, current portion	300,000	-
Convertible notes payable - related parties, current portion	250,000	-
Total Current Liabilities	$5,568,224	$4,400,247
Noncurrent Liabilities
Convertible notes payable - related parties	250,000	-
Accrued interest	27,467	-
Total Liabilities	$5,845,691	$4,400,247

Commitments and Contingencies

Stockholders’ deficit
Common Stock 360,000,000 authorized at $0.001 par value; shares issued and outstanding 213,926,475 and 213,746,647 at December 31, 2018 and December 31, 2017, respectively	213,927	213,747
Additional paid-in capital	13,914,556	13,805,936
Accumulated deficit	(19,877,901)	(15,776,598)
Total stockholders’ deficit	(5,749,418)	(1,756,915)
Total Liabilities and Stockholders’ Deficit	$96,273	$2,643,332

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	December 31, 2018	December 31 2017

Revenues	$-	$-

Cost of revenues	-	-

Gross profit	-	-

Operating expenses
Selling, general and administrative expenses	695,148	811,685
Research and development expenses	669,668	3,171,665
Stock based compensation	28,800	155,400
Total operating expenses	1,393,616	4,138,750

Loss from operations	(1,393,616)	(4,138,750)

Other income (expense)
Interest income	93	180
Interest expense	(155,930)	(103,460)
Investment loss	(549)	-
Loss on investment in equity securities	(2,549,451)	-
Total other expenses	(2,705,837)	(103,280)

Loss before provision income tax	(4,099,453)	(4,242,030)

Provision for income tax	1,850	830

Net loss	(4,101,303)	(4,242,860)

Net loss per share:
Basic and diluted	$(0.02)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	213,884,105	213,321,921

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock		Additional		Stockholders’
	Number of		paid-in	Accumulated	equity
	shares	Amount	capital	deficit	(deficit)
Balance at December 31, 2016	$210,821,647	$210,822	$4,803,461	11,533,738	$(6,519,455)
Issuance of common shares	2,925,000	2,925	5,847,075	-	5,850,000
Stock based compensation	-	-	85,400	-	85,400
Capital contribution from related parties under common control	-	-	3,070,000	-	3,070,000
Net loss for the period	-	-	-	(4,242,860)	(4,242,860)
Balance at December 31, 2017	213,746,647	213,747	13,805,936	(15,776,598)	(1,756,915)
Issuance of common shares	179,828	180	79,820	-	80,000
Stock based compensation	-	-	28,800	-	28,800
Net loss for the period	-	-	-	(4,101,303)	(4,101,303)
Balance at December 31, 2018	213,926,475	213,927	13,914,556	(19,877,901)	(5,749,418)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Cash flows from operating activities
Net loss from continuing operations	$(4,101,303)	$(4,242,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation for nonemployees	28,800	155,400
Investment loss	549	-
Loss on investment in equity securities	2,549,451	-
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and deposits	(136)	-
Decrease (increase) in due from related parties	(40,000)	-
Increase (decrease) in accrued expenses and other current liabilities	491,989	132,827
Increase (decrease) in due to related parties	440,455	2,469,320
Net cash used in operating activities	(630,195)	(1,485,313)
Cash flows from financing activities
Capital contribution from related parties under common control	-	450,000
Proceeds from convertible notes	800,000	-
Borrowings from related parties	50,000	1,110,000
Repayment of borrowings from related parties	(257,000)	-
Net cash provided by financing activities	593,000	1,560,000

Effect of exchange rate changes on cash and cash equivalents	-	-

Net increase (decrease) in cash and cash equivalents	(37,195)	74,687

Cash and cash equivalents
Beginning	93,332	18,645
Ending	$56,137	$93,332

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense paid	$127,056	$86,000
Income taxes paid	$1,850	$830

Non-cash financing and investing activities
Common shares issued for employees and consultants	$80,000	$-
Common shares issued for due to related parties	$-	$5,850,000
Capital contribution from related parties under common control	$-	$2,550,000

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

American BriVision (Holding) Corporation (the “Company” or “Holding entity”), a Nevada corporation, through the Company’s operating entity, American BriVision Corporation (the “BriVision”), which was incorporated in July 2015 in the State of Delaware, engages in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs. The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets. BriVision had to predecessor operations prior to its formation on July 21, 2015.

Reverse Merger

On February 8, 2016, a Share Exchange Agreement (the “Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation, American BriVision Corporation (“BriVision”), and Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of Common Stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”).

Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s Common Stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s Common Stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding Common Stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger (the “Merger”).

Pursuant to the Merger, all of the issued and outstanding common shares of BriVision were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583pre-stock split) common shares of the Company and BriVision has become a wholly owned subsidiary of the Company. The holders of Company’s Common Stock as of immediately prior to the Merger held an aggregate of 205,519,223(65,431,144 pre-stock split) shares of Company’s Common Stock. Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision has become a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

Because of the consummation of the Share Exchange, BriVision is now our wholly owned subsidiary and its shareholders own approximately 79.70% of our issued and outstanding Common Stock.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing BriVision’s historically proposed businesses, which focus on the development of new drugs and innovative medical devices to fulfill unmet medical needs. The business model of the Company is to integrate research achievements from world-famous institutions, conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

Accounting Treatment of the Reverse Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and BriVision is deemed the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. BriVision is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange will be those of BriVision and recorded at the historical cost basis of BriVision. In addition, the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and BriVision, and the historical operations of BriVision and operations of the Combined Company from the closing date of the Share Exchange.

Merger

As disclosed in a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2018, as amended from time to time, the Company, BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of Parent (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of Parent (“Merger Sub 2”) (collectively referred to as the “Parties”) were in the process of completing business combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018 where ABVC would acquire BioLite and BioKey via issuing additional Common Stock of ABVC to the shareholders of BioLite and BioKey.

On February 8, 2019, the Parties of the Merger Agreement consummated the Merger transactions. Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of the Company on February 8, 2019. As of the date of this prospectus, the Company is in the process of issuing shares of its Common Stock as Merger Consideration to the shareholders of BioLite and BioKey pursuant to the registration statement (the “Registration Statement on S-4”) on Form S-4 Amendment No. 3 filed with the SEC on January 16, 2019 which became effective by operation of law on or about February 5, 2019.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Fiscal Year

The Company changed its fiscal year from the period beginning on October 1st and ending on September 30th to the period beginning on January 1st and ending on December 31st, beginning January 1, 2018. All references herein to a fiscal year prior to December 31, 2017 refer to the twelve months ended September 30th of such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Forward Stock split

On March 21, 2016, the Board of Directors of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016. The majority of the shareholders of the Company approved the amendment to Articles of Incorporation.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, due from related parties, accrued expenses, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s convertible notes payable and accrued interest approximates their fair value as the terms of the borrowing are consistent with current market rates.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of December 31, 2018 and 2017, the Company’s cash and cash equivalents amounted $40,044 and $93,332, respectively. Some of the Company’s cash deposits are held in financial institutions located in Taiwan where there is currently regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

Restricted Cash Equivalents

Restricted cash equivalents primarily consist of cash held in a reserve bank account in Taiwan.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes.

Revenue Recognition

The Company has yet to realize revenues from operations.

During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing collaborative agreements as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The following are examples of when the Company recognizes revenue based on the types of payments the Company receives.

Collaborative Revenues — The Company recognizes collaborative revenues generated through collaborative research, development and/or commercialization agreements. The terms of these agreements typically include payment to the Company related to one or more of the following: nonrefundable upfront license fees, development and commercial milestones, partial or complete reimbursement of research and development costs, and royalties on net sales of licensed products. Each type of payments results in collaborative revenues except for revenues from royalties on net sales of licensed products, which are classified as royalty revenues. To date, we have not received any royalty revenues. Revenue is recognized upon satisfaction of a performance obligation by transferring control of a good or service to the collaboration partners.

As part of the accounting for these arrangements, the Company applies judgment to determine whether the performance obligations are distinct, and develop assumptions in determining the stand-alone selling price for each distinct performance obligation identified in the collaboration agreements. To determine the stand-alone selling price, the Company relies on assumptions which may include forecasted revenues, development timelines, reimbursement rates for R&D personnel costs, discount rates and probabilities of technical and regulatory success.

The Company had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of the Company’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, the Company’s experience in conducting clinical development, regulatory and manufacturing activities. The Company reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(i)	Nonrefundable upfront payments

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in an arrangement, the Company recognizes revenue from the related nonrefundable upfront payments based on the relative standalone selling price prescribed to the license compared to the total selling price of the arrangement. The revenue is recognized when the license is transferred to the collaboration partners and the collaboration partners are able to use and benefit from the license. To date, the receipt of nonrefundable upfront fees was solely for the compensation of past research efforts and contributions made by the Company before the collaborative agreements entered into and it does not relate to any future obligations and commitments made between the Company and the collaboration partners in the collaborative agreements.

(ii)	Milestone payments

The Company is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by the Company of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to the Company, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, the Company recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(iii)	Multiple Element Arrangements

The Company evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, the Company considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. The Company also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

The Company recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 606 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, the Company recognizes revenue from the combined unit of accounting over the Company’s contractual or estimated performance period for the undelivered elements, which is typically the term of the Company’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then the Company recognizes revenue under the arrangement on a straight-line basis over the period the Company is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then the Company recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, the Company evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either the Company’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. The Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, the Company is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. The Company recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 606. Based on those criteria, the Company considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Receivable from Collaboration Partners

Receivable from collaboration partners is stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of receivable from collaboration partners is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Long-term Equity Investment

The Company acquires the equity investments to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

●	Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment

The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. The Company also considers specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. The Company records other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of equity investments were $2,549,451 and $0 for the years ended December 31, 2018 and 2017, respectively.

Research and Development Expenses

The Company accounts for the cost of using licensing rights in research and development cost according to ASC Topic 730-10-25-1. This guidance provides that absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses when incurred.

Stock-based Compensation

The Company measures expense associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the consolidated financial statements on a straight-line basis over the requisite service period in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Total employee stock-based compensation expenses were $0 for the years ended December 31, 2018 and 2017.

The Company accounted for stock-based compensation to non-employees in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” and FASB ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. Total non-employee stock-based compensation expenses were $28,800 and $155,400 for the years ended December 31, 2018 and 2017, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which allows the recognition and measurement of deferred tax assets to be based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefits recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer satisfied. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalty or interest relating to income taxes has been incurred for the years ended December 31, 2018 and 2017. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. The Company is continuing to gather additional information to determine the final impact.

For the years ended December 31, 2018 and 2017, the Company’s income tax expense amounted $1,850 and $830, respectively.

Loss Per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. Diluted earnings per share excludes all dilutive potential shares if their effect is anti-dilutive.

Commitments and Contingencies

The Company has adopted ASC Topic 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an assets had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, Leases (ASC 842), which was amended by ASU 2018-11, Leases (ASC 842): Targeted Improvements. The new guidance requires lessee recognition on the balance sheet of a right-of-use (ROU) asset and a lease liability, initially measured at the present value of the lease payments. It further requires recognition in the income statement of a single lease cost, calculated so that the cost of the lease is allocated over the lease term generally on a straight-line basis. Finally, it requires classification of all cash payments within operating activities in the statement of cash flows. The standard is effective for public companies for fiscal years beginning after December 15, 2018 and early adoption is permitted. The standard requires a transition adoption election using either 1) a modified retrospective approach with periods prior to the adoption date being recast or 2) a prospective adoption approach with a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods not recast. The Company anticipates adopting this standard with an effective date of January 1, 2019 using the prospective adoption approach. The Company has evaluated the changes from this standard to its future financial reporting and disclosures, and has designed and implemented related processes and controls to address these changes. The Company believes the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on its balance sheet for its office operating lease; and (2) providing significant new disclosures about its leasing activities related to the amount, timing and uncertainty of cash flows arising from leases. The Company is continuing its assessment, which may identify additional impacts this guidance will have on its financial statements and disclosures.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that the Company may take. The Company has accounted for the tax effects of the Tax Cuts and Jobs Act under the guidance of SAB 118, on a provisional basis. The Company’s accounting for certain income tax effects is incomplete, but the Company has determined reasonable estimates for those effects The Company is continuing to gather additional information to determine the final impact on its condensed consolidated financial statements.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its condensed consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company is currently evaluating the effect ASU 2018-07 will have on the condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU 2018-13 will have on its financial statements.

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $19,877,901 and $15,776,598 as of December 31, 2018 and 2017, respectively, and incurred net loss of $4,101,303 and $4,242,860 for the years ended December 31, 2018 and 2017, respectively. The Company also had working capital deficiency of $5,471,951 and $1,756,915 at December 31, 2018 and 2017, respectively. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company upon signing of that agreement.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

4. COLLABORATIVE AGREEMENTS

Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite Inc. (the “BioLite”), a related party (See Note 8), pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay: 25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by the Company upon signing of that agreement. On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, the Company agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of December 31, 2018, the first phase II clinical trial research has not completed yet.

The Company determined to fully expense the amount of $10,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence the entire amount is fully expensed as research and development expense.

On January 12, 2017, the Company entered into an Addendum (the “Addendum”) to the BioLite Collaborative Agreement which was previously entered into with BioLite. Pursuant to the Addendum, the Company and BioLite agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BioLite Collaborative Agreement (the “Sixth Product’) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada.

Co-Development agreement with Rgene Corporation, a related party

On May 26, 2017, American BriVision Corporation entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene Corporation (the “Rgene”), a related party under common control by controlling beneficiary shareholder of YuanGene Corporation and the Company (See Note 8). Pursuant to Co-Dev Agreement, BriVision and Rgene agreed to co-develop and commercialize certain products that are included in the Sixth Product as defined in the Addendum. Under the terms of the Co-Dev Agreement, Rgene should pay the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the Co-Dev Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this Co-Dev Agreement. Besides of $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, the Company has delivered all research, technical, data and development data to Rgene. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of Yuangene Corporation and the Company, the Company has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017. During the year ended December 31, 2017, the Company has received $450,000 in cash. On December 24, 2018, the Company received the remaining balance of $2,550,000 in the form of newly issued shares of Rgene’s Common Stock, at the price of NT$50 (approximately equivalent to $1.60 per share), for an aggregate number of 1,530,000 shares, which accounted for equity method long-term investment as of December 31, 2018. During the year ended December 31, 2018, the Company has recognized investment loss of $549. On December 31, 2018, the Company has determined to fully write off this investment based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee, adverse changes in market conditions and the regulatory or economic environment, changes in operating structure of Rgene, additional funding requirements, and Rgene’s ability to remain in business. However, all projects that have been initiated and scheduled will be continuously managed and supported by the Company and Rgene (See Note 5).

Collaborative agreement with BioFirst Corporation, a related party

On July 24, 2017, American BriVision Corporation entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst Corporation (“BioFirst”), pursuant to which BioFirst granted the Company the global licensing right for medical use of the product (the “Product”): BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of Yuangene Corporation and the Company is one of the directors and Common Stock shareholders of BioFirst (See Note 8).

Pursuant to the BioFirst Collaborative Agreement, the Company will co-develop and commercialize the Product with BioFirst and pay BioFirst in a total amount of $3,000,000 in cash or stock of the Company before September 30, 2018. The amount of $3,000,000 is in connection with the compensation for BioFirst’s past research efforts and contributions made by BioFirst before the BioFirst Collaborative Agreement was signed and it does not relate to any future commitments made by BioFirst and BriVision in this BioFirst Collaborative Agreement. In addition, the Company is entitled to receive 50% of the future net licensing income or net sales profit, if any, and any development cost shall be equally shared by both BriVision and BioFirst.

On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision. No payment has been made by the Company as of the date of this propsectus. The Company determined to fully expense the entire amount of $3,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence, the entire amount of $3,000,000 is fully expensed as research and development expense during the year ended September 30, 2017.

5. LONG-TERM INVESTMENT

On December 24, 2018, the Company received the remaining balance of $2,550,000 in the form of newly issued shares of Rgene’s Common Stock, at the price of NT$50 (approximately equivalent to $1.60 per share), for an aggregate number of 1,530,000 shares(See Note 4). As of December 31, 2018, the Company owns 23.90% common stock shares of Rgene, accounting for its equity interest using the equity method to its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method.

(1)	The ownership percentages of the investee are listed as follows:

	Ownership percentage
	December 31,	December 31,	Accounting
Name of related party	2018	2017	treatment
Rgene Corporation	23.90%	N/A	Equity Method

(2)	The extent the investee relies on the company for its business are summarized as follows:

Name of related party	The extent the investee relies on the Company for its business
Rgene Corporation	Collaborating with the Company to develop and commercialize drugs

(3)	Long-term investment mainly consists of the following:

	December 31,	December 31,
	2018	2017
Equity Method Investments, net of impairment
Rgene Corporation	$-	N/A
Total	$-	N/A

(4)	Summarized financial information for the Company’s equity method investee, Rgene, is as follows:

Balance Sheets

	December 31, 2018	December 31, 2017
Current Assets	$98,168	N/A
Noncurrent Assets	14,779	N/A
Current Liabilities	261,685	N/A
Shareholders’ Deficit	(148,738)	N/A

Statements of operation
	For the Years Ended December 31,
	2018	2017
Net sales	$-	N/A
Gross Profit	-	N/A
Net loss	(120,065)	N/A
Share of loss from investments accounted for using the equity method	(549)	N/A

(5)	Losses on Equity Investments

The components of losses on equity investments for each period were as follows:

	For the Years Ended December 31,
	2018	2017
Share of equity method investee losses	$(549)	N/A
Impairments	(2,549,451)	N/A
Total losses on equity investments	$(2,550,000)	N/A

6. ACCRUED EXPENSES

Accrued expenses as of December 31, 2018 and 2017 consisted of:

	December 31, 2018	December 31, 2017
Accrued payroll	$444,400	$110,800
Accrued rent	4,941
Accrued interest expense – related party (Note 7)	18,868	17,460
Accrued expenses	87,240	42,667
Total	$555,449	$170,927

7. CONVERTIBLE NOTES PAYABLE

On May 9, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Yu and Wei Note”) in an aggregate principal amount of $300,000 to Guoliang Yu and Yingfei Wei Family Trust (the “Yu and Wei”), pursuant to which the Company received $300,000. The Yu and Wei Note bears interest at 8% per annum. The Company shall pay to the Yu and Wei an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Yu and Wei Note, which is on November 8, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Yu and Wei Note. At any time from the date hereof until this Yu and Wei Note has been satisfied, the Yu and Wei may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Yu and Wei Note is outstanding, subject to adjustments set forth in the Yu and Wei Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Yu and Wei Note as of December 31, 2018.

On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”), a related party, pursuant to which the Company received $250,000. The Keypoint Note bears interest at 8% per annum. The Company shall pay to the Keypoint an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Keypoint Note, which is on December 26, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Keypoint Note. At any time from the date hereof until this Keypoint Note has been satisfied, Keypoint may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Keypoint Note is outstanding, subject to adjustments set forth in the Keypoint Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Keypoint Note as of December 31, 2018.

On August 25, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Odaira Note”) in the aggregate principal amount of $250,000 to the Company’s director, Yoshinobu Odaira. (“Odaira), pursuant to which the Company received $250,000 on November 29, 2018. The Odaira Note bears interest at 8% per annum. The Company shall pay to the Odaira an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Odaira Note, which is on February 24, 2020. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Odaira Note. At any time from the date hereof until this Odaira Note has been satisfied, Odaira may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Odaira Note is outstanding, subject to adjustments set forth in the Odaira Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Odaira Note as of December 31, 2018.

As of December 31, 2018, the aggregate carrying values of the convertible debentures and accrued convertible interest were $800,000 and $27,467, respectively. Interest expense was $27,467 and $0 for the years ended December 31, 2018 and 2017, respectively.

8. RELATED PARTIES TRANSACTIONS

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiaries
BioLite Inc. (the “BioLite”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
BioFirst Corporation (the “BioFirst”)	Entity controlled by controlling beneficiary shareholder of YuanGene
BioFirst (Australia) Pty Ltd. (the BioFirst (Australia)”)	100% owned by BioFirst; Entity controlled by controlling beneficiary shareholder of YuanGene
Rgene Corporation (the “Rgene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
LionGene Corporation (the “LionGene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
YuanGene Corporation (the “YuanGene”)	Controlling beneficiary shareholder of the Company
AsianGene Corporation (the “AsianGene”)	Shareholder; entity controlled by controlling beneficiary shareholder of YuanGene
Eugene Jiang	Former President and Chairman
Keypoint Technology Ltd. (the “Keypoint’)	The Chairman of Keypoint is Eugene Jiang’s mother.
Yoshinobu Odaira (the “Odaira”)	Director of the Company
Euro-Asia Investment & Finance Corp Ltd. (the “Euro-Asia”)	Shareholder of the Company
Kimho Consultants Co., Ltd. (the “Kimho”)	Shareholder of the Company
BioKey, Inc. (the “BioKey”)	One of wholly-owned subsidiaries of ABVC upon closing of the Mergers on February 8, 2019

Other receivable - related parties

Amount due from related parties consisted of the following as of the periods indicated:

	December 31,	December 31,
	2018	2017
BioFirst (Australia)	$40,000	$-
Total	$40,000	$-

Due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	December 31,	December 31,
	2018	2017
BioLite Inc.	$58,684	$109,220
BioFirst Corporation	4,151,301	3,957,000
AsianGene Corporation	160,000	160,000
YuanGene Corporation	92,690	3,000
Eugene Jiang	100	100
Total	$4,462,775	$4,229,320

Related party transactions

(1)	During the years ended December 31, 2018 and 2017, BioLite has advanced funds to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31,2018 and 2017, the outstanding advance balance was $58,684 and $109,2220, respectively.

(2)	On January 26, 2017, the Company and BioFirst entered into a loan agreement for a total commitment (non-secured indebtedness) of $950,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The loan will be matured on February 1, 2018. As of December 31, 2018 and 2017, the outstanding loan balance is $692,980 and $950,000, and accrued interest is $281 and $17,460, respectively. Interest expenses in connection with this loan were $104,331 and $103,460 for the years ended December 31, 2018 and 2017, respectively.

(3)	On July 24, 2017, BriVision entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst (See Note 4). On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision, and the Company has recorded the full amount of $3,000,000 due to BioFirst. No payment has been made by the Company as of the date of this propsectus.

(4)	During the years ended December 31, 2018 and 2017, BioFirst has also advanced funds to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31,2018 and 2017, the outstanding advance balance was $458,321 and $7,000, respectively.

(5)	In September 2017, AsianGene entered an investment and equity transfer agreement (the “Investment and Equity Transfer Agreement”) with Everfront Biotech Inc. (the “Everfront”), a third party. Pursuant to the Investment and Equity Transfer Agreement, Everfront agreed to purchase 2,000,000 common shares of the Company owned by AsianGene at $1.60 per share in a total amount of $3,200,000, of which $160,000 is due before September 15, 2017 and the remaining amount of $3,040,000 is due before December 15, 2017. AsianGene also agreed to loan the proceeds to the Company for working capital purpose. The non-secured loan bears 0% interest rate and is due on demand. As of December 31, 2018 and 2017, the outstanding loan balance was $160,000 and accrued interest was $12,866 and $0, respectively. Interest expenses in connection with this loan were $18,411 and $0 for the years ended December 31, 2018 and 2017, respectively.

(6)	As of December 31, 2018 and 2017, YuanGene Corporation has advanced an aggregate amount of $42,690 and $3,000, respectively, to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand.

(7)	On January 18, 2018, the Company and YuanGene entered into a loan agreement for a total of $50,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The maturity date of this loan is January 19, 2019. As of December 31, 2018 and December 31, 2017, the outstanding loan balance was $50,000 and $0, and accrued interest was $5,721 and $0, respectively. Interest expenses in connection with this loan were $5,721 and $0 for the years ended December 31, 2018 and 2017, respectively.

(8)	As of December 31, 2018 and December 31, 2017, the Chairman, Eugene Jiang, of the Company has advanced an aggregate amount of $100 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand.

(9)	On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”) (See Note 7). The Company received $250,000 which bears interest at 8% per annum. Interest expense in connection with this Keypoint Note was $10,222 and $0 for the years ended December 31, 2018 and 2017, respectively.

(10)	On August 25, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Odaira Note”) in the aggregate principal amount of $250,000 to Yoshinobu Odaira (“Odaira”) (See Note 7). The Company received $250,000 on November 29, 2018 which bears interest at 8% per annum. Interest expense in connection with this Odaira Note was $1,778 and $0 for the years ended December 31, 2018 and 2017, respectively.

(11)	On January 1, 2017, Kimho Consultants Co., Ltd. and the Company entered into a service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the years ended December 31, 2018 and 2017, the Company recognized non-employee stock based compensation expenses of $0 and $90,000 in connection with the terms in the Kimho Agreement, respectively.

(12)	On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. and the Company entered into a service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the years ended December 31, 2018 and 2017, the Company recognized non-employee stock based compensation expenses of $0 and $60,000 in connection with the terms in the Euro-Asia Agreement, respectively.

(13)	During the year ended December 31, 2017, the Company provided a one-time consulting service to LionGene Corporation for $70,000. Since both LionGene and the Company are related parties and under common control by a controlling beneficiary shareholder of YuanGene Corporation, the Company has recorded the full amount of $70,000 as additional paid-in capital during the year ended September 30, 2017.

(14)	During the year ended September 30, 2017, the Company entered an operating lease agreement with AsianGene for an office space in Taiwan for the period from October 1, 2016 to July 31, 2017. The monthly base rent is approximately $5,000. Rent expenses under this lease agreement amounted to $0 and $52,205 for the years ended December 31, 2018 and 2017, respectively.

(15)	On October 2, 2018, the Company and BioKey entered into an operating lease agreement for an office space in Fremont, California. The lease can be terminated one month in advance provided with written notice. The monthly base rent is $800. Rent expenses under this lease agreement amounted to $2,400 and $0 for the years ended December 31, 2018 and 2017, respectively.

9. EQUITY

During October 2015, $350,000 of subscription receivable was fully collected from the shareholders.

On February 8, 2016, a Share Exchange Agreement (“Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation (the “Company”), American BriVision Corporation (“BriVision”), Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of Common Stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”). Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s Common Stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s Common Stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding Common Stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of BriVision’s Common Stock were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583 pre-stock split) shares of Company’s Common Stock and BriVision became a wholly owned subsidiary, of the Company. The holders of Company’s Common Stock as of immediately prior to the Merger held an aggregate of 205,519,223 (65,431,144 pre-stock split) shares of Company’s Common Stock, Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision became a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

On February 17, 2016, pursuant to the 2016 Equity Incentive Plan (the “2016 Plan”), 157,050 (50,000 pre-stock split) shares were granted to the employees.

On March 21, 2016, the Board of Directors of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3:141 (the “Forward Stock Split”) and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016.

The majority of the shareholders of the Company approved the amendment to Articles of Incorporation.

On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company has agreed to issue shares of our Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares, as part of our first installation of payment pursuant to the Milestone Payment. The shares issuance was completed in June 2016.

On August 26, 2016, the Company issued 1,468,750 shares (“Shares”) of the Company’s Common Stock, par value $0.001 (the “Offering”) to BioLite, Inc., a non-U.S. accredited investor (the “Purchaser”) pursuant to a certain Stock Purchase Agreement dated August 26, 2016 (the “SPA”). The Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S of the Securities Act promulgated thereunder. The purchase price per share of the Offering is $1.60. The net proceeds to the Company from the Offering are approximately $2,350,000. The proceeds may be used for general corporate purposes.

Pursuant to the BioLite Collaborative Agreement (See Note 4), BriVision should pay a total of $100,000,000 in cash or stock of the Company with equivalent value according to the milestone achieved. The agreement requires that 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. In February 2017, the Company remitted this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of our Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares.

On October 1, 2016, the Company entered into a consulting agreement with Kazunori Kameyama (“Kameyama”) for the provision of services related to the clinical trials and other administrative work, public relation work, capital raising, trip coordination, In consideration for providing such services, the Company agreed to indemnify the consultant in an amount of $150 per hour in cash up to $3,000 per month, and issue to Kameyama the Company’s Common Stock at $1.00 per share for any amount exceeding $3,000. The Company’s stocks shall be calculated and issued in December every year. On October 1, 2017, the Company and Kameyama agreed to extend the service period for one more year expiring on September 30, 2018. As a result, the non-employee stock-based compensation related to this consulting agreement was $28,800 and $5,400 for the years ended December 31, 2018 and 2017, respectively. On March 28, 2018, the Company issued 4,828 shares of the Company’s common stock at $1.60 per share in a total of $7,725 to Kameyama in connection with this consulting agreement.

On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. and the Company entered into a service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the years ended December 31, 2018 and 2017, the Company recognized non-employee stock based compensation expenses of $0 and $60,000 in connection with the terms in the Euro-Asia Agreement, respectively. On March 28, 2018, the Company issued 50,000 shares of the Company’s common stock at $1.60 per share in a total of $80,000 to Euro-Asia in connection with the Euro-Asia Agreement.

On January 1, 2017, Kimho Consultants Co., Ltd. and the Company entered into a service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the years ended December 31, 2018 and 2017, the Company recognized non-employee stock based compensation expenses of $0 and $90,000 in connection with the terms in the Kimho Agreement, respectively. On March 28, 2018, the Company issued 75,000 shares of the Company’s common stock at $1.60 per share in a total of $120,000 to Kimho in connection with the Kimho Agreement.

Pursuant to ASC 505-50-30, the transactions with the non-employees were measured based on the fair value of the equity instruments issued as the Company determined that the fair value of the equity instruments issued in a stock-based payment transaction with nonemployees was more reliably measurable than the fair value of the consideration received. The Company measured the fair value of the equity instruments in these transactions using the stock price on the date at which the commitments Kameyama, Euro-Asia, and Kimho for performance were rendered.

On March 28, 2018, the Company also issued an aggregate of 50,000 shares of the Company’s common stock at $1.60 per share for salaries in a total of $80,000 to three officers.

10. INCOME TAX

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and recorded that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the year ended December 31, 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

Components of income tax (benefits) for the twelve months ended December 31, 2018 and 2017 are as follows:

	Year ended December 31, 2018			Year ended December 31, 2017
	Federal	State	Total	Federal	State	Total
Current	$-	$1,850	$1,850	$-	$830	$830
Deferred	-	-	-	-	-	-
	$-	$1,850	$1,850	$-	$830	$830

Significant components of the Company’s deferred tax accounts at December 31, 2018 and September 30, 2017:

	December 31, 2018	December 31, 2017
Deferred Tax Account - noncurrent:
Tax losses carryforwards	$913,954	$594,501
Less: Valuation allowance	(913,954)	(594,501)
Total deferred tax account - noncurrent	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

	Years ended December 31,
	2018	2017
Statutory federal tax benefit, net of state tax effects	19%	31%
State income taxes	8.84%	8.84%
Provisional remeasurement of deferred taxes	-%	(13)%
Nondeductible/nontaxable items	(1)%	(4)%
Change in valuation allowance	(26.84)%	(22.84)%
Effective income tax rate	0%	0%

11. LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the years ended December 31, 2018 and 2017.

	Years Ended December 31,
	2018	2017
Numerator:
Net loss	$(4,101,303)	$(4,242,860)

Denominator:
Weighted-average shares outstanding:
Weighted-average shares outstanding - Basic	213,884,105	213,321,921
Stock options	-	-
Weighted-average shares outstanding - Diluted	213,884,105	213,321,921

Loss per share
-Basic	$(0.02)	$(0.02)
-Diluted	$(0.02)	$(0.02)

Diluted loss per share takes into account the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised and converted into Common Stock.

12. COMMITMENTS AND CONTINGENCIES

Operating Commitment

The Company leased an office space in Taiwan under non-cancelable operating leases expired on June 30, 2018. As of December 31, 2018, there was no future minimum lease payments under non-cancelable operating and capital leases.

Rental expense was $7,497 and $49,245 for the years ended December 31, 2018 and 2017, respectively.

13. PRO FORMA FINANCIAL STATEMENTS

On January 31, 2018, American BriVision (Holding) Corporation (“ABVC”, the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with BioLite Holding, Inc. (“BioLite”), a Nevada corporation, BioKey, Inc. (“BioKey”), a California corporation, BioLite Acquisition Corp. (“Merger Sub 1”), a Nevada corporation and wholly-owned subsidiary of the Company, and BioKey Acquisition Corp. (“Merger Sub 2”), a California corporation and wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, on or before the Closing of the Merger, each issued and outstanding share of BioLite shall be converted into the right to receive one point eighty-two (1.82) validly issued, fully-paid and non-assessable shares of the Company and all shares of BioLite shall be cancelled and cease to exist. Also on or before the Closing of the Merger, each issued and outstanding share of BioKey shall be converted into the right to receive one (1) validly issued, fully-paid and non-assessable share of the Company and all shares of BioKey shall be cancelled and cease to exist. Simultaneously upon Closing, BioLite and Merger Sub 1 shall merge together with Merger Sub 1’s articles of incorporation and bylaws as the surviving corporation’s (the “BioLite Surviving Corporation”) articles of incorporation and bylaws and all shares of Merger Sub 1 shall be converted into one share of Common Stock of the BioLite Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company. In addition, upon Closing, BioKey and Merger Sub 2 shall merge together with Merger Sub 2’s articles of incorporation and bylaws as the surviving corporation’s (the “BioKey Surviving Corporation’s”) articles of incorporation and bylaws and all shares of Merger Sub 2 shall be converted into one share of Common Stock of the BioKey Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed consolidated combined financial statements reflect the combination of the historical consolidated results of ABVC and its subsidiaries, BioLite, and BioKey on a pro forma basis to give effect to the Merger Agreement.

The unaudited pro forma condensed consolidated combined balance sheet of the combined company is based on (i) the audited historical consolidated balance sheet of ABVC as of December 31, 2018, (ii) the audited historical balance sheet of BioLite as of December 31, 2018, and the (iii) the audited historical balance sheet of BioKey as of December 31, 2018, and includes pro forma adjustments as of the Merger had occurred on December 31, 2018.

The unaudited pro forma condensed consolidated combined statement of operations of the combined company are based on the following details, and includes pro forma adjustments as of the Merger had occurred on January 1, 2018.

(i)	the unaudited historical consolidated statement of operations of ABVC for the year ended December 31, 2018.

(ii)	the audited historical statement of operations of BioLite for the year ended December 31, 2018.

(iii)	the audited historical statement of operations of BioKey for the year ended December 31, 2018.

The unaudited pro forma data presented herein reflects events that are directly attributable to the described transactions, factually supportable, and as it relates to the unaudited pro forma condensed consolidated combined statement of operations, expected to have a continuing impact. The unaudited pro forma data presented herein also reflects certain assumptions which management believes are reasonable. Such pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or consolidated financial position of the combined company that would have been recorded had the Merger been completed as of the dates presented, and they should not be taken as representative of the expected future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the operations of the combined company. Additionally, the unaudited pro forma condensed consolidated combined statement of operations does not include non-recurring charges or credits, and the related tax effects, which result directly from the Merger.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$40,044	$636,666	$186,644	-		$863,354
Restricted cash and cash equivalents	16,093	-	-	-		16,093
Accounts receivable, net	-	43,204	-	-		43,204
Accounts receivable - related parties, net	-	147,848	-	-		147,848
Other receivable	-	-	39,005	-		39,005
Due from related parties	40,000	-	79,287	(59,810)	{f}	59,477
Inventory	-	-	1,318	-		1,318
Prepaid expense and other current assets	136	-	223,759	-		223,895
Total Current Assets	96,273	827,718	530,013	(59,810)		1,394,194
Property and equipment, net	-	58,150	510,066			568,216
Goodwill, net	-	-	-	43,531,445	{e}	43,531,445
Long-term investments	-	-	3,488,169			3,448,169
Deferred tax assets	-	-	1,347,995			1,347,995
Security Deposits	-	10,440	27,418			37,858
Total Assets	$96,273	$896,308	$5,903,661	$43,471,635		$50,367,877
LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	-	-	899,250	-		899,250
Long-term bank loan - current portion	-	-	39,835	-		39,835
Notes payable	-	-	510,447	-		510,447
Accrued expenses and other current liabilities	555,449	83,026	687,709	-		1,326,184
Due to related parties	4,462,775	-	3,341,005	(58,684)	{f}	7,745,096
Convertible notes payable, current portion	300,000	-	-			300,000
Convertible notes payable - related parties, current portion	250,000	-	-			250,000
Total Current Liabilities	5,568,224	83,026	5,478,246	(58,684)		11,070,812
Long-term bank loan	-	-	15,257	-		15,257
Tenant security deposit	-	2,880	-	-		2,880
Convertible notes payable	-	-	-	-		-
Convertible notes payable - related parties	250,000	-	-	-		250,000
Accrued interest	27,467	-	-	-		27,467

Total Liabilities	5,845,691	85,906	5,493,503	(58,684)		11,366,416
Equity
Preferred stock	-	18,633,097	-	(18,633,097)	{c}	-
Common stock	213,927	774,293	4,121	(4,121)	{a}	318,486
				74,998	{a}
				(771,793)	{b}
				7,428	{b}
				22,133	{c}
Additional paid-in capital	13,914,556	82,265	10,862,995	(70,877)	{a}	59,018,959
				(82,265)	{e}
				44,312,285	{e}
				(10,000,000)	{g}
Stock subscription receivable	-	(1,667)	-	1,667	{e}	-
Accumulated deficit	(19,877,901)	(18,677,586)	(11,445,109)	18,677,586	{e}	(12,209,446)
				6,817,848	{g}
				2,295,716	{h}
				10,000,000	{g}
Other comprehensive income	-	-	670,541	(14,689)	{g,h}	655,852
Treasury stock	-	-	-	(6,750,000)	{g}	(9,100,000)
				(2,350,000)	{h}
Total Stockholders’ deficit	(5,749,418)	810,402	92,548	43,530,319		38,683,851
Noncontrolling interest	-	-	317,610	-		317,610
Total Equity	(5,749,418)	810,402	410,158	43,530,319		39,001,461
Total Liabilities and Equity	$96,273	$896,308	$5,903,661	$43,471,635		50,367,877

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined

Revenues	$-	$510,197	$6,956			$517,153

Cost of revenues	-	4,809	185,280			190,089

Gross profit	-	505,388	(178,324)			327,064

Operating expenses
Selling, general and administrative expenses	695,148	669,322	893,570			2,258,040
Research and development expenses	669,668	430,917	319,053			1,419,638
Stock based compensation	28,800	-	-			28,800
Total operating expenses	1,393,616	1,100,239	1,212,623			3,706,478

Loss from operations	(1,393,616)	(594,851)	(1,390,947)			(3,379,414)

Other income (expense)
Interest income	93	4,598	5,119			9,810
Interest expense	(155,930)	-	(306,821)			(462,751)
Rental income	-	-	11,924			11,924
Impairment loss	-	-	(63,663)			(63,663)
Investment loss	(549)	-	(395,476)			(396,025)
Gain/Loss on foreign exchange changes	-	-	7,307			7,307
Gain/Loss on investment in equity securities	(2,549,451)	-	(192,463)			(2,741,914)
Other income (expense)	-	630	(5,154)			(4,524)
Total other income (expenses)	(2,705,837)	5,228	(939,227)			(3,639,836)

Loss before provision for income tax	(4,099,453)	(589,623)	(2,330,174)			(7,019,250)

Provision for income tax (benefit)	1,850	800	(366,947)			(364,297)

Net loss	(4,101,303)	(590,423)	(1,963,227)			(6,654,953)

Net loss attributable to noncontrolling interests	-	-	489,151			489,151

Net loss attributable to ABVC and subsidiaries	(4,101,303)	(590,423)	(1,474,067)			(7,144,104)
Foreign currency translation adjustment	-	-	86,786			86,786
Comprehensive Income (Loss)	$(4,101,303)	$(590,423)	$(1,560,862)			$(7,230,890)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.02)					$(0.03)
Weighted average number of common shares outstanding
Basic and diluted	213,884,105					214,156,988

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2018 is based on the audited consolidated balance sheet of ABVC, the audited consolidated balance sheet of BioLite, and the audited balance sheet of BioKey as if the Merger had occurred on December 31, 2018.

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2018 is based on the audited consolidated statement of operations of ABVC for the year ended December 31, 2018, the audited consolidated statement of operations of BioLite for the year ended December 31, 2018, and the audited statement of operations of BioKey for the year ended December 31, 2018, as if the Merger had occurred on January 1, 2018.

BioLite and the Company are related parties because the two companies are under common control by Dr. Tsung-Shann Jiang.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the audited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of operations:

{a}	Reconciliation of ABVC common stock to be issued to BioLite shareholders:

BioLite Outstanding shares as of December 31, 2018	41,207,444
Exchange of each BioLite share of common stock outstanding as of December 31, 2018, for 1.82 shares of ABVC common stock	1.82
ABVC common stock to be issued to BioLite as a result of the Merger	74,997,548
Par value $0.001 per share of ABVC	$74,998

{b}	ABVC common stock to be issued to BioKey shareholders in exchange of BioKey’s common stock outstanding:

BioKey Outstanding shares as of December 31, 2018	7,428,134
Exchange of each BioKey share of common stock outstanding as of December 31, 2018, for one share of ABVC common stock	1
ABVC common stock to be issued to BioKey as a result of the Merger	7,428,134
Par value $0.001 per share of ABVC	$7,428

{c}	ABVC common stock to be issued to BioKey shareholders in exchange of BioKey’s preferred stock outstanding:

BioKey Outstanding shares as of December 31, 2018
7,000,000 shares of Series A	7,000,000
1,160,000 shares of Series B	1,160,000
13,973,097 shares of Series C	13,973,097
BioKey’s total shares of preferred stock outstanding as of December 31, 2018	22,133,097
Exchange of each BioKey share of preferred stock outstanding as of December 31, 2018, for one share of ABVC common stock	1
ABVC common stock to be issued to BioKey as a result of the Merger	22,133,097
Par value $0.001 per share of ABVC	$22,133

{d}	Common stock outstanding as of December 31, 2018 following the Merger:

ABVC common stock issued as of December 31, 2018	213,926,475
ABVC common stock held by BioLite pursuant to the BioLite Collaborative Agreement (see Note {g})	(3,487,500)
ABVC common stock held by BioLite for cash issuance (see Note {h})	(1,468,750)
ABVC common stock to be issued to BioLite as a result of the Merger	74,997,548
ABVC common stock to be issued to BioKey as a result of the Merger	29,561,231
Total common stock of the combined company outstanding following the Merger	313,529,004

{e}	Unless otherwise noted, adjustments to reflect the elimination of BioKey’s total equity, the estimated value of consideration to be paid in the Merger and to adjust, where required, the historical book values of BioKey’s assets and liabilities as of December 31, 2018 to the preliminary estimated fair value, in accordance with the acquisition method of accounting. The preliminary valuations were determined as of and, where applicable, are based on the bid-and-ask share price of ABVC common stock on the final day of trading, February 5, 2019. The fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of the February 5, 2019.

Purchase consideration:
Common stock (1)		$44,341,847
Estimated Fair Value of Assets Acquired:
Cash and cash equivalents		$636,666
Accounts receivable		43,204
Accounts receivable - related parties		147,848
Property and equipment		58,150
Security deposits		10,440
Total assets acquired		$896,308
Estimated Fair Value of Liabilities Assumed:
Due to shareholders	$
Accrued expenses and other current liabilities		83,026
Tenant security deposit		2,880
Total liabilities assumed		$85,906
Total net assets acquired		$810,402
Goodwill as a result of the Merger		$43,531,445

(1)	29,561,231 shares of ABVC common stock to be issued to BioKey in connection with the Merger. Those shares were valued at $1.50 per share, the closing share price of ABVC on February 5, 2019.

{f}	As of December 31, 2018, BioLite had $59,810 due from ABVC; and ABVC had $58,684 due to BioLite. The difference was mainly due to the translation adjustment, which would be reflected in accumulated other comprehensive income in equity section.

{g}	Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation (“BriVision”) entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite, a related party, pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay: 25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by BriVision upon signing of that agreement. On May 6, 2016, BriVision and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby BriVision agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, BriVision agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its common stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of December 31, 2018 and, 2017, the first phase II clinical trial research has not completed yet.

The aggregate common stock shares of American BriVision Corporation issued to BioLite pursuant to the BioLite Collaborative Agreement was 3,487,500 shares, the value of which was $6,750,000. The unaudited pro forma adjustments were made as if the Merger occurred on December 31, 2018. As such, these common stock shares of ABVC held by BioLite shall not be treated as outstanding shares, and shall be reflected as treasury shares. The corresponding long-term investment of BioLite has been written off in full amount, included in the accumulated deficit as of December 31, 2018. Such amount has been eliminated in the pro forma condensed balance sheet. Investment loss recognized as a result of the write-off amounted to $4,313,725 for the year ended December 31, 2018. Such amount has been eliminated in the pro forma condensed statement of operations.

American BriVision Corporation determined to fully expense the amount of $10,000,000 according to ASC 730-10-25-1. That amount was fully expensed as research and development expense during the year ended December 31, 2016 and included in the accumulated deficit of ABVC as of December 31, 2018. The aggregate amount of $10,000,000 was recorded and remained as additional paid-in capital on BioLite as of December 31, 2018. Such amount has been eliminated in the pro forma condensed balance sheet.

{h}	On August 26, 2016, ABVC issued 1,468,750 shares of common stock, par value $0.001 to BioLite pursuant to a certain Stock Purchase Agreement dated August 26, 2016. The purchase price per share of the Offering is $1.60. The net proceeds to the Company from the Offering are approximately $2,350,000. The unaudited pro forma adjustments were made as if the Merger occurred on December 31, 2018. As such, these common stock shares of ABVC held by BioLite shall be treated be treated as outstanding shares, and shall be reflected as treasury shares. The corresponding long-term investment of BioLite has been written off in full amount, included in the accumulated deficit as of December 31, 2018. Such amount has been eliminated in the pro forma condensed balance sheet.

14. SUBSEQUENT EVENTS

On January 21, 2019, the Company received a loan in the amount of $500,000 from Cathay Bank (the “Bank”) pursuant to a business loan agreement (the “Loan Agreement”) entered by and between the Company and Bank on January 8, 2019 and a promissory note (the “Note”) executed by the Company on the same day. The Loan Agreement provides for a revolving line of credit in the principal amount of $1,000,000 with a maturity date (the “Maturity Date”) of January 1, 2020. The Note executed in connection with the Loan Agreement bears an interest rate (the “Regular Interest Rate”) equal to the sum of one percent (1%) and the prime rate as published in the Wall Street Journal (the “Index”) and the accrued interest shall become payable each month from February 1, 2019. Pursuant to the Note, the Company shall pay the entire outstanding principal plus accrued unpaid interest on the Maturity Date and may prepay portion or all of the Note before the Maturity Date without penalty. If the Company defaults on the Note, the default interest rate shall become five percent (5%) plus the Regular Interest Rate.

In connection with the Note and Loan Agreement, on January 8, 2019, each of Dr. Tsung Shann Jiang and Dr. George Lee, executed a commercial guaranty (the “Guaranty”) to guaranty the loans for the Company pursuant to the Loan Agreement and Note, severally and individually, in the amount not exceeding $500,000 each until the entire Note plus interest are fully paid and satisfied. Dr. Tsung Shann Jiang is the Chairman and Chief Executive Officer of BioLite Holding, Inc. and Dr. George Lee serves as the Chairman of the board of directors of BioKey, Inc, which became a wholly-owned subsidiaries of the Company effective by operation of law on or about February 5, 2019.

In addition, on January 8, 2019, each of the Company and BriVision, a wholly-owned subsidiary of the Company, signed a commercial security agreement (the “Security Agreement”) to secure the loans under the Loan Agreement and the Note. Pursuant to the Security Agreements, each of the Company and BriVision (each, a “Grantor”, and collectively, the “Grantors”) granted security interest in the collaterals as defined therein, comprised of almost all of the assets of each Grantor, to secure such loans for the benefit of the Bank.

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$981,341	$226,688
Restricted cash and cash equivalents	16,093	16,093
Accounts receivable, net	162,619	-
Accounts receivable - related parties, net	142,265	-
Other receivable	-	39,005
Due from related parties	58,225	59,477
Inventory	521	1,318
Prepaid expense and other current assets	166,118	223,895
Total Current Assets	1,527,182	566,476

Property and equipment, net	547,520	510,066
Operating lease right-of-use assets	505,305	-
Goodwill, net	-	-
Long-term investments	3,407,763	3,488,169
Deferred tax assets	1,396,023	1,347,995
Prepaid expenses – noncurrent	33,004	-
Security deposits	33,394	27,418
Total Assets	$7,450,191	$5,940,124

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	15,558	-
Short-term bank loan	1,891,000	899,250
Long-term bank loan - current portion	39,688	39,835
Notes payable	499,284	510,447
Accrued expenses and other current liabilities	1,558,629	1,243,158
Operating lease liability – current portion	286,212	-
Due to related parties	7,594,784	7,745,096
Convertible notes payable – current portion	300,000	300,000
Convertible notes payable - related parties, current portion	250,000	250,000
Total Current Liabilities	12,435,155	10,987,786

Long-term bank loan	5,388	15,257
Tenant security deposit	2,880	-
Operating lease liability – noncurrent portion	239,647	-
Convertible notes payable – related parties	250,000	250,000
Accrued interest	43,467	27,467
Total Liabilities	12,976,537	11,280,510

Equity
Preferred stock, $0.001 par value, 20,000,000 authorized, nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 20,000,000 authorized, 17,693,625 and 11,884,804 issued and outstanding	17,694	11,885
Additional paid-in capital	15,680,674	14,983,714
Accumulated deficit	(13,001,117)	(12,209,446)
Other comprehensive income	640,439	655,851
Treasury stock	(9,100,000)	(9,100,000)
Total Stockholders’ deficit	(5,762,310)	(5,657,996)
Noncontrolling interest	235,964	317,610
Total Equity (Deficit)	(5,526,346)	(5,340,386)

Total Liabilities and Equity (Deficit)	$7,450,191	$5,940,124

The accompanying notes are an integral part of these financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	March 31, 2019	March 31, 2018

Revenues	$212,242	$-

Cost of revenues	1,499	-

Gross profit	210,743	-

Operating expenses
Selling, general and administrative expenses	510,803	420,462
Research and development expenses	421,956	248,111
Stock based compensation	8,550	5,626
Total operating expenses	941,309	674,199

Loss from operations	(730,566)	(674,199)

Other income (expense)
Interest income	189	1,150
Interest expense	(129,886)	(106,854)
Rental income, net	(3,891)	3,066
Gain (loss) on foreign exchange changes	(3)	7,515
Gain (loss) on investment in equity securities	(66,205)	(38,567)
Other income (expense)	(500)	(15)
Total other income (expenses)	(200,296)	(133,705)

Loss before provision for income tax (benefit)	(930,862)	(807,904)

Provision for income tax (benefit)	(57,545)	(94,282)

Net loss	$(873,317)	$(713,622)
Net loss attributable to noncontrolling interests	(81,646)	(112,235)
Net loss attributable to ABVC and subsidiaries	(791,671)	(601,387)
Foreign currency translation adjustment	(86,786)	64,994
Comprehensive Income (Loss)	$(878,457)	$(536,393)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.05)	$(0.05)
Weighted average number of common shares outstanding
Basic and diluted	14,965,665	11,599,911

The accompanying notes are an integral part of these financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	Mar 31, 2019	Mar 31, 2018
Cash flows from operating activities
Net loss	$(873,317)	$(713,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,940	11,420
Stock-based compensation	8,550	5,626
Other non-cash income and expenses	(553)	-
Loss on investment in equity securities	66,205	38,567
Deferred tax	(48,028)	(96,132)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(116,334)	2,835
Decrease (increase) in prepaid expenses and deposits	29,237	(5,642)
Decrease (increase) in other receivable	39,005	-
Decrease (increase) in due from related parties	1,252	19,594
Decrease (increase) in inventory	797	584
Increase (decrease) in accounts payable	(37,353)	-
Increase (decrease) in accrued expenses and other current liabilities	305,214	137,288
Increase (decrease) in due to related parties	11,857	73,972
Net cash used in operating activities	(599,528)	(525,510)

Cash flows from investing activities
Long-term equity investment	(17,801)	-
Net cash used in investing activities	(17,801)	-

Cash flows from financing activities
Issuance of common stock for acquisition	531,147	-
Net proceeds from short-term bank loan	1,000,000	-
Net proceeds from short-term borrowing from third-parties	-	312,824
Borrowings from related parties	312,660	50,000
Repayment of borrowings from related parties	(460,000)	(13,087)
Repayment of bank loans	(10,016)	-
Net cash provided by financing activities	1,373,791	349,737

Effect of exchange rate changes on cash and cash equivalents	(1,809)	(40)

Net increase (decrease) in cash, cash equivalents, and restricted cash equivalents	754,653	(175,813)

Cash, cash equivalents, and restricted cash equivalents
Beginning	242,781	350,257
Ending	$997,434	$174,444

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$1,250	$1,850
Interest expense	$26,592	66,914

The accompanying notes are an integral part of these financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED)

	Common Stock Number of		Additional Paid-in	Accumulated	Comprehensive	Treasury	Noncontrolling	Stockholders’ Equity
	shares	Amounts	Capital	Deficit	Income	Stock	Interest	(Deficit)
Balance at December 31, 2017	11,874,814	$11,875	$14,874,924	$(6,634,067)	$743,763	$(9,100,000)	$806,761	$703,256
Issuance of common shares	9,990	10	79,990	-	-	-	-	80,000
Stock based compensation	-	-	5,626	-	-	-	-	5,626
Net loss for the period	-	-	-	(601,387)	-	-	(112,235)	(713,622)
Cumulative transaction adjustments	-	-	-	-	64,994	-	-	64,994
Balance at March 31, 2018	11,884,804	11,885	14,960,540	(7,235,454)	808,757	(9,100,000)	694,526	140,254

	Common Stock Number of		Additional Paid-in	Accumulated	Comprehensive	Treasury	Noncontrolling	Stockholders’ Equity
	shares	Amounts	Capital	Deficit	Income	Stock	Interest	(Deficit)
Balance at December 31, 2018	11,884,804	$11,885	$14,983,714	$(12,209,446)	$655,851	$(9,100,000)	$317,610	$(5,340,386)
Issuance of common shares	1,642,291	1,642	692,577	-	-	-	-	694,219
Effects from restructuring	4,166,530	4,167	(4,167)	-	-	-	-	-
Stock based compensation	-	-	8,550	-	-	-	-	8,550
Net loss for the period	-	-	-	(791,671)	-	-	(81,646)	(873,317)
Cumulative transaction adjustments	-	-	-	-	(15,412)	-	-	(15,412)
Balance at March 31, 2019	17,693,625	17,694	15,680,674	(13,001,117)	640,439	(9,100,000)	235,964	(5,526,346)

*	All shares outstanding for all periods have been retroactively recast to reflect Company’s 1-for-18 stock reverse split, which was effective on May 8, 2019.

The accompanying notes are an integral part of these financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2019

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

American BriVision (Holding) Corporation (the “Company” or “Holding entity”), a Nevada corporation, through the Company’s operating entity, American BriVision Corporation (the “BriVision”), which was incorporated in July 2015 in the State of Delaware, engages in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs. The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets. BriVision had to predecessor operations prior to its formation on July 21, 2015.

Reverse Merger

On February 8, 2016, a Share Exchange Agreement (the “Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation, American BriVision Corporation (“BriVision”), and Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of Common Stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”).

Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company issued 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s Common Stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s Common Stock owned by Euro-Asia were cancelled and retired to treasury. The Acquisition Stock collectively represented 79.70% of the issued and outstanding Common Stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger (the “Merger”).

Pursuant to the Merger, all of the issued and outstanding common shares of BriVision were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583pre-stock split) common shares of the Company and BriVision had become a wholly owned subsidiary of the Company. The holders of Company’s Common Stock as of immediately prior to the Merger held an aggregate of 205,519,223(65,431,144 pre-stock split) shares of Company’s Common Stock. Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision had become a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

Upon the consummation of the Share Exchange, BriVision became our wholly owned subsidiary of the Company.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing BriVision’s historically proposed businesses, which focus on the development of new drugs and innovative medical devices to fulfill unmet medical needs. The business model of the Company is to integrate research achievements from world-famous institutions, conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and explore global markets.

Accounting Treatment of the Reverse Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and BriVision is deemed the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. BriVision is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange will be those of BriVision and recorded at the historical cost basis of BriVision. In addition, the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and BriVision, and the historical operations of BriVision and operations of the Combined Company from the closing date of the Share Exchange.

Merger

On February 8, 2019, the Company, BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of Parent (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of Parent (“Merger Sub 2”) (collectively referred to as the “Parties”) completed the business combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018 where ABVC acquired BioLite and BioKey via issuing additional Common Stock of ABVC to the shareholders of BioLite and BioKey.

Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of the Company on February 8, 2019. ABVC issued an aggregate of 104,558,777 shares (prior to the reverse stock split in 2019) to the shareholders of both BioLite and BioKey under a registration statement on Form S-4 (file number 333-226285), which became effective by operation of law on or about February 5, 2019.

BioLite Holding, Inc. (the “BioLite Holding”) was incorporated under the laws of the State of Nevada on July 27, 2016. BioLite BVI, Inc. (the “BioLite BVI”), a wholly owned subsidiary of BioLite Holding, was incorporated in the British Virgin Islands on September 13, 2016. BioLite Holding and BioLite BVI are holding companies and have not carried out substantive business operations of their own.

BioLite, Inc., (the “BioLite Taiwan”) was incorporated on February 13, 2006 under the laws of Taiwan. BioLite is in the business of developing and commercialization of new botanical drugs with application in central nervous system, autoimmunity, inflammation, hematology, and oncology. In addition, BioLite Taiwan distributes dietary supplements made from extracts of Chinese herbs and Maitake mushroom.

In January 2017, BioLite Holding, BioLite BVI, BioLite Taiwan, and certain shareholders of BioLite Taiwan entered into a share purchase / exchange agreement (the “BioLite Share Purchase / Exchange Agreement”). Pursuant to the BioLite Share Purchase / Exchange Agreement, the shareholder participants to the BioLite Share Purchase / Exchange Agreement have sold their equity in BioLite Taiwan and were using the proceeds from such sales to purchase shares of Common Stock of BioLite Holding at the same price per share, resulting in their owning the same number of shares of Common Stock as they owned in the BioLite Taiwan. Upon closing of the Share Purchase/ Exchange Agreement in August 2017, BioLite Holding ultimately owns via BioLite BVI approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

BioKey, Inc. was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. BioKey provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase 1 through phase 3) and commercial manufacturing. It also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

Accounting Treatment of the Merger

The Company adopted ASC 805, “Business Combination” to record the merger transactions of BioKey. Since the Company and BioLite Holding are the entities under Dr. Tsung-Shann Jiang’s common control, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of BioLite Holding, BioLite BVI, and BioLite Taiwan were transferred to the Company at their respective carrying amounts on the closing date of the Merger. The Company has recast prior period financial statements to reflect the conveyance of BioLite Holding’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Fiscal Year

The Company changed its fiscal year from the period beginning on October 1st and ending on September 30th to the period beginning on January 1st and ending on December 31st, beginning January 1, 2018. All references herein to a fiscal year prior to December 31, 2017 refer to the twelve months ended September 30th of such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Inventory

Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Forward Stock Split

On March 21, 2016, the Board of Directors of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016.

Stock Reverse Split

On March 12, 2019, the Board of Directors of the Company by unanimous written consent in lieu of a meeting approved to i) effect a stock reverse split at the ratio of 1-for-18 (the “Reverse Split”) of both the authorized common stock of the Company (the “Common Stock”) and the issued and outstanding Common Stock and ii) to amend the articles of incorporation of the Company to reflect the Reverse Split. The Board approved and authorized the Reverse Split without obtaining approval of the Company’s shareholders pursuant to Section 78.207 of Nevada Revised Statutes. On May 3, 2019, the Company filed a certificate of amendment to the Company’s articles of incorporation (the “Amendment”) to effect the Reverse Split with the Secretary of State of Nevada. The Financial Industry Regulatory Authority (“FINRA”) informed the Company that the Reverse Split was effective on May 8, 2019. All shares and related financial information in this Form 10-Q reflect this 1-for-18 reverse stock split.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, restricted cash, accounts receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s short-term bank loan, convertible notes payable, and accrued interest approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of the Company’s long-term bank loan approximates fair value because the interest rates approximate market rates that the Company could obtain for debt with similar terms and maturities.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of March 31, 2019 and December 31, 2018, the Company’s cash and cash equivalents amounted $981,341 and $226,688, respectively. Some of the Company’s cash deposits are held in financial institutions located in Taiwan where there is currently regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

Restricted Cash Equivalents

Restricted cash equivalents primarily consist of cash held in a reserve bank account in Taiwan. As of March 31, 2019 and December 31, 2018, the Company’s restricted cash equivalents amounted $16,093.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes.

Revenue Recognition

During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing collaborative agreements as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The following are examples of when the Company recognizes revenue based on the types of payments the Company receives.

Merchandise Sales — The Company recognizes net revenues from dietary supplements product sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Product revenues are recorded at the net sales price, or “transaction price,” which includes applicable reserves for variable consideration, including discounts, allowances, and returns.

Trade discount and allowances: The Company generally provides invoice discounts on product sales to its customers for prompt payment. The Company estimates that, based on its experience, its customers will earn these discounts and fees, and deducts the full amount of these discounts and fees from its gross product revenues and accounts receivable at the time such revenues are recognized.

Product returns: The Company estimates the amount of each product that will be returned and deducts these estimated amounts from its gross revenues at the time the revenues are recognized. The Company’s customers have the right to return unopened packages, subject to contractual limitations.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

Collaborative Revenues — The Company recognizes collaborative revenues generated through collaborative research, development and/or commercialization agreements. The terms of these agreements typically include payment to the Company related to one or more of the following: nonrefundable upfront license fees, development and commercial milestones, partial or complete reimbursement of research and development costs, and royalties on net sales of licensed products. Each type of payments results in collaborative revenues except for revenues from royalties on net sales of licensed products, which are classified as royalty revenues. To date, we have not received any royalty revenues. Revenue is recognized upon satisfaction of a performance obligation by transferring control of a good or service to the collaboration partners.

As part of the accounting for these arrangements, the Company applies judgment to determine whether the performance obligations are distinct, and develop assumptions in determining the stand-alone selling price for each distinct performance obligation identified in the collaboration agreements. To determine the stand-alone selling price, the Company relies on assumptions which may include forecasted revenues, development timelines, reimbursement rates for R&D personnel costs, discount rates and probabilities of technical and regulatory success.

The Company had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of the Company’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, the Company’s experience in conducting clinical development, regulatory and manufacturing activities. The Company reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(i)	Nonrefundable upfront payments

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in an arrangement, the Company recognizes revenue from the related nonrefundable upfront payments based on the relative standalone selling price prescribed to the license compared to the total selling price of the arrangement. The revenue is recognized when the license is transferred to the collaboration partners and the collaboration partners are able to use and benefit from the license. To date, the receipt of nonrefundable upfront fees was solely for the compensation of past research efforts and contributions made by the Company before the collaborative agreements entered into and it does not relate to any future obligations and commitments made between the Company and the collaboration partners in the collaborative agreements.

(ii)	Milestone payments

The Company is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by the Company of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to the Company, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, the Company recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(iii)	Multiple Element Arrangements

The Company evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, the Company considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. The Company also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

The Company recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 606 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, the Company recognizes revenue from the combined unit of accounting over the Company’s contractual or estimated performance period for the undelivered elements, which is typically the term of the Company’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then the Company recognizes revenue under the arrangement on a straight-line basis over the period the Company is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then the Company recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, the Company evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either the Company’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. The Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, the Company is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. The Company recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 606. Based on those criteria, the Company considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Estimated Life in Years
Buildings and leasehold improvements	5 ~ 50
Machinery and equipment	5 ~ 10
Office equipment	3 ~ 6

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Long-term Equity Investment

The Company acquires the equity investments to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

●	Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment

The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. The Company also considers specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. The Company records other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of equity investments were $0 for the three months ended March 31, 2019 and 2018, respectively.

Goodwill

The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate the carrying value may not be recoverable. In testing goodwill for impairment, the Company may elect to utilize a qualitative assessment to evaluate whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment indicates that goodwill impairment is more likely than not, the Company performs a two-step impairment test. The Company tests goodwill for impairment under the two-step impairment test by first comparing the book value of net assets to the fair value of the reporting units. If the fair value is determined to be less than the book value or qualitative factors indicate that it is more likely than not that goodwill is impaired, a second step is performed to compute the amount of impairment as the difference between the estimated fair value of goodwill and the carrying value. The Company estimates the fair value of the reporting units using discounted cash flows. Forecasts of future cash flows are based on our best estimate of future net sales and operating expenses, based primarily on expected category expansion, pricing, market segment share, and general economic conditions.

The Company completed the required testing of goodwill for impairment at the closing of Merger of BioKey on February 8, 2019, and determined that goodwill was impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial sales volume increases, which are highly uncertain. Furthermore, the Company anticipates future cash flows indicate that the recoverability of goodwill is not reasonably assured.

Research and Development Expenses

The Company accounts for the cost of using licensing rights in research and development cost according to ASC Topic 730-10-25-1. This guidance provides that absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses when incurred.

For CDMO business unit, the Company accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Post-retirement and post-employment benefits

The Company’s subsidiaries in Taiwan adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $4,424 and $5,586 for the three months ended March 31, 2019 and 2018, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Stock-based Compensation

The Company measures expense associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the consolidated financial statements on a straight-line basis over the requisite service period in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Total employee stock-based compensation expenses were $0 for the three months ended March 31, 2019 and 2018.

The Company accounted for stock-based compensation to non-employees in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” and FASB ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. Total non-employee stock-based compensation expenses were $8,550 and $5,626 for the three months ended March 31, 2019 and 2018, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which allows the recognition and measurement of deferred tax assets to be based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefits recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer satisfied. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalty or interest relating to income taxes has been incurred for the three months ended March 31, 2019 and 2018. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions the Company may take. The Company is continuing to gather additional information to determine the final impact.

Valuation of Deferred Tax Assets

A valuation allowance is recorded to reduce the Company’s deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made.

Loss Per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. Diluted earnings per share excludes all dilutive potential shares if their effect is anti-dilutive.

Commitments and Contingencies

The Company has adopted ASC Topic 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an assets had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Foreign-currency Transactions

For the Company’s subsidiaries in Taiwan, the foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under the Statements of Stockholders’ Equity (Deficit).

Translation Adjustment

The accounts of the Company’s subsidiaries in Taiwan were maintained, and their financial statements were expressed, in New Taiwan Dollar (“NT$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NT$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU 2018-13 will have on its consolidated financial statements.

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $13,001,117 and $12,209,446 as of March 31, 2019 and December 31, 2018, respectively, and incurred net loss of $873,317 and $713,622 for the three months ended March 31, 2019 and 2018, respectively. The Company also had working capital deficiency of $10,907,973 and $10,421,310 at March 31, 2019 and December 31, 2018, respectively. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company upon signing of that agreement.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

4. COLLABORATIVE AGREEMENTS

Collaborative agreements with BHK

(i) On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”), pursuant to which it is collaborative with BHK to develop and commercialize BLI-1401-2 (Botanical Drug) Triple Negative Breast Cancer (TNBC) Combination Therapy (BLI-1401-2 Products) in Asian countries excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

On July 27, 2016, BioLite Taiwan and BHK agreed to amend the payment terms of the milestone payment in an aggregate amount of $10 million based on the following schedule:

●	Upon the signing of the BHK Co-Development Agreement: $1 million, or 10% of total payment

●	Upon the first Investigational New Drug (IND) submission and BioLite Taiwan will deliver all data to BHK according to FDA Reviewing requirement: $1 million, or 10% of total payment

●	At the completion of first phase II clinical trial: $1 million, or 10% of total payment

●	At the initiation of phase III of clinical trial research: $3 million, or 30% of total payment

●	Upon the New Drug Application (NDA) submission: $4 million, or 40% of total payment

In December 2015, BHK has paid a non-refundable upfront cash payment of $1 million, or 10% of $10,000,000, upon the signing of BHK Co-Development Agreement. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this cash receipt as collaboration revenue when all research, technical, and development data was delivered to BHK in 2015. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this collaborative agreement. In August 2016, the Company has received the second milestone payment of NT$31,649,000, approximately equivalent to $1 million, and recognized collaboration revenue for the year ended December 31, 2016. As of the date of this prospectus, the Company has not completed the first phase II clinical trial.

In addition to the milestone payments, BioLite Taiwan is entitled to receive royalty on 12% of BHK’s net sales related to BLI-1401-2 Products. As of March 31, 2019 and December 31, 2018, the Company has not earned the royalty under the BHK Co-Development Agreement.

(ii) On December 9, 2015, BioLite Taiwan entered into another two collaborative agreements (the “BHK Collaborative Agreements”), pursuant to which it is collaborative with BHK to co-develop and commercialize BLI-1005 for “Targeting Major Depressive Disorder” (BLI-1005 Products) and BLI-1006 for “Targeting Inflammatory Bowel Disease” (BLI-1006 Products) in Asia excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

In 2015, the Company recognized the cash receipt in a total of NT$50 million, approximately equivalent to $1.6 million, as collaboration revenue when all research, technical, and development data was delivered to BHK. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this payment as collaboration revenue when all research, technical, data and development data was delivered to BHK. The cash receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this BHK Collaborative Agreements was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this BHK Collaborative Agreements.

In addition to the total of NT$50 million, approximately equivalent to $1.60 million, BioLite Taiwan is entitled to receive 50% of the future net licensing income or net sales profit. As of March 31, 2019 and December 31, 2018, the Company has not earned the royalty under the BHK Collaborative Agreements.

Co-Development agreement with Rgene Corporation, a related party

On May 26, 2017, American BriVision Corporation entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene Corporation (the “Rgene”), a related party under common control by controlling beneficiary shareholder of YuanGene Corporation and the Company (See Note 8). Pursuant to Co-Dev Agreement, BriVision and Rgene agreed to co-develop and commercialize certain products that are included in the Sixth Product as defined in the Addendum. Under the terms of the Co-Dev Agreement, Rgene should pay the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the Co-Dev Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this Co-Dev Agreement. Besides of $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, the Company has delivered all research, technical, data and development data to Rgene. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of Yuangene Corporation and the Company, the Company has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017. During the year ended December 31, 2017, the Company has received $450,000 in cash. On December 24, 2018, the Company received the remaining balance of $2,550,000 in the form of newly issued shares of Rgene’s Common Stock, at the price of NT$50 (approximately equivalent to $1.60 per share), for an aggregate number of 1,530,000 shares, which accounted for equity method long-term investment as of December 31, 2018. During the year ended December 31, 2018, the Company has recognized investment loss of $549. On December 31, 2018, the Company has determined to fully write off this investment based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee, adverse changes in market conditions and the regulatory or economic environment, changes in operating structure of Rgene, additional funding requirements, and Rgene’s ability to remain in business. However, all projects that have been initiated and scheduled will be continuously managed and supported by the Company and Rgene.

Collaborative agreement with BioFirst Corporation, a related party

On July 24, 2017, American BriVision Corporation entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst Corporation (“BioFirst”), pursuant to which BioFirst granted the Company the global licensing right for medical use of the product (the “Product”): BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of Yuangene Corporation and the Company is one of the directors and Common Stock shareholders of BioFirst (See Note 11).

Pursuant to the BioFirst Collaborative Agreement, the Company will co-develop and commercialize the Product with BioFirst and pay BioFirst in a total amount of $3,000,000 in cash or stock of the Company before September 30, 2018. The amount of $3,000,000 is in connection with the compensation for BioFirst’s past research efforts and contributions made by BioFirst before the BioFirst Collaborative Agreement was signed and it does not relate to any future commitments made by BioFirst and BriVision in this BioFirst Collaborative Agreement. In addition, the Company is entitled to receive 50% of the future net licensing income or net sales profit, if any, and any development cost shall be equally shared by both BriVision and BioFirst.

On September 25, 2017, BioFirst has delivered all research, technical data and development data to BriVision. No payment has been made by the Company as of the date of this prospectus. The Company determined to fully expense the entire amount of $3,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence, the entire amount of $3,000,000 is fully expensed as research and development expense during the year ended September 30, 2017.

5. INVENTORY

Inventory consists of the following:

	Mar 31, 2019	December 31, 2018
	(Unaudited)
Merchandise	$521	$1,318
Finished goods	91,891	100,736
Work-in-process	20,057	20,243
Raw materials	56,171	56,691
Allowance for inventory valuation and obsolescence loss	(168,119)	(177,670)
Inventory, net	$521	$1,318

6. PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2019 and December 31, 2018 are summarized as follows:

	March 31, 2019	December 31, 2018
	(UNAUDITED)
Land	$360,081	$363,416
Buildings and leasehold improvements	2,115,155	290,403
Machinery and equipment	1,236,493	87,356
Office equipment	27,178	21,292
Subtotal	3,738,907	762,467
Less: accumulated depreciation	(3,191,387)	(252,401)
Property and equipment, net	$547,520	$510,066

Depreciation expenses were $13,940 and $11,420 for the three months ended March 31, 2019 and 2018, respectively.

7. LONG-TERM INVESTMENTS

(1)	The ownership percentages of each investee are listed as follows:

	Ownership percentage
	March 31,	December 31,	Accounting
Name of related party	2019	2018	treatment
Braingenesis Biotechnology Co., Ltd.	0.17%	0.17%	Cost Method
Genepharm Biotech Corporation	0.72%	0.72%	Cost Method
BioHopeKing Corporation	7.13%	7.13%	Cost Method
BioFirst Corporation	16.14%	15.84%	Equity Method
Rgene	31.63%	31.62%	Equity Method

(2)	The extent the investee relies on the company for its business are summarized as follows:

Name of related party	The extent the investee relies on the Company for its business
Braingenesis Biotechnology Co., Ltd.	No specific business relationship
Genepharm Biotech Corporation	No specific business relationship
BioHopeKing Corporation	Collaborating with the Company to develop and commercialize drugs
BioFirst Corporation	Loaned from the investee and provides research and development support service
Rgene	Collaborating with the Company to develop and commercialize drugs

(3)	Long-term investment mainly consists of the following:

	March 31, 2019	December 31, 2018
	(Unaudited)
Non-marketable Cost Method Investments, net
Braingenesis Biotechnology Co., Ltd.	$7,147	$7,213
Genepharm Biotech Corporation	21,819	22,021
BioHopeKing Corporation	1,938,480	1,956,429
Sub total	1,967,446	1,985,663
Equity Method Investments, net
BioFirst Corporation	1,440,317	1,502,506
Rgene Corporation	-	-
Total	$3,407,763	$3,488,169

(a)	BioFirst Corporation (the “BioFirst):

The Company holds an equity interest in BioFirst Corporation, (the “BioFirst”), accounting for its equity interest using the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of March 31, 2019 and December 31, 2018, the Company owns 16.14% and 15.84% common stock shares of BioFirst, respectively.

Summarized financial information for the Company’s equity method investee, BioFirst, is as follows:

Balance Sheet

	March 31, 2019	December 31, 2018
	(Unaudited)
Current Assets	$7,324,390	$7,551,898
Noncurrent Assets	1,639,340	1,608,460
Current Liabilities	1,805,325	1,648,206
Noncurrent Liabilities	36,502	-
Shareholders’ Equity	7,121,903	7,512,152

Statement of operation

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Net sales	$10,334	$10,022
Gross profit	1,882	2,372
Net loss	(307,034)	(178,294)
Share of losses from investments accounted for using the equity method	(66,205)	(38,567)

(b)	Rgene Corporation (the “Rgene”)

Both Rgene and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the Rgene, the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of March 31, 2019 and December 31, 2018, the Company owns 31.63% and 31.62% Common Stock shares of Rgene, respectively.

Summarized financial information for the Company’s equity method investee, Rgene, is as follows:

Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
Current Assets	$94,305	$98,168
Noncurrent Assets	39,541	14,779
Current Liabilities	292,588	261,685
Noncurrent Liabilities	11,424	-
Shareholders’ Equity (Deficit)	(170,166)	(148,738)

Statement of operations

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Net sales	$-	$-
Gross Profit	-	-
Net loss	(22,662)	(36,041)
Share of loss from investments accounted for using the equity method	-	-

(4)	Disposition of long-term investment

During the year ended December 31, 2018, the Company sold 552,000 shares of common stock of BioHopeKing Corporation (the “BHK”) at prices ranging from NT$25, equivalent $0.82, to NT$32, equivalent $1.05, to two directors of BHK and 25 individuals. As a result of the transactions, the Company recognized investment loss of $395,476 for the same period.

On October 15, 2018 and November 2, 2018, the Company subsequently purchased an aggregate of 200,000 and 366,200 shares of common stock of BHK at NT$10, equivalent to $0.33, and NT$50, equivalent $1.64, from one of directors of BHK and eleven shareholders of BHK, respectively. The percentage of ownership accordingly increased to 7.13% as of March 31, 2019 and December 31, 2018.

(5)	Losses on Equity Investments

The components of losses on equity investments for each period were as follows:

	Three Months Ended Mar 31,
	2019	2018
	(Unaudited)
Share of equity method investee losses	$(66,205)	$(38,567)
Impairments	-	-
Total losses on equity investments	$(66,205)	$(38,567)

8. CONVERTIBLE NOTES PAYABLE

On May 9, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Yu and Wei Note”) in an aggregate principal amount of $300,000 to Guoliang Yu and Yingfei Wei Family Trust (the “Yu and Wei”), pursuant to which the Company received $300,000. The Yu and Wei Note bears interest at 8% per annum. The Company shall pay to the Yu and Wei an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Yu and Wei Note, which is on November 8, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Yu and Wei Note. At any time from the date hereof until this Yu and Wei Note has been satisfied, the Yu and Wei may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Yu and Wei Note is outstanding, subject to adjustments set forth in the Yu and Wei Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Yu and Wei Note as of March 31, 2019.

On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”), a related party, pursuant to which the Company received $250,000. The Keypoint Note bears interest at 8% per annum. The Company shall pay to the Keypoint an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Keypoint Note, which is on December 26, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Keypoint Note. At any time from the date hereof until this Keypoint Note has been satisfied, Keypoint may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Keypoint Note is outstanding, subject to adjustments set forth in the Keypoint Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Keypoint Note as of March 31, 2019.

On August 25, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Odaira Note”) in the aggregate principal amount of $250,000 to the Company’s director, Yoshinobu Odaira. (“Odaira), pursuant to which the Company received $250,000 on November 29, 2018. The Odaira Note bears interest at 8% per annum. The Company shall pay to the Odaira an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Odaira Note, which is on February 24, 2020. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Odaira Note. At any time from the date hereof until this Odaira Note has been satisfied, Odaira may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Odaira Note is outstanding, subject to adjustments set forth in the Odaira Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Odaira Note as of March 31, 2019.

As of March 31, 2019 and December 31, 2018, the aggregate carrying values of the convertible debentures were $800,000 and accrued convertible interest was $43,467 and $27,467, respectively.

Total interest expenses in connection with the above convertible notes payable were $16,000 and $0 for the three months ended March 31 2019 and 2018, respectively.

9.	BANK LOANS

(1)	Short-term bank loan consists of the following:

	March 31,	December 31,
	2019	2018
Cathay United Bank	$243,000	$245,250
CTBC Bank	648,000	654,000
Cathay Bnak	1,000,000	-
Total	$1,891,000	$899,250

Cathay United Bank

On June 28, 2016, BioLite Taiwan and Cathay United Bank entered into a one-year bank loan agreement (the “Cathay United Loan Agreement”) in an amount of NT$7,500,000, equivalent to $243,000. The term started June 28, 2016 with maturity date at June 28, 2017. The loan balance bears interest at a floating rate of prime rate plus 1.15%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. On September 6, 2017, BioLite Taiwan extended the Cathay United Loan Agreement for one year, which was due on September 6, 2018, with the principal amount of NT$7,500,000, equivalent to $243,000. On October 1, 2018, BioLite Taiwan extended the Cathay United Loan Agreement with the same principal amount of NT$7,500,000, equivalent to $243,0050 for one year, which is due on September 6, 2019. As of March 31, 2019 and December 31, 2018, the effective interest rates per annum were 2.22%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the chairman of BioLite Taiwan.

Interest expenses were $1,330 and $1,402 for the three months ended March 31, 2019 and 2018, respectively.

CTBC Bank

On June 12, 2017 and July 19, 2017, BioLite Taiwan and CTBC Bank entered into short-term saving secured bank loan agreements (the “CTBC Loan Agreements”) in an amount of NT$10,000,000, equivalent to $324,000, and NT$10,000,000, equivalent to $324,000, respectively. Both two loans with the same maturity date at January 19, 2018. In February 2018, BioLite Taiwan combined two loans and extended the loan contract with CTBC for one year. On January 18, 2019, BioLite Taiwan and CTBC Bank agreed to extend the loan with a new maturity date, which is July 18, 2019. The loan balances bear interest at a fixed rate of 1.63% per annum. The loan is secured by the money deposited in a savings account with the CTBC Bank. This loan is also personal guaranteed by the chairman of BioLite Taiwan and BioFirst.

Interest expenses were $2,604 and $2,736 for the three months ended March 31, 2019 and 2018, respectively.

Cathay Bank

During the three months ended March 31, 2019, the Company received a loan in aggregate of $1,000,000 from Cathay Bank (the “Bank”) pursuant to a business loan agreement (the “Cathay Loan Agreement”) entered by and between the Company and Bank on January 8, 2019 and a promissory note (the “Note”) executed by the Company on the same day. The Cathay Loan Agreement provides for a revolving line of credit in the principal amount of $1,000,000 with a maturity date (the “Maturity Date”) of January 1, 2020. The Note executed in connection with the Cathay Loan Agreement bears an interest rate (the “Regular Interest Rate”) equal to the sum of one percent (1%) and the prime rate as published in the Wall Street Journal (the “Index”) and the accrued interest shall become payable each month from February 1, 2019. Pursuant to the Note, the Company shall pay the entire outstanding principal plus accrued unpaid interest on the Maturity Date and may prepay portion or all of the Note before the Maturity Date without penalty. If the Company defaults on the Note, the default interest rate shall become five percent (5%) plus the Regular Interest Rate.

In connection with the Note and Cathay Loan Agreement, on January 8, 2019, each of Dr. Tsung Shann Jiang and Dr. George Lee, executed a commercial guaranty (the “Guaranty”) to guaranty the loans for the Company pursuant to the Cathay Loan Agreement and Note, severally and individually, in the amount not exceeding $500,000 each until the entire Note plus interest are fully paid and satisfied. Dr. Tsung Shann Jiang is the Chairman and Chief Executive Officer of BioLite Holding, Inc. and Dr. George Lee serves as the Chairman of the board of directors of BioKey, Inc, which became a wholly-owned subsidiaries of the Company effective by operation of law on or about February 5, 2019.

In addition, on January 8, 2019, each of the Company and BriVision, a wholly-owned subsidiary of the Company, signed a commercial security agreement (the “Cathay Security Agreement”) to secure the loans under the Cathay Loan Agreement and the Note. Pursuant to the Cathay Security Agreements, each of the Company and BriVision (each, a “Grantor”, and collectively, the “Grantors”) granted security interest in the collaterals as defined therein, comprised of almost all of the assets of each Grantor, to secure such loans for the benefit of the Bank.

Interest expenses were $9,527 and $0 for the three months ended March 31, 2019 and 2018, respectively.

(2)	Long-term bank loan consists of the following:

	March 31,	December 31,
	2019	2018
Cathay United Bank	$45,076	$55,092
Less: current portion of long-term bank loan	(39,688)	(39,835)
Total	$5,388	$15,257

On April 30, 2010, BioLite Taiwan entered into a seven-year bank loan of NT$8,900,000, equivalent to $288,360, with Cathay United Bank. The term started April 30, 2010 with maturity date at April 30, 2017. On April 30, 2017, BioLite Taiwan extended the original loan agreement for additional three years with the new maturity date at April 30, 2020. The loan balance bears interest at a floating rate of prime rate plus variable rates from 0.77% to 1.17%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. As of March 31, 2019 and December 31, 2018, the actual interest rates per annum were 2.24%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the chairman of BioLite Taiwan.

Interest expenses were $284 and $680 for the three months ended March 31, 2019 and 2018, respectively.

NOTE 10. NOTES PAYABLE

On November 27, 2017, BioLite Taiwan and Cheng-Chi International Co., Ltd., a Taiwanese company, entered into a promissory note for borrowing an aggregate amount of NT$6,000,000, equivalent to $196,200, for the period from November 27, 2017 to January 11, 2018. The principal of promissory note bears interest at 12% per annum. This promissory note is secured by 700,000 Common Stock shares of ABVC and is also personal guaranteed by the Company’s chairman. On January 11, 2018, the principal and accrued interest totaling NT$6,090,000, equivalent to $199,143, has been paid in full.

On March 27, 2018, BioLite Taiwan and two individuals entered into a promissory note, (the “Hsu and Chow Promissory Note”), for borrowing an aggregate amount of NT$4,660,000, equivalent to $152,382, for the period from March 27, 2018 to June 26, 2018. On September 26, 2018, the company extended the original loan agreement through December 26, 2018. As of the date of this prospectus, BioLite Taiwan and Hsu and Chow are still negotiating to extend this promissory note. The principal of the Hsu and Chow Promissory Note bears interest at 13.6224% per annum. This Hsu and Chow Promissory Note was secured by common stock shares of ABVC and was also personal guaranteed by the Company’s chairman. Interest expense was $5,085 and $1,807 for the three months ended March 31, 2019 and 2018, respectively.

As of March 31, 2019, BioLite Taiwan also entered various unsecured loan agreements bearing interest at fixed rates between 12% and 13.6224% per annum with three individuals to advance in aggregate of NT$10,750,000, equivalent to $348,300, for working capital purpose. The term of the loan varies from one month to three months with various maturity dates through May 25, 2018. As of the date of this prospectus, BioLite Taiwan is still in discussion with the three individuals with respect to the terms of extension for the unsecured loans. Interest expense was $10,768 and $8,834 for the three months ended March 31, 2019 and 2018, respectively.

On December 27, 2018, BioLite Taiwan issued a promissory note of NT$450,000, equivalent to $14,715, to Taipei Veterans General Hospital to repay the clinical experiment costs. The note has been paid in full on January 2, 2019.

11. RELATED PARTIES TRANSACTIONS

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiaries
BioFirst Corporation (the “BioFirst”)	Entity controlled by controlling beneficiary shareholder of Yuangene
BioFirst (Australia) Pty Ltd. (the “BioFirst (Australia)”)	100% owned by BioFirst; Entity controlled by controlling beneficiary shareholder of YuanGene
Lion Arts Promotion Inc. (the “LION”)	Controlling shareholder of BioLite Inc.
LionGene Corporation (the “LionGene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
Rgene Corporation (the “Rgene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of Yuangene
Yuangene Corporation (the “Yuangene”)	Controlling beneficiary shareholder of the Company
AsianGene Corporation (the “AsianGene”)	Shareholder; entity controlled by controlling beneficiary shareholder of Yuangene
Keypoint Technology Ltd. (the “Keypoint’)	The Chairman of Keypoint is Eugene Jiang’s mother.
Yoshinobu Odaira (the “Odaira”)	Director of the Company
GenePharm Inc. (the “GenePharm”)	Mr. George Lee, the Director and Chairman of Biokey, is the Chairman of Genepharm.
Mr. Tsung-Shann Jiang, Ms. Shu-Ling Jiang and Mr. Eugene Jiang (the “Jiangs”)

Mr. Tsung-Shann Jiang, the controlling beneficiary shareholder of the Company and Rgene, the chairman and CEO of the BioLite Inc. and the President and a member of board of directors of BioFirst,

Ms. Shu-Ling Jiang, Mr. Tsung-Shann Jiang’s wife, is a member of board of directors of the Company and the chairman of LION and BioFirst.

Mr. Eugene Jiang is Mr. and Ms. Jiang’s son. Mr. Eugene Jiang is the chairman, and majority shareholder of the Company and a member of board of directors of BioLite Inc.

Accounts receivable – related parties

Accounts receivable due from related parties consisted of the following as of the periods indicated:

	March 31,	December 31,
	2019	2018
GenePharm Inc.	$142,265	$-
Total	$142,265	$-

Due from related parties

Amount due from related parties consisted of the following as of the periods indicated:

	March 31,	December 31,
	2019	2018
Rgene Corporation	$17,550	$19,477
BioFirst (Australia)	$40,675	$40,000
Total	$58,225	$59,477

Due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	March 31,	December 31,
	2019	2018
Lion Arts Promotion Inc.	$64,964	$65,495
LionGene Corporation	430,940	458,348
BioFirst Corporation	6,248,105	6,428,643
AsianGene Corporation	160,000	160,000
YuanGene Corporation	92,690	92,690
The Jiangs	598,085	539,920
Total	$7,594,784	$7,745,096

Related party transactions

(1)	On January 26, 2017, BriVision and BioFirst entered into a loan agreement for a total commitment (non-secured indebtedness) of $950,000 to meet its working capital needs. On February 2, 2019, BriVision and BioFirst agreed to extend the remaining loan balance of $693,000 for one year matured on February 1, 2020. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. As of March 31, 2019 and December 31, 2018, the outstanding loan balance is $233,000 and $692,980, and accrued interest was $11,971 and $281, respectively. Interest expenses in connection with this loan were $11,710 and $9,500 for the three months ended March 31, 2019 and 2018, respectively.

(2)	On September 28, 2017, October 31, 2017, and November 13, 2017, BioLite Taiwan and BioFirst entered into three loan agreements for a total amount of NTD$27,800,000, equivalent to $900,720, to meet its working capital needs. Under the terms of the loan agreements, the loans bear interest at 1% per month (or equivalent to 12% per annum). BioLite Taiwan repaid NTD$7,500,000, equivalent to $243,000, of the loan in 2018. The remaining balance was NTD$20,300,000, equivalent to $657,720 with the interest rate and term remain unchanged. The three loans will be matured on September 27, 2019, October 30, 2019, and November 12, 2019, respectively. As of March 31, 2019 and December 31, 2018, the outstanding loan balance was $657,720 and $663,810, and accrued interest was $146,274 and $127,976, respectively. Interest expenses in connection with this loan were $19,472 and $28,500 for the three months ended March 31, 2019 and 2018, respectively.

(3)	On April 12, 2017, BioLite BVI and BioFirst entered into a loan agreement for NTD$30,000,000, equivalent to $972,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum). BioLite BVI and BioFirst extended the loan with the same interest rate and amount for one year. The loan will be matured on May 11, 2019. As of March 31, 2019 and December 31, 2018, the outstanding loan balance was $972,000 and $981,000, and accrued interest was $250,771 and $222,000, respectively. Interest expenses in connection with this loan were $28,771 and $29,978 for the three months ended March 31, 2019 and 2018, respectively.

(4)	On July 24, 2017, BriVision entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst (See Note 4). On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision, and the Company has recorded the full amount of $3,000,000 due to BioFirst. No payment has been made by the Company as of the date of this prospectus.

(5)	As of March 31, 2019, BioFirst has also advanced funds to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of March 31, 2019, the outstanding advance balance was $517,949.

(6)	In September 2017, AsianGene entered an investment and equity transfer agreement (the “Investment and Equity Transfer Agreement”) with Everfront Biotech Inc. (the “Everfront”), a third party. Pursuant to the Investment and Equity Transfer Agreement, Everfront agreed to purchase 2,000,000 common shares of the Company owned by AsianGene at $1.60 per share in a total amount of $3,200,000, of which $160,000 is due before September 15, 2017 and the remaining amount of $3,040,000 is due before December 15, 2017. AsianGene also agreed to loan the proceeds to the Company for working capital purpose. The non-secured loan bears 0% interest rate and is due on demand. As of March 31, 2019 and December 31, 2018, the outstanding loan balance was $160,000 and accrued interest was $17,600 and $12,866, respectively. Interest expenses in connection with this loan were $4,734 and $3,945 for the three months ended March 31, 2019 and 2018, respectively.

(7)	As of March 31, 2019 and December 31, 2018, YuanGene Corporation has advanced an aggregate amount of $42,690 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand.

(8)	On January 18, 2018, the Company and YuanGene entered into a loan agreement for a total of $50,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The maturity date of this loan is January 19, 2019. As of March 31, 2019 and December 31, 2018, the outstanding loan balance was $50,000 and accrued interest was $7,200 and $5,721, respectively. Interest expenses in connection with this loan were $1,479 and $1,200 for the three months ended March 31, 2019 and 2018, respectively.

(9)	On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”) (See Note 8). The Company received $250,000 which bears interest at 8% per annum. Interest expenses in connection with this Keypoint Note were $5,000 and $0 for the three months ended March 31, 2019 and 2018, respectively.

(10)	On August 25, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Odaira Note”) in the aggregate principal amount of $250,000 to Yoshinobu Odaira (“Odaira”) (See Note 8). The Company received $250,000 on November 29, 2018 which bears interest at 8% per annum. Interest expense in connection with this Odaira Note was $5,000 and $0 for the three months ended March 31, 2019 and 2018, respectively.

(11)	As of March 31, 2019, Mr. Tsung-Shann Jiang and Ms. Shu-Ling Jiang have also advanced funds to the Company for working capital purpose. The advances bears interest at 1% per month (or equivalent to 12% per annum) and are due on demand. As of March 31, 2019, the outstanding advance balance was $157,140 and the accrued interest was $10,454.

(12)	As of March 31, 2019, LION, LionGene, and the Jiangs have also advanced funds to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of March 31, 2019, the outstanding advance balances in aggregate were $926,395.

12. EQUITY

During October 2015, $350,000 of subscription receivable was fully collected from the shareholders.

On February 8, 2016, a Share Exchange Agreement (“Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation (the “Company”), American BriVision Corporation (“BriVision”), Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of Common Stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”). Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s Common Stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s Common Stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding Common Stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of BriVision’s Common Stock were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583 pre-stock split) shares of Company’s Common Stock and BriVision became a wholly owned subsidiary, of the Company. The holders of Company’s Common Stock as of immediately prior to the Merger held an aggregate of 205,519,223 (65,431,144 pre-stock split) shares of Company’s Common Stock, Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision became a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

On February 17, 2016, pursuant to the 2016 Equity Incentive Plan (the “2016 Plan”), 157,050 (50,000 pre-stock split) shares were granted to the employees.

On March 21, 2016, the Board of Directors of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3:141 (the “Forward Stock Split”) and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016.

On May 6, 2016, the Company and BioLite Taiwan agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company has agreed to issue shares of Common Stock of the Company, at the price of $1.60 per share, for an aggregate number of 562,500 shares, as part of the Company’s first installation of payment pursuant to the Milestone Payment. The shares issuance was completed in June 2016. On August 26, 2016, the Company issued 1,468,750 shares (“Shares”) of the Company’s Common Stock, par value $0.001 (the “Offering”) to BioLite Taiwan pursuant to a certain Stock Purchase Agreement dated August 26, 2016 (the “SPA”). The Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S of the Securities Act promulgated thereunder. The purchase price per share of the Offering is $1.60. The net proceeds to the Company from the Offering are approximately $2,350,000. Pursuant to the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of the Company with equivalent value according to the milestone achieved. The agreement requires that 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. In February 2017, the Company remitted this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of the Company’s Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. Upon the consummation of the restructuring transaction between the Company and BioLite on February 8, 2019, the Company’s Common Stock held by BioLite Taiwan was accounted for treasury stocks in the statement of equity (deficit).

On May 3, 2019, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, which was effective May 8, 2019 upon its receipt of the written notice from Financial Industry Regulatory Authority (“FINRA”). Pursuant to the Certificate of Amendment, the Company effectuated a 1-for-18 reverse stock split of its issued and outstanding shares of common stock, $0.001 par value, whereby 318,485,252 outstanding shares of the Company’s common stock were exchanged for 17,693,625 shares of the Company’s Common Stock. All shares and related financial information in this Form 10-Q reflect this 1-for-18 reverse stock split.

On October 1, 2016, the Company entered into a consulting agreement with Kazunori Kameyama (“Kameyama”) for the provision of services related to the clinical trials and other administrative work, public relation work, capital raising, trip coordination, In consideration for providing such services, the Company agreed to indemnify the consultant in an amount of $150 per hour in cash up to $3,000 per month, and issue to Kameyama the Company’s Common Stock at $1.00 per share for any amount exceeding $3,000. The Company’s stocks shall be calculated and issued in December every year. On October 1, 2017, the Company and Kameyama agreed to extend the service period for one more year expiring on September 30, 2018. As a result, the non-employee stock-based compensation related to this consulting agreement was $28,800 and $5,400 for the years ended December 31, 2018 and 2017, respectively. On March 28, 2018, the Company issued 4,828 shares of the Company’s common stock at $1.60 per share in a total of $7,725 to Kameyama in connection with this consulting agreement.

On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. and the Company entered into a service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the years ended December 31, 2018 and 2017, the Company recognized non-employee stock based compensation expenses of $0 and $60,000 in connection with the terms in the Euro-Asia Agreement, respectively. On March 28, 2018, the Company issued 50,000 shares of the Company’s common stock at $1.60 per share in a total of $80,000 to Euro-Asia in connection with the Euro-Asia Agreement.

On January 1, 2017, Kimho Consultants Co., Ltd. and the Company entered into a service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the years ended December 31, 2018 and 2017, the Company recognized non-employee stock based compensation expenses of $0 and $90,000 in connection with the terms in the Kimho Agreement, respectively. On March 28, 2018, the Company issued 75,000 shares of the Company’s common stock at $1.60 per share in a total of $120,000 to Kimho in connection with the Kimho Agreement.

Pursuant to ASC 505-50-30, the transactions with the non-employees were measured based on the fair value of the equity instruments issued as the Company determined that the fair value of the equity instruments issued in a stock-based payment transaction with nonemployees was more reliably measurable than the fair value of the consideration received. The Company measured the fair value of the equity instruments in these transactions using the stock price on the date at which the commitments Kameyama, Euro-Asia, and Kimho for performance were rendered.

On March 28, 2018, the Company also issued an aggregate of 50,000 shares of the Company’s common stock at $1.60 per share for salaries in a total of $80,000 to three officers.

On February 8, 2019, after the Merger, the Company issued 74,997,546 shares to the shareholders of BioLite and 29,561,231 shares to the shareholders of BioKey.

13. LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the years ended March 31, 2019 and 2018.

	Mar 31, 2019	Dec 31, 2018
Numerator:
Net loss attributable to common stockholders	$(791,671)	$(601,387)

Denominator:
Weighted-average shares outstanding:
Weighted-average shares outstanding - Basic	14,965,665	11,599,911
Stock options	-	-
Weighted-average shares outstanding - Diluted	14,965,665	11,599,911

Loss per share
-Basic	$(0.05)	$(0.05)
-Diluted	$(0.05)	$(0.05)

Diluted loss per share takes into account the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised and converted into Common Stock.

14. LEASE

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption. For the comparative periods prior to adoption, the Company presented the disclosures which were required under ASC 840.

The Company applied the following practical expedients in the transition to the new standard and allowed under ASC 842:

●	Reassessment of expired or existing contracts: The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.

●	Use of hindsight: The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.

●	Reassessment of existing or expired land easements: The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.

●	Separation of lease and non- lease components: Lease agreements that contain both lease and non-lease components are generally accounted for separately.

●	Short-term lease recognition exemption: The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months as of January 1, 2019. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, unamortized lease incentives provided by lessors, and restructuring liabilities.

The adoption of ASC 842 had a substantial impact on the Company’s consolidated balance sheets. The most significant impact was the recognition of the operating lease right-of-use assets and the liability for operating leases. Accordingly, adoption of this standard resulted in the recognition of operating lease right-of-use assets of $577,830 and operating lease liabilities of $598,937 comprised of $301,105 of current operating lease liabilities and $297,832 of non-current operating lease liabilities on the condensed consolidated balance sheet as of January 1, 2019. The adoption of ASC 842 also resulted in a cumulative-effect adjustment of $(21,107) to the opening balance of accumulated deficit.

In addition, the adoption of the standard did not have a material impact on the Company’s results of operations or cash flows. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in Selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

The Company has no finance leases. The Company’s leases primarily include various office and laboratory spaces, copy machine, and vehicles under various operating lease arrangements. The Company’s operating leases have remaining lease terms of up to approximately two years.

Mar 31, 2019
ASSETS
Operating lease right-of-use assets	$505,305
LIABILITIES
Operating lease liabilities (current)	286,212
Operating lease liabilities (noncurrent)	239,647

Supplemental Information

The table below presents supplemental information related to operating leases during the three months ended March 31, 2019

Cash paid for amounts included in the measurement of operating lease liabilities	$73,802
Weighted average remaining lease term	1.86 years
Weighted average discount rate	0.55%

The minimum future annual payments under non-cancellable leases during the next five years and thereafter, at rates now in force, are as follows:

Operating leases
2019 (excluding the three months ended March 31, 2019)	$228,117
2020	258,642
2021	41,240
Total future minimum lease payments, undiscounted	527,999
Less: Imputed interest	(2,140)
Present value of future minimum lease payments	$525,859

15. BUSINESS COMBINATION

On February 8, 2019, the Company consummated the Merger transactions of BioLite and BioKey (See Note 1). Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of the Company on February 8, 2019. The Company adopted ASC 805, “Business Combination” to record the merger transactions of BioKey. The acquisition was accounted for as a business combination under the purchase method of accounting. BioKey’s results of operations were included in the Company’s results beginning February 8, 2019. The purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair value at the acquisition date as summarized in the following:

Purchase consideration:
Common Stock (*)	$44,341,847
Allocation of the purchase price:
Cash and cash equivalents	$531,147
Accounts receivable, net	188,550
Property and equipment, net	56,075
Operating lease right-of-use assets	485,684
Security deposits	10,440
Total assets acquired	1,271,896
Accounts payable	(56,204)
Accrued expenses and other current liabilities	(251,335)
Operating lease liability	(267,256)
Tenant security deposit	(2,880)
Total liabilities assumed	(577,675)
Total net assets acquired	694,221
Goodwill as a result of the Merger	$43,647,626

*	29,561,231 shares of ABVC common stock issued to BioKey in connection with the Merger. Those shares were valued at $1.50 per share, based on the bid-and-ask share price of ABVC Common Stock on the final day of trading, February 8, 2019.

On February 8, 2019, the Company has recorded a 100% goodwill write-down of $43,647,626. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial increase in sales volume, which is highly uncertain. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was reflected as a decrease in additional paid-in capital in the statement of equity upon the consummation of the Merger.

16. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2019 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of BioLite Holding, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioLite Holding, Inc. and its subsidiaries ( collectively referred to as “the Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income (loss), equity, and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that BioLite Holding, Inc. and its subsidiaries will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has incurred losses from operations, has a working capital deficit, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.
We have served as the Company's auditor since 2017.
Diamond Bar, California
April 1, 2019

KCCW Accountancy Corp.
3333 S Brea Canyon Rd. #206, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 ● Fax: +1 909 895 4155 ● info@kccwcpa.com

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$186,644	$256,925
Restricted cash	-	56,579
Accounts receivable - related parties, net	-	3,475
Other receivable, net	39,005	-
Due from related parties	79,287	153,953
Inventory, net	1,318	199,708
Prepaid expenses and other current assets	223,759	90,333
Total Current Assets	530,013	760,973

Property and equipment, net	510,066	570,576
Long-term investments	3,488,169	4,185,969
Deferred tax assets	1,347,995	1,017,897
Security deposits	27,418	68,876
Total Assets	$5,903,661	$6,604,291
LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	899,250	927,800
Long-term bank loan - current portion	39,835	40,203
Notes payable	510,447	202,429
Accrued expenses	486,572	511,212
Other payable	201,137	16,288
Due to related parties	3,341,005	2,390,498
Total Current Liabilities	5,478,246	4,088,430

Noncurrent Liabilities
Long-term bank loan	15,257	55,690
Total Noncurrent Liabilities	15,257	55,690
Total Liabilities	5,493,503	4,144,120

Equity
Common Stock, $0.0001 par value, 500,000,000 shares authorized, 41,207,444 shares issued and outstanding	4,121	4,121
Additional paid-in capital	10,862,995	10,862,995
Accumulated deficit	(11,445,109)	(9,971,033)
Other comprehensive income	670,541	757,327
Total Stockholders’ Equity	92,548	1,653,410
Noncontrolling Interest	317,610	806,761
Total Equity	410,158	2,460,171

Total Liabilities and Equity	$5,903,661	$6,604,291

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Net revenue
Merchandise sales	$6,324	$940
Merchandise sales-related parties	632	2,256
Total net revenue	6,956	3,196

Cost of revenue
Merchandise sales	4,893	2,249
Inventory valuation reserve	180,387	-
Subtotal	185,280	2,249

Gross profit	(178,324)	947

Operating expenses
Research and development expenses	319,053	256,682
Selling, general and administrative expenses	893,570	1,735,931
Total operating expenses	1,212,623	1,992,613

Loss from operations	(1,390,947)	(1,991,666)

Other income (expense)
Interest income	5,119	7,207
Interest expense	(306,821)	(222,060)
Rental income	11,924	11,814
Investment loss	(395,476)	(34,139)
Gain (loss) on foreign exchange changes	7,307	(409,170)
Loss on investment in equity securities	(256,126)	(4,443,876)
Other income (expenses)	(5,154)	51,574
Total other income (expenses)	(939,227)	(5,038,650)
Loss before income taxes	(2,330,174)	(7,030,316)
Provision for income taxes (benefit)	(366,947)	(360,395)
Net loss	(1,963,227)	(6,669,921)
Net loss attributable to noncontrolling interests, net of tax	489,151	1,621,650
Net loss attributable to BioLite Holding, Inc.	(1,474,076)	(5,048,271)
Foreign currency translation adjustment	(86,786)	695,573
Comprehensive Loss	$(1,560,862)	$(4,352,698)

Net loss per share attributable to Common Stockholders
Basic and Diluted	$(0.04)	$(0.16)

Weighted average number of common shares outstanding:
Basic and Diluted	41,207,444	30,720,246

The accompanying notes are an integral part of these financial statements.

 BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

			Additional		Other	Non-
	Common Stocks		Paid-in	Accumulated	Comprehensive	controlling
	Shares	Amounts	Capital	Deficit	Income (Loss)	Interest	Total
Balance at December 31, 2016	20,000,000	$2,000	$11,303,457	$(4,922,762)	$61,754	$2,412,029	$8,856,478
Capital Contribution	21,207,444	2,121	7,679,786	-	-	-	7,681,907
Effects from restructuring	-	-	(8,120,248)	-	-	16,382	(8,103,866)
Net loss	-	-	-	(5,048,271)	-	(1,621,650)	(6,669,921)
Cumulative translation adjustments	-	-	-	-	695,573	-	695,573
Balance at December 31, 2017	41,207,444	$4,121	$10,862,995	$(9,971,033)	$757,327	$806,761	$2,460,171
Net income	-	-	-	(1,474,076)	-	(489,151)	(1,963,227)
Cumulative translation adjustments	-	-	-	-	(86,786)	-	(86,786)
Balance at December 31, 2018	41,207,444	$4,121	$10,862,995	$(11,445,109)	$670,541	$317,610	$410,158

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities
Net loss	$(1,963,227)	$(6,669,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	43,610	43,996
Allowance for inventory valuation and obsolescence loss	180,387	-
Investment loss	395,476	34,139
Loss on investment in equity securities	256,126	4,443,876
Deferred tax	(366,947)	(360,395)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	3,420	(724)
Decrease (increase) in receivable from collaboration revenue	-	1,054,913
Decrease (increase) in due from related parties	47,807	(167,197)
Decrease (increase) in inventory	14,798	3,469
Decrease (increase) in prepaid expenses and other deposits	(98,350)	(56,973)
Increase (decrease) in accrued expenses and other current liabilities	302,695	(338,236)
Increase (decrease) in due to related parties	913,869	329,556
Net cash used in operating activities	(270,336)	(1,683,497)

Cash flows from investing activities
Net proceeds from sales of investment in equity securities	517,920	128,480
Loan to related parties	-	(32,893)
Long-term equity investment	(674,292)	(7,803,713)
Net cash used in investing activities	(156,372)	(7,708,126)

Cash flows from financing activities
Net proceeds from the issuance of common stock	-	7,681,907
Proceeds from loan from related parties	161,020	914,427
Capital contribution from related parties under common control	-	6,579
Net proceeds from short-term bank loans	-	657,861
Net proceeds from short-term borrowing from third-parties	181,272	98,679
Repayment of long-term bank loans	(38,428)	(34,156)
Net cash provided by financing activities	303,864	9,325,297

Effect of exchange rate changes on cash and cash equivalents	(4,016)	8,979

Net decrease in cash and cash equivalents	(126,860)	(57,347)

Cash and cash equivalents
Beginning	313,504	370,851
Ending	$186,644	$313,504

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$-	$-
Interest expense	$83,480	$92,238

Non-cash financing and investing activities
Capital contribution from related parties under common control	$-	$1,316

The accompanying notes are an integral part of these financial statements

BIOLITE HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1. ORGANIZATION AND BUSINESS

BioLite Holding, Inc. (the “BioLite Holding”) was incorporated under the laws of the State of Nevada on July 27, 2016. BioLite BVI, Inc. (the “BioLite BVI”), a wholly owned subsidiary of BioLite Holding, was incorporated in the British Virgin Islands on September 13, 2016. BioLite Holding and BioLite BVI are holding companies and have not carried out substantive business operations of their own.

BioLite, Inc., (the “BioLite Taiwan”) was incorporated on February 13, 2006 under the laws of Taiwan. BioLite is in the business of developing and commercialization of new botanical drugs with application in central nervous system, autoimmunity, inflammation, hematology, and oncology. In addition, BioLite Taiwan distributes dietary supplements made from extracts of Chinese herbs and Maitake mushroom.

In January 2017, BioLite Holding, BioLite BVI, BioLite Taiwan, and certain shareholders of BioLite Taiwan entered into a share purchase / exchange agreement (the “BioLite Share Purchase / Exchange Agreement”). Pursuant to the BioLite Share Purchase / Exchange Agreement, the shareholder participants to the BioLite Share Purchase / Exchange Agreement have sold their equity in BioLite Taiwan and were using the proceeds from such sales to purchase shares of Common Stock of BioLite Holding at the same price per share, resulting in their owning the same number of shares of Common Stock as they owned in the BioLite Taiwan. Upon closing of the Share Purchase/ Exchange Agreement in August 2017, BioLite Holding ultimately owns via BioLite BVI approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

The fiscal year of BioLite Holding, BioLite BVI, and BioLite Taiwan (collectively referred to as “the Company”) ends on December 31st.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation — The accompanying consolidated financial statements, including the accounts of BioLite Holding, BioLite BVI, and BioLite Taiwan, have been prepared in conformity with accounting principles generally accepted in the United States of America. Since BioLite Holding, BioLite BVI, and BioLite Taiwan are the entities under Dr. Tsung-Shann Jiang’s common control prior to the Share Purchase / Exchange Agreement, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of BioLite Taiwan were transferred to BioLite Holding at their respective carrying amounts on the closing date of Share Purchase / Exchange transaction. The Company has recast prior period financial statements to reflect the conveyance of BioLite Taiwan’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of BioLite Taiwan is the New Taiwan dollars, however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Going Concern — The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $11,445,109 and $9,971,033 as of December 31, 2018 and 2017, respectively, and incurred net loss attributable to BioLite Holding, Inc. of $1,474,076 and $5,048,271 for the years ended December 31, 2018 and 2017, respectively. The Company also had working capital deficiency of $4,948,233 and $3,327,457 at December 31, 2018 and 2017, respectively. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company upon signing of that agreement.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

Segment Reporting — The Company follows the provisions of ASC Topic 280, “Segment Reporting”, which establishes standards for reporting information about operating segments, which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. ASC Topic 280, “Segment Reporting,” also requires disclosures about products or services, geographic areas, and major customers. The Company’s management reporting structure provided for only one segment in 2018 and 2017. Accordingly, no separate segment information is presented.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk — The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading, or speculative purposes. Concentration of credit risk with respect to accounts receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas. The Company performs ongoing credit evaluations of its customers and generally does not require collateral, but does require advance deposits on certain transactions.

Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash Equivalents — Restricted cash equivalents primarily consist of cash held in a reserve bank account associated with short-term bank loans.

Accounts Receivable, Receivable from Collaboration Partners, and Other Receivable — Accounts receivable, receivable from collaboration partners, and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable, receivable from collaboration partners, and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Inventory — Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence. As of December 31, 2018 and 2017, the allowance for slow-moving inventory was $180,387 and $0, respectively.

Property and Equipment — Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Estimated Life in Years
Buildings and leasehold improvements	5 ~ 50
Machinery and equipment	5 ~ 6
Office equipment	3 ~ 6

Impairment of Long-Lived Assets —The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist.

Fair Value Measurements — FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, restricted cash, accounts receivable, other receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s short-term bank loan and notes payable approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of the Company’s long-term bank loan approximates fair value because the interest rates approximate market rates that the Company could obtain for debt with similar terms and maturities.

Long-term Equity Investment — The Company acquires these equity investments to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

●	Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment — The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. We also consider specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. We record other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on our assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of non-marketable equity investments were $33,532 and $4,277,708 for the years ended December 31, 2018 and 2017, respectively.

Post-retirement and post-employment benefits — The Company adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $19,486 and $26,263 for the years ended December 31, 2018 and 2017, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Revenue Recognition — During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing collaborative agreements as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The following are examples of when the Company recognizes revenue based on the types of payments the Company receives.

Merchandise Sales — The Company recognizes net revenues from dietary supplements product sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Product revenues are recorded at the net sales price, or “transaction price,” which includes applicable reserves for variable consideration, including discounts, allowances, and returns.

Trade discount and allowances: The Company generally provides invoice discounts on product sales to its customers for prompt payment. The Company estimates that, based on its experience, its customers will earn these discounts and fees, and deducts the full amount of these discounts and fees from its gross product revenues and accounts receivable at the time such revenues are recognized.

Product returns: The Company estimates the amount of each product that will be returned and deducts these estimated amounts from its gross revenues at the time the revenues are recognized. The Company’s customers have the right to return unopened packages, subject to contractual limitations.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

Collaborative Revenues — The Company recognizes collaborative revenues generated through collaborative research, development and/or commercialization agreements. The terms of these agreements typically include payment to the Company related to one or more of the following: nonrefundable upfront license fees, development and commercial milestones, partial or complete reimbursement of research and development costs, and royalties on net sales of licensed products. Each type of payments results in collaborative revenues except for revenues from royalties on net sales of licensed products, which are classified as royalty revenues. To date, we have not received any royalty revenues. Revenue is recognized upon satisfaction of a performance obligation by transferring control of a good or service to the collaboration partners.

As part of the accounting for these arrangements, the Company applies judgment to determine whether the performance obligations are distinct, and develop assumptions in determining the stand-alone selling price for each distinct performance obligation identified in the collaboration agreements. To determine the stand-alone selling price, the Company relies on assumptions which may include forecasted revenues, development timelines, reimbursement rates for R&D personnel costs, discount rates and probabilities of technical and regulatory success.

The Company had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of the Company’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, the Company’s experience in conducting clinical development, regulatory and manufacturing activities. The Company reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(i)	Nonrefundable upfront payments

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in an arrangement, the Company recognizes revenue from the related nonrefundable upfront payments based on the relative standalone selling price prescribed to the license compared to the total selling price of the arrangement. The revenue is recognized when the license is transferred to the collaboration partners and the collaboration partners who are able to use and benefit from the license. To date, the receipt of nonrefundable upfront fees was solely for the compensation of past research efforts and contributions made by the Company before the collaborative agreements entered into and it does not relate to any future obligations and commitments made between the Company and the collaboration partners in the collaborative agreements.

(ii)	Milestone payments

The Company is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by the Company of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to the Company, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, the Company recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(iii)	Multiple Element Arrangements

The Company evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, the Company considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. The Company also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

The Company recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 606 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, the Company recognizes revenue from the combined unit of accounting over the Company’s contractual or estimated performance period for the undelivered elements, which is typically the term of the Company’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then the Company recognizes revenue under the arrangement on a straight-line basis over the period the Company is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then the Company recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, the Company evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either the Company’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. The Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, the Company is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. The Company recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 606. Based on those criteria, the Company considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation of Deferred Tax Assets — A valuation allowance is recorded to reduce our deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of our deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 13 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2018 and 2017, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Share-Based Compensation — The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation, which establishes accounting for stock-based awards granted to employees for services and requires companies to expense the estimated fair value of these awards over the requisite service period. The Company recognizes share-based compensation expense for share-based compensation awards granted to its employees and officers. Compensation expense for share-based compensation awards granted is based on the grant date fair value estimate for each award as determined by its board of directors. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally one to two years. As share-based compensation expense recognized is based on awards ultimately expected to vest, such expense is reduced for estimated forfeitures. During the years ended December 31, 2018 and 2017, the Company did not record any employee stock-based compensation expenses.

The Company estimates the fair value of stock-based compensation awards at the date of grant using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the fair value of the underlying Common Stock, expected term of the option, expected volatility of the price of its Common Stock, risk-free interest rates, and the expected dividend yield of our Common Stock. The assumptions used in the Company’s option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future.

These assumptions and estimates are as follows:

●	Fair value of the underlying Common Stock. Because the Company’s stocks are not publicly traded, the assumptions used in the valuation model are based on future expectations combined with management judgment. In the absence of a public trading market, the board of directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our Common Stock as of the date of each option grant, including the following factors:

a) contemporaneous valuations performed by unrelated third-party specialists;

b) the lack of marketability of its Common Stock;

c) the Company’s actual operating and financial performance, and current business conditions and projections;

d) the Company’s hiring of key personnel and the experience of our management;

e) the Company’s history and the timing of the introduction of new products and services;

In valuing the Common Stock, the fair value of the underlying Common Stock was determined by using the value indications under a combination of valuation approaches, including a discounted cash flow analysis under the income approach, market approaches, and the latest round of equity financing at grant date

●	Expected term. The expected term represents the period that the stock-based compensation awards are expected to be outstanding. Since the Company did not have sufficient historical information to develop reasonable expectations about future exercise behavior, it used the simplified method to compute expected term, which represents the average of the time-to-vesting and the contractual life.

●	Expected volatility. As the Company does not have a trading history for its Common Stock, the expected stock price volatility for its Common Stock was estimated by taking the mean standard deviation of stock prices for selected companies in biotechnogy industry listed in Taiwan’s stock markets.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the options.

●	Expected dividend yield. The Company has never declared or paid any cash dividends and do not presently plan to declare or pay cash dividends in the foreseeable future. Consequently, we used an expected dividend yield of zero.

The valuations are highly complex and subjective. Following the completion of this offering, Common Stock valuations will no longer be necessary as the Company will rely on market prices to determine the fair value of its Common Stock.

Foreign-currency Transactions — For the Company’s subsidiaries in Taiwan, the foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment — The accounts of BioLite Taiwan was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NT$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NT$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income as a component of stockholders’ equity.

Research and Development — The Company accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables. Research and development expense was $319,053 and $256,682 for the years ended December 31, 2018 and 2017, respectively.

Promotional and Advertising Costs — Promotional and advertising costs are classified as selling and general and administrative expenses, and are expensed as incurred. Promotional and advertising expenses consist primarily of the costs of designing, producing, and distributing materials promoting the Company and its products, including its corporate website. Promotional and advertising costs were $419 and $842 for the years ended December 31, 2018 and 2017, respectively.

Statement of Cash Flows — Cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. In November 2016, the FASB issued ASU 2016-18, Restricted Cash , which requires amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the total beginning and ending amounts for the periods shown on the statement of cash flows. The Company adopted ASU 2016-18 in the fourth quarter of 2018 and the impact on its consolidated financial statements is not material as the Company's restricted cash balances are immaterial.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income in its statements of operations and comprehensive income (loss).

Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash. This ASU requires changes in restricted cash during the period to be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. If cash, cash equivalents and restricted cash are presented in more than one line item on the balance sheet, the new guidance requires a reconciliation of the total in the statement of cash flows to the related captions in the balance sheet. This guidance was effective for annual and interim periods of public entities beginning after December 15, 2017. The amendments in this ASU are applied retrospectively to all periods presented. The Company adopted this guidance in the fourth quarter of 2018. The adoption of this ASU increased the Company’s beginning and ending cash balances within its consolidated statements of cash flows. The adoption had no other material impacts to its consolidated statements of cash flows and had no impact on its results of operations or financial position.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (ASU 2018-02), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not expect the adoption of this standard to have a material effect on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its financial statements.

In November 2018, the FASB issued ASU 2018-18, Collaborative arrangements (Topic 808): Clarifying the interaction between Topic 808 and Topic 606. ASU 2018-18 clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer and precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. For public business entities, these amendments are effective for fiscal years beginning after December 2019, and interim periods therein. Early adoption is permitted, including adoption in any interim period, for entities that have adopted ASC 606. The Company is currently evaluating the impact that ASU 2018-18 will have on its consolidated financial statements.

NOTE 3. COLLABORATIVE AGREEMENTS

(a)	Collaborative agreements with BHK

(i) On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”), pursuant to which it is collaborative with BHK to develop and commercialize BLI-1401-2 (Botanical Drug) Triple Negative Breast Cancer (TNBC) Combination Therapy (BLI-1401-2 Products) in Asian countries excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

On July 27, 2016, BioLite Taiwan and BHK agreed to amend the payment terms of the milestone payment in an aggregate amount of $10 million based on the following schedule:

●	Upon the signing of the BHK Co-Development Agreement: $1 million, or 10% of total payment

●	Upon the first Investigational New Drug (IND) submission and BioLite Taiwan will deliver all data to BHK according to FDA Reviewing requirement: $1 million, or 10% of total payment

●	At the completion of first phase II clinical trial: $1 million, or 10% of total payment

●	At the initiation of phase III of clinical trial research: $3 million, or 30% of total payment

●	Upon the New Drug Application (NDA) submission: $4 million, or 40% of total payment

In December 2015, BHK has paid a non-refundable upfront cash payment of $1 million, or 10% of $10,000,000, upon the signing of BHK Co-Development Agreement. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this cash receipt as collaboration revenue when all research, technical, and development data was delivered to BHK in 2015. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this collaborative agreement. In August 2016, the Company has received the second milestone payment of NT$31,649,000, approximately equivalent to $1 million, and recognized collaboration revenue for the year ended December 31, 2016. As of the date of this report, the Company has not completed the first phase II clinical trial.

In addition to the milestone payments, BioLite Taiwan is entitled to receive royalty on 12% of BHK’s net sales related to BLI-1401-2 Products. As of December 31, 2018 and 2017, the Company has not earned the royalty under the BHK Co-Development Agreement.

(ii) On December 9, 2015, BioLite Taiwan entered into another two collaborative agreements (the “BHK Collaborative Agreements”), pursuant to which it is collaborative with BHK to co-develop and commercialize BLI-1005 for “Targeting Major Depressive Disorder” (BLI-1005 Products) and BLI-1006 for “Targeting Inflammatory Bowel Disease” (BLI-1006 Products) in Asia excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

In 2015, the Company recognized the cash receipt in a total of NT$50 million, approximately equivalent to $1.6 million, as collaboration revenue when all research, technical, and development data was delivered to BHK. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this payment as collaboration revenue when all research, technical, data and development data was delivered to BHK. The cash receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this BHK Collaborative Agreements was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this BHK Collaborative Agreements.

In addition to the total of NT$50 million, approximately equivalent to $1.60 million, BioLite Taiwan is entitled to receive 50% of the future net licensing income or net sales profit. As of December 31, 2018 and 2017, the Company has not earned the royalty under the BHK Collaborative Agreements.

(b)	Collaborative Agreement with BriVision

On December 29, 2015, BioLite Taiwan and BriVision entered into a collaborative agreement (the “BriVision Collaborative Agreement”), pursuant to which it is collaborative with BriVision to develop and commercialize five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy – Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy – Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia ( collectively “Five Products”) in the United States of America and Canada for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. On January 12, 2017, BioLite Taiwan entered into an Addendum (the “Addendum”) to the BriVision Collaborative Agreement, pursuant to which BioLite Taiwan and BriVision agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BioLite Collaborative Agreement (the “Sixth Product”) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada. The BriVision Collaborative Agreement will remain in effect for fifteen years from the date of first commercial sale of the Five Products in the North America Region. Either party may terminate upon thirty days’ prior written notice for breach or insolvency.

Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	Upfront payment shall be made upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite Taiwan has to deliver all data to BriVision in one week

●	Upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	At the completion of first phase II clinical trial, BriVision shall pay: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	Upon the phase III IND submission, BriVision shall pay: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	At the completion of phase III, BriVision shall pay: 25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	Upon the NDA submission, BriVision shall pay BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

An upfront payment of $3,500,000 (the “Milestone Payment”), or 3.5% of $100,000,000, was due in December 2015 under the BriVision Collaborative Agreement. On May 6, 2016, BioLite Taiwan and BriVision amended the payment terms under the BriVision Collaborative Agreement, whereby BriVision has agreed to pay the upfront payment to the Company $2,600,000 in cash and $900,000 in newly issued shares of Common Stock of BriVision’s holding company, American BriVision (Holding) Corporation (“ABVC”), a Nevada company, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BriVision in this collaborative agreement.

In March 2016, BioLite Taiwan has submitted the first IND and delivered the IND package to BriVision. In February 2017, BriVision agreed to pay the 6.5% of total payment, $6,500,000 to BioLite Taiwan with $650,000 in cash and $5,850,000 in the form of newly issued shares of Common Stock of ABVC, at the price of $2.0 per share based on the quoted price (for the shares) provided by OTC Markets Group Inc., for an aggregate number of 2,925,000 shares. Since the Common Stock shares of ABVC are lightly traded in the over-the-counter market, the Company considered to utilize other fair value inputs, such as the bid-ask spread, in determining the fair value of the shares at December 31, 2017. As of the date of this report, the first phase II clinical trial research has not completed yet.

Since both BioLite Taiwan, BriVision, and ABVC are related parties and under common control by Dr. Tsung-Shann Jiang, the Company has recorded the full amount of $6,500,000 and $3,500,000 in connection with the BriVision Collaborative Agreement as additional paid-in capital during the years ended December 31, 2016 and 2015, respectively.

Under the BriVision Collaborative Agreement, BioLite Taiwan is also entitled to 5% of net sales of the Products. There have not been any commercial sales since the BriVision Collaborative Agreement became effective.

The Company evaluated the various collaboration agreements in accordance with the provisions of ASC Topic 606. The Company’s arrangement with BHK contains the following deliverables: (i) the license right to develop and use proprietary technology and confidential information for BLI-1401-2 Products, and its related intellectual property rights (the “BLI-1401-2 Deliverable”), (ii) the license right to develop and use proprietary technology and confidential information for BLI-1005 Products, and its related intellectual property rights (the “BLI-1005 Deliverable”), and (iii) the license right to develop and use proprietary technology and confidential information for BLI-1006 Products, and its related intellectual property rights (the “BLI-1006 Deliverable”). The Company’s arrangement with BriVision contains the license right to develop and use proprietary technology and confidential information for the Five Products and the Sixth Product, and their related intellectual property rights (the “Five Products and the Sixth Product Deliverable).

The Company has concluded that each of herein deliverables identified at the inception of the arrangement has standalone value from each of the elements based on their nature. Factors considered in this determination included, among other things, the capabilities of the collaboration partner, whether any other vendor sells the item separately, whether the value of the deliverable is dependent on the other elements in the arrangement, whether there are other vendors that can provide the items and if the customer could use the item for its intended purpose without the other deliverables in the arrangement. Additionally, the Collaboration Agreements do not include a general right of return. Accordingly, each of herein deliverables included in the BHK and BriVision arrangements qualifies as a separate unit of accounting. Therefore, the Company has identified seven units of accounting in connection with its obligations under the collaboration arrangement with BHK and BriVision as follows: (i) BLI-1005 Products, (ii) BLI-1006 Products, (iii) BLI-1008 Products, (iv) BLI-1401-1 Products, (v) BLI-1401-2 Products, (vi) BLI-1401-2 Products, and (vii) Maitake Product (the Sixth Product).

NOTE 4. INVENTORY

Inventory consists of the following:

	December 31, 2018	December 31, 2017
Merchandise	$1,318	$4,951
Finished goods	100,736	104,454
Work-in-process	20,243	20,885
Raw materials	56,691	69,418
Allowance for inventory valuation and obsolescence loss	(177,670)	-
Inventory, net	$1,318	$199,708

NOTE 5. LONG-TERM INVESTMENTS

(1)	The ownership percentages of each investee are listed as follows:

	Ownership percentage
	As of December 31,
Name of related party	2018	2017	Accounting treatment
Braingenesis Biotechnology Co., Ltd.	0.23%	0.23%	Cost Method
Genepharm Biotech Corporation	0.98%	0.98%	Cost Method
BioHopeKing Corporation	9.71%	9.60%	Cost Method
BioFirst Corporation	21.56%	21.51%	Equity Method
American BriVision (Holding) Corp.	2.28%	2.32%	Equity Method
Rgene Corporation	9.69%	13.04%	Equity Method

(2)	The extent the investee relies on the company for its business are summarized as follows:

Name of related party	The extent the investee relies on the company for its business
Braingenesis Biotechnology Co., Ltd.	No specific business relationship
Genepharm Biotech Corporation	No specific business relationship
BioHopeKing Corporation	Collaborating with the Company to develop and commercialize drugs
American BriVision (Holding) Corp.	Collaborating with the Company to develop and commercialize drugs
Rgene Corporation	Provide working capital to the investee
BioFirst Corporation	Loan from the investee and provide research and development support service

(3)	Long-term investment mainly consists of the following:

	As of December 31,
	2018	2017
Non-marketable Cost Method Investments, net
Braingenesis Biotechnology Co., Ltd.	$7,213	$7,442
Genepharm Biotech Corporation	22,021	22,720
BioHopeKing Corporation (NOTE 3 & 12)	1,956,429	2,261,524
Sub total	1,985,663	2,291,686
Equity Method Investments, net
BioFirst Corporation (NOTE 12)	1,502,506	1,894,283
American BriVision (Holding) Corp. (NOTE 3 & 12)	-	-
Rgene Corporation (NOTE 12)	-	-
Total	$3,488,169	$4,185,969

(a)	BioFirst Corporation (the “BioFirst):

The Company holds an equity interest in BioFirst Corporation, (the “BioFirst”), accounting for its equity interest using the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of December 31, 2018 and 2017, the Company owns 21.56% and 21.51% Common Stock shares of BioFirst, respectively.

Summarized financial information for the Company’s equity method investee, BioFirst, is as follows:

Balance Sheets

	As of December 31,
	2018	2017
Current Assets	$7,551,898	$6,903,042
Noncurrent Assets	1,608,460	2,730,701
Current Liabilities	1,648,206	318,074
Shareholders’ Equity	7,512,152	9,315,669

Statement of operations

	Year Ended December 31,
	2018	2017
Net sales	$44,694	$3,030,034
Gross Profit	9,055	3,003,885
Net income (loss)	(1,569,813)	1,665,472
Share of loss from investments accounted for using the equity method	222,594	358,243

(b)	American BriVision (Holding) Corp. (the “ABVC”):

Both ABVC and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the American BriVision (Holding) Corp., (the “ABVC”), the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of December 31, 2018 and 2017, the Company owns 2.28% and 2.32% Common Stock shares of ABVC, respectively.

Summarized financial information for the Company’s equity method investee, ABVC, is as follows:

Balance Sheets

	As of December 31,
	2018	2017
Current Assets	$96,273	$2,643,332
Current Liabilities	5,568,224	4,400,247
Noncurrent Liabilities	277,467	-
Shareholders’ Equity (Deficit)	(5,749,418)	(1,756,915)

Statement of operations

	Year Ended December 31,
	2018	2017
Net sales	$-	$-
Gross Profit	-	-
Net loss	(4,101,303)	(4,242,860)
Share of loss from investments accounted for using the equity method	-	(98,434)

(c)	Rgene Corporation (the “Rgene”):

Both Rgene and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the Rgene, the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of December 31, 2018 and 2017 the Company owns 9.69% and 13.04% Common Stock shares of Rgene, respectively.

Summarized financial information for the Company’s equity method investee, Rgene, is as follows:

Balance Sheets

	As of December 31,
	2018	2017
Current Assets	$98,168	$48,557
Noncurrent Assets	14,779	81
Current Liabilities	261,685	3,118,897
Shareholders’ Equity (Deficit)	(148,738)	(3,070,259)

Statement of operations

	Year Ended December 31,
	2018	2017
Net sales	$-	$-
Gross Profit	-	-
Net loss	(120,065)	(3,266,696)
Share of loss from investments accounted for using the equity method	-	(425,977)

(4)	Disposition of long-term investment

During the year ended December 31, 2018, the Company sold 552,000 shares of common stock of BioHopeKing Corporation (the “BHK”) at prices ranging from NT$25, equivalent $0.82, to NT$32, equivalent $1.05, to two directors of BHK and 25 individuals. As a result of the transactions, the Company recognized investment loss of $395,476 for the same period.

On October 15, 2018 and November 2, 2018, the Company subsequently purchased an aggregate of 200,000 and 366,200 shares of common stock of BHK at NT$10, equivalent to $0.33, and NT$50, equivalent $1.64, from one of directors of BHK and eleven shareholders of BHK, respectively. The percentage of ownership accordingly increased to 9.71% as of December 31, 2018.

(5)	Gains (Losses) on Equity Investments

The components of gains (losses) on equity investments for each period were as follows:

	For the Year Ended December 31,
	2018	2017

Share of equity method investee losses	$(222,594)	$(166,168)
Impairments	(33,532)	(4,277,708)
Total gains (losses) on equity investments	$(256,126)	$(4,443,876)

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018	December 31, 2017
Land	$363,416	$374,953
Buildings and leasehold improvements	290,403	299,623
Machinery and equipment	87,356	90,130
Office equipment	21,292	21,968
	762,467	786,674
Less: accumulated depreciation	(252,401)	(216,098)
Property and equipment, net	$510,066	$570,576

Depreciation expenses were $43,610 and $43,996 for the years ended December 31, 2018 and 2017, respectively.

NOTE 7. BANK LOANS

(1)	Short-term bank loan consists of the following:

	December 31,	December 31,
	2018	2017
Cathay United Bank	$245,250	$253,036
CTBC Bank	654,000	674,764
Total	$899,250	$927,800

Cathay United Bank

On June 28, 2016, BioLite Taiwan and Cathay United Bank entered into a one-year bank loan agreement (the “Cathay United Loan Agreement”) in an amount of NT$7,500,000, equivalent to $245,250. The term started June 28, 2016 with maturity date at June 28, 2017. The loan balance bears interest at a floating rate of prime rate plus 1.15%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. On September 6, 2017, BioLite Taiwan extended the Cathay United Loan Agreement for one year, which was due on September 6, 2018, with the principal amount of NT$7,500,000, equivalent to $245,250. On October 1, 2018, BioLite Taiwan extended the Cathay United Loan Agreement with the same principal amount of NT$7,500,000, equivalent to $245,250 for one year, which is due on September 6, 2019. As of December 31, 2018 and 2017, the effective interest rates per annum were 2.22%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the Company’s chairman.

Interest expenses were $5,073 and $4,096 for the years ended December 31, 2018 and 2017, respectively.

CTBC Bank

On June 12, 2017 and July 19, 2017, BioLite Taiwan and CTBC Bank entered into short-term saving secured bank loan agreements (the “CTBC Loan Agreements”) in an amount of NT$10,000,000, equivalent to $327,000, and NT$10,000,000, equivalent to $327,000, respectively. Both two loans with the same maturity date at January 19, 2018. In February 2018, BioLite Taiwan combined two loans and extended the loan contract with CTBC for one year. On January 18, 2019, BioLite Taiwan and CTBC Bank agreed to extend the loan with a new maturity date, which is July 18, 2019. The loan balances bear interest at a fixed rate of 1.63% per annum. The loan is secured by the money deposited in a savings account with the CTBC Bank. This loan is also personal guaranteed by the Company’s chairman and BioFirst.

Interest expenses were $10,919 and $4,849 for the years ended December 31, 2018 and 2017, respectively.

(2)	Long-term bank loan consists of the following:

	December 31,	December 31,
	2018	2017
Cathay United Bank	$55,092	$95,893
Less: current portion of long-term bank loan	(39,835)	(40,203)
Total	$15,257	$55,690

On April 30, 2010, BioLite Taiwan entered a seven-year bank loan of NT$8,900,000, equivalent to $291,030, with Cathay United Bank. The term started April 30, 2010 with maturity date at April 30, 2017. On April 30, 2017, BioLite Taiwan extended the original loan agreement for additional three years with the new maturity date at April 30, 2020. The loan balance bears interest at a floating rate of prime rate plus variable rates from 0.77% to 1.17%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. As of December 31, 2018 and 2017, the actual interest rates per annum were 2.24%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the Company’s chairman.

Interest expenses were $1,719 and $2,305 for the years ended December 31, 2018 and 2017, respectively.

NOTE 8. NOTES PAYABLE

On November 27, 2017, BioLite Taiwan and Cheng-Chi International Co., Ltd., a Taiwanese company, entered into a promissory note for borrowing an aggregate amount of NT$6,000,000, equivalent to $196,200, for the period from November 27, 2017 to January 11, 2018. The principal of promissory note bears interest at 12% per annum. This promissory note is secured by 700,000 Common Stock shares of ABVC and is also personal guaranteed by the Company’s chairman. On January 11, 2018, the principal and accrued interest totaling NT$6,090,000, equivalent to $199,143, has been paid in full.

On March 27, 2018, BioLite Taiwan and two individuals entered into a promissory note, (the “Hsu and Chow Promissory Note”), for borrowing an aggregate amount of NT$4,660,000, equivalent to $152,382, for the period from March 27, 2018 to June 26, 2018. On September 26, 2018, the company extended the original loan agreement through December 26, 2018. As of the date of this report, BioLite Taiwan and Hsu and Chow are still negotiating to extend this promissory note. The principal of the Hsu and Chow Promissory Note bears interest at 13.6224% per annum. This Hsu and Chow Promissory Note was secured by common stock shares of ABVC and was also personal guaranteed by the Company’s chairman. Interest expense was $16,315 and $0 for the years ended December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, BioLite Taiwan also entered various unsecured loan agreements bearing interest at fixed rates between 12% and 13.6224% per annum with three individuals to advance in aggregate of NT$10,500,000, equivalent to $343,350, for working capital purpose. The term of the loan varies from one month to three months with various maturity dates through May 25, 2018. As of the date of this report, BioLite Taiwan is still in discussion with the three individuals with respect to the terms of extension for the unsecured loans. Interest expense was $46,636 and $0 for the years ended December 31, 2018 and 2017, respectively.

On December 27, 2018, BioLite Taiwan issued a promissory note of NT$450,000, equivalent to $14,715, to Taipei Veterans General Hospital to repay the clinical experiment costs. The note has been paid in full on January 2, 2019.

NOTE 9. ACCRUED EXPENSES

Accrued expenses mainly consist of the following:

	December 31, 2018	December 31, 2017
Accrued salaries and bonus	$120,914	$45,862
Accrued employee benefits and pension expenses	7,502	9,390
Accrued professional service fees	32,457	8,300
Accrued research and development expenses	23,179	2,656
Accrued cost of collaboration revenue payable	274,028	400,600
Accrued litigation payable (Note 15)	6,181	-
Others	22,311	44,404
	$486,572	$511,212

NOTE 10. OTHER PAYABLE

Other payable mainly consists of the following:

	December 31, 2018	December 31, 2017
Other payable	$5,689	$4,532
Taiwan income tax withholding payable	70,940	11,756
Temporary receipts	124,508	-
	$201,137	$16,288

NOTE 11. SHARE-BASED COMPENSATION

On November 15, 2013, the Board of Directors of BioLite Taiwan approved the adoption of the 2013 Stock Option and Incentive Plan, (the “2013 Plan”), providing for the issuance under 2013 Plan of options and rights to purchase up to two million seventy thousand (2,070,000) shares of Common Stock. Awards of incentive options may be granted under the 2013 Plan until December 31, 2017. As of December 31, 2018 and 2017, there were 0 and 487,000 shares available for issuance under the 2013 Plan, respectively, which provides for the grant of share-based awards to employees and officers.

Plan Administration ─ The 2013 Plan may be administered by the full Board of Directors of BioLite Taiwan. The Board of BioLite Taiwan has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan.

Eligibility ─ Persons eligible to participate in 2013 Plan will be those full-time employees and officers of the Company as selected from time to time by the Board of BioLite Taiwan in its discretion.

Limits ─ Under 2013 Plans, stock options granted to any individual employee cannot exceed 25% of the Plan, neither to exceed 3% of the total Common Stock shares issued by BioLite Taiwan.

Stock Options ─ The option exercise price of each option under both plans was determined by the Company’s status at the date of grant: (i) before public offering date: the option exercise price would be NT$12.5, equivalent to $0.39, per share and NT$15.0, equivalent to $0.46, per share for the 2013 Plan, respectively, (ii) after public offering date: the exercise price would be decided by the Board of BioLite Taiwan, and not less than the book value per share on the latest financial report before the date of grant, (iii) after been listed on the secondary market, the option exercise price would be the market price, but not less than the par value of the Common Stock. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure. The term of the option was determined by the Board of Directors of BioLite Taiwan, under the 2013 Plan, employees could exercise 50%, 75%, and 100% of the options at 6 months, 12 months and 24 months after the date of grant. In general, unless otherwise permitted by the Board of BioLite Taiwan, no option granted under 2013 Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Under 2013 Plan, upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Board BioLite Taiwan. Subject to applicable law, the exercise price may also be delivered to BioLite Taiwan by a broker pursuant to irrevocable instructions to the broker from the optionee. To qualify as incentive options, options must meet additional tax requirements.

Tax Withholding ─ Participants in the 2013 Plan are responsible for the payment of any taxes that BioLite Taiwan is required by law to withhold upon the exercise of options or vesting of other awards. Subject to approval by the Board, participants may elect to have the minimum tax withholding obligations satisfied by authorizing BioLite Taiwan to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

Amendments and Termination ─ The Board of Directors of BioLite Taiwan may at any time amend or discontinue the 2013 Plan, and the Board of BioLite Taiwan may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of 2013 Plan will be subject to approval by the administrative authorities.

The following table summarizes the stock option activity under the 2013 Plan, and related information:

Options Outstanding
	Number of		Weighted-
	Shares	Weighted-	Average
	Underlying	Average	Remaining	Aggregate
	Outstanding	Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding – January 1, 2017	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
Outstanding – December 31, 2017	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	(487,000)	-	-	-
Outstanding – December 31, 2018	-	$-	-	$-

Exercisable – December 31, 2018	-	$-	-	$-

Vested and expected to vest – December 31, 2018	-	$-	-	$-

Exercisable – December 31, 2017	487,000	$0.4600	2.13	$-

Vested and expected to vest – December 31, 2017	487,000	$0.4600	2.13	$-

Compensation expense related to share-based transactions is measured and recognized in general and administrative expenses in the financial statements based on the fair value of the awards granted. The share-based compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service periods of the awards, which is generally a half year to two years. As of December 31, 2018 and 2017, all stock options under 2013 Plan were either fully vested or forfeited. Accordingly, the Company recognized stock-based compensation expense of $0 for the years ended December 31, 2018 and 2017.

NOTE 12. RELATED-PARTY TRANSACTION

Related parties:

(1)	Lion Arts Promotion Inc. (hereinafter, “LION”) was incorporated on March 17, 1997 under the laws of Taiwan. LION is in the business of art related promotion and is a controlling shareholder of BioLite Taiwan.

(2)	BioFirst Corporation (hereinafter, “BioFirst”) was incorporated on November 7, 2006 under the laws of Taiwan. BioFirst is in the business of researching, developing, manufacturing, and marketing of innovative patented medical products. As of December 31, 2018 and 2017, the Company owns 21.56% and 21.51% Common Stock shares of BioFirst (See NOTE 5), respectively.

(3)	American BriVision Corporation (hereinafter, “BriVision”) was incorporated on July 21, 2015 in the State of Delaware, engaging in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs. In 2015, BriVision entered into a collaborative agreement with the Company (See NOTE 3). On May 6, 2016, BioLite Taiwan and BriVision entered into an addendum to the collaborative agreement, whereby BriVision has agreed to pay the upfront payment to the Company $2,600,000 in cash and $900,000 in newly issued shares of Common Stock of BriVision’s holding company, American BriVision (Holding) Corporation (“ABVC”), a Nevada company, at the price of $1.60 per share, for an aggregate number of 562,500 shares. In August 2016, BioLite Taiwan made additional equity investment of $2,350,000 in cash to acquire 1,468,750 shares of Common Stock of ABVC. In February 2017, the Company received $650,000 in cash and $5,850,000 in the form of newly issued 2,925,000 shares of Common Stock of ABVC, at the price of $2.0 per share for the first milestone payment. As of December 31, 2018 and 2017, BioLite Taiwan owns 2.28% and 2.32% Common Stock of ABVC, respectively (See NOTE 5). On February 8, 2019, the Company became one of wholly-owned subsidiaries of ABVC (See NOTE 15).

(4)	Regene Corporation (hereinafter, “Rgene”) was incorporated on June 24, 2010 under the laws of Taiwan. Rgene is in the business of research and development and innovation of various drugs. On March 23, 2017, BioLite Taiwan acquired 600,000 shares of Common Stock of Rgene for NT$15,000,000 (equivalent approximately $506,000) in cash. On November 28, 2018, Rgene agreed to pay the debt of NT$1,010,000 (equivalent to $33,027) due to BioLite Taiwan in the form of newly issued 20,200 shares of common stock of Rgene. As of December 31, 2018 and 2017, the Company owned 9.69% and 13.04% common stock of Rgene, respectively (See NOTE 5).

(5)

AsianGene Corporation (hereinafter, “AsianGene”) was incorporated on December 16, 2013 under the laws of Taiwan. AsianGene is in the business of real estate development. AsianGene is one of the shareholders of the Company.

(6)	LionGene Corporation (hereinafter, “LionGene”) was incorporated on November 23, 2009 under the laws of Taiwan. LionGene is in the business of biotechnology services. LionGene and the Company are related parties and under common control by a controlling beneficiary shareholder of the Company.

(7)	Mr. Tsung-Shann Jiang is the chairman and CEO of the Company and the President and a member of board of directors of BioFirst. Mr. Jiang is also the controlling beneficiary shareholder of ABVC, BriVision, and Rgene. Ms. Shu-Ling Jiang, Mr. Tsung-Shann Jiang’s wife, is the chairman of LION and BioFirst, and a member of board of directors of the Company. Mr. Eugene Jiang is Mr. and Ms. Jiang’s son. Mr. Eugene Jiang is a member of board of directors of the Company, and is also the chairman, and majority shareholder of ABVC. Mr. Tsung-Shann Jiang, Ms. Shu-Ling Jiang, and Mr. Eugene Jiang hereinafter are collectively called “JIANGS”.

Related party transactions:

For the year ended and at December 31, 2018, the related party transactions are summarized as follows:

			Merchandise Sales /
	Amounts	Amounts	Service	Accounts	Loan to	Rent
	due from	due to	Revenue	receivable	(Loan from)	Expenses (a)
LION	$-	$65,557	$632	$-	$-	$9,480
BioFirst	-	1,604,380	-	-	(663,810)	-
ABVC & BriVision	59,810	-	-	-	-	-
Rgene	19,477	-	-	-	-	-
AsianGene	-	-	-	-	-	-
LionGene	-	467,211	-	-	-	-
JIANGS	-	540,047	-	-	-	-
Total	$79,287	$2,677,195	$632	$-	$(663,810)	$9,480

For the year ended and at December 31, 2017, the related party transactions are summarized as follows:

			Merchandise Sales /
	Amounts	Amounts	Service	Accounts	Loan to	Rent
	due from	due to	Revenue	receivable	(Loan from)	Expenses (a)
LION	$-	$23,171	$2,256	$1,350	$-	$37,592
BioFirst	-	1,118,361	7,894	2,125	(937,922)	-
ABVC & BriVision	115,168	-	-	-	-	-
Rgene	3,316	-	-	-	33,738	-
AsianGene	1,731	-	-	-	-	-
LionGene	-	-	-	-	-	-
JIANGS	-	311,044	-	-	-	-
Total	$120,215	$1,452,576	$10,150	$3,475	$(904,184)	$37,592

(a)	The Company leased its office from LION. The monthly base rent was approximately $3,000. The lease was terminated on March 31, 2018. Rent expense under this lease agreement amounted to $9,480 and $37,592 for the years ended December 31, 2018 and 2017, respectively

NOTE 13. INCOME TAX

U.S.A

BioLite Holding, Inc. files income tax returns in the U.S. federal jurisdiction, and state and local jurisdictions. The Company is not currently under examination by the Internal Revenue Service or any state income tax authorities. The 2015 through 2017 tax years remain subject to examination by the Internal Revenue Service.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2018, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2018 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the years ended December 31, 2018. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

British Virgin Islands

BioLite BVI, Inc. was incorporated in British Virgin Islands, which does not tax income.

Taiwan

BioLite Inc. was incorporated in Taiwan. According to the amendments to the “Income Tax Act” enacted by the office of the President of Taiwan on February 7, 2018, an increase in the statutory income tax rate from 17% to 20% and decrease in the undistributed earning tax from 10% to 5% are effective from January 1, 2018. No income tax liabilities existed as of December 31, 2018 and 2017 due to the Company’s continuing operating losses. As of December 31, 2018, the Company had deferred tax assets related to tax loss and credit carryforwards totaling $1,347,995 that begin to expire in 2026.

Provision for income tax(benefit) consists of the following:

	2018	2017
Current provision
U.S.A	$-	$-
Taiwan	-	-
Sub total	$-	$-
Deferred provision
U.S.A	$-	$-
Taiwan	(366,947)	(360,395)
Total provision for income tax(benefit)	$(366,947)	$(360,395)

The components of deferred tax assets consisted of the following

	December 31, 2018	December 31, 2017
Deferred tax assets:
U.S.A
Tax loss and credit carryforwards	$156,019	$155,612
Less: Valuation allowance	(156,019)	(155,612)
Subtotal	-	-
Taiwan
Loss on disposal of assets	$673,429	$694,810
Tax loss and credit carryforwards	1,347,995	1,017,897
Less: Valuation allowance	(673,429)	(694,810)
Subtotal	1,017,897	1,017,897
Total deferred tax assets	$1,347,995	$1,017,897

The difference between the combined effective income tax rate reflected in the provision for income tax on income (loss) before taxes and the amounts determined by applying the applicable the U.S. statutory income tax rate and Taiwan unified income tax rate for the years ended December 31, 2018 and 2017 are analyzed below:

	For the Years Ended December 31,
	2018	2017

U.S. statutory income tax rate	21%	35%
Taiwan unified income tax rate	17%	17%
Provisional remeasurement of deferred taxes (U.S. & Taiwan)	-%	(11)%
Changes in valuation allowance	(53.7)%	(46)%
Effective combined income tax rate	(15.7)%	(5)%

NOTE 14. COMMITMENTS

Operating lease commitment:

The Company’s operating leases include lease contracts of office spaces, laboratory space, vehicle, and employees’ dormitory with various maturity dates. Future minimum lease payments under the operating leases are summarized as follows:

Fiscal Year	Amount
2019	71,529
2020	14,351
2021	2,121
Total	$98,001

In-Licensing collaborative agreement commitment:

(1)	On January 1, 2011, BioLite Taiwan entered into a collaborative agreement (the “PITDC Collaborative Agreement”) with Medical and Pharmaceutical Industry Technology and Development Center (“PITDC”), a Taiwanese Company. Pursuant to the PITDC Collaborative Agreement, PITDC granted BioLite Taiwan the sole licensing right for drug and therapeutic use of depressive disorders related patent and technology expired in November 2026. The total consideration for obtaining such grant was NT$17,000,000 (equivalent approximately $555,900), of which NT$3,400,000 (equivalent approximately $111,180) was due within 30 days upon signing the agreement and the remaining balance of NT$13,600,000 (equivalent approximately $444,720) was due pursuant to a milestone payment schedule. In addition, BioLite Taiwan is required to pay PITDC 10% of sublicensing revenues net of related research and development cost and royalties at a range from 1% to 3% of sales of drugs.

BioLite Taiwan paid the upfront payment of NT$3,400,000 (equivalent approximately $111,180) in 2011, the first milestone payment of NT$2,550,000 (equivalent approximately $83,385) in 2012, and the third milestone payment of NT$2,125,000 (equivalent approximately $69,488) in 2013. BioLite Taiwan has recorded these amounts as research and development expenses when incurred.

Pursuant to the PITDC Collaborative Agreement, BioLite Taiwan is also required to pay PITDC 10% of sublicensing revenues to PITDC. During the years ended December 31, 2018 and 2017, BioLite Taiwan has paid $0 to PITDC accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of December 31, 2018 and 2017, BioLite Taiwan has accrued milestone payments payable of $274,028 and $282,728 to PITDC.

(2)	On February 10, 2011, BioLite Taiwan entered into a collaborative agreement (the “ITRI Collaborative Agreement I”) with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the ITRI Collaborative Agreement I, ITRI granted BioLite Taiwan the sole licensing right for drug and therapeutic use of colon inflammation related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$20,000,000 (equivalent approximately to $654,000), of which NT$2,000,000 (equivalent approximately $65,400) was due sixth days upon signing the agreement and the remaining balance of NT$18,000,000(equivalent approximately $588,600) was due pursuant to a milestone payment schedule. BioLite Taiwan paid the upfront payment of NT$2,000,000 (equivalent approximately$65,400) in 2011 and the first milestone payment of NT$2,000,000 (equivalent approximately $65,400) in 2016. The Company recorded these amounts as research and development expenses when incurred.

Pursuant to the ITRI Collaborative Agreement I, BioLite Taiwan is also required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs. During the year ended December 31, 2018 and 2017, the Company paid $114,245 in terms of 70,330 shares of common stock of ABVC owned by BioLite Taiwan and $0 to ITRI, respectively, accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of December 31, 2018 and 2017, BioLite Taiwan has accrued collaboration revenue payable of $0 and $117,872 to ITRI, respectively.

(3)	On February 10, 2011, BioLite Taiwan entered into another collaborative agreement (the “ITRI Collaborative Agreement II”) with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the ITRI Collaborative Agreement II, ITRI granted BioLite Taiwan the sole licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$35,000,000 (equivalent approximately $1,144,500), of which NT$3,500,000 (equivalent approximately $114,450) was due sixth days upon signing the agreement and the remaining balance of NT$31,500,000 (equivalent approximately $1,030,050) was due pursuant to a milestone payment schedule. BioLite Taiwan paid the upfront payment of NT$3,500,000(equivalent approximately $114,450) in 2011. BioLite Taiwan recorded these amounts as research and development expenses when incurred

Pursuant to the ITRI Collaborative Agreement II, BioLite Taiwan is also required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs. As of December 31, 2018 and 2017, the Company has not sublicensed the licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology to any companies.

(4)	On December 27, 2016, BioLite Taiwan entered into a collaborative agreement (the “Yukiguni Collaborative Agreement”) with Yukiguni Maitake Co., Ltd (“YUKIGUNI”), a Japanese company. Pursuant to the Yukiguni Collaborative Agreement, YUKIGUNI granted BioLite Taiwan the right for selling Maitake dry powder and Maitake extract manufactured by YUKIGUNI, and the right for using Maitake related patent and technology expired in December 2036 or fifteen years after the date when the new product developed by BioLite Taiwan is first sold, whichever is earlier. The total consideration for obtaining such grant would be $305,000. During the years ended December 31, 2018 and 2017, BioLite Taiwan has paid YUKIGUNI an aggregate of $175,000 and $0, respectively, to obtain some Maitake related patent and technology.

NOTE 15. CONTINGENCIES AND LEGAL PROCEEDINGS

In January 2018, a former employee of BioLite Taiwan, (the “Plaintiff”), filed a class action civil complaint against BioLite Taiwan at Taiwan Hsin-Chu District Court. The Plaintiff alleged the following causes of action under the Labor Standards Act of Taiwan: (1) failure to pay employees for all hours worked; (2) failure to pay for overtime work on weekends; (3) failure to pay severance payments; and (4) failure to distribute retirement pension to pension trust. The case went to trial on July 12, 2018, and on July 31, 2018, the court pronounced its judgment that BioLite Taiwan is obligated to pay the compensation amount of NT$226,738, equivalent $7,414 to the Plaintiff. An appeal was filed by BioLite Taiwan in August 2018. On December 26, 2018, BioLite Taiwan and the Plaintiff have reached a settlement, pursuant to which BioLite Taiwan is required to pay the compensation amount including the interest in aggregate of $255,699, equivalent $8,361, to the Plaintiff. As of December 31, 2018, the Company has paid the Plaintiff a partial amount of NT$66,667(equivalent to $2,180) and has recorded the remaining balance of NT$189,032 (equivalent to $6,181) pursuant to Topic 450, “Contingencies Loss Contingencies Recognition”.

NOTE 16. SUBSEQUENT EVENT

American BriVision (Holding) Corporation (“ABVC”), BioLite Holding, Inc. (the “Company” or “BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of ABVC (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of ABVC (“Merger Sub 2”) (collectively referred to as the “Parties”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018, providing for the acquisition of BioLite and BioKey by ABVC. Pursuant to the terms of the Merger Agreement, BioLite will merge with Merger Sub 1 with BioLite as the surviving corporation, which is referred to as the “BioLite Merger.” BioKey will merge with Merger Sub 2 with BioKey as the surviving corporation, which is referred as the “BioKey Merger.” BioLite Merger and BioKey Merger together are sometimes referred to as the Mergers.

On February 8, 2019, the Parties of the Merger Agreement consummated the Merger transactions. Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of ABVC on February 8, 2019. As of the date of this report, the Company is in the process of issuing shares of common stocks of ABVC as merger considerations to the shareholders of BioLite and BioKey pursuant to ABVC’s registration statement (the “Registration Statement on S-4”) on Form S-4 Amendment No. 3 filed with the SEC on January 16, 2019 which became effective by operation of law on or about February 5, 2019.

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of BioKey, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BioKey, Inc. (the Company) as of December 31, 2018 and 2017, the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.
We have served as the Company's auditor since 2018.
Diamond Bar, California
April 5, 2019

KCCW Accountancy Corp.
3333 S Brea Canyon Rd. #206, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 ● Fax: +1 909 895 4155 ● info@kccwcpa.com

BIOKEY, INC.

BALANCE SHEETS

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$636,666	$1,225,397
Accounts receivable, net	43,204	59,080
Accounts receivable - related parties, net	147,848	134,312
Total Current Assets	827,718	1,418,789

Property and equipment, net	58,150	37,600
Security deposits	10,440	10,440
Total Assets	$896,308	$1,466,829

LIABILITIES AND STOCKHLDERS’ EQUITY

Current Liabilities
Accounts payable	$6,777	$5,396
Due to shareholders	-	5,800
Accrued expenses and other current liabilities	65,083	57,576
Advance from customers	11,166	10,985
Total Current Liabilities	83,026	79,757

Non-current Liabilities
Tenant security deposit	2,880	2,880
Total Liabilities	85,906	82,637

Stockholders’ Equity
Preferred stock, no par value, 23,562,000 shares authorized:
7,000,000 shares of Series A issued and outstanding at December 31, 2018 and 2017	3,500,000	3,500,000
1,160,000 shares of Series A issued and outstanding at December 31, 2018 and 2017	1,160,000	1,160,000
13,973,097 shares of Series C issued and outstanding at December 31, 2018 and 2017	13,973,097	13,973,097
Common Stock, no par value; 30,000,000 shares authorized, 7,428,134 and 6,498,134 shares issued and outstanding at December 31, 2018 and 2017	774,293	541,793
Additional paid-in capital - stock options	82,265	296,465
Stock subscription receivable	(1,667)	-
Accumulated deficit	(18,677,586)	(18,087,163)
Total Stockholders’ Equity	810,402	1,384,192

Total Liabilities and Stockholders’ Equity	$896,308	$1,466,829

The accompanying notes are an integral part of these financial statements.

BIOKEY, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Revenues	$510,197	$983,218
Cost of revenues	4,809	17,312
Gross profit	505,388	965,906

Operating expenses:
Research and development expenses	430,917	497,947
Selling, general and administrative expenses	669,322	767,504
Total operating expenses	1,100,239	1,265,451

Loss from operations	(594,851)	(299,545)

Other income
Interest income	4,598	6,742
Other income	630	459
Total other income	5,228	7,201

Loss before income tax	(589,623)	(292,344)

Provision for income tax	800	800
Net loss	$(590,423)	$(293,144)

The accompanying notes are an integral part of these financial statements.

BIOKEY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

					Additional	Stock
	Preferred Stock		Common Stocks		Paid-in	Subscription	Accumulated
	Shares	Amounts	Shares	Amounts	Capital	Receivable	Deficit	Total

Balance at December 31, 2016	22,133,097	$18,633,097	6,498,134	$541,793	$296,465	$-	$(17,794,019)	$1,677,336
Net loss	-	-	-	-	-	-	(293,144)	(293,144)
Balance at December 31, 2017	22,133,097	$18,633,097	6,498,134	$541,793	$296,465	$-	$(18,087,163)	$1,384,192
Issuance common stock for cash	-	-	40,000	10,000	-	-	-	10,000
Issuance common stock for stock options	-	-	880,000	220,000	(220,000)	-	-	-
Issuance common stock for consulting service	-	-	10,000	2,500	-	(1,667)	-	833
Capital contribution by shareholders through debt conversion	-	-	-	-	5,800	-	-	5,800
Net loss	-	-	-	-	-	-	(590,423)	(590,423)
Balance at December 31, 2018	22,133,097	$18,633,097	7,428,134	$774,293	$82,265	$(1,667)	$(18,677,586)	$810,402

The accompanying notes are an integral part of these financial statements.

BIOKEY, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities
Net loss	$(590,423)	$(293,144)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,712	11,380
Share-based compensation	833	-
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	2,340	57,285
Decrease (increase) in other receivable	-	6,000
Increase (decrease) in accounts payable	1,381	(19,089)
Increase (decrease) in accrued expenses and other current liabilities	7,507	1,964
Increase (decrease) in advanced from customers	181	(4,467)
Net cash used in operating activities	(552,469)	(240,071)

Cash flows from investing activities
Purchase of equipment	(46,262)	(7,794)
Net cash used in investing activities	(46,262)	(7,794)

Cash flows from financing activities
Issuance of common stock for cash	10,000	-
Net cash provided by financing activities	10,000	-

Net decrease in cash and cash equivalents	(588,731)	(247,865)

Cash and cash equivalents
Beginning	1,225,397	1,473,262
Ending	$636,666	$1,225,397

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$800	$800
Interest expense	$-	$-

Non-cash financing and investing activities
Related party debt forgiven	$5,800	$-

The accompanying notes are an integral part of these financial statements.

BIOKEY, INC.

NOTES TO THE FINAICAL STATEMENTS

DECEMBER 31, 2018

NOTE 1. Nature of Business and Significant Accounting Policies

Nature of business: BioKey, Inc., (hereinafter, “the Company”), was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. The Company provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase 1 through phase 3) and commercial manufacturing. The Company also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable and other receivable: Accounts receivable and other receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable and other receivable is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Property and equipment: Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Laboratory and manufacturing equipment	2 ~5 years
Office equipment	3 years
Leasehold improvement	3 ~8 years
Furniture and fixtures	8~15 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

Impairment of long-lived assets: The Company reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Revenue recognition: During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company currently only has one major revenue source, which is research and development activities services.

Revenues related to research and development and regulatory activities are recognized when the related services or activities are performed, in accordance with the contract terms. The Company typically has only one performance obligation at the inception of a contract, which is to perform research and development services. The Company may also provide its customers with an option to request that the Company provides additional goods or services in the future, such as active pharmaceutical ingredient, API, or IND/NDA/ANDA/510K submissions. The Company evaluates whether these options are material rights at the inception of the contract. If the Company determines an option is a material right, the Company will consider the option a separate performance obligation.

If the Company is entitled to reimbursement from its customers for specified research and development expenses, the Company accounts for the related services that it provides as separate performance obligations if it determines that these services represent a material right. The Company also determines whether the reimbursement of research and development expenses should be accounted for as revenues or an offset to research and development expenses in accordance with provisions of gross or net revenue presentation. The Company recognizes the corresponding revenues or records the corresponding offset to research and development expenses as it satisfies the related performance obligations.

The Company then determines the transaction price by reviewing the amount of consideration the Company is eligible to earn under the contracts, including any variable consideration. Under the outstanding contracts, consideration typically includes fixed consideration and variable consideration in the form of potential milestone payments. At the start of an agreement, the Company’s transaction price usually consists of the payments made to or by the Company based on the number of full-time equivalent researchers assigned to the project and the related research and development expenses incurred. The Company does not typically include any payments that the Company may receive in the future in its initial transaction price because the payments are not probable. The Company would reassess the total transaction price at each reporting period to determine if the Company should include additional payments in the transaction price.

The Company receives payments from its customers based on billing schedules established in each contract. Upfront payments and fees may be recorded as advance from customers upon receipt or when due, and may require deferral of revenue recognition to a future period until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the right of the Company to consideration is unconditional. The Company does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customers and the transfer of the promised goods or services to the customers will be one year or less.

Advertising costs: Advertising costs are expensed as incurred. The total advertising and marketing expenses were $0 for the years ended December 31, 2018 and 2017.

Research and development: The Company accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Income taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized. The Company provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position.

Valuation of deferred tax assets: A valuation allowance is recorded to reduce its deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. In determining the need for a valuation allowance, management reviewed both positive and negative evidence pursuant to the requirements of ASC Topic 740. At December 31, 2018, management concluded that it is more likely than not that the Company would not realize benefits of its net deferred tax assets. The Company will continue to evaluate the need for a valuation allowance in future periods based upon the criteria as provided for under ASC Topic 740.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2018 and 2017, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Concentration of credit risks:

Cash and cash equivalents: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2018 and 2017, the Company had $342,063 and $963,763 in excess of FDIC insured limits, respectively. The Company has not experienced any losses in such accounts.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral.

For the year ended December 31, 2018, Two customers who accounted for more than 10% of the Company’s total net sales revenues, representing approximately 38.8% and 15% of total net sales revenues, and 0% and 0% of accounts receivable in aggregate at December 31, 2018, respectively:

Customer	Net sales for the year 2018	Accounts receivable balance as of December 31, 2018
A	$167,596	$-
B	$64,746	$-

For the year ended December 31, 2017, five customers who accounted for more than 10% of the Company’s total net sales revenues, representing approximately 28%, 15%, 14%, 10%, and 10% of total net sales revenues, and 0%, 8%, 0%, 1%, and 69% of accounts receivable in aggregate at December 31, 2017, respectively:

Customer	Net sales for the year 2017	Accounts receivable balance as of December 31, 2017
A	$273,966	$-
B	$150,450	$15,950
C	$141,674	$-
D	$98,000	$2,300
E	$88,085	$134,312	*

* Related party transactions (See Note 3).

Suppliers: The Company currently is not entering any significant purchase agreements with suppliers for the years ended December 31, 2018 and 2017.

Fair value measurements: FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and advance from customers, approximate fair value due to their relatively short maturities.

Stock-based compensation: The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation, which establishes accounting for stock-based awards granted to employees for services and requires companies to expense the estimated fair value of these awards over the requisite service period. The Company estimates the fair value of all awards granted using the Black-Scholes valuation model. Key inputs and assumptions include the expected term of the option, stock price volatility, risk-free interest rate, dividend yield, stock price and exercise price. Many of the assumptions require significant judgment and any changes could have a material impact in the determination of stock-based compensation expense. The Company elected an accounting policy to record forfeitures as they occur. The Company recognizes employee stock-based compensation expense based on the fair value of the award on the date of the grant. The compensation expense is recognized over the vesting period under the straight-line method. During the years ended December 31, 2018 and 2017, the Company did not record any employee stock-based compensation expenses.

The Company accounts for options awards granted to nonemployee consultants and directors under ASC 505 Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock at the earlier of the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. Awards granted to nonemployees are remeasured to fair value at each period end date until vested and expensed on a straight-line basis over the vesting period. During the years ended December 31, 2018 and 2017, the stock-based compensation expenses to non-employee consultants were $833 and $0, respectively.

Profit sharing plan: The Company has a 401 (k) profit sharing plan for employees who have reached the age of twenty-one and have completed one year of eligibility service. The Company’s contribution is based on management’s discretion. In addition, the Company may make a nonelective contributions to the plan. The amount of the nonelective contribution is determined by its Board of Directors on an annual basis. Total contributions that the Company made to the plan were $0 for the years ended December 31, 2018 and 2017.

Recently issued accounting pronouncements: In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. The Company is continuing to gather additional information to determine the final impact.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This new standard simplifies the accounting for share-based payments granted to nonemployees for goods and services. The standard supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. As such, among others, the measurement date for nonemployee awards would generally be the grant date same as the measurement date for employee equity awards and for performance-based awards, an entity is required to recognize any cost on the basis of the probable outcome of the performance conditions using the grant-date fair value of the award. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is continuing to gather additional information to determine the final impact and expects to adopt this guidance when effective.

On August 28, 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement. This standard changes the fair value measurement disclosure requirements of ASC 820. The new standard eliminated certain disclosures, added new disclosures with regard to unrealized gains or losses included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements, as well as modified certain disclosure. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted. The ASU requires application of the prospective method of transition for the aforementioned new disclosure requirements and for modified disclosure with regard to measurement uncertainty while all other amendments made by the ASU must be applied retrospectively to all periods presented. The Company is in the process of assessing the impact of this standard on its financial statements.

NOTE 2. Property and Equipment

The following is a summary of the Company’s property and equipment as of December 31, 2018 and 2017:

	2018	2017
Laboratory and manufacturing equipment	$876,261	$829,999
Office equipment	6,081	6,081
Leasehold improvements	1,994,585	1,994,585
Furniture and fixtures	106,510	106,510
Subtotal	2,983,437	2,937,175
Less: accumulated depreciation	(2,925,287)	(2,899,575)
Property and equipment, net	$58,150	$37,600

Total depreciation expense was $25,712 and $11,380 for the years ended December 31, 2018 and 2017, respectively.

NOTE 3. Related Party Transactions

Operating lease

The Company has subleased a portion of its office space to Amkey Ventures, LLC, (the “Amkey”) since June 21, 2001. The sublease is automatically renewed on an annual basis. Amkey is incorporated in the State of California on April 23, 2001. Mr. George J Lee, the Chairman of the Company, is one of managers of Amkey. The rental income was $4,800 for the years ended December 31, 2018 and 2017.

On February 8, 2019, the Company has become one of wholly-owned subsidiaries of American BriVision (Holding) Corporation (the “ABVC”), a Nevada company, pursuant to the definitive Agreement and Plan of Merger dated at January 31, 2018. On October 2, 2018, the Company and ABVC entered into an operating lease agreement to sublease a portion of its office space to ABVC. The lease can be terminated one month in advance provided with written notice. The rental income was $2,400 and $0 for the years ended December 31, 2018 and 2017, respectively.

The subleases above are classified as an operating lease and the original lessee shall continue to account for the original lease as it did before commencement of the sublease. Pursuant to ASC 842-20-35-14, the nature of this sublease is such that the original lessee is not relieved of the primary obligation under the original lease, the original lessee (as sublessor) shall continue to account for the original lease. Accordingly, the Company recorded the rental income as a reduction of rent expenses for the years ended December 31, 2018 and 2017.

Related party sales transaction

Genepharm Inc., (the “Genepharm”), was incorporated on March 6, 2000 in the State of California. Mr. George J Lee is the Chairman of both Genepharm and the Company. The Company had net sales of $18,900 and $88,085 to Genepharm for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, the Company also had accounts receivable of $142,225 and $134,312 due from Genepharm, respectively.

Due to shareholders

The Company has advanced funds from its shareholder and Chairman for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances bore no interest rate and were due upon demand by its shareholder and Chairman. During the year ended December 31, 2018, the debt of $5,800 was forgiven by its shareholder and Chairman and the Company recorded the debt forgiveness as additional paid in capital. As of December 31, 2018 and 2017, the outstanding advances were $0 and 5,800, respectively.

NOTE 4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2018 and 2017 consisted of:

	2018	2017
Accrued professional fees	$35,970	$35,756
Accrued vacation	14,641	19,541
Others	14,472	2,279
	$65,083	$57,576

NOTE 5. Stock-Based Compensation

2015 Stock Plan

The Company’s board of directors adopted, and its stockholders approved its 2015 Stock Plan (the “2015 Plan”) in March 2015, providing for the issuance under 2015 Plan of options and rights to purchase up to Four million two hundred and fifty thousand (4,250,000) shares of Common Stock. As of December 31, 2018 and 2017, there were 308,455 and 918,843 shares available for issuance under the Company’s 2015 Plan, respectively, which provides for the grant of incentive stock options and nonstatutory stock options to employees, directors, and consultants.

The exercise price of incentive stock options under the 2015 Plan shall be no less than 100% of the fair market value per share of the Common Stock on the date of grant. Notwithstanding the above, if an incentive stock option is granted to an employee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price shall be no less than 110% of the fair market value per share of the Common Stock on the date of grant. The exercise price of nonstatutory stock options under the 2015 Plan shall be no less than 100% of the fair market value per share of the Common Stock on the date of grant.

All stock options under the 2015 Plan have a term of no greater than 10 years from the date of grant. However, in the case of an option granted to an optionee who, at the time the optionee is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or subsidiary, the term of the option shall be 5 years from the date of grant or such shorter term as may be provided in the option agreement.

Vesting of stock options is determined by the board of directors of the Company. No stock option may be exercised subsequent to its termination date. The purchase price of a right to purchase Common Stock and the termination date of the offer under the 2015 Plan is determined by the board of directors of the Company. The Company shall have the right to repurchase all or a portion of the shares acquired pursuant to the exercise of this option in the event that the participant’s continuous service should terminate for any reason whatsoever.

The fair value of each stock option granted under 2015 Plan was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Year Ended December 31,
	2018		2017
Weighted average fair value of Common Stock on date of grant		$0.30		$0.30
Weighted average exercise price of the options	$	N/A	$	N/A
Weighted average exercise price of options outstanding at end of period		$0.14		$0.14
Expected term of the options (years)		4		4
Expected volatility (%)		30%		30%
Risk-free interest rate		4.0%		4.0%
Dividend yield		N/A		N/A
Expected forfeiture per year (%)		3%		3%
Weighted average fair value of the options per unit		$0.30		$0.30

* No stock options were granted during the years ended December 31, 2018 and 2017

Compensation expense related to stock-based transactions is measured and recognized in the financial statements based on the fair value of the awards granted. The stock-based compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service periods of the awards, which is generally three to four years.

Use of the Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying Common Stock, expected term of the option, expected volatility of the price of the Common Stock, risk-free interest rates, and expected dividend yield of the Common Stock. The assumptions used in the option-pricing model represent management’s best estimates.

These assumptions and estimates are as follows:

Fair Value of Common Stock

The fair value of the Common Stock underlying its stock-based awards was primarily based on the latest financing rounds of issuing equity interest near the option grant date. It was determined by the Company’s board of directors, with input from management and a third-party valuation firm.

Expected Term

The expected term assumptions were determined based on the vesting terms, exercise terms, and contractual lives of the options.

Expected Volatility

The expected volatility of stock options is estimated based upon the historical volatility of a number of publicly traded companies in similar stages of development and comparable industries for a period commensurate with the expected life.

Risk-Free Interest Rate

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the option’s expected term.

Dividend Yield

The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. Consequently, an expected dividend yield of zero was utilized.

Expected Forfeitures

The Company considers many factors when estimating expected forfeitures, including economic environment, and historical experience. The Company updates its estimated forfeiture rate annually.

The following table summarizes the stock option activity under the 2015 Plan and related information:

Options Outstanding
	Number of		Weighted-
	Shares	Weighted-	Average
	Underlying	Average	Remaining
	Outstanding	Exercise	Contractual
	Options	Price	Life (Years)
Outstanding – January 1, 2017	45,767	0.24	5.97
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	(32,356)	N/A	-
Outstanding – December 31, 2017	13,411	0.25	5.72
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	(13,411)	N/A	-
Outstanding – December 31, 2018	-	NA	-

Exercisable – December 31, 2018	-	$ N/A	-

Vested and expected to vest – December 31, 2018	-	$ N/A	-

Exercisable – December 31, 2017	13,411	$0.25	5.72

Vested and expected to vest – December 31, 2017	13,411	$0.25	5.72

The weighted-average grant-date fair value of options granted during the years ended December 31, 2018 and 2017 was $nil and $0.25 per share, respectively. The total fair value of options vested during the years ended December 31, 2018 and 2017 was $0.

NOTE 6. Operating Lease Obligation

The Company leases its main office in Fremont, California, under operating leases expiring on February 28, 2021. The monthly rent is approximately $23,600. The Company also leases an office equipment with monthly payment of approximately $220 expiring on August 31, 2019. The total rent expenses were $278,961 and $274,978 for the years ended December 31, 2018 and 2017, respectively.

Future minimum lease payments under the Company’s operating leases are as follows:

As of December 31,	Amount
2019	304,726
2020	310,239
2021	51,910
Total	$666,875

NOTE 7. Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction, and California state and local jurisdictions. The Company is not currently under examination by the Internal Revenue Service or any state income tax authorities. The 2015 through 2017 tax years remain subject to examination by the Internal Revenue Service. The 2014 through 2017 tax years generally remain subject to examination by California.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2018, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2018 and 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the years ended December 31, 2018 and 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

Components of income tax (benefits) for the years ended December 31, 2018 and 2017 are as follows:

	For the year ended December 31, 2018			For the year ended December 31, 2017
	Federal	State	Total	Federal	State	Total
Current	$-	$800	$800	$-	$800	$800
Deferred	-	-	-	-	-	-
	$-	$800	$800	$-	$800	$800

Significant components of the Company’s deferred tax accounts at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Deferred Tax Account - noncurrent:
Allowance for Doubtful Accounts	$2,514	$20,846
Reserve for Obsolete Inventory	177	177
Accrued Vacation	4,097	5,468
Accumulated Depreciation	(4,792)	(2,703
Tax Net Operating Loss Carryforwards	3,824,558	3,740,797
General Business Credit	1,348,855	1,316,980
Less: Valuation allowance	(5,175,409)	(5,081,565)
Total deferred tax account - noncurrent	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

	2018	2017
Statutory tax benefit, net of state effects	19%	31%
State income taxes	8.84%	8.84%
Provisional remeasurement of deferred taxes	-%	(12)%
Nondeductible/nontaxable items	-%	-%
Change in valuation allowance	(27.84)%	(27.84)%
Effective income tax rate	-%	-%

NOTE 8. Subsequent Events

American BriVision (Holding) Corporation (“ABVC”), BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (the “Company” or “BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of ABVC (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of ABVC (“Merger Sub 2”) (collectively referred to as the “Parties”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018, providing for the acquisition of BioLite and BioKey by ABVC. Pursuant to the terms of the Merger Agreement, BioLite will merge with Merger Sub 1 with BioLite as the surviving corporation, which is referred to as the “BioLite Merger.” BioKey will merge with Merger Sub 2 with BioKey as the surviving corporation, which is referred as the “BioKey Merger.” BioLite Merger and BioKey Merger together are sometimes referred to as the Mergers.

On February 8, 2019, the Parties of the Merger Agreement consummated the Merger transactions. Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of ABVC on February 8, 2019. As of the date of this prospectus, the Company is in the process of issuing shares of common stocks of ABVC as merger considerations to the shareholders of BioLite and BioKey pursuant to ABVC’s registration statement (the “Registration Statement on S-4”) on Form S-4 Amendment No. 3 filed with the SEC on January 16, 2019 which became effective by operation of law on or about February 5, 2019.

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee		$2,593.68
FINRA filing fee		$3,710.00
Legal fees and expenses		$250,000
Accounting fees and expenses		$50,000
Transfer agent and registrar fees		$5,000
Miscellaneous fees and expenses		$30,000
Total	$	*

*	Estimated.

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including att’rneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and atto’rneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, do not include specific provisions relating to the indemnification of our directors or officers.

Our bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Company’s Articles or Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Company’s Articles of Incorporation or Bylaws. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

Item 15. Recent Sales of Unregistered Securities

Except as disclosed in ABVC’s quarterly reports and annual reports filed with the SEC on May 15, 2018, April 13, 2018, December 29, 2017, March 19, 2018, September 22, 2017, August 15, 2016, May 16, 2016, and February 23, 2016, we have no sales of unregistered securities during the fiscal years of 2018, 2017 and 2016. From January 1, 2018 to the date of this prospectus, the Company issued convertible notes of an aggregate amount of $800,000 to three non-U.S. investors for the Company’s general working capital purposes in reliance on an exemption from registration set forth in section 4(2) of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description

1.1	Form of Underwriting Agreement by and among the Registrant and the Underwriters named therein

2.1	Share Exchange Agreement, dated February 8, 2016 (1)

3.1	Articles of Incorporation of the Company (2)

3.2	Bylaws of the Registrant, as amended and currently in effect (3)

3.3	Certificate of Amendment to Articles of Incorporation filed on March 21, 2016 (4)

3.4	Certificate of Amendment to Articles of Incorporation filed on December 21, 2016 (5)

3.5	Certificate of Amendment to Articles of Incorporation, filed on May 3, 2019 and currently in effect (6)

3.6	Certificate of Designations for Series A Convertible Preferred Stock

4.1	Form of the Registrant’s Common Stock certificate

4.2	Form of Underwriter’s Warrant

5.1	Legal Opinion of Sichenzia Ross Ference LLP

10.1	Form of Subscription Agreement

10.2	Collaboration Agreement dated December 29, 2015 (7)

10.3	Collaborative Agreement and Milestone Payment Agreement dated June 9, 2016 (8)

10.4	Addendum to the Collaboration Agreement dated January 12, 2017 (9)

10.5	Collaboration Agreement with BioFirst dated July 24, 2017 (10)

10.6	Co-Deve Agreement with Rgene dated May 26, 2017 (11)

10.7	Employment Agreement with Dr. Howard Doong (12)

10.8	Employment Agreement with Dr. Chi-Hsin Richard King (13)

10.9	Business Loan Agreement entered by and between Cathay Bank and American BriVision (Holding) Corporation (14)

10.10	Promissory Note entered by American BriVision (Holding) Corporation (15)

10.11	Form of Commercial Security Agreement (16)

14.1	Code of Ethics (17)

21.1	List of significant subsidiaries of ABVC*

23.1	Consent of Sichenzia Ross Ference LLP (18)

23.2	Consent of KCCW Accountancy Corp

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(2)	Incorporated by reference to Exhibit 3.01 to the Company’s Form SB-2 filed on June 28, 2002.
(3)	Incorporated by reference to Exhibit 3.02 to the Company’s Form SB-2, filed on June 28, 2002.
(4)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 28, 2016.
(5)	Incorporated by reference to Exhibit 3.4 to the Company’s Form S-1, filed on September 13, 2016.
(6)	Incorporated by reference to Exhibit 3.1 in the current report on Form 8-K with the Securities and Exchange Commission on May 8, 2019.
(7)	Incorporated by reference to Exhibit 10.2 the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(8)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on June 9, 2016.
(9)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on February 22, 2017.
(10)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 24, 2017.

(11)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on May 30, 2017.
(12)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.
(13)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.
(14)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(15)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(16)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(17)	Incorporated by reference to Exhibit 14.1 to the Company’s Amendment No.1 to Form S-1, filed on November 14, 2016.
(18)	Included as Exhibit 5.1.

*	previously filed.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an Underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, California on June 28, 2019.

AMERICAN BRIVISION (HOLDING) CORPORATION

By:	/s/ Howard Doong
Name:	Howard Doong
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Howard Doong	President and Chief Executive Officer	June 28, 2019
Howard Doong	(Principal Executive Officer)

Eugene Jiang	Interim Chief Financial Officer and Chairman of the Board of Directors	June 28, 2019
Eugene Jiang	(Principal Financial and Accounting Officer)

*	Director	June 28, 2019
Tsang Ming Jiang

*	Director	June 28, 2019
Ming-Fong Wu

*	Director	June 28, 2019
Yen-Hsin Chou

*	Director	June 28, 2019
Norimi Sakamoto

*	Chief Strategy Officer and Director	June 28, 2019
Tsung-Shann Jiang

*	Director	June 28, 2019
Chang-Jen Jiang

*	Director	June 28, 2019
Shin-Yu Miao

*	Director	June 28, 2019
Yoshinobu Odaira

*	Director	June 28, 2019
Shih-Chen Tzeng

*	Director	June 28, 2019
Hwalin Lee

*By:	Howard Doong
Attorney- in Fact

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement by and among the Registrant and the Underwriters named therein

2.1	Share Exchange Agreement, dated February 8, 2016 (1)

3.1	Articles of Incorporation of the Company (2)

3.2	Bylaws of the Registrant, as amended and currently in effect (3)

3.3	Certificate of Amendment to Articles of Incorporation filed on March 21, 2016 (4)

3.4	Certificate of Amendment to Articles of Incorporation filed on December 21, 2016 (5)

3.5	Certificate of Amendment to Articles of Incorporation, filed on May 3, 2019 and currently in effect (6)

3.6	Certificate of Designations for Series A Convertible Preferred Stock

4.1	Form of the Registrant’s Common Stock certificate

4.2	Form of Underwriter’s Warrant

5.1	Legal Opinion of Sichenzia Ross Ference LLP

10.1	Form of Subscription Agreement

10.2	Collaboration Agreement dated December 29, 2015 (7)

10.3	Collaborative Agreement and Milestone Payment Agreement dated June 9, 2016 (8)

10.4	Addendum to the Collaboration Agreement dated January 12, 2017 (9)

10.5	Collaboration Agreement with BioFirst dated July 24, 2017 (10)

10.6	Co-Deve Agreement with Rgene dated May 26, 2017 (11)

10.7	Employment Agreement with Dr. Howard Doong (12)

10.8	Employment Agreement with Dr. Chi-Hsin Richard King (13)

10.9	Business Loan Agreement entered by and between Cathay Bank and American BriVision (Holding) Corporation (14)

10.10	Promissory Note entered by American BriVision (Holding) Corporation (15)

10.11	Form of Commercial Security Agreement (16)

14.1	Code of Ethics (17)

21.1	List of significant subsidiaries of ABVC*

23.1	Consent of Sichenzia Ross Ference LLP (18)

23.2	Consent of KCCW Accountancy Corp

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(2)	Incorporated by reference to Exhibit 3.01 to the Company’s Form SB-2 filed on June 28, 2002.
(3)	Incorporated by reference to Exhibit 3.02 to the Company’s Form SB-2, filed on June 28, 2002.
(4)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 28, 2016.
(5)	Incorporated by reference to Exhibit 3.4 to the Company’s Form S-1, filed on September 13, 2016.
(6)	Incorporated by reference to Exhibit 3.1 in the current report on Form 8-K with the Securities and Exchange Commission on May 8, 2019.
(7)	Incorporated by reference to Exhibit 10.2 the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(8)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on June 9, 2016.
(9)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on February 22, 2017.
(10)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 24, 2017.

(11)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on May 30, 2017.
(12)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.
(13)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.
(14)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(15)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(16)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(17)	Incorporated by reference to Exhibit 14.1 to the Company’s Amendment No.1 to Form S-1, filed on November 14, 2016.
(18)	Included as Exhibit 5.1.

*	Previously filed.